 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-269911
PROSPECTUS
FREIGHTOS LIMITED
UP TO 14,850,000 ORDINARY SHARES
UP TO 42,442,231 ORDINARY SHARES BY THE SELLING SECURITYHOLDERS
UP TO 8,550,549 WARRANTS BY THE SELLING SECURITYHOLDERS
This prospectus relates to the issuance by us of up to 14,850,000 of our ordinary shares, par value $0.00001 per share (“Freightos Ordinary Shares”) that are issuable upon the exercise of warrants to purchase Freightos Ordinary Shares at a price of $11.50 per share (“Freightos Warrants”). We are also registering for resale by certain selling securityholders named herein (the “Selling Securityholders”) (a) an aggregate of up to 42,442,231 Freightos Ordinary Shares, consisting of (i) up to 33,891,682 Freightos Ordinary Shares and (ii) up to 8,550,549 Freightos Ordinary Shares issuable upon the exercise of Freightos Warrants and (b) up to 8,550,549 Freightos Warrants.
Certain of the Selling Securityholders may have acquired the securities registered hereunder at prices substantially below current market prices and may therefore have incentive to sell their securities in this offering. For example, (i) the Sponsor (as defined below) acquired its 2,825,000 Freightos Ordinary Shares and 5,950,549 Freightos Warrants being registered for resale hereunder at prices of approximately $0.009 per share and $1.00 per warrant, respectively, (ii) the Forward Purchaser (as defined below) acquired its 5,000,000 Freightos Ordinary Shares and 2,500,000 Freightos Warrants being registered for resale hereunder at a price of $10.00 per unit, (iii) the Backstop Investor (as defined below) acquired its 1,000,000 Freightos Ordinary Shares being registered for resale hereunder at a price of $10.00 per share and its 100,000 Freightos Warrants being registered for resale hereunder for no additional consideration, (iv) the PIPE Investor (as defined below) acquired its 4,166,571 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share (except for the 1,000,000 Freightos Ordinary Shares acquired pursuant to the PIPE Agreement (as defined below) for a price of $10.00 per share), (v) Zvi Schreiber acquired his 4,608,659 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $0.12 per share, (vi) Aleph, L.P. and its affiliate, Aleph-Aleph, L.P., acquired their 3,544,394 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $2.23 per share, (vii) Annox Capital LLC acquired its 1,576,630 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $1.59 per share, (viii) Asian Gateway Investments Pte. Ltd. acquired its 4,749,856 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share, (ix) FedEx Logistics, Inc. acquired its 1,504,122 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share, (x) Israel Cleantech Ventures II, L.P. acquired its 3,702,727 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $2.41 per share, and (xi) Qatar Airways Group Q.C.S.C. acquired its 213,723 Freightos Ordinary Shares being registered for resale hereunder for no consideration. Based on the closing price of the Freightos Ordinary Shares of $2.47 as of April 27, 2023, (i) the Sponsor would experience a potential profit, excluding the purchase price and value of the Freightos Warrants owned by the Sponsor, of up to approximately $2.46 per share, or approximately $6,952,325 million in the aggregate, (ii) Zvi Schreiber would experience a potential profit of approximately $2.35 per share, or approximately $9,914,643 in the aggregate, (iii) Aleph, L.P. and its affiliate, Aleph-Aleph, L.P. would experience a potential profit of approximately $0.24 per share, or approximately $847,150 in the aggregate, (iv) Annox Capital LLC would experience a potential profit of approximately $0.88 per share, or approximately $1,394,275 in the aggregate, (v) Israel Cleantech Ventures II, L.P. would experience a potential profit of approximately $0.06 per share, or approximately $238,234 in the aggregate, and (vi) Qatar Airways Group Q.C.S.C. would experience a potential profit of approximately $2.47 per share, or approximately $527,896 in the aggregate. The other Selling Securityholders would not recognize a profit based on the current trading price of the Freightos Ordinary Shares as of April 27, 2023. Public securityholders who purchased their Freightos securities at higher prices than the Selling Securityholders may experience lower rates of return (if any) than the Selling Securityholders, due to differences in purchase prices and the potential trading price at which they may be able to sell (see “Risk Factors — Risks Related to Ownership of our Securities — The price of Freightos Ordinary Shares may be volatile, and the value of Freightos Ordinary Shares may decline”). The Freightos Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 68.1% of the outstanding Freightos Ordinary Shares as of the date of this prospectus, assuming the exercise of all Freightos Warrants. Given the substantial number of Freightos Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of the Freightos Ordinary Shares or result in a significant decline in the public trading price of the Freightos Ordinary Shares.
The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ordinary shares or warrants, except with respect to amounts received by us upon exercise of warrants to the extent such warrants are exercised for cash. Given the recent price volatility of our Freightos Ordinary Shares, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Freightos Ordinary Shares. If the market price for our Freightos Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of April 28, 2023, the closing price of our Freightos Ordinary Shares was $2.29 per share. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of ordinary shares or warrants. See “Plan of Distribution.”
The Freightos Ordinary Shares and Freightos Warrants are listed on The Nasdaq Stock Market LLC under the symbols “CRGO” and “CRGOW,” respectively. On April 28, 2023, the last reported sales price of the Freightos Ordinary Shares was $2.29 per share and the last reported sales price of the Freightos Warrants was $0.1501 per warrant.
Given the substantial amount of redemptions in connection with the Business Combination, and the relative lack of liquidity in our stock, sales of our ordinary shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.
We are both an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Emerging Growth Company” and “Prospectus Summary — Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2023.

i

SELECTED DEFINITIONS
“2022 LTIP” means the Freightos Limited 2022 Long-Term Incentive Plan.
“Additional Backstop Commitment” means the $10,000,000 that the Backstop Investor agreed to invest in Gesher, pursuant to the terms of the Backstop Agreement, in the event that, as of immediately prior to the Closing, certain minimum cash conditions were not met after taking into account redemptions by Gesher shareholders in connection with the Transactions and certain other investments.
“Backstop Agreement” means the Backstop Subscription Agreement, dated as of April 14, 2022, entered into by Gesher and the Backstop Investor, pursuant to which the Backstop Investor agreed to provide the Additional Backstop Commitment.
“Backstop Investor” means Composite Analysis Group, Inc. and Joseph Lipsey, III, as applicable pursuant to their respective rights and obligations under the Backstop Agreement.
“Business Combination” means the merger contemplated by the Business Combination Agreement, whereby Merger Sub I merged with and into Gesher, with Gesher surviving the First Merger as a wholly-owned subsidiary of Freightos, and whereby immediately following the First Merger, Gesher merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of Freightos.
“Business Combination Agreement” means the Business Combination Agreement, dated as of May 31, 2022, by and among Gesher, Freightos, Freightos Merger Sub I and Freightos Merger Sub II.
“Buyers” means purchasers of logistics services, such as freight forwarders and importers/exporters.
“Closing” means the consummation of the Business Combination.
“Closing Date” means the date on which the Closing occurred.
“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as the same may be amended from time to time.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
“EarlyBird” means EarlyBird Capital, Inc., which served as the representative of the underwriters in the Gesher IPO.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Merger” means the merger of Merger Sub I with and into Gesher, with Gesher as the surviving entity.
“Forward Purchase Agreement” means the Forward Purchase Agreement, dated as of March 23, 2022 (as amended), entered into by Gesher and the Forward Purchaser, pursuant to which the Forward Purchase agreed to provide the FPA Backstop Commitment.
“Forward Purchaser” means M&G (ACS) Japan Equity Fund, as managed by M&G Investment Management Limited, and The Prudential Assurance Company Limited, as applicable pursuant to their respective rights and obligations under the Forward Purchase Agreement.
“FPA Backstop Commitment” means the amount up to $10,000,000 that the Forward Purchaser agreed to invest in Gesher, pursuant to the terms of the Forward Purchase Agreement, in the event that, as of immediately prior to the Closing, certain minimum cash conditions are not met after taking into account redemptions by Gesher shareholders in connection with the Transactions and certain other investments.
“Freightos” means Freightos HK, including its subsidiaries, through May 27, 2022, and Freightos Limited, a Cayman Islands exempted company limited by shares, including its subsidiaries, after May 27, 2022.
“Freightos A&R Articles” means the Amended and Restated Memorandum and Articles of Association of Freightos Limited, effective as of the Closing.

“Freightos Board” means the board of directors of Freightos.
“Freightos HK” means Freightos Limited, a limited company incorporated and existing under the laws of Hong Kong.
“Freightos Ordinary Shares” means each ordinary share of Freightos, par value $0.00001 per share.
“Freightos Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 25, 2023, by and between Freightos and the shareholders of Freightos party thereto, pursuant to which Freightos granted certain registration rights to certain Freightos shareholders with respect to the Freightos Ordinary Shares.
“Freightos Stock Plan” means the Tradeos Ltd. 2012 Global Incentive Option Scheme, as amended and/or restated from time to time.
“Freightos Warrant” means a warrant to purchase one Freightos Ordinary Share.
“GAAP” means accounting principles generally accepted in the United States of America.
“Gesher” means Gesher I Acquisition Corp., a Cayman Islands exempted company limited by shares.
“Gesher IPO” or the “IPO” means the initial public offering of Gesher Units pursuant to the final prospectus of Gesher, dated as of October 12, 2021, and filed with the SEC on October 13, 2021 (File No. 333-259253).
“Gesher Ordinary Shares” means the ordinary shares of Gesher, par value $0.0001 per share.
“Gesher Preference Shares” means the preference shares of Gesher, par value $0.0001 per share.
“Gesher Registration Rights Agreement” means Gesher’s Registration Rights Agreement, dated as of October 12, 2021, which was amended on the Closing for Freightos to assume the obligations of Gesher under such Gesher Registration Rights Agreement, and, among other things, to reflect Freightos Ordinary Shares and Freightos Warrants instead of Gesher Ordinary Shares and Gesher Warrants.
“Gesher Shares” means Gesher Ordinary Shares and Gesher Preference Shares.
“Gesher Units” means the units issued by Gesher in the Gesher IPO and the exercise of the underwriters’ overallotment option, each consisting of one Gesher Ordinary Share and one-half of a Gesher Warrant.
“Gesher Warrants” means all outstanding and unexercised warrants issued by Gesher to acquire Gesher Ordinary Shares.
“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.
“Lock-Up Agreements” means the Freightos Lock-Up Agreements and Sponsor Lock-Up Agreements entered into by certain shareholders of Freightos and certain members of the Sponsor, as applicable, concurrently with the execution of the Business Combination Agreement.
“Merger Sub I” means Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of Freightos.
“Merger Sub II” means Freightos Merger Sub II, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of Freightos.
“Nasdaq” means the Nasdaq Stock Market LLC.
“PCAOB” means the Public Company Accounting Oversight Board.
“PIPE Financing” means the purchase of 1,000,000 Freightos Ordinary Shares for the aggregate purchase price of $10,000,000 at a price per share equal to $10.00, pursuant to the PIPE Agreement with the PIPE Investor, consummated immediately prior to the consummation of the Business Combination.

“PIPE Investor” means Alshaffafia Trading W.L.L, an affiliate of Qatar Airways Group Q.C.S.C.
“PIPE Agreement” means the subscription agreement entered into by the PIPE Investor, pursuant to which the PIPE Investor committed to purchase an aggregate of 1,000,000 Freightos Ordinary Shares at a purchase price per share of $10.00.
“Private Placement Investors” means the Forward Purchaser, the Backstop Investor and the PIPE Investor.
“Private Placements” means the transactions contemplated by the PIPE Agreement, the Forward Purchase Agreement and the Backstop Agreement.
“Public Warrants” means the 5,750,000 public warrants directly underlying the Gesher Units, with each whole warrant exercisable to purchase one Gesher Ordinary Share.
“Recapitalization” means the recapitalization of Freightos outstanding equity securities that occurred immediately prior to the First Merger, so that the only outstanding equity securities of Freightos were Freightos Ordinary Shares and certain options to acquire Freightos Ordinary Shares following the Closing. To effect the Recapitalization, (1) each Freightos Preferred Share was automatically converted into Freightos Ordinary Shares in accordance with the Freightos organizational documents, and (2) immediately following such conversion, each then issued and outstanding Freightos Ordinary Share was automatically converted into 3.51806 Freightos Ordinary Shares.
“Registration Rights Agreements” means, collectively, the Freightos Registration Rights Agreement and the Gesher Registration Rights Agreement.
“Regulation FD” means the SEC regulation promulgated under the Exchange Act that prohibits companies from selectively disclosing material nonpublic information to analysts, institutional investors and others without concurrently making widespread public disclosure.
“Representative Shares” means the 200,000 Gesher Ordinary Shares issued by Gesher to EarlyBird and its designees in February 2021.
“Restricted Securities” means Freightos Ordinary Shares, Freightos Warrants and/or Freightos Ordinary Shares issuable in respect of Freightos Warrants that the holder has agreed not to sell, hypothecate, pledge, hedge, grant any option to purchase or otherwise dispose of, directly or indirectly, or establish or increase certain derivative positions with respect to.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sellers” means sellers of logistics, services such as carriers and freight forwarders
“SPAC” means a special purpose acquisition company formed for the sole purpose of raising investment capital through an initial public offering.
“Sponsor” means Gesher I Sponsor LLC, a Delaware limited liability company. Ezra Gardner and Omri Cherni are managing members of Sponsor.
“Transactions” means the transactions contemplated by the Business Combination Agreement.
“Trust Account” means the trust account established by Gesher upon the consummation of the Gesher IPO.
“Warrant Agreement” means the warrant agreement dated as of October 12, 2021, between Continental Stock Transfer & Trust Company, as warrant agent, and Gesher.
“Warrant Amendment” means the first amendment to the Warrant Agreement, dated as of January 25, 2023, pursuant to which Freightos assumed the obligations of Gesher under the Warrant Agreement, and, among other things, the Warrant Agreement was amended to reflect that each former Gesher Warrant will be exercisable for one Freightos Ordinary Share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
Our growth depends on our ability to attract and retain carriers, freight forwarders and importers/ exporters using our Platform, and the failure to maintain or grow the number of users, and the level of activity of such users, could adversely impact our business;

•
We have a limited operating history and history of net losses, and we anticipate that we will experience net losses for the foreseeable future;

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If we fail to maintain and improve the quality of our Platform, we may not be able to attract and retain users;

•
We face intense competition and could lose market share to our competitors, which could adversely affect our business, operating results and financial condition;

•
A limited number of Sellers provide a substantial portion of the offerings available on our Platform. If we fail to retain these Sellers, our gross bookings value (“GBV”) could decline significantly, impacting our revenue and EBITDA;

•
Adverse global economic conditions, geopolitical issues and other conditions that impact our increasingly global operations could have a negative effect on our business, results of operations and financial condition and liquidity;

•
Additional changes in international trade laws, regulations, policies and relations and commercial trends such as nearshoring could significantly reduce the volume of goods transported globally and adversely affect our business and results of operations;

•
We may need to raise additional funds to finance our future capital needs, which may dilute the value of our outstanding ordinary shares or prevent us from growing our business;

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We have experienced growth in recent periods and expect to continue to invest in our growth for the foreseeable future. If we are unable to maintain similar levels of growth or manage our growth effectively, our business, revenue, profits and financial condition could be adversely affected;

•
Because we expect the substantial majority of our future revenue to come from our Platform, with most of our revenue derived from our freightos.com marketplace and WebCargo Platform offerings, our inability to generate revenue from our Platform would adversely affect our business operations, financial results and growth prospects;

•
We are subject to various risks related to our data products and in particular our freight indexes, and if we are unable to accurately calculate an index or comply with our published guides for calculating an index, we may face liability or reputational damage and lose clients and revenue, which could have a material impact on our financial results;

•
Our internal computer and information technology systems, or those of our vendors, users or contractors, have been and may in the future be subject to cyberattacks or security incidents, including sabotage, which could result in a material operational or developmental disruption, or otherwise adversely affect our business, financial condition, results of operations, cash flows, result in reputational damage or liability, and cause us to lose existing or future users and revenue;
•
If we are unable to comply with our security obligations or our computer systems are or become vulnerable to security incidents or other operational disruptions, we may face reputational damage and lose clients and revenue;

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We are subject to a complex regulatory environment, and failure to comply with and adapt to these regulations could result in penalties or otherwise adversely impact our business, and future regulation changes including sanctions could limit our ability to conduct parts of our business;

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The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies or changes in tax legislation or policies could impact our future financial position and results of operations;

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Our qualification as an “emerging growth company” and a “foreign private issuer” and the reduced disclosure requirements applicable to us may make our securities less attractive to investors;

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The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members;

•
Economic substance legislation of the Cayman Islands may adversely impact us or our operations;

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Relations between Israel and the other jurisdictions in which we operate, and geopolitical issues in the various jurisdictions in which our employees and users reside could materially affect our business;

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Our Israeli subsidiary currently maintains a beneficial tax treatment status. Changes in tax laws, tax incentives, benefits or differing interpretations of tax laws or our inability to maintain our Israeli subsidiary’s beneficial tax status may adversely affect our results of operations;

•
Our business is currently concentrated in certain geographies, especially Europe and the United States, with many shipments originating in Asia, which exposes our business to local economies, regional downturns or other political, social or economic disruptions or events that may materially adversely affect our financial condition and results of operations;

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The listing of our securities on Nasdaq did not benefit from the process customarily undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities.

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The markets for Freightos Ordinary Shares or Freightos Warrants have limited volume and liquidity and may further lose liquidity in the future, which would adversely affect the liquidity and price of Freightos Ordinary Shares or Freightos Warrants;

•
We are subject to various risks related to our data products and in particular our freight indexes, and if we are unable to accurately calculate an index or comply with our published guides for calculating an index, we may face reputational damage and lose clients and revenue, which could have a material impact on our financial results; and

•
The other matters described in the section titled “Risk Factors” of this prospectus.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements.
Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.
For additional information, please see the section of this prospectus titled “Where You Can Find More Information.”

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and the financial statements included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Freightos,” “Company,” “we,” “our,” “us” and other similar terms refer to Freightos Limited and our subsidiaries.
General
Freightos operates a leading, vendor-neutral booking and payment platform for international freight. Freightos’ Platform supports supply chain efficiency and agility by enabling real-time procurement of ocean and air shipping across more than ten thousand importers/exporters, thousands of freight forwarders, and dozens of airlines and ocean carriers.
Freightos.com is a premier digital international freight marketplace for importers and exporters for instant pricing, booking and shipment management. Thousands of SMBs and enterprises have sourced shipping services via Freightos across dozens of logistics service providers.
WebCargo® by Freightos is a leading global freight platform connecting carriers and freight forwarders. In particular, it is the largest air cargo eBooking platform, enabling simple and efficient freight pricing and booking between thousands of freight forwarders, including the top-twenty global freight forwarders, and hundreds of airlines, ocean liners and trucking carriers. Airlines on the platform represent over a third of global air cargo capacity. WebCargo also offers software as a service for forwarders to facilitate digital freight rate management, quoting and online sales.
Freightos Data calculates the Freightos Baltic Index, the industry’s key daily benchmark of container shipping prices, the Freightos Air Index, as well as other market intelligence products that improve supply chain decision-making, planning, and pricing transparency.
Founded by serial entrepreneur Zvi Schreiber in 2012, Freightos is a widely recognized logistics technology leader with a worldwide presence and a broad customer network.
On October 14, 2021, Gesher consummated its initial public offering of 10,000,000 units at $10.00 per unit (the “Gesher Units”), each consisting of one ordinary share (the “Gesher Ordinary Shares”) and one-half of one warrant (the “Gesher Warrants”). Each whole Gesher Warrant entitled the holder to purchase one Gesher Ordinary Share at a price of $11.50 per share.
Freightos HK was initially incorporated in January 2012 as Tradeos Limited in Hong Kong and shortly thereafter adopted the business name of Freightos, formally changing the company name in 2016 to Freightos Limited and in February 2023 to Freightos Hong Kong Limited. The group redomiciled to the Cayman Islands in May 2022. While incorporated in the Cayman Islands, Freightos Limited is a tax resident in Israel. The mailing address of Freightos’ principal executive office is Technology Park Building 2, 1 Derech Agudat Sport HaPo’el, Jerusalem, Israel 9695102.
Business Combination
On January 25, 2023, Merger Sub I merged with and into Gesher, with Gesher surviving as a wholly owned subsidiary of Freightos. Immediately thereafter, Gesher, as a wholly owned subsidiary of Freightos, merged with and into Merger Sub II with Merger Sub II surviving as a wholly owned subsidiary of Freightos. As a result of the Business Combination and the other Transactions, Gesher became a direct, wholly-owned subsidiary of Freightos, and its outstanding securities were exchanged for the securities of Freightos. In connection with the Closing, 10,287,844, or 89.46%, of the 11,500,000 outstanding Gesher Ordinary Shares were redeemed.

Upon the Closing, Freightos consummated the private placements contemplated by the Forward Purchase Agreement and the Backstop Agreement, each as assigned from Gesher to Freightos. Pursuant to the Forward Purchase Agreement, the Forward Purchaser purchased 4,000,000 Freightos Units for a purchase price of $40,000,000. Additionally, the Forward Purchaser fulfilled the FPA Backstop Commitment in exchange for 1,000,000 Freightos Ordinary Shares and 500,000 Freightos Warrants. Pursuant to the Backstop Agreement, the Backstop Investor fulfilled the Additional Backstop Commitment in exchange for 1,000,000 Freightos Ordinary Share and 100,000 Freightos Warrants. In addition, pursuant to the PIPE Agreement, the PIPE Investor purchased 1,000,000 Freightos Ordinary Shares for a purchase price of $10,000,000.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date on which Freightos Ordinary Shares were offered in exchange for Gesher Ordinary Shares in connection with the Transactions, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the Exchange Act including, but not limited to, those related to the solicitations of proxies, consents or authorizations, those related to the public reporting of insider stock ownership and trading activities, and those requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K.
We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards. Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.
We may utilize these exemptions until such time as we are longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

Risk Factors Summary
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:
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Our growth depends on our ability to attract and retain carriers, freight forwarders and importers/ exporters using our Platform, and the failure to maintain or grow the number of users, and the level of activity of such users, could adversely impact our business;

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We have a limited operating history and history of net losses, and we anticipate that we will experience net losses for the foreseeable future;

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If we fail to maintain and improve the quality of our Platform, we may not be able to attract and retain users;

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We face intense competition and could lose market share to our competitors, which could adversely affect our business, operating results and financial condition;

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A limited number of Sellers provide a substantial portion of the offerings available on our Platform. If we fail to retain these Sellers, our GBV could decline significantly, impacting our revenue and EBITDA;

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Adverse global economic conditions, geopolitical issues and other conditions that impact our increasingly global operations could have a negative effect on our business, results of operations and financial condition and liquidity;

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Additional changes in international trade laws, regulations, policies and relations and commercial trends such as nearshoring could significantly reduce the volume of goods transported globally and adversely affect our business and results of operations;

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We may need to raise additional funds to finance our future capital needs, which may dilute the value of our outstanding ordinary shares or prevent us from growing our business;

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We have experienced growth in recent periods and expect to continue to invest in our growth for the foreseeable future. If we are unable to maintain similar levels of growth or manage our growth effectively, our business, revenue, profits and financial condition could be adversely affected;

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Because we expect the substantial majority of our future revenue to come from our Platform-with most of our revenue derived from our freightos.com marketplace and WebCargo Platform offerings-our inability to generate revenue from our Platform would adversely affect our business operations, financial results and growth prospects;

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We are subject to various risks related to our data products and in particular our freight indexes, and if we are unable to accurately calculate an index or comply with our published guides for calculating an index, we may face liability or reputational damage and lose clients and revenue, which could have a material impact on our financial results;

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Our internal computer and information technology systems, or those of our vendors, users or contractors, have been and may in the future be subject to cyberattacks or security incidents, including sabotage, which could result in a material operational or developmental disruption, or otherwise adversely affect our business, financial condition, results of operations, cash flows, result in reputational damage or liability, and cause us to lose existing or future users and revenue;

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If we are unable to comply with our security obligations or our computer systems are or become vulnerable to security incidents or other operational disruptions, we may face reputational damage and lose clients and revenue;

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We are subject to a complex regulatory environment, and failure to comply with and adapt to these regulations could result in penalties or otherwise adversely impact our business, and future regulation changes including sanctions could limit our ability to conduct parts of our business;

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The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies or changes in tax legislation or policies could impact our future financial position and results of operations;

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Our qualification as an “emerging growth company” and a “foreign private issuer” and the reduced disclosure requirements applicable to us may make our securities less attractive to investors;

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The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members;

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Economic substance legislation of the Cayman Islands may adversely impact us or our operations;

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Relations between Israel and the other jurisdictions in which we operate, and geopolitical issues in the various jurisdictions in which our employees and users reside could materially affect our business;

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Our Israeli subsidiary currently maintains a beneficial tax treatment status. Changes in tax laws, tax incentives, benefits or differing interpretations of tax laws or our inability to maintain our Israeli subsidiary’s beneficial tax status may adversely affect our results of operations;

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Our business is currently concentrated in certain geographies, especially Europe and the United States, with many shipments originating in Asia, which exposes our business to local economies, regional downturns or other political, social or economic disruptions or events that may materially adversely affect our financial condition and results of operations;

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The listing of our securities on Nasdaq did not benefit from the process customarily undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities;

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The markets for Freightos Ordinary Shares or Freightos Warrants have limited volume and liquidity and may further lose liquidity in the future, which would adversely affect the liquidity and price of Freightos Ordinary Shares or Freightos Warrants;

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We are subject to various risks related to our data products and in particular our freight indexes, and if we are unable to accurately calculate an index or comply with our published guides for calculating an index, we may face reputational damage and lose clients and revenue, which could have a material impact on our financial results; and

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The other matters described in the section titled “Risk Factors” of this prospectus.

Recapitalization
Unless otherwise indicated, all share numbers set forth in this prospectus reflect the Recapitalization.

THE OFFERING
Issuer
Freightos Limited
Securities offered by the Selling Securityholders
We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of up to 33,891,682 Freightos Ordinary Shares, up to 8,550,549 Freightos Ordinary Shares underlying Freightos Warrants, and up to 8,550,549 Freightos Warrants.
Securities registered for
issuance
We are registering the issuance of an aggregate of up to 14,850,000 Freightos Ordinary Shares underlying the Freightos Warrants.
Terms of the Offering
The Selling Securityholders will determine when and how they will dispose of the ordinary shares registered under this prospectus for resale.
Shares outstanding prior to the Offering
As of March 20, 2023, we had 47,435,357 Freightos Ordinary Shares issued and outstanding.
Shares outstanding after the Offering
62,285,357 Freightos Ordinary Shares (assuming the exercise for cash of outstanding warrants to purchase 14,850,000 Freightos Ordinary Shares).
The Freightos Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 68.1% of the outstanding Freightos Ordinary Shares as of the date of this prospectus, assuming the exercise of all Freightos Warrants. Given the substantial number of Freightos Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of the Freightos Ordinary Shares or result in a significant decline in the public trading price of the Freightos Ordinary Shares. See “Risk Factors — Risks Related to Ownership of our Securities — Sales of Freightos Ordinary Shares, or the perception of such sales, by us or the Selling Securityholders pursuant to this prospectus in the public market or otherwise could cause the market price for the Freightos Ordinary Shares to decline and certain Selling Securityholders still may receive significant proceeds.”
Use of proceeds
We will not receive any proceeds from the sale of the Freightos Warrants (each of which is generally exercisable for $11.50 per share) or Freightos Ordinary Shares by the Selling Securityholders except with respect to amounts received by us due to the exercise of warrants. However, given the recent price volatility of our Freightos Ordinary Shares and relative lack of liquidity in our stock, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Freightos Ordinary Shares. If the market price for our Freightos Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of April 28, 2023, the closing price of our Freightos Ordinary Shares was $2.29 per share. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”
Nasdaq Capital Market ticker symbol
Freightos Ordinary Shares and Freightos Warrants are listed on Nasdaq under the symbols “CRGO” and “CRGOW,” respectively.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospectus, financial condition or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The following discussion should be read in conjunction with our financial statements and notes thereto included herein. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Our Business and Industry
Our growth depends on our ability to attract and retain carriers, freight forwarders and importers/exporters using our Platform, and the failure to maintain or grow the number of users, and the level of activity of such users, could adversely impact our business.
Our ability to achieve significant growth in revenue in the future will depend, in large part, upon our ability to retain our current users and attract new users, including air and ocean carriers, freight forwarders and large, medium and small enterprise importers/exporters participating in the global freight ecosystem.
Sellers, which are generally carriers and freight forwarders on our Platform, have many different ways of marketing their services, securing clients and obtaining payments from clients, including advertising to, and engaging with, prospective clients through other online or offline platforms and methods, using third-party brokers and offering their services directly to customers.
Buyers, which are generally freight forwarders and importers/exporters on our Platform, have similarly diverse options to find and engage service providers, such as other online or offline platforms, engaging providers directly or using other brokerage services. If we fail to attract and retain a community of carriers that service the routes sought by freight forwarders and importers/exporters, or freight forwarders servicing geographic regions where importers/exporters need services, or if Sellers resist adopting our Platform or integrating their existing information technology systems with our Platform, the quality and types of services provided on our Platform may not be satisfactory to Buyers on our Platform, services in geographic regions in which Buyers seek to engage freight services may not be available, and Buyers may decrease their use of, or cease using, our Platform.
We expect to increasingly engage in sophisticated, costly and lengthy sales, marketing, internationalization and localization efforts. These efforts and others may not generate additional users, retain current users or advance our business in a cost-effective manner. We may not be successful in growing spend from target users, and in the event our current users decrease their usage that is not offset by increased activity from new users, that may result in a temporary or long-term deceleration in GBV growth. We may also modify our pricing model, or introduce new, modify or consolidate existing offerings or otherwise change our services and features to attract and retain users. Such actions may not have the intended effect of attracting and retaining users at the levels we anticipate and may have unintended negative consequences, such as a loss of users or a reduction of user activity or spend on our Platform.
Any decrease in the attractiveness of our Platform, failure to attract and retain users or reduced spending by users could lead to decreased activity, diminished network effects or a decrease in GBV on our Platform, each of which could adversely affect our business, revenue, financial condition and operating results.
We have a limited operating history and a history of net losses, and we anticipate that we will experience net losses for the foreseeable future.
You should consider our business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development. Although we launched our business in 2012, airline integrations reached critical mass in 2020. In addition, we recently shifted our business model from a bifurcated SaaS offering for carriers and freight forwarders, and a marketplace offering for our end customers, to a comprehensive platform model encompassing all of our customer segments. Accordingly, we have limited representative operating history upon which to base an evaluation of our business and prospects and customers may not adopt the new model and we may face increased customer attrition.
Changes in our offerings and pricing, and the continued evolution of our business strategy, subject us to a number of uncertainties, including our ability to plan for and model future growth and make accurate projections regarding our future performance. In addition, we have in the past seen, and may in the future see, unexpected or unintended negative effects, as a result of changes to our pricing model, offerings and sales, brand positioning, and marketing efforts, including a failure to attract and retain carriers, freight forwarders and shipping companies or attract new end customers that spend on our Platform or the loss of spend from existing end customers. We cannot ensure that we will be successful in addressing these and other challenges we may face in the future, and our business may be adversely affected if we do not manage these challenges successfully.
We have experienced significant net losses since our inception and, given the significant operating expenditures associated with our business plan, we anticipate continuing net losses for the foreseeable future. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase such profitability. We incurred a loss of approximately $24.7 million and $16.4 million for years ended December 31, 2022 and 2021, respectively. We have not generated positive cash flow from operations, and we cannot be certain that we will be able to generate positive cash flow from operations in the future. To achieve and sustain profitability, we must accomplish numerous objectives, including broadening and stabilizing our sources of revenue and increasing the number of users and monetizing transactions. Accomplishing these objectives may require significant additional investments and we cannot be certain that we will be able to raise additional investments on attractive terms, or even at all. Ultimately, we may not be able to achieve our objectives.
If we fail to maintain and improve the quality of our Platform, we may not be able to attract and retain users.
To satisfy users, we need to continue to improve their experience as well as innovate and introduce features and services that they find useful and that cause them to use our Platform more frequently. This includes improving our technology to optimize search results, tailoring our database to additional geographic and market segments and improving the user-friendliness of our Platform and our ability to provide high-quality support. Our users depend on our support organization to resolve issues relating to our Platform. Our ability to provide effective support is largely dependent on our ability to attract and retain employees who are well versed in our Platform. As we continue to grow our international user base, our support organization will face additional challenges, including those associated with continuing to deliver support to users who speak an increasing number of languages. Any failure to maintain high-quality support, or a market perception that we do not maintain high-quality support, could harm our reputation or adversely affect our ability to market the benefits of our Platform to existing and prospective users.
In addition, we need to adapt, expand and improve our Platform and user interfaces to keep up with changing user preferences. We invest substantial resources in researching and developing new features and enhancing our Platform by incorporating these new features, improving functionality and adding other improvements to meet our users’ evolving needs. The success of any enhancements or improvements to our Platform or any new features depends on several factors, including timely completion, adequate quality testing, integration with technologies on our Platform and third-party partners’ technologies and overall market acceptance. Because further development of our Platform is complex, challenging and dependent upon an array of factors, the timetable for the release of new features and enhancements to our Platform is difficult to predict, and we may not offer new features as rapidly as users of our Platform require or expect. Additionally, the time, money, energy and other resources we dedicate to developing new features or enhancements to our Platform may be greater than the short-term, and potentially the total, returns from these new offerings.
It is difficult to predict the problems we may encounter in introducing new features to our Platform and we may need to devote significant resources to the creation, support and maintenance of these features. We provide no assurances that our initiatives to improve our user experience will be successful. We also cannot predict whether any new features will be well received by users or whether improving our Platform will be successful or sufficient to offset the costs incurred to offer these new features. If we are unable to improve or maintain the quality of our Platform, our business, prospects, financial condition and results of operations could be materially and adversely affected.
We face intense competition and could lose market share to our competitors, which could adversely affect our business, operating results and financial condition.
The global freight industry is highly competitive, rapidly evolving, fragmented and subject to changing technology, shifting needs, virtual integration and frequent introductions of new competitors as well as new offerings and services. The level of competition within, and the frequency and likelihood of increased third-party investment and new competitors entering, this market segment has further intensified due to the ongoing COVID-19 pandemic and global supply chain disruptions. We compete with a number of online and offline platforms and services domestically and internationally, as well as traditional freight brokerage businesses, to attract and retain users and increase the number of transactions booked through our Platform. Our main competitors fall into the following categories:
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air cargo booking platforms, such as Cargo.one, Cargo.AI, Cargowise and CargoBooking.aero;

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shipping marketplaces, such as Cogoport, FreightMango and SimpliShip;

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freight forwarder SaaS companies, such as Portrix, Catapult and CargoSphere; and

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freight data providers such as Xeneta, Platts and Drewry.

In addition, well-established internet companies, such as Amazon, and businesses that operate driving, delivery and other commoditized marketplaces, such as Uber Technologies, have entered or may decide to enter into our market segment. Some of these companies have launched or may launch, or have acquired or may acquire, companies or assets that offer products and services that directly compete with our Platform. Many of these established internet companies and other competitors are considerably larger than we are, have considerably greater financial and other resources than we do, and could offer products and services similar to our offerings for lower fees.
Internationally, we compete against online and offline channels and products and services in most countries. Local competitors, or competitors that have invested more in international expansion, might have greater brand recognition than us in some countries and a stronger understanding of local or regional culture and commerce. Some competitors also offer their products and services in local languages and currencies that we do not offer. As our business grows internationally and we expand and grow our services offerings, we may increasingly compete with these international companies. We also compete against locally sourced service providers and traditional, offline means of identifying freight resources, such as local freight brokers and professional networks.
We also compete with companies that utilize emerging technologies and assets, artificial intelligence and machine learning. These competitors may offer products and services that may, among other things, use machine learning algorithms to connect users more effectively than we do, or otherwise change the way that businesses engage or pay service providers so as to make our Platform less attractive to users. Many of the companies and services that utilize these technologies in our market are still new and not yet fully mature in their capabilities or network scale; however, we may face increased competition should these companies or services or new entrants, succeed.
Many of our current and potential competitors, both online and offline, enjoy substantial competitive advantages, such as greater name recognition and more prominent brand reputation; pre-existing relationships with desirable service providers and end customers; more experience with international operations and localization of their offerings; longer operating histories; greater financial, technical and other resources; more users; newer technologies; greater appeal to certain segments of users; and, in some cases, the ability to rapidly combine online platforms with traditional global freight solutions. These companies may use these advantages to offer services similar to ours at a lower price, develop different or superior services to compete with our Platform or respond more quickly and effectively than we do to new or changing opportunities, technologies, standards, regulatory conditions or user preferences or requirements. In addition, while we compete intensely in more established markets, we also compete in developing technology markets that are characterized by dynamic and rapid technological change, many and different business models and frequent disruption of incumbents by innovative online and offline entrants. The barriers to entry into these markets can be low, and businesses easily and quickly can launch online or mobile platforms and applications at nominal cost by using commercially available software or partnering with various established companies in these markets.
Moreover, current and future competitors may also vertically integrate their services or make strategic acquisitions or establish cooperative relationships among themselves or with others, including our current or future third-party partners. By doing so, these competitors may increase their ability to meet the needs of our existing or prospective users. These developments could limit our ability to obtain revenue from existing and new users. For all of these reasons, we may not be able to compete successfully against our current and future competitors. If we are unable to compete successfully against current and future competitors, our business, operating results and financial condition would be adversely impacted.
A limited number of Sellers provide a substantial portion of the offerings available on our Platform. If we fail to retain these Sellers, our GBV could decline significantly impacting our revenue and EBITDA.
For the year ended December 31, 2022, approximately 19% and 58% of our pro forma GBV was generated through the top Seller and the top-five Sellers on our Platform, respectively. For the year ended December 31, 2021, approximately 20% and 55% of our pro forma GBV was generated through the top Seller and the top-five Sellers on our Platform, respectively. As a result, our GBV could fluctuate materially and could be materially and disproportionately impacted by changes in the offerings made available to Buyers on our Platform by these Sellers or any other significant future Seller. If any of our significant Sellers decrease, alter or discontinue the offerings available on our Platform, our GBV would decline, which would materially and adversely affect our financial condition and results of operations. If we do not further diversify our Seller base, we will continue to be susceptible to risks associated with Seller concentration.
Adverse global economic conditions, geopolitical issues and other conditions that impact our increasingly global operations could have a negative effect on our business, results of operations and financial condition and liquidity.
As a global company, our performance is affected by global economic conditions as well as geopolitical issues and other conditions with global reach, including changes in political conditions and in governmental policies; changes in and compliance with international and domestic laws and regulations; and wars, civil unrest, acts of terrorism, embargoes and other conflicts. Macroeconomic weakness and uncertainty make it more difficult for us to manage our operations and accurately forecast financial results.
While macroeconomic risks apply to most companies, we are particularly vulnerable. The global freight industry is highly cyclical and especially susceptible to trends in economic activity. Our primary business is to facilitate the transportation of goods, so our business levels are directly tied to the purchase and production of goods — key macroeconomic measurements influenced by, among other things, inflation and deflation, supply chain disruptions, interest rates and currency exchange rates, labor costs, fuel and energy prices, buying patterns, debt levels, credit availability, disposable income, increased global concerns regarding working conditions and environmental sustainability; and changes in consumer attitudes regarding goods made in countries other than their own. When individuals and companies purchase and produce fewer goods, we facilitate the transportation of fewer goods, and as companies move manufacturing closer to consumer markets and expand the number of distribution centers, we facilitate the transportation of goods covering shorter distances. Certain retailers are making investments to house goods in closer proximity to customers in connection with the recent growth in e-commerce demand and we expect this trend to continue. As we continue to grow our international business, we are increasingly affected by the health of the global economy, the rate of growth of global trade, world trade policies, international taxes, government-to-government relations and the typically more volatile economies of emerging markets. For instance, anti-trade and protectionist measures adopted by the United States or other countries in which we do business, such as trade controls, tariffs, quotas, embargoes, sanctions or retaliation by another country against such measures, could result in economic uncertainty and instability, resulting in fewer goods being transported globally.
A reduction in global freight volumes may adversely affect our customer base and our opportunities for growth. A significant portion of our services are “spot market” opportunities, which refers to the freight services our service providers provide without contractually set rates. The spot market generally is impacted more quickly than the contract market by overall economic conditions. If rate conditions or a downturn in our end customers’ business cycles causes a reduction in the volume of freight they ship, particularly among certain national retailers or in the food, beverage, retail, manufacturing, paper or printing industries, carrier availability and our operating results would be adversely affected. In addition, the global freight market is also subject to cost increases outside of our control that could materially reduce the amount of global freight services that our end customers require. Such cost increases include, but are not limited to, increases in wage rates, fuel prices, interest rates, taxes, tolls, license and registration fees, insurance, equipment and healthcare for employees.
The uncertainty regarding the status of the United Kingdom’s exit from the European Union (“Brexit”) has negatively impacted the United Kingdom’s and the European Union’s economies. This negative impact will likely continue until the United Kingdom and European Union resolve all post-Brexit issues. Any additional impact of Brexit will depend on application of the terms of the agreements. Further discussion between the parties on implementation of the trade deal could trigger significant market and economic disruption, and the demand for our services could be depressed. Following Brexit, the movement of goods between the United Kingdom and the remaining member states of the European Union has become subject to additional inspections and documentation checks, which may create delays at ports of entry and departure and potentially impact our ability to effectively provide our services. Additionally, depending on the application of the terms of the trade deal, we may face new regulations regarding trade, aviation, tax, security and employees, among others, in the United Kingdom. Compliance with such regulations could be costly, negatively impacting our business, results of operations and financial condition. The post-Brexit trade deal could also adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of the Euro and the British pound.
As a result of the military conflict between Russia and Ukraine, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Belarussian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russia and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic, Luhansk People’s Republic and Crimea). Moreover, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. Such ongoing events between Ukraine and Russia could also increase China/Taiwan political tensions and U.S./China trade and other relations. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for global freight, our business, financial condition and result of operations. In addition, new requirements or restrictions could come into effect which might increase the scrutiny on our business or result in one or more of our business activities being deemed to have violated sanctions prohibitions. Our business and reputation could be adversely affected if the authorities of the United States, the European Union, the United Kingdom or other jurisdictions were to determine that any of our activities constitutes a violation of the sanctions they impose or provides a basis for a sanctions designation of us.
Our employees and contractors include professionals located in various international locations, including Israel, China, Hong Kong, Taiwan, the Palestinian Authority and Catalonia. Political changes, including policies regarding export controls, that affect these or other international operations could disrupt or limit the work our employees and contractors are able to perform, and thus negatively affect the range of services we are able to provide our users or our cost for such services.
More recently, the closures of Silicon Valley Bank and Signature Bank and their placement into receivership with the Federal Deposit Insurance Corporation (the “FDIC”) created bank-specific and broader financial institution liquidity risk and concerns. Although we do not hold accounts in these banks and although the Department of the Treasury, the Federal Reserve and the FDIC jointly released a statement that depositors at Silicon Valley Bank and Signature Bank would have access to their funds, even those in excess of the standard FDIC insurance limits, under a systemic risk exception, future adverse developments with respect to specific financial institutions or the broader financial services industry may lead to market-wide liquidity shortages, impair the ability of companies to access near-term working capital needs, and create additional market and economic uncertainty. There can be no assurance that future credit and financial market instability and a deterioration in confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, liquidity shortages, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and also make any necessary debt or equity financing more difficult, more costly, more onerous with respect to financial and operating covenants and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price and could require us to alter our operating plans. In addition, there is a risk that one or more of our service providers, financial institutions and other partners may be adversely affected by the foregoing risks, which could directly affect our ability to attain our operating goals on scheduled and on budget.
Our GBV, revenue and profitability are impacted when market rates for air and ocean shipping change, through demand for shipping and, as a result, the demand for our services. In addition, some of our Platform revenue is directly linked as a percentage of GBV, and if there is price deflation, our revenue will be negatively impacted. For example, the FBX01 index, which indicates the market price for shipping a 40-foot container from China and East Asia to the North American West Coast, a bellwether trade lane, declined by nearly 90%, from $10,762, when the Business Combination Agreement was announced on May 31, 2022, to $1,028 as of March 17, 2023. If market prices remain at their current levels or fall further, our results of operations will likely be adversely affected.
Additional changes in international trade laws, regulations, policies and relations and commercial trends such as nearshoring could significantly reduce the volume of goods transported globally and adversely affect our business and results of operations.
The U.S. government has made and maintained significant changes in U.S. trade policy and has taken certain actions that have negatively impacted trade to and from the United States, including imposing tariffs on certain goods imported into the United States. Several governments, including the European Union, China and India, have imposed tariffs on certain goods imported from the United States. These actions contributed to weakness in the global economy that adversely affected our results of operations in recent years. Any further changes in international trade policy could trigger additional retaliatory actions by affected countries, resulting in “trade wars” and further increased costs for goods transported globally, which may reduce customer demand for these products if the parties having to pay those tariffs increase their prices, or in trading partners limiting their trade with countries that impose anti-trade measures. Political uncertainty surrounding international trade and other disputes could also have a negative effect on business and consumer confidence and spending. Such conditions could have an adverse effect on our business, results of operations and financial condition, as well as on the price of our ordinary shares.
Additionally, the U.S. government has taken action to limit the ability of domestic companies to engage in commerce with certain foreign entities under certain circumstances, and foreign governments may investigate our compliance with these restrictions. Furthermore, given the nature of our business and our global recognizability, foreign governments may target us by limiting the ability of foreign entities to do business with us in certain instances, imposing monetary or other penalties or taking other retaliatory action, which could have an adverse effect on our business, results of operations and financial condition, as well as on the price of our ordinary shares.
We may need to raise additional funds to finance our future capital needs, which may dilute the value of our outstanding ordinary shares or prevent us from growing our business.
We may need to raise additional funds to finance our existing and future capital needs, including developing new services and technologies, and to fund ongoing operating expenses. We have not generated positive cash flow from operations in the past and may not do so in the foreseeable future. If we raise additional funds through the sale of equity securities or securities convertible into equity securities, these transactions may dilute the value of our outstanding ordinary shares. We may also decide to issue securities, including protected securities, that have rights, preferences and privileges senior to our ordinary shares. Any debt financing would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. We also can provide no assurances that the funds we raise will be sufficient to finance any future capital requirements. We may be unable to raise additional funds on terms favorable to us or at all. If financing is not available or is not available on acceptable terms, we may be unable to fund our future needs. This may prevent us from increasing our market share, capitalizing on new business opportunities or remaining competitive in our industry, which could materially and adversely affect our business, prospects, financial condition and results of operations.
We have experienced growth in recent periods and expect to continue to invest in our growth for the foreseeable future. If we are unable to maintain similar levels of growth or manage our growth effectively, our business, revenue, profits and financial condition could be adversely affected.
We have experienced growth in a relatively short period of time. For example, our total GBV for the year ended December 31, 2022 was approximately $611 million on a pro forma basis after giving effect to the acquisitions of Customs Services, Inc. and certain assets from its Canadian affiliate, which collectively operate an online customs clearance business known as Clearit (“Clearit”) and 9T Technologies LLC. (d/b/a 7LFreight) (“7LFreight”), representing a period-over-period growth rate of 102% over the same period in 2021. This GBV growth was due in part to the shift toward spending on consumer goods rather than services and entertainment resulting from the COVID-19 pandemic and therefore may not be indicative of future growth. For example, future period-over-period GBV growth rates, when compared against the quarterly and full-year results of 2022, may fail to meet the expectations of investors or securities analysts given the accelerated GBV growth experienced during such periods due to the COVID-19 pandemic and the resulting increased spending on consumer goods and reduced spending on services and entertainment experienced during such periods. Moreover, oscillations in the global freight market may be exaggerated (for example, increased spending on vacations during the summer and holiday seasons rather than on consumer goods) as the COVID-19 pandemic subsides and the restrictions intended to prevent its spread are relaxed or lifted, which may further impact period-over-period GBV growth rates. Sustaining our growth will place significant demands on our management as well as on our administrative, operational and financial resources. To manage our growth, we must continue to improve our operational, financial and management information systems and processes; expand, motivate, retain and effectively manage and train our workforce; and effectively collaborate with our third-party partners, all of which can be more difficult with an increasingly remote workforce and an increasingly competitive labor market. If we are unable to manage our growth successfully without compromising the quality of our offerings or user experience, or if new systems that we implement to assist in managing our growth do not produce the expected benefits, our business, operating results, financial condition and ability to successfully market our Platform and serve our users could be adversely affected.
Our recent and historical growth should not be considered indicative of our future performance. We have encountered, and will encounter in the future, risks, challenges and uncertainties, including those frequently experienced by growing companies in rapidly changing and highly competitive industries. If our assumptions regarding these risks, challenges and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our financial condition and operating results could differ materially from our expectations and those of investors and securities analysts, our growth rates may slow and our business would be adversely impacted.
We may not successfully manage our growth.
We have grown rapidly and substantially in recent periods, including by expanding our internal resources and by making acquisitions, and in the future may seek to make additional acquisitions and enter into new markets. We intend to continue to focus on growth in our business, including organic growth through bringing on new carriers and Buyers and increased number of transactions with existing market participants. In addition, we may pursue additional transactions to grow into new markets or expand the offerings on our Platform. We may experience difficulties and higher-than-expected expenses in executing these strategies as a result of unfamiliarity with new markets, changes in revenue and business models, entry into new geographic areas, inability to find suitable acquisition partners and increased pressure on our existing infrastructure and information technology systems from multiple project implementations.
Our growth may place a significant strain on our management, operational, financial and information technology resources. We seek to continually improve existing procedures and controls, as well as implement new transaction processing, operational and financial systems and procedures and controls to expand, train and manage our employee base. Our working capital needs may continue to increase as our operations grow. Failure to manage our growth effectively, or obtain necessary working capital, could have a material adverse effect on our business, results of operations, cash flows and financial condition.
If we fail to maintain and enhance our brand, our business, results of operations and prospects may be materially and adversely affected.
We believe that maintaining and enhancing our brand are of significant importance to the success of our business. A well-recognized brand is critical to increasing the number and the level of engagement of Buyers of freight services and, in turn, enhancing our attractiveness to carriers and other Sellers of freight services. Successful promotion of our brand and our Platform depends on, among other things, the effectiveness of our marketing efforts, our ability to provide a reliable, trustworthy and useful platform, the perceived value of our Platform and our ability to provide quality support. In order to maintain and enhance our brand, we will need to continuously invest in marketing programs that may not be successful in achieving meaningful awareness levels. However, brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand. We have conducted and may continue to conduct various marketing and brand promotion activities. We cannot assure that these activities will be successful or that we will be able to achieve the brand awareness we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness.
In addition, any negative publicity relating to our Platform or us, regardless of its veracity, could harm our brand. If our brand is harmed, we may not be able to grow or maintain our carriers or user base, and our business, prospects, financial condition and results of operations could be materially and adversely affected.
Because we expect the substantial majority of our future revenue to come from our Platform-with most of our revenue derived from our freightos.com marketplace and WebCargo Platform offerings-our inability to generate revenue from our Platform would adversely affect our business operations, financial results and growth prospects.
We expect to derive the substantial majority of our future revenue from our Platform, with most of our Platform revenue derived from our freightos.com marketplace and WebCargo offerings. As such, market acceptance of our Platform, including new offerings, is critical to our continued success, and any failure of our Platform to meet users’ expectations with respect to user experience or the failure of specific features to be effective in attracting and retaining users will have a negative impact on our business. Demand for our Platform is affected by a number of factors beyond our control, including the timing and success of new offerings and services by our competitors, our ability to respond to technological change and to effectively innovate and grow, the ability of our service providers’ information technology systems to handle the volume of searches generated by our Platform, contraction in our market, client spending patterns, global freight activity levels, the size and price of end customer orders on our Platform, changes in traditional freight booking behaviors, macroeconomic effects, such as those resulting from the COVID-19 pandemic, and the other risks identified herein. If we are unable to meet user demands, to expand our offerings or the categories of services offered on our Platform or to achieve and maintain more widespread market acceptance of our Platform, our business operations, financial results and growth prospects will be adversely affected.
Our revenue growth and ability to achieve and sustain profitability will depend in part on being able to increase the productivity, effectiveness and efficiency of our sales force.
In order to increase our revenue from our offerings and achieve and sustain profitability, we must improve the effectiveness and efficiency of our sales force and generate additional revenue from new and existing users. There is significant competition for sales personnel with the skills and technical knowledge required to maintain a productive and efficient sales force. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training, effectively deploying and retaining sufficient numbers of sales and sales support personnel to support our growth. It is difficult to find, and we may be unable to retain, a sufficient number of sales personnel with the specific skills and technical knowledge needed to sell our offerings, particularly in light of the current global labor shortage. Furthermore, hiring and effectively deploying sales personnel, particularly in new markets, is complex and requires additional costs that we may not recover if the sales personnel fail to achieve full productivity. Even if we are able to hire qualified sales personnel, doing so may be costly and lengthy, as new sales personnel require significant training and can take a number of months to achieve full productivity. In addition, new sales personnel do not always achieve productivity milestones within the timelines that we have projected. Not all of our sales personnel and planned hires have or will become productive or do so as quickly as we expect. When our new sales personnel do not become fully productive on the timelines that we have projected, or at all, our revenue will not increase at anticipated rates, or at all, and our ability to achieve long-term projections may be negatively impacted. The COVID-19 pandemic and restrictions intended to prevent its spread adversely affected the productivity of our sales force for a period of time and may adversely affect it again as the COVID-19 pandemic subsides, as the productivity of our sales force may diminish as users return more frequently to physical offices or are otherwise no longer subject to restrictions related to the COVID-19 pandemic. If our sales personnel are not successful in obtaining new business or increasing sales to our existing user base, our business and results of operations will be adversely affected.
If we are unable to maintain our payment partner relationships on favorable terms, or at all, our business could be adversely affected.
Our payment partners consist of payment processors and disbursement partners. We rely on banks and payment partners to provide us with corporate banking services, FBO accounts and clearing, processing and settlement functions for the funding of all transactions on our Platform and disbursement of funds to users, and we do not always have a sufficient surplus of vendors in the event one or more relationships are terminated for any reason.
Our payment partners are critical to our business. In order to maintain these relationships, we have in the past been, and may in the future be, forced to agree to terms that are unfavorable to us. If we are unable to maintain our agreements with current payment partners on favorable terms, or at all, or we are unable to enter into new agreements with new payment partners on favorable terms, or at all, our ability to collect payments and disburse funds and our revenue and business may be adversely affected. This could occur for a number of reasons, including the following with respect to our payment partners:
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our partners may be unable or unwilling to perform the services we require of them, such as processing payments to service providers in a timely manner, including in a manner that is satisfactory to us as it relates to compliance with U.S. federal, state and international laws and regulatory requirements;

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we may choose to cease doing business with our partners for a number of reasons, including as a result of their failure to comply with applicable payment or banking regulations or due to allegations of fraud or other impropriety by them or their third-party partners;

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our partners may be subject to investigation, regulatory enforcement or other proceedings that result in their inability or unwillingness to provide services to us or our unwillingness to continue to partner with them;

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our partners may be unable to effectively accommodate changing service needs, such as those which could result from rapid growth or higher volume or those which relate to international expansion and local jurisdictions;

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our partners could, and, in some cases, have notified us in the past that they would, increase the rates that they charge us or our users, especially in light of changes in those partners’ interpretation and enforcement of their rules, increased declines of client payment methods or increased client-issued chargebacks;

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our partners could choose to terminate or not renew their agreements with us, or only be willing to renew on different or less advantageous terms;

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our partners could reduce the services provided to us, cease doing business with us or cease doing business altogether;

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our partners could be subject to delays, limitations or closures of their own businesses, networks, partners or systems, causing them to be unable to process payments or disburse funds for certain periods of time; and

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we may be forced to cease doing business with certain partners if card association operating rules, certification requirements and laws, regulations or rules governing electronic funds transfers to which we are subject, change or are interpreted to make it difficult or impossible for us to comply.

Our management team has limited experience managing a public company.
Our management team has limited experience managing a publicly-traded company, interacting with public-company investors and complying with the increasingly complex laws pertaining to public companies in the United States. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, prospects, financial condition and results of operations.
We are subject to currency risk and changes in the relative values of different currencies could have a material impact on our financial results.
The U.S. dollar is our functional currency and our financial results are reported in U.S. dollars. Our revenue was denominated in U.S. dollars, Euros and Canadian Dollars, as well as other currencies to a lesser extent, for the years ended December 31, 2022 and 2021, and certain components of our cost of revenue and operating expenses, primarily payroll and rent, were denominated in New Israeli Shekel (“NIS”) and Euros. We incur expenses in other currencies, such as the Canadian Dollar, Indian Rupee and Chinese Yuan, although to a lesser extent. As a result, we are exposed to exchange rate risks that may materially impact our financial results.
For example, if the NIS appreciates against the U.S. dollar or if the value of the NIS declines against the U.S. dollar at a time when the rate of inflation in the cost of Israeli goods and services exceeds the rate of decline in the relative value of the NIS, then the U.S. dollar cost of our operations in Israel would increase and our results of operations could be materially and adversely affected.
We do from time-to-time attempt to mitigate the risk of currency rate fluctuations by entering into forward contracts to hedge certain forecasted payments denominated in NIS, mainly payroll and rent. However, there can be no assurance that our attempts to hedge will be successful. Our non-U.S. operations also could be materially and adversely affected if we are unable to effectively hedge against currency fluctuations in the future. We cannot predict any future trends in exchange rate changes or the rate of inflation in the countries where we operate. We are also subject to counterparty risk related to our hedging transactions. If our hedging program is not successful, or if we change our hedging activities in the future, we may experience significant unexpected expenses from fluctuations in exchange rates. Any hedging technique we implement may fail to be effective. During the years ended December 31, 2022 and 2021, we entered into forward contracts to hedge certain forecasted payments denominated in NIS for a period of up to twelve months. We had outstanding forward contracts that were not qualified as hedging instruments in a cash flow hedge, in the aggregate notional amount of $3.3 million and $2.1 million as of December 31, 2022 and 2021, respectively. The fair value of the outstanding forward contracts as of December 31, 2022 and 2021 was a negative $0.1 million and $0.01 million, respectively.
Segments of our industry are subject to seasonal volume fluctuations, business cycle fluctuations and long-term trends. Unusual or otherwise unanticipated seasonality or other changes in volumes and prices could have an adverse effect on our operating results and financial condition.
Segments of our industry are subject to seasonal volume fluctuations. If we were to experience lower than expected revenue during any such period, whether from a general decline in economic conditions or other factors beyond our control, our expenses may not be sufficiently offset, which would have a disproportionately adverse impact on our operating results and financial condition. If we cannot maximize volume during peak seasonal periods, that may impact our operating results and financial condition.

Extreme or unusual weather conditions, earthquakes, fires, floods and other natural disasters or acts of God can disrupt the transportation ecosystem and our operations, impact freight volumes, carrier availability and our costs, any or all of which could have a material adverse effect on our business results.
Certain extreme or unusual weather conditions, such as snowstorms and hurricanes, natural disasters, such as earthquakes, fires, floods and climate change-caused events and acts of God, including pandemics (such as COVID-19) and epidemics, can disrupt the transportation ecosystem and affect freight volumes, operations, costs and revenues. The frequency and severity of some catastrophic events, such as flooding, hurricanes, tornadoes, extended droughts and wildfires are contributed to by global climate change, which many in the scientific community, in governmental bodies and elsewhere believe will continue for decades to come, potentially resulting in increased disruption to us. Geopolitical trends, including nationalism, protectionism and restrictive visa requirements could limit the expansion of our business in those regions. Our business operations are subject to interruption by, among others, natural disasters, fire, power shortages, earthquakes, floods, nuclear power plant accidents and events beyond our control such as other industrial accidents, terrorist attacks and other hostile acts, labor disputes and public health issues. A catastrophic event that results in a disruption or failure of our systems or operations could result in significant losses and require substantial recovery time and significant expenditures in order to resume or maintain operations, which could have a material adverse impact on our business, financial condition and results of operations.
We rely on service providers, such as air, ocean and ground freight carriers, and if they become financially unstable or have reduced capacity to provide service because of COVID-19 or other reasons, it may adversely impact our business and operating results.
As a non-asset-based provider of a platform for global freight booking services, we depend on a variety of carriers and other service providers, including air, ocean and ground freight carriers. The quality and profitability of our services depend upon effective selection and oversight of our service providers. During the COVID-19 pandemic, air carriers have been particularly affected having to cancel flights due to travel restrictions resulting in dramatic drops in revenues, historical losses, high leverage and liquidity challenges. Uncertainty over recovery of demand for passenger air travel, in particular business travel, to pre-pandemic levels means air carriers’ operations and financial stability may be adversely affected long term. Prior to 2021, ocean carriers have incurred significant operating losses and may still be highly leveraged with debt and, if market prices for ocean cargo remain at their current levels or fall further, ocean carriers could be adversely impacted, which could adversely impact our operations and financial results. COVID-19 places significant stress on our air, ocean and freight ground carriers, as well as other service providers, which may continue to result in reduced carrier capacity or availability, pricing volatility or more limited carrier transportation schedules and other services that we utilize, which could adversely impact our operations and financial results.
Our business experienced, and may again experience, an adverse impact from the ongoing COVID-19 pandemic, including as new variants of COVID-19 continue to emerge and spread. In addition, the positive impacts on our business resulting from the shift in consumer spending behaviors during the pandemic are not continuing as the pandemic subsides and the restrictions intended to prevent its spread are relaxed or lifted.
The COVID-19 pandemic adversely impacted our business for a period of time and resulted in reductions in demand for our offerings and services by some of our clients, including small- and medium-sized business clients, which have been the most impacted by the resulting macroeconomic downturn and uncertainty and from which we derive a substantial portion of our GBV and revenue. Conversely, beginning in 2020, we experienced an increase in GBV and revenue growth driven by an acceleration in the shift in consumer spending to consumer goods and away from services and entertainment, due in part to the COVID-19 pandemic. These positive impacts have not continued as the pandemic subsides and the restrictions intended to prevent its spread are relaxed or lifted, which has negatively impacted, and may continue to negatively impact, our GBV and revenue growth.
The extent to which the ongoing COVID-19 pandemic will continue to adversely affect our business, financial condition, results of operations and cash flow will depend on future developments, which are highly uncertain and cannot reasonably be predicted with confidence at this time, including the duration, spread and severity of new COVID-19 variants; the availability, utilization and efficacy rates of vaccinations;

government responses to the evolving pandemic and potential restrictions on our business and the businesses of our users; the impact of the pandemic on the markets in which we operate and global economies and demand for our offerings; how quickly and to what extent normal economic and operating conditions resume; and the reaction of users and potential users to these developments, among others. The potential impacts of such developments include, but are not limited to:
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decline or reduction in demand on our Platform, resulting in lower GBV and revenue growth, during and following relaxation or lifting of restrictions intended to prevent the spread of COVID-19;

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increased competition as new competitors enter our market segment due to the disruption of the global supply chain;

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increased costs as a result of marketing and promotional efforts;

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increased risk of data breach or cybersecurity incidents as a result of additional workers accessing corporate systems remotely;

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increased risk of fraud, cybersecurity attacks or other illegal activity conducted by bad actors seeking to take advantage of our users or us due to the uncertainty around the COVID-19 pandemic;

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increased employee and contractor attrition and reduced availability of key personnel to conduct important business activities, such as providing support to users and developing new offerings or services;

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reduced ability to retain, attract, train and integrate highly skilled personnel;

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any impairment charges on our operating lease asset and related leasehold improvements being recognized as a general and administrative expense due to a reduction to our office space and our potential sublease of such office space at a rental rate that is less than our rent expense for such office space, or any termination fees we may incur as a result of our termination of the operating lease for such office space;

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reduced spend by end customers or availability of service providers located in areas or regions more affected by the COVID-19 pandemic;

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difficulty in business planning and forecasting due to significant uncertainty in the impact of the COVID-19 pandemic on all aspects of our business and on our end customers, service providers and other business partners;

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longer sales cycles due to slower decision-making, reduced budgets or delays in planned shipments by existing and potential end customers;

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impacts on payment partners, disbursement partners or other critical third-party partners that may cause delays in processing payments to service providers or other important functions of our Platform, resulting in an increase in payment transaction costs, leading to loss of revenue, or causing a decline in quality or availability of services, negatively affecting our reputation or user activity on our Platform, or increasing our operating costs;

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delayed or missed payments, which may also result in reductions in revenue, increased transaction losses, numbers of disputes with users and costs as we seek to compel payment, which we may not be able to recover;

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significant disruption of global financial markets, which may impact our ability to access capital now or in the future or make capital available only on terms less favorable to us;

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impairments to our goodwill or other long-term assets if their carrying value exceeds their fair value; and

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de-globalization, which may result in Buyers being less willing to connect with freight service providers on our Platform.

Although the COVID-19 pandemic did not have a direct material adverse impact on our financial results for the year ended December 31, 2022, the rapidly changing market and macroeconomic conditions caused by the COVID-19 pandemic have impacted our business and the business of many industry participants using our Platform. There can be no assurance that the positive impacts from the COVID-19 pandemic, such as increased consumer spending on consumer goods and increased international freight shipments, will continue.
We are subject to various risks related to Freightos data products and in particular our freight indexes. If we are unable to accurately calculate an index or comply with our published guides for calculating an index, we may face liability or reputational damage and lose clients and revenue, which could have a material impact on our financial results.
We act as the calculating agent for the Freightos Baltic Index (“FBX”) and the Freightos Air Index (“FAX”). The FBX is published every weekday to provide indicative market prices for shipping a 40 foot container on twelve trade lanes, plus a global average. While we act as the data provider and calculating agent for FBX, the Baltic Exchange in London is the benchmark administrator responsible for IOSCO compliance of the benchmark. Six of the twelve FBX indices have futures contract trading on the Chicago Mercantile Exchange and futures contracts for several of the indices are able to be traded on the Singapore Exchange. These derivative products are new and trading volumes are still minimal, but we believe that FBX is the most used benchmark of containerized shipping prices. The FAX is published weekly to provide indicative market prices per kilogram for air cargo on various pairs of many major airports, as well as airport-to-region and region-to-region. FAX indexes are currently published for free as “beta” indexes for market feedback, and we may act as the benchmark administrator for FAX in the future. We may launch further data products including benchmarks in the future.
Our ability to calculate the FBX and the FAX are contingent upon our continued access to market information from the active use of our Platform. Analyzing the underlying data and calculating an index can be operationally challenging and can also be subject to interpretation. We are dependent on a very small group of employees with specialized experience to calculate our indexes. If we lose the services of any of those employees, our ability to maintain the indexes would be at significant jeopardy. Upon the occurrence of certain events, a benchmark administrator or calculation agent may need take one or more of the following actions: (i) postpone the day on which a calculation or publication is due to take place; (ii) suspend the calculation, publication and dissemination of the index; (iii) make a modification or change to the index; (iv) restate historical index data; (v) discontinue and cancel the index; or (vi) exercise discretion in the calculation of the index in accordance with the published guide for that index. For example, the FBX methodology needed to be changed in March 2022 as a result of the underlying data not accurately capturing surcharges imposed on freight shipments. There can be no assurance that if any of the foregoing actions are taken in the future that the indexes will remain credible to the market and continue to be used widely.
Futures contracts or other derivatives are and may be traded based on one or more of our indexes. Further, different market participants may use a published index to settle privately negotiated contracts. If we are unable to accurately and timely calculate and publish an index, we may be subject to claims, which may result in an adverse effect on our Company, such as claims for damages as a result of the mispricing of derivatives or freight contracts, a loss of goodwill with users, reputational harm, lost revenue and an increase in costs to us. Even if these claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could result in legal, settlement or other financial costs, divert the resources of our management and adversely affect our business and operating results. Any failure to maintain high-quality indexes, or a market perception that we do not maintain high-quality indexes, could harm our reputation or adversely affect our ability to market the benefits of our Platform to existing and prospective users.
We face payment and fraud risks that could adversely impact our business.
Our Platform systems and controls relating to customer identity verification, user authentication and fraud detection are complex. If such systems and controls are not effective, our Platform may be perceived as not being secure, our reputation may be harmed, we may face regulatory action and our business may be adversely impacted. In addition, bad actors around the world use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized or fraudulent use of another’s identity, payment information or other information; misrepresentation of the user’s identity, location or skills, including using accounts that they have purchased, borrowed or leased; and the improper acquisition or use of credit or debit card details and banking or other payment account information. These types of illegal activities may increase as platforms like ours gain more prominence, including due to the ongoing disruption to the global supply chain, and as we become more visible as a result of our brand promotion efforts, as bad actors seek to take increasing advantage of us or our users. This conduct on our Platform could result in any of the following, each of which could adversely impact our business:
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bad actors may use our Platform, including our payment processing and disbursement methods, to engage in unlawful or fraudulent conduct, such as money laundering, moving funds to regions or persons restricted by sanctions or export controls, terrorist financing, fraudulent sale of services, bribery, breaches of security, unauthorized acquisition of data, extortion or use of ransomware, distribution or creation of malware or viruses, piracy or misuse of software and other copyrighted or trademarked content and other misconduct;

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we may be, and historically have been, held liable for the unauthorized use of credit or debit card details and banking or other payment account information and required by card issuers, banks and other payment partners to return the funds at issue and pay a chargeback or return fee, and if our chargeback or return rate becomes excessive, credit card networks may also require us to pay fines or other fees or cease doing business with us;

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we may be subject to additional risk and liability exposure, including for negligence, fraud or other claims, if employees or third-party service providers, including service providers on our Platform, misappropriate our banking, payment or other information or user information for their own gain or to facilitate the fraudulent use of such information;

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if service providers are unable to perform their offered services, Buyers may seek to hold us responsible for the service providers’ acts or omissions and may lose confidence in our Platform, decrease or cease use of our Platform or seek to obtain damages and costs; and

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we may suffer reputational damage adversely impacting our business as a result of the occurrence of any of the above.

We do not have control over users of our Platform and cannot ensure that any measures we have taken to detect, prevent and mitigate these risks will stop or minimize the use of our Platform for, or to further, illegal or improper purposes.
Buyers sometimes fail to pay their invoices, necessitating action by us to compel payment.
In connection with our Platform, we provide a “payment guarantee” to Sellers for invoiced services on behalf of the Buyer and subsequently invoice the Buyer for such services. In order to maintain these relationships, we have in the past been, and may in the future be, forced to agree to terms that are unfavorable to us, including extended payments terms and providing cash deposits. We also extend credit to certain eligible Buyers in the ordinary course of business as part of our business model. By extending credit, we increase our exposure to uncollected receivables.
From time to time, Buyers fail to pay for services rendered by service providers, and as a result, we may be adversely affected both from the inability to collect amounts due and the cost of enforcing the applicable agreement or our terms of service, including through arbitration or litigation. Furthermore, some Buyers may seek bankruptcy protection or other similar relief and fail to pay amounts due, or pay those amounts more slowly, either of which could adversely affect our operating results, financial position and cash flow. All of these risks are made more likely during a macroeconomic downturn and could result in increased costs to us as we guarantee payments to service providers and seek to compel payment from our Buyers.
We are subject to disputes with or between users of our Platform.
Our business model involves enabling connections between Buyers and Sellers of freight services that contract directly through our Platform. Carriers utilize their own terms of service, and often have separate contracts with freight forwarders and other Buyers. Buyers and Sellers on the freightos.com marketplace are subject to various rules and terms for buying and selling on our Platform. Disputes sometimes arise between Buyers and Sellers with regard to their contract terms, service relationship or otherwise, including with respect to service standards and payment. These disputes may occur more frequently during a macroeconomic downturn or when freight costs are particularly high. If either party believes the contract terms were not met, we provide a mechanism for the parties to request assistance from us. Whether or not Buyers and Sellers decide to seek assistance from us, if these disputes are not resolved amicably, the parties might escalate to formal proceedings, such as by filing claims with a court or arbitral authority. Given our role in facilitating and supporting these arrangements, claims may sometimes be brought against us directly as a result of these disputes. Through our terms of service, we disclaim responsibility and liability for any disputes between users; however, we cannot guarantee that these terms will be effective in preventing or limiting our involvement in user disputes or that these terms will be enforceable or otherwise effectively prevent us from incurring liability as a result of disputes between users. In addition, users may assert claims against us regarding their experience on our Platform. Disputes between Buyers and Sellers, and between users and our Company, may become more frequent based on conditions outside our control, such as a macroeconomic downturn. Such disputes, or any increase in the number of disputes, may result in an adverse effect on our Company, such as a loss of goodwill with users, reputational harm, lost GBV and revenue and an increase in costs to us. Even if these claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could result in legal, settlement or other financial costs, divert the resources of our management and adversely affect our business and operating results.
Our business depends largely on our ability to attract and retain talented employees, including senior management and key personnel. If we lose the services of Zvi Schreiber, our Chief Executive Officer, or other members of our senior management team or key personnel, we may not be able to execute on our business strategy.
Our future success depends in large part on the continued services of senior management and other key personnel and our ability to attract, retain and motivate them. In particular, we are dependent on the services of Zvi Schreiber, our Chief Executive Officer, and our future vision, strategic direction, Platform and technology could be compromised if he were to take another position, become ill or incapacitated or otherwise become unable to serve as our Chief Executive Officer. We rely on our leadership team and other key personnel in the areas of product, research and development, operations, security, marketing, support and general and administrative functions. While our senior management and many other key personnel are employed pursuant to employment agreements, there can be no assurance that such persons will continue to provide services to us. Further, our senior management and other key personnel are employed in jurisdictions where courts may or may not enforce non-competition and other restrictive covenants included in our employment agreements. We do not maintain any “key-person” life insurance policies on any of our members of management other than our Chief Executive Officer, but the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of our Chief Executive Officer. If we lose the services of senior management or other key personnel, if our succession plans prove inadequate, or if we are unable to retain, attract, train, and integrate the highly skilled personnel we need, our business, operating results and financial condition could be adversely affected.
We have made, and may continue to make, changes that have been and will be disruptive to our personnel, such as acquiring other businesses, changes to the composition of our leadership team and other key personnel and reorganizations of reporting lines of our workforce. These changes have resulted, and future personnel changes may result, in increased attrition or reduced productivity of our personnel, including senior management and key personnel, stemming from organizational restructuring, as new reporting relationships are established and as other companies may increasingly target our executives and other key personnel, particularly during the current highly competitive market for qualified personnel. Any such changes may also result in a loss of institutional knowledge, cause disruptions to our business, impede our ability to achieve our objectives or distract or result in diminished morale in, or the loss of, personnel.
Our future success also depends on our continuing ability to retain, attract, train and integrate highly skilled personnel, including software engineers and sales personnel. We face intense competition for qualified personnel from numerous software and other technology companies. In addition, competition for qualified software engineers is particularly intense. We may not be able to retain our current key personnel or attract, train, integrate or retain other highly skilled personnel in the future, all of which may be more difficult given our shift to a flexible work model for our workforce. We may incur significant costs to attract and retain highly skilled personnel, we may lose employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them and our succession plans may be insufficient to ensure business continuity if we are unable to retain key personnel or were to lose a significant portion of our personnel. Further, even highly skilled personnel may fail to be productive. We may not be able to retain personnel of the business that we have acquired, or may acquire in the future. To the extent we move into new geographies, we would need to attract and recruit skilled personnel in those areas.
While we enter into non-competition covenants with our employees in certain jurisdictions, we may be unable to enforce these covenants under the laws of the jurisdictions in which our employees work, and it may be difficult for us to restrict our competitors from benefiting from the expertise our former employees developed while working for us. For example, Israeli labor courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer, such as the protection of a company’s trade secrets or other intellectual property. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, that they have divulged proprietary or other confidential information or that their former employers own their inventions or other work product developed while employed by us.
Volatility or lack of appreciation in the trading price of our ordinary shares may also affect our ability to attract new skilled personnel and retain our key personnel. If we are unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, or if we need to increase our compensation expense to retain our employees, our business, operating results, financial condition and cash flows may be adversely affected.
We may be unable to integrate acquired businesses and technologies successfully or to achieve the expected benefits of such acquisitions. We may acquire or invest in additional companies, which may divert our management’s attention, result in additional dilution to our shareholders and consume resources that are necessary to sustain our business.
Our business strategy may, from time to time, include acquiring complementary products, technologies, businesses or other assets. For example, we acquired 7LFreight in 2021 and Clearit in 2022. We also may enter into relationships with other businesses to expand our Platform or our ability to provide our Platform to more users, which could involve preferred or exclusive licenses, additional channels of distribution, discount pricing or investments in other companies. Negotiating these transactions can be time-consuming, difficult and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close, and any acquisition, investment or business relationship may result in unforeseen or additional operating difficulties, risks and expenditures. For one or more of those transactions, we may:
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use cash that we may need in the future to operate our business;

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become subject to different laws and regulations due to the nature or location of the acquired business, products, technologies or other assets, or become subject to more stringent scrutiny or differing applications of laws and regulations to which we are currently subject as a result of such transactions;

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issue additional equity or convertible debt securities that would dilute our shareholders’ ownership interest;

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incur expenses or assume substantial liabilities;

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encounter difficulties retaining key personnel of the acquired company or integrating diverse software codes, operations or business cultures;

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encounter difficulties in assimilating acquired operations and development cultures or otherwise fail to realize the anticipated benefits of such transactions;

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encounter diversion of management’s attention to other business concerns;

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become subject to adverse tax consequences, substantial depreciation or deferred compensation charges;

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incur debt on terms unfavorable to us or that we are unable to repay; or

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be required to adopt new, or change our existing, accounting policies.

Any of these risks could adversely impact our business and operating results.
Our ability to use our net operating loss carryforwards and certain other tax attributes is limited.
As of December 31, 2022, we had estimated net operating loss carryforwards for Israeli income tax purposes of $4.8 million available to offset future taxable income and for Hong Kong income tax purposes of $1.9 million available to offset future taxable income recognized in Hong Kong and $0.4 million for U.S. federal income tax purposes available to offset future taxable income in the U.S. Realization of these net operating loss carryforwards depends on future income, and there is a risk that our existing carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could materially and adversely affect our operating results.
In addition, under Sections 382 and 383 of the United States Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. In addition, we may experience ownership changes in the future as a result of subsequent shifts in our share ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards and other tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.
Our business could be adversely affected by strikes or work stoppages by seaport or airport employees or employees in other areas of the global freight network.
There may be labor unrest, including strikes and work stoppages, among workers at various transportation providers and in industries affecting the transportation industry, such as ports, railroad, warehousing and trucking. Freight service providers could be affected, and we could lose business, due to any significant work stoppage or slowdown. Strikes, work slowdowns or labor shortages among longshoremen and other workers at ports in recent years have resulted in reduced activity at the ports for a time, creating an impact on the transportation industry. Work stoppages occurring among owner-operators in a specific market have increased costs periodically in the past. In recent years, there have been strikes involving railroad workers. Future strikes by railroad employees in North America or Europe or anywhere else that our customers’ freight travels by railroad could adversely affect our business. Any significant work stoppage, slowdown or other disruption, including disruption due to restrictions imposed as a result of a pandemic, involving port employees, railroad employees, warehouse employees or truck drivers could adversely affect our business and results of operations. Our employees in Barcelona are represented by a government-mandated collective bargaining agreement, and none of our other employees are represented by a collective bargaining agreement. If in the future our employees decide to unionize, this could increase our operating costs and potentially force us to alter the way we operate causing an adverse effect on our operating results.
Risks Related to Our Intellectual Property, Information Technology, Data Privacy and Security
Errors, defects or disruptions in our Platform could diminish demand, adversely impact our financial results and subject us to liability.
Our Solutions segment offerings, including SaaS and data, and our Platform enable our users to manage important aspects of their businesses, and any errors, defects or disruptions in our SaaS and data offerings or our Platform, or other performance or availability problems with our infrastructure, could harm our brand and reputation, negatively impact our operating results or otherwise damage our business or the businesses of our users. As the usage of our Platform grows, and as we introduce new offerings and services and look to expand our reach with more industry participants over time, we will need an increasing amount of technical infrastructure and continued infrastructure modernization, including network capacity and computing power, to continue our operations. We may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands, which may adversely affect our user experience. We also rely on third-party software and infrastructure, including the infrastructure of the internet, to provide our Platform. Any failure of or disruption to this software and infrastructure could also make our Platform unavailable to our users. Internet shutdowns in certain jurisdictions are becoming more frequent, including in response to civil unrest or prior to contested political elections, and any shutdown in a jurisdiction in which a significant number of our users are located will adversely affect user activity of our SaaS and data offerings or on our Platform throughout the duration of such shutdown. Our Platform is constantly changing with new updates, which may contain undetected errors when first introduced or released. Any errors, defects, disruptions in service, or other performance or stability problems with our Platform, or the inadequacy of our efforts to adequately prevent or timely detect or remedy errors or defects, could result in negative publicity, loss of or delay in market acceptance of our Platform, loss of competitive position, our inability to timely and accurately maintain our financial records, interference with our customers’ ability to contract for, or the ability of service providers to complete, bookings on our Platform, inaccurate or delayed invoicing of end customers, delay of payment to us or service providers, claims by users for losses sustained by them or investigation and corrective action taken by regulatory agencies. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help resolve the issue. Accordingly, any errors, defects or disruptions in our Platform could adversely impact our brand and reputation, revenue and operating results.
If we are unable to comply with our security obligations or our computer systems are or become vulnerable to security incidents or other operational disruptions, we may face reputational damage and lose clients and revenue.
The services we provide are often critical to our users’ businesses. Our contracts generally require us to comply with security obligations, which could include maintaining network security and backup data, not breaching any security protocols on our users’ systems that we have access to, ensuring our network is virus-free, maintaining business continuity planning procedures and verifying the integrity of employees and contractors that work with our users. Any failure in a user’s system, whether or not a result of or related to the services we provide, or breach of security relating to the services we provide to the user could damage our reputation or result in a claim for substantial damages against us. Our liability for breaches of data security or information security requirements, for which we may be required to indemnify our users, may be extensive. Any significant failure of our equipment or systems, or any major disruption to basic infrastructure like power and telecommunications in the locations in which we operate, could impede our ability to provide services to our users, have a negative impact on our reputation, cause us to lose users and adversely affect our results of operations.
In addition, we often have access to or are required to collect and store confidential user data. If any person, including any of our employees or contractors or former employees or contractors, penetrates our network security, accidentally exposes our data or code or misappropriates data or code that belongs to us, our users, or our users’ customers, we could be subject to significant liability from our users or from our users’ customers for breaching contractual confidentiality provisions or privacy laws. Unauthorized disclosure of sensitive or confidential data, whether through breach of our computer systems, systems failure, loss or theft of confidential information or intellectual property belonging to our users or our users’ customers, or otherwise, could damage our reputation, cause us to lose users and revenue, and result in financial and other potential losses by us.
Our internal computer and information technology systems, or those of our vendors, users or contractors, have been and may in the future be subject to cyberattacks or security incidents, including sabotage, which could result in a material operational or developmental disruption, or otherwise adversely affect our business, financial condition, results of operations, cash flows, result in reputational damage or liability, and cause us to lose existing or future users and revenue.
Despite our efforts to implement security measures, our internal computer and information technology systems and those of our vendors, users and contractors are vulnerable to attack and damage from computer viruses, malware, denial of service attacks, unauthorized access or other harm, including from threat actors seeking to cause disruption to our business. We face risks related to the protection of information that we maintain — or engage a third-party to maintain on our behalf — including unauthorized access, acquisition, use, disclosure or modification of such information. Cyberattacks are increasing in their frequency, sophistication and intensity and have become increasingly difficult to detect. Cyberattacks could include the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information. Cyberattacks also could include phishing attempts or e-mail fraud to cause unauthorized payments or information to be transmitted to an unintended recipient or to permit unauthorized access to systems. A material cyberattack or security incident could cause interruptions in our operations and could result in a material disruption of our business operations, damage to our reputation, financial condition, results of operations, cash flows and prospects.
In the ordinary course of our business, we collect and store data that we are required to protect, including, among other data, personal information about our employees, intellectual property and proprietary business information. We also collect and store data, including through the use of third parties that host the data on our behalf, on behalf of our users, which could include their personal data, and information about their business that they deem proprietary, among other data. Any cyberattack or security incident that leads to unauthorized access, acquisition, use, modification or disclosure of any such information, whether pertaining to us, our users (former, current, prospective), could harm our reputation, cause us not to comply with U.S. federal and/or state, European or other non-U.S., data breach notification laws, our contractual obligations and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information and under contract. In addition, we could be subject to risks caused by misappropriation, misuse, leakage, falsification or intentional or accidental release or loss of information maintained in our information systems and networks and those of our vendors, including personal information of our employees and company, user and vendor confidential data.
In addition, outside parties have previously attempted and may in the future attempt to penetrate our systems or those of our vendors or fraudulently induce our personnel or the personnel of our vendors to disclose information in order to gain access to our systems or data or seek to gain a fraudulent payment (such as through a phishing/wire fraud scheme). The number and complexity of these threats continue to increase over time. If a material breach of our information technology systems or those of our vendors occurs, the market perception of the effectiveness of our security measures could be harmed and our reputation and credibility could be damaged, resulting in increased costs and potential losses to us.
Our insurance coverage may not be adequate to cover losses associated with security incidents, and in any case, such insurance may not cover all of the types of costs, expenses and losses we could incur to address a security incident. As a result, we may be required to expend significant additional resources to protect against the threat of these issues or to alleviate problems caused by the same. In addition, we could be subject to regulatory actions and/or claims made by individuals and groups in private litigation related to data collection and use practices and other data privacy laws and regulations, including claims for misuse or inappropriate disclosure of data, as well as unfair or deceptive practices. Although we develop and maintain systems and controls designed to prevent these events from occurring, and we have a process to identify and mitigate threats, the development and maintenance of these systems, controls and processes is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly sophisticated. Moreover, despite our efforts, the possibility of these events occurring cannot be eliminated entirely and there can be no assurance that any measures we take will prevent cyberattacks or security incidents that could adversely affect our business, financial condition, results of operations, cash flows and prospects.
We are vulnerable to intellectual property infringement claims and challenges to our own intellectual property rights brought against us by third parties.
We operate in a highly competitive industry, and there has been considerable activity in the software industry to develop and enforce intellectual property rights. Intellectual property infringement claims against us or our users or third-party partners could result in monetary liability or a material disruption in the conduct of our business. We cannot be certain that aspects of our Solutions segment offerings, our Platform, content and brand names do not or will not infringe valid patents, trademarks, copyrights or other intellectual property rights held by third parties, including our competitors. Also, we may in the future be subject to legal proceedings and claims relating to the intellectual property of others, including our competitors. The likelihood of intellectual property-related litigation and disputes may increase due to the increased attention on us in connection with the business combination and increased attention on our market segment due to the ongoing disruption to the global supply chain. Companies, including non-practicing entities, have also sent us demand letters alleging that we infringe their intellectual property. We may receive such demand letters seeking licensing fees, royalties and damages and demanding that we cease certain commercial activity in the future. Our competitors and other third parties may in the future challenge our registration or use of our trademarks, including “Freightos,” and other intellectual property rights, and such a challenge, even if not successful, could adversely affect our brand and business. Our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have or trademarks or other rights that pre-date and take precedence over our own. We may also be obligated to obtain licenses from third parties or modify our Solutions segment offerings, our Platform or marketing strategy, and each such obligation would require us to expend additional resources and could divert the attention of management. Some of our infringement indemnification obligations related to intellectual property are contractually capped at a very high amount or not capped at all.
Any litigation or other disputes relating to allegations of intellectual property infringement could subject us to significant legal costs, devotion of internal resources and liability for damages, invalidate our proprietary rights or force us to do one or more of the following:
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cease conducting certain operations in some or all jurisdictions, or stop using technology that contains the allegedly infringing intellectual property;

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stop using the name “Freightos” or other trademarks in some or all jurisdictions;

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incur significant legal expenses;

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pay substantial damages or ongoing royalty payments to the party whose intellectual property rights we may be found to be infringing;

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pay substantial amounts in settlement to a party that asserts allegations of intellectual property infringement;

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prevent us from offering aspects of our Platform or make expensive and disruptive changes to our Platform or our methods of doing business; or

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attempt to obtain a license to the relevant intellectual property from third parties, which may not be available on reasonable terms or at all.

Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources and the attention of management and adversely affect our business and operating results. We expect that the occurrence of infringement claims is likely to grow as the market segment for optimized global freight solutions and the users that engage them grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could require us to expend additional financial and management resources.
Failure to protect our intellectual property could adversely affect our business.
Our success depends in large part on our proprietary technology and data. We rely on various intellectual property rights, including patents, copyrights, trademarks and trade secrets, as well as confidentiality provisions and contractual arrangements, to protect our proprietary rights. In addition, to protect our brand, we may be required to expend substantial resources to register and defend our trademarks and to prevent others from using the same or substantially similar marks. As competitors enter our market segment, our exposure to unauthorized copying and use of our Solutions segment offerings, our Platform, technology, intellectual property and other proprietary information may increase. If we do not protect and enforce our intellectual property rights successfully or cost-effectively, our competitive position may suffer, which would adversely impact our operating results.
Our pending and future patent or trademark applications may not be approved, or competitors or others may challenge the validity, enforceability or scope of our patents, the registrability or validity of our trademarks or the trade secret status of our proprietary information. If we are unsuccessful in a dispute or litigation, we may be unable to stop competitors or others from using our marks or confusingly similar marks and we may suffer dilution, loss of reputation, genericization or other harm to our brand. Efforts to protect and enforce our intellectual property rights, even if successful, may be costly, negatively impact our brand, negatively affect worker productivity and be time consuming and distracting to our management.
There can be no assurance that additional patents or trademarks will be issued or that any patents or trademarks that are issued will provide significant protection for our intellectual property. In addition, our patents, copyrights, trademarks, trade secrets and other intellectual property rights may not provide us a significant competitive advantage. There is no assurance that the particular forms of intellectual property protection that we seek, including business decisions about when and where to file patents or register or renew trademarks and when and how to maintain and protect trade secrets, will be adequate to protect our business, or that common law protection will be sufficient for marks or in jurisdictions where we do not register the marks.
We may not pursue or file patent applications or apply for registration of copyrights or trademarks in the United States and foreign jurisdictions in which we have a presence with respect to our potentially patentable inventions, works of authorship and marks and logos for a variety of reasons, including the cost of procuring such rights and the uncertainty involved in obtaining adequate protection from such applications and registrations. Moreover, recent amendments to developing jurisprudence regarding, and possible changes to, intellectual property laws and regulations, including U.S. and foreign patent law, may affect our ability to protect and enforce our intellectual property rights or defend against claims alleging we are infringing others’ rights. If the intellectual property rights that we develop are not sufficient to protect our proprietary technology and data, our brand, business, financial condition and operating results could be adversely affected.
In addition, the laws of some countries provide varying levels of protection for our intellectual property. As we operate globally, our exposure to unauthorized copying and use of our SaaS offerings, our Platform and proprietary information could increase. Despite our precautions, our intellectual property is vulnerable to unauthorized access through employee or third-party error or actions, theft, cybersecurity incidents and other security breaches and incidents. It is possible for third parties to infringe upon or misappropriate our intellectual property, to copy our Platform and to use information that we regard as proprietary to create products and services that compete with ours. Effective intellectual property protection may not be available to us in every country in which our Platform is available. In addition, many countries limit the enforceability of patents or other intellectual property rights against certain third parties, including government agencies or government contractors. In these countries, patents or other intellectual property rights may provide limited or no benefit. Further, certain countries impose additional conditions on the transfer of intellectual property rights from individuals to companies, which may make it more difficult for us to secure and maintain intellectual property protection in those countries. We may need to expend additional resources to defend our intellectual property rights domestically or internationally, which could be costly, time consuming, and distracting to management and could impair our business or adversely affect our domestic or international expansion. If we cannot adequately protect and defend our intellectual property, we may not remain competitive, and our business, operating results and financial condition may be adversely affected.
We rely on trade secrets as an important aspect of our intellectual property program and to cover much of our technology and know-how. We seek to protect our trade secrets and obtain rights in intellectual property developed by service providers through confidentiality and invention assignment or intellectual property ownership agreements with our employees, contractors and other parties. We also take other measures to protect our information and data, including implementing acceptable use policies, limiting access to our information and data through technological means and monitoring and limiting the dissemination of our information and data outside of company-owned information systems. We cannot ensure that these agreements, or all the terms thereof, will be enforceable or compliant with applicable law, or that these agreements and other measures will be effective in controlling access to, use of, and distribution of our proprietary information or in effectively securing and maintaining exclusive ownership of intellectual property developed by our current or former employees and contractors. Most of our employees and contractors work remotely much of the time, which may make it more difficult to control use of confidential materials, increasing the risk that our source code or other confidential or trade secret information may be exposed.
Further, these agreements with our employees, contractors and other parties may not prevent other parties from independently developing technologies that are substantially equivalent or superior to our intellectual property. In addition, trade secret protection will not be able to stop third parties from independently developing competing technology. Any failure to protect intellectual property that we develop or our proprietary technology and data would adversely affect our business, operating results and financial condition.
Even if we spend significant time and resources securing and monitoring our intellectual property rights, we may not be able to detect infringement by third parties. Our competitive position may be adversely impacted if our efforts to secure and protect our intellectual property are not successful, or we cannot detect infringement or enforce our intellectual property rights quickly or at all. In some circumstances, we may choose not to pursue enforcement because an infringer may have a dominant intellectual property position or for other business reasons. In addition, competitors might avoid infringement by designing around our intellectual property rights or by developing non-infringing competing technologies. We may in the future be forced to rely on litigation, opposition and cancellation actions and other claims and enforcement actions to protect our intellectual property, including to dispute registration, use of marks that may be confusingly similar to our own marks or use of technologies that infringe on our intellectual property. Similar claims and other litigation may be necessary in the future to enforce and protect our intellectual property rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses; counterclaims attacking the scope, validity and enforceability of our intellectual property rights; or counterclaims and countersuits asserting infringement by us of third-party intellectual property rights.
Our failure to secure, protect and enforce our intellectual property rights could adversely affect our brand and our business, and we could lose the right to use certain intellectual property or lose the opportunity to license our technology to others or to collect royalty payments based upon successful protection and assertion of our intellectual property against others.
Our SaaS offerings, our Platform and other software contain open source software components, and failure to comply with the terms of the underlying licenses could restrict our ability to market or operate our Platform.
Our SaaS offerings, our Platform and other software incorporates certain open source software components. An open source license typically permits the use, modification and distribution of software in source-code form subject to certain conditions. Some open source licenses contain conditions that any person who distributes a modification or derivative work of software that was subject to an open source license make the modified version subject to the same open source license. Distributing software that is subject to this kind of open source license can lead to a requirement that certain aspects of our Platform be distributed or made available in source code form. Although we do not believe that we have used open source software in a manner that might condition its use on our distribution of any portion of our Platform in source code form, the interpretation of open source licenses is complex and, despite our efforts, it is possible that we may be liable for copyright infringement, breach of contract or other claims if our use of open source software is adjudged not to comply with the applicable open source licenses.
Moreover, we cannot ensure that our processes for controlling our use of open source software in our Platform will be effective. If we have not complied with the terms of an applicable open source software license, we may need to seek commercial licenses from third parties to continue offering our Platform and the terms on which such licenses are available may not be economically feasible, to re-engineer our Platform to remove or replace the open source software, to discontinue offering our Platform if re-engineering could not be accomplished on a timely basis, to pay monetary damages or to make available the source code for aspects of our proprietary technology, any of which could adversely affect our business, operating results and financial condition.
In addition to risks related to license requirements, use of open source software can involve greater risks than those associated with use of third-party commercial software, as open source licensors generally do not provide warranties or assurances of title, performance or non-infringement, nor do they control the origin of the software. There is typically no support available for open source software, and we cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect our business.
We rely on AWS and Google Cloud and other cloud and technology providers to deliver our products and services to our users, and any disruption of service from AWS or Google Cloud or material change to our arrangement with AWS or Google Cloud could adversely affect our business.
We currently host our SaaS offerings, our Platform and other software solutions, serve our users and support our operations using AWS and Google Cloud, providers of cloud infrastructure services. We do not have control over the operations of the facilities of AWS or Google Cloud that we use. AWS’s and Google Cloud’s facilities are vulnerable to failure, damage or interruption from a number of causes, including from earthquakes, hurricanes, floods, fires, cybersecurity attacks, terrorist attacks, power losses, telecommunications failures and similar events or could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of any of these events, a decision to close the facilities or cease or limit providing services to us without adequate notice or other unanticipated problems could result in interruptions to our Platform, including lengthy interruptions. Our SaaS offerings, our Platform and other software solutions’ continuing and uninterrupted performance is critical to our success and users may become dissatisfied by any system failure that interrupts our ability to provide our solutions to them. We may not be able to easily switch our AWS or Google Cloud operations to another cloud or other data center provider if there are disruptions or interference with our use of AWS or Google Cloud, and, even if we do switch our operations, other cloud and data center providers are subject to the same risks. Sustained or repeated system failures could reduce the attractiveness of our Platform to users, cause users to decrease their use of or cease using our Platform and adversely affect our business. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our Platform. We currently do not carry business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our services.
Neither AWS nor Google Cloud has an obligation to renew its agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements or unable to renew on commercially reasonable terms, our agreements are prematurely terminated or we add additional infrastructure providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new data center providers. If these providers charge high costs for or increase the cost of their services, we may have to increase the fees to use our Platform and our operating results may be adversely impacted.
Legal and Regulatory Risks Related to Our Business
The listing of our securities on Nasdaq did not benefit from the process customarily undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities.
Unlike an underwritten initial public offering of our securities, the initial listing of our securities as a result of the Business Combination did not benefit from the following:
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the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed securities;

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underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing; and

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underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel.

The lack of such a process in connection with the listing of our securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for our securities during the period immediately following the listing than in connection with an underwritten initial public offering.

Regulatory, legislative or self-regulatory/standard developments regarding privacy, cyber security matters could adversely affect our ability to conduct our business and cause increased costs of compliance.
We, along with a significant number of our users, are subject to laws, rules, regulations and industry standards related to data privacy and cyber security, and restrictions or technological requirements regarding the collection, use, storage, protection, retention, transfer and other processing of personal data. For example, the European Union General Data Protection Regulation, or GDPR, came into force in May 2018 in respect of processing operations carried out in the context of the activities of an establishment in the European Economic Area (the “EEA”), and any processing by entities not established in the EEA and relating to the offering of goods or services to individuals in the EEA and/or the monitoring of their behavior in the EEA. Also, the United Kingdom has implemented its own version of the GDPR, the so-called U.K. GDPR; therefore, as a practical matter, the GDPR continues to apply in substantially equivalent form to processing operations carried out in the context of the activities of an establishment in the United Kingdom, and any processing by entities not established in the United Kingdom and relating to the offering of goods or services to individuals in the United Kingdom and/or monitoring of their behavior in the United Kingdom. Accordingly, where we refer to the GDPR in this section, we are also referring to the U.K. GDPR in the context of U.K. processing operations, unless the context requires otherwise.
In the United States, the rules and regulations to which we may be subject include those promulgated under the authority of the Federal Trade Commission, state regulators and regulator enforcement positions and expectations. At the state level, all states have implemented security breach notification laws. Many states have adopted issue-specific laws pertaining to use of GPS and biometrics, among other technologies. Additionally, several states, including California, Virginia, Maryland and Utah, have enacted laws creating new individual privacy rights for consumers (as that word is broadly defined in the law) and placing increased privacy and security obligations on entities handling personal data of consumers or households. Among other requirements, the California Consumer Privacy Act (the “CCPA”) requires covered companies to provide new disclosures to California consumers and provide such consumers ways to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations and allows for a new cause of action for data breaches. Other U.S. states, including Colorado, Virginia, Utah and Connecticut have enacted similar — but not identical — laws, which either are or will go into effect in 2023 and beyond. As our business is directed exclusively to business consumers, we may not be subject to all such consumer-directed privacy laws. Nonetheless, we must evaluate whether and to what extent we are required to comply with any such law; to the extent that we are subject to these or other privacy laws, we may be required to implement additional processes or procedures or change the way in which we do business, ultimately increasing costs and limiting our ability to collect, use and share data subject to those laws.
The GDPR provides that EEA member states and the United Kingdom may make their own further laws and regulations to introduce supplementary requirements in certain areas. Such country specific regulations, as well as differing and/or conflicting interpretations of the GDPR across the EEA and the United Kingdom, may lead to divergence in the application of the laws that govern our processing of personal data across the EEA and/or the United Kingdom, endeavoring to comply with each of which may increase our costs and could increase our overall compliance risk. Such country-specific regulations could also limit our ability to collect, use and share data in the context of our EEA and/or U.K. operations and/or could cause our compliance costs to increase, ultimately having an adverse impact on our business and harming our business and financial condition.
Collectively, European data protection laws (including the GDPR) are wide-ranging in scope and impose numerous, significant and complex compliance burdens in relation to the processing of personal data. Specifically, the GDPR introduced numerous privacy-related changes for companies operating in the United Kingdom and EEA, including greater control over personal data by data subjects (e.g., the “right to be forgotten”), increasing transparency obligations to data subjects, requiring the establishment of a legal basis for processing personal data, creating obligations to appoint data protection officers and/or U.K. and/or EU representatives in certain circumstances, establishing obligations to implement certain technical and organizational safeguards to protect the security and confidentiality of personal data, introducing data breach notification requirements and increasing fines. In particular, fines of up to €20 million or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. In addition to administrative fines, a wide variety of other potential enforcement powers are available to competent supervisory authorities in respect of potential and suspected violations of the GDPR, including extensive audit and inspection rights and powers to order temporary or permanent bans on all or some processing of personal data carried out by noncompliant actors. The GDPR also includes a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR. Additionally, as noted above, the United Kingdom has transposed the GDPR into the laws of the United Kingdom by way of the U.K. GDPR, which could expose us to two parallel regimes, each of which potentially authorizes similar fines, with the U.K. GDPR permitting fines of up to the higher of £17.5 million or 4% of annual global revenue of any noncompliant company; as well as other potentially divergent enforcement actions for certain violations.
The GDPR requirements apply not only to third-party transactions, but also to transfers of personal data between, and other processing of personal data by, us and our subsidiaries, including employee information. The GDPR also restricts transfers of personal data to the United States and other countries, known as ‘third countries’, in respect of which the European Commission or other relevant regulatory body has not issued a so-called ‘adequacy decision’, unless the parties to the transfer have implemented specific safeguards to protect the transferred personal data. This is an area of evolving complexity and achieving effective compliance with ever changing requirements and guidance in relation to data transfers governed by GDPR is highly challenging. If we are unable to implement sufficient safeguards to ensure that our transfers of personal data governed by GDPR are lawful, we may face increased exposure to regulatory action(s), substantial fines and injunctions against processing personal data governed by GDPR. Loss of our ability to lawfully transfer personal data out of the United Kingdom and/or EEA to the United States or any other jurisdictions may (1) restrict our activities outside the United Kingdom and/or EEA, (2) limit our ability to work with partners, service providers, contractors and other companies outside the United Kingdom and/or EEA and/or (3) require us to increase our data processing capabilities in the United Kingdom and/or EEA at significant expense or otherwise cause us to change the geographical location or segregation of our relevant systems and operations — any or all of which could adversely affect our financial results.
Additionally, other countries outside of the United Kingdom and EEA in which we operate, including China and Israel, have enacted or are considering enacting similar cross-border data transfer restrictions and laws requiring local data residency, which could increase the cost and complexity of delivering our services and operating our business. The type of challenges we face in the United Kingdom and EEA will likely also arise in other jurisdictions that adopt laws similar in construction to the GDPR or regulatory frameworks of equivalent complexity.
Seeking to comply with evolving data protection requirements has caused us to expend significant resources and such expenditures are likely to continue into the near future as we respond to new interpretations, additional guidance and potential enforcement actions and patterns. While we have taken steps to comply with the GDPR, we cannot assure you that our efforts to achieve and remain in compliance have been, and/or will continue to be, fully successful.
Globally, governments and agencies have adopted and could in the future adopt, modify, apply or enforce laws, policies, regulations and standards covering user privacy, data security, technologies such as cookies that are used to collect, store and/or process data, marketing online, the use of data to inform marketing, the taxation of products and services, unfair and deceptive practices and the collection (including the collection of information), use, processing, transfer, storage and/or disclosure of data associated with unique individual internet users. New regulation or legislative actions regarding data privacy and security (together with applicable industry standards) may increase the costs of doing business and could have a material adverse impact on our operations and cash flows.
We make public statements about our use and disclosure of personal data, including through our privacy policy. Although we endeavor to comply with our public statements and documentation, we may at times fail to do so or be alleged to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance if our employees or vendors fail to comply with our published policies and documentation. The publication of our privacy policy and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices.

Any failure or perceived failure (including as a result of deficiencies in our policies, procedures or measures relating to privacy, data protection, marketing or client communications) by us to comply with laws, regulations, policies, legal or contractual obligations, industry standards or regulatory guidance relating to privacy or data security, may result in governmental investigations and enforcement actions, litigation, fines and penalties or adverse publicity and could cause our clients and partners to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, marketing, consumer communications and information security in the United States, the United Kingdom, the European Economic Area and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future laws, regulations, standards and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new services and maintain and grow our client base and increase revenue.
The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies or changes in tax legislation or policies could impact our future financial position and results of operations.
Corporate tax reform, base-erosion efforts and tax transparency continue to be high priorities in many tax jurisdictions where we have business operations. As a result, policies regarding corporate income and other taxes in numerous jurisdictions are under heightened scrutiny and tax reform legislation is being proposed or enacted in a number of jurisdictions.
In 2015, the Organization for Economic Co-operation and Development (the “OECD”) published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. Several of the areas of tax law on which the BEPS project focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign company rules. Changes are also expected to arise in the application of certain double tax treaties, which may restrict the ability of certain members of the Freightos group to rely on the terms of relevant double tax treaties in certain circumstances. Further, recent BEPS developments such as the OECD Inclusive Framework’s global tax reform statements in October 2021 include proposals for new profit allocation and nexus rules and for rules (including Pillar Two model rules released in December 2021) to ensure that the profits of multinational enterprises are subject to a minimum rate of tax. If these are enacted, we would expect our tax costs and operational expenses related to this complex compliance to increase.
Changes of law in individual jurisdictions which may arise as a result of the BEPS project or other tax measures may ultimately increase the tax base of individual members of the Freightos group in certain jurisdictions or the worldwide tax exposure of the Freightos group. Changes of law may also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other changes may focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.
Such changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an adverse impact on our taxable profits in various jurisdictions.
We may have exposure to additional tax liabilities.
As an international business providing global freight booking services around the world, we are subject to income taxes and non-income-based taxes. Although we believe that our tax filing positions are reasonable and comply with applicable law, we regularly review our tax filing positions, especially in light of tax law or business practice changes, and we may change our positions or determine that previous positions should be amended, either of which could result in additional tax liabilities. Significant judgment is required to evaluate applicable tax obligations. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business, and as a result, amounts recorded may be subject to adjustments by the relevant tax authorities. The final determination of tax audits or tax disputes may be different from what is reflected in our historical income tax provisions and accruals. If current or future audits find that additional taxes are due, we may be subject to incremental tax liabilities, possibly including interest and penalties, which could have a material adverse effect on our results of operations, financial condition and cash flows.
In general, governments are increasingly focused on ways to increase tax revenues, which has contributed to an increase in audit activity, more aggressive positions taken by tax authorities, more time and difficulty to resolve any audits or disputes and an increase in new tax legislation. Any such additional taxes or other assessments may be in excess of our current tax provisions or may require us to modify our business practices in order to reduce our exposure to additional taxes going forward, any of which could have a material adverse effect on our business, results of operations and financial condition.
Certain countries have taken steps to unilaterally introduce a digital services tax to address the issue of multinational businesses carrying on business in their jurisdiction without a physical presence and therefore generally not being subject to income tax in those jurisdictions. These digital services taxes are calculated as a percentage of revenue rather than net income or profits. The interpretation and implementation of the various digital services taxes (especially if there is inconsistency in the application of these taxes across tax jurisdictions) could have a materially adverse impact on our results of operations and cash flows. Due to the global scale of our business activities, any changes in tax law that apply to our activities, such as new definitions of permanent establishment, new nexus and profit allocation rules or the combined effect of tax laws in multiple jurisdictions may increase our worldwide effective tax rate, increase the complexity and costs associated with tax compliance and adversely affect our cash flows and results of operations.
We are also subject to other non-income-based taxes, such as value-added, payroll, sales, use, excise and goods and services taxes. From time to time, we may be under audit or investigation by tax authorities or involved in legal proceedings related to these non-income-based taxes or we may revise or amend our tax positions, which may result in additional non-income-based tax liabilities.
We are subject to a complex regulatory environment, and failure to comply with and adapt to these regulations could result in penalties or otherwise adversely impact our business, and future regulation changes including sanctions could limit our ability to conduct parts of our business.
We are affected by ever increasing regulations from a number of sources in the global locations in which we operate. Many of these regulations are complex and require varying degrees of interpretation, including those related to trade compliance, data privacy, environmental, employment, compensation and competition, and may result in unforeseen costs.
In reaction to the continuing global terrorist threat, governments around the world are continuously enacting or updating security regulations. These regulations are multi-layered, increasingly technical in nature and characterized by a lack of harmonization of substantive requirements among various governmental authorities. Furthermore, the implementation of these regulations, including deadlines and substantive requirements, can be driven by regulatory urgencies rather than industry’s realistic ability to comply.
We are and, in the future, may be regulated and licensed by various federal, state, and local transportation agencies in the countries in which we operate. We are subject to regulation as a customs broker under licenses issued by the U.S. Customs and Border Protection (“USCBP”) and the Canada Border Services Agency (“CBSA”). As such, we are required to maintain prescribed records and are subject to periodic audits by the appropriate governmental authority. The regulations are complicated and subject to change. There can be no assurance that we will comply with all of the requirements of the USCBP or CBSA, and our failure to do so would jeopardize our licenses and our ability to continue offering and providing customs brokerage services. Some of the Sellers on our Platform are engaged in activities that require a license, including customs brokerage, U.S. ocean freight forwarding, and providing insurance. Other than Clearit, Freightos is not itself licensed to carry out such activities and while we state on our Platform that we are not acting as a service provider, there can be no assurance that we will not face claims that we are required to comply with such requirements.
On June 16, 2022, President Biden signed the Ocean Shipping Reform Act of 2022 (“OSRA”) into law, which provides, among things, that no person may operate a shipping exchange involving ocean transportation in the foreign commerce of the United States unless the shipping exchange is registered as a national shipping exchange under US law. The OSRA further provides that a person shall register a shipping exchange by filing with the Federal Maritime Commission (“FMC”) an application for registration in such form as the FMC, by rule, may prescribe, containing the rules of the exchange and such other information and documents as the FMC, by rule, may prescribe as necessary or appropriate to complete a shipping exchange’s registration. The OSRA provides that the FMC shall issue regulations no later than three years after the enactment of the law. For purposes of OSRA, the term ‘shipping exchange’ means a platform (digital, over-the-counter, or otherwise) that connects shippers with common carriers for the purpose of entering into underlying agreements or contracts for the transport of cargo, by vessel or other modes of transportation. We do not yet know what regulations the FMC will adopt, nor whether any part of our Platform will be a shipping exchange under the law requiring us to be registered with the FMC.
Failure to consistently and timely comply with these or additional regulations, such as the application of California law “AB5” to our service providers located in California, or the failure, breach or compromise of our policies and procedures or those of our service providers or agents, may result in increased operating costs, damage to our reputation, difficulty in attracting and retaining key personnel, restrictions on operations or fines and penalties.
Failure to comply with anti-corruption, anti-money laundering and sanctions laws, and similar laws associated with our activities in and outside of the United States, could subject us to penalties and other adverse consequences.
We have voluntarily implemented an anti-money laundering compliance program designed to address the risk of our Platform being used to facilitate money laundering, terrorist financing or other illegal activity. Our program may not be sufficient to prevent our Platform from being used to improperly move money or may be found not to satisfy the expectations of our partners or regulators. In addition, if we or a regulator determines that we are required to comply with anti-money laundering laws (such as the U.S. Bank Secrecy Act (BSA), 31 U.S.C. § 5311), we may be required to enhance or alter our anti-money laundering compliance program. We also have some policies, procedures and technology designed to allow us to comply with economic sanctions laws in the countries in which we operate and prevent our Platform from being used to facilitate business in countries, regions or with persons or entities included on designated lists promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, which we refer to as OFAC, and equivalent foreign authorities. Our efforts to comply with OFAC regulations may be insufficient or not be effective, including in preventing users from using our services within the OFAC-sanctioned countries and regions, our partners or regulators may determine they are insufficient, or we may be required to comply with new sanctions laws and regulations, which may require us to further revise or expand our compliance program. For example, geopolitical events may result in new sanctions negatively affecting our users and business. Given the technical limitations in developing controls to prevent, among other things, the ability of users to publish on our Platform false or deliberately misleading information or to develop sanctions-evasion methods, it is possible that we may inadvertently and without our knowledge provide services to individuals or entities that have been designated by OFAC or are located in a country subject to an embargo by the United States that may not be in compliance with the economic sanctions regulations administered by OFAC.
Consequences for failing to comply with applicable anti-money laundering and sanctions laws and regulations, even unintentional violations, could include fines, criminal and civil lawsuits, forfeiture of significant assets or other enforcement actions. We could also be required to make costly and burdensome changes to our business practices or compliance programs as a result of regulatory scrutiny, voluntary changes we may make to our business strategy or the expansion of our operations. In addition, any perceived or actual breach of compliance by us, our users or payment partners with respect to applicable laws, rules and regulations could have a significant impact on our reputation and could cause us to lose existing users, prevent us from obtaining new users, cause other payment partners to terminate or not renew their agreements with us, negatively impact investor sentiment about our Company, require us to expend significant funds to remedy problems caused by violations and to avert further violations and expose us to legal risk and potential liability, all of which may adversely affect our business, operating results and financial condition and may cause the price of our ordinary shares to decline.
We are also subject to the anti-bribery/anti-corruption laws in the jurisdictions in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). These laws generally prohibit companies as well as their employees and agents from improperly influencing government officials or commercial parties in order to, among other things, obtain or retain business, direct business to any person or gain an improper business advantage. Such laws also require companies to maintain accurate books and records and have a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed and assets are accessed and accounted for in accordance with management’s authorization. We face significant risks if we fail to comply with these laws. In many foreign countries, particularly in countries with developing economies, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. We may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and we may be held liable for the corrupt or other illegal activities of our employees, representatives, contractors, partners and agents, even if we prohibit or do not explicitly authorize such activities. While the Company’s compliance program, policies and other resources are intended to mitigate and manage such risks, there is no guarantee that they are or will be fully effective at all times, and our employees, users and agents, as well as those contractors to which we outsource certain of our business operations, may take actions in violation of our policies, procedures, agreements and/or applicable laws, for which we may be ultimately held responsible.
Any violation of the FCPA, other applicable anti-bribery/anti-corruption laws, anti-money laundering or sanctions laws, could result in investigations and actions by federal or state attorneys general or foreign regulators, loss of export privileges, severe criminal or civil fines and penalties or other sanctions, forfeiture of significant assets, whistleblower complaints and adverse media coverage, which could have an adverse effect on our reputation, business, operating results and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Further, even if we maintain proper controls and remain in compliance with applicable anti-corruption, anti-bribery/anti-money laundering and sanctions laws or regulations, should any of our competitors not implement sufficient controls and be found to have violated such laws or regulations, user perception of online freight platforms in general may decrease and our business, brand and reputation may be adversely affected.
We may be subject to governmental export and import controls that could impair our ability to compete in international markets and subject us to liability if we violate such controls.
Since 2018 in particular, there have been political and trade tensions among a number of the world’s major economies. These tensions have resulted in the implementation of tariff and non-tariff trade barriers and sanctions, including the use of export control restrictions and sanctions against certain countries, individuals and companies. Any increase in the use of export control restrictions and sanctions to target certain countries, regions and entities or any expansion of the extraterritorial jurisdiction of export control laws could impact our ability to compete globally. In addition, measures adopted by an affected country to counteract impacts of another country’s actions or regulations could lead to legal liability to multinational companies, including us. For example, in January 2021, China adopted a blocking statute that, among other matters, entitles Chinese entities incurring damages from a multinational’s compliance with foreign laws to seek civil remedies. In February 2022, due to the military conflicts between Russia and Ukraine, several major economies, including the United States, the United Kingdom and the European Union imposed economic sanctions against Russia and certain Russian persons and entities. Our current operations have not been materially, directly affected by the expanded export control regulations or the novel rules or measures adopted to counteract them. Nevertheless, depending on future developments of global trade tensions, such regulations, rules or measures may have an adverse impact on our business and operations and we may incur significant legal liability and financial losses as a result.
Any change in export or import regulations, economic sanctions or related legislation or change in the countries, governments, persons, vessels or technologies targeted by such regulations, could result in decreased use of our Platform by existing or potential users with international operations. Any decreased use of our Platform or limitation on our ability to export or sell our products would likely adversely affect our business, operating results and financial results.

Adverse litigation judgments or settlements resulting from legal or arbitral proceedings in which we may be involved could expose us to monetary damages, equitable restraints or limit our ability to operate our business.
In the future, we may become involved in private actions, collective actions, investigations and various other legal proceedings by users, service providers and government agencies that may have a potential material impact on our business. We may be subject to litigation relating to various matters relating to our business. The results of any such litigation, investigations and legal proceedings are inherently unpredictable and expensive. Any claims against us, whether meritorious or not, could be time consuming, costly and harmful to our reputation, and could require significant amounts of management time and corporate resources. If any of these legal proceedings were to be determined adversely to us, or we were to enter into a settlement arrangement, we could be exposed to monetary damages or be forced to change the way in which we operate our business, which could have an adverse effect on our business, financial condition and operating results.
In addition, arbitration provisions may be included in our terms of service with users. These provisions may be intended to streamline the litigation process for all parties involved, as arbitration can in some cases be faster and less costly than litigating disputes in state or federal court. However, if we choose to include arbitration provisions, arbitration may become more costly for us or the volume of arbitrations may increase and become burdensome. Further, the use of arbitration provisions may subject us to certain risks to our reputation and brand, as these provisions have been the subject of increasing public scrutiny. To minimize these risks, we have in the past and may in the future voluntarily limit our use of arbitration provisions, or we may be required to do so, in any legal or regulatory proceeding, either of which could increase our litigation costs and exposure in respect of such proceedings.
Further, with the potential for conflicting rules regarding the scope and enforceability of arbitration on a jurisdiction-by-jurisdiction basis, as well as conflicting rules between the laws of the various jurisdictions in which we operate, some or all of the arbitration provisions we may choose to include, could be subject to challenge or may need to be revised to exempt certain categories of protection. If our arbitration agreements were found to be unenforceable, in whole or in part, or specific claims were required to be exempted from arbitration, we could experience an increase in our litigation costs and the time involved in resolving such disputes, and we could face increased exposure to potentially costly lawsuits, each of which could adversely affect our business, financial condition, operating results and prospects.
Claims against us may exceed our insurance coverage and/or coverage amounts and may or may not be covered by insurance at all.
We maintain various insurance policies for employee health, worker’s compensation, commercial general liability, director and officers, errors and omissions, cyber, property and excess coverage over the commercial general liability. If any claim falls outside of our coverage or exceeds our coverage we may be required to record additional expense, which could adversely impact our results of operations.
Ongoing market conditions for obtaining insurance, the rising cost of insurance and coverage expense may have an adverse effect on our business, financial condition, results of operations and cash flows.
Insurance availability and coverage terms continue to vary with market conditions, the market of available insurers is constricting and premium costs have consistently trended upwards. Obtaining insurance and claim expense coverage is becoming increasingly burdensome and expensive and may not be available for some or all of our services offerings on acceptable terms, in sufficient amounts, or at all. A successful claim in excess of our insurance coverage or any material claim for which insurance coverage is denied, limited or is not available could have a material adverse effect on our business, financial condition, results of operations and cash flow.
Changes in, or failure to comply with, competition laws, or customers using our data or tools for anti-competitive purposes, could adversely affect our business, financial condition or operating results.
Governmental agencies and regulators may, among other things, prohibit future acquisitions, divestitures or combinations we plan to make, impose significant fines or penalties, require divestiture of certain of our assets or impose other restrictions that limit or require us to modify our operations, including limitations on our contractual relationships with platform users or restrictions on our pricing models. Such rulings may alter the way in which we do business and, therefore, may increase our costs or liabilities or reduce demand for our products and services, which could adversely affect our business, financial condition or operating results.
Climate change, including measures to address climate change, could adversely impact our business and financial results.
The long-term effects of climate change are difficult to predict and may be widespread. The impacts of climate change may include physical risks (such as rising sea levels, which could affect port operations or frequency and severity of extreme weather conditions, which could disrupt our operations and damage cargo and our service providers’ facilities), compliance costs and transition risks (such as increased regulation and taxation to support carbon emissions’ reduction investments), shifts in customer demands (such as customers requiring more fuel efficient transportation modes or transparency to carbon emissions in their supply chains) and other adverse effects. Our non-asset-based model gives our end customers a flexibility and an ability to change locations, modes and carriers based on evolving operating conditions, however, such impacts may disrupt our operations by adversely affecting our ability to procure services that meet regulatory or customer requirements, depending on the availability of sufficient appropriate logistics solutions.
In addition, the increasing concern over climate change has resulted and may continue to result in more regulations relating to climate change, including regulating greenhouse gas emissions, restrictions on modes of transportation, alternative energy policies and sustainability initiatives, such as the FuelEU Maritime initiative. If legislation or regulations are enacted or promulgated in the United States or in any other jurisdictions in which we operate that impose more stringent restrictions and requirements than our current legal or regulatory obligations, we may experience disruptions in, or increases in the costs associated with delivering our services, which may negatively affect our operating our results of operations, cash flows and financial condition.
Risks Related to Our Incorporation in the Cayman Islands
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of the Cayman Islands, and we conduct substantially all of its operations, and a majority of our directors and executive officers reside, outside of the United States.
We are an exempted company limited by shares incorporated under the laws of the Cayman Islands and conduct a majority of our operations outside the United States. Substantially all of our assets are located outside the United States. A majority of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or to enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs are governed by the Freightos A&R Articles, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
The Grand Court of the Cayman Islands (the “Grand Court”) may not (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature.
Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive foreign judgment obtained against us will be recognized by the Grand Court as a cause of action for a debt and may be sued upon without reexamination of the issues if: (a) the foreign court had jurisdiction in the matter; (b) we either submitted to the jurisdiction of the foreign court or was resident and carrying on business in the jurisdiction and was duly served with process; (c) the judgment was not obtained by fraud; (d) the judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations imposed on us; (e) recognition or enforcement of the judgment in the Cayman Islands would not be contrary to public policy; and (f) the proceedings under which the judgment was obtained were not contrary to the principles of natural justice. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges, any special resolutions passed by shareholders and a list of the names of the current directors) or to obtain copies of lists of shareholders of these companies. Pursuant to the Freightos A&R Articles, our directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles our accounts and books or any of them shall be open to the inspection of our shareholders not being directors, and no shareholder (not being a director) shall have any right of inspection of any account or book or document except as conferred by law or authorized by our directors or by ordinary resolution of our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. As a foreign private issuer whose securities are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of the requirements of Nasdaq pursuant to Nasdaq Rule 5615(a)(3), which provides for such exemption to compliance with the Nasdaq Rule 5600 Series, subject to certain exceptions. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.
As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board or controlling shareholders than they would as public shareholders of a company incorporated in the United States.
Economic substance legislation of the Cayman Islands may adversely impact us or our operations.
The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, (2020 Revision) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019 onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for us, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act.
As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands
In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to swiftly resolve the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that time frame. In its October 2021 plenary, the FATF positively recognized the ongoing efforts of the Cayman Islands to improve its anti-money laundering and counter-terrorist financing regime. Despite the progress the Cayman Islands is making on satisfying the final outstanding recommendations (being considered as compliant or largely compliant in 39 of the FATF’s 40 recommendations and having completed 61 out of 63 FATF recommendation actions), it is still unclear how long this designation will remain in place and what ramifications, if any, the designation will have for us.
EU AML High-Risk Third Countries List
On March 13, 2022, the European Commission (“EC”) updated its list of ‘high-risk third countries’ (“EU AML List”) identified as having strategic deficiencies in their anti-money laundering/counter-terrorist financing regimes. The EC has noted it is committed to greater alignment with the FATF listing process and the addition of the Cayman Islands to the EU AML List is a direct result of the inclusion of the Cayman Islands on the FATF grey list in February 2021. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for us.
Failure to maintain our status as tax resident in Israel could adversely affect our financial and operating results.
Because we are incorporated under the laws of the Cayman Islands, we are treated as a tax resident of the Cayman Islands. In addition, according to the tax ruling we received from the Israel Tax Authority (“ITA”), we were required to register with the ITA and be permanently treated as a tax resident of Israel, which we have done. Continued attention must be paid to ensure that we continue to be a tax resident solely in Israel. If we were to be considered as tax resident within another jurisdiction, we may be subject to additional tax in that jurisdiction, which could negatively affect our financial and operating results, and/or our shareholders’ or warrant holders’ investment returns could be subject to additional or increased taxes (including withholding taxes).
Risks Related to Freightos’ Operations in Israel and Certain Other Jurisdictions
Relations between Israel and the other jurisdictions in which we operate, and geopolitical issues in the various jurisdictions in which our employees and users reside, could materially affect our business.
Many of our employees, including most of our management team, operate from our offices which are located in Jerusalem, Israel. In addition, several of our directors and members of our management team are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, which negatively affected business conditions in Israel. In addition, Iran has threatened to attack Israel, is believed to be developing nuclear weapons and targeting cyber attacks against Israeli entities. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.
Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers certain damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, the State of Israel and Israeli companies have been, from time to time, subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our results of operations, financial condition or the expansion of our business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect our business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations, and prospects.
In addition, many Israeli citizens are obligated to perform annual military reserve duty each year for periods ranging from several days to several weeks until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition, and results of operations.
Our Israeli subsidiary currently maintains a beneficial tax treatment status. Changes in tax laws, tax incentives, benefits or differing interpretations of tax laws or our inability to maintain our Israeli subsidiary’s beneficial tax status may adversely affect our results of operations.
We believe our Israeli subsidiary is eligible for certain tax benefits provided to “Preferred Technological Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 1959 (the “Investment Law”). In 2019, our Israeli subsidiary received a tax ruling from the ITA regarding its entitlement to tax benefits as a Preferred Technological Enterprise subject to compliance with the conditions set forth in such tax ruling and in the Investment Law. The tax ruling is valid from 2018 until the tax year ending in 2022. In order to remain eligible for the tax benefits for Preferred Technological Enterprises, our Israeli subsidiary must continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. There is no assurance that our Israeli subsidiary will remain eligible for the tax benefits for Preferred Technological Enterprises in the future or that those benefits will be available to it in the future. If these tax benefits are reduced, canceled or discontinued, or if our Israeli subsidiary fails to continue to meet certain conditions, its Israeli taxable income would be subject to regular Israeli corporate tax rates. The standard corporate tax rate for Israeli companies is currently 23%. Furthermore, the reduction, cancellation or discontinuation of the tax benefits for Preferred Technological Enterprises may have adverse tax consequences for our shareholders with respect to tax withholding and the tax rate that would apply on dividends paid by us. See the section of this prospectus entitled “Certain Material Israeli Tax Considerations.”
A tax ruling we obtained from the ITA imposes conditions that may limit our flexibility in operating our business and our ability to enter into certain corporate transactions.
Prior to, and in preparation for, the Business Combination, we underwent an internal reorganization. We obtained a tax ruling from the ITA in connection with the reorganization. The tax ruling imposes a number of conditions that limit our flexibility in operating our business and in engaging in certain corporate transactions. In accordance with the terms of the tax ruling, until the two-year anniversary of the completion date of the reorganization, we agreed to continue to hold 100% of the shares of our subsidiaries that took part in the reorganization and that the shareholders who held shares of Freightos HK prior to the reorganization continue to hold at least 25% of their holdings in Freightos’ shares during such period. Under certain circumstances, these conditions may not allow us the flexibility that we need to operate our business and may prevent us from taking advantage of strategic opportunities that might benefit our business and our shareholders. In addition, if we breach any of the terms of the tax ruling, we may be subject to additional Israeli tax (including penalties, interest and linkage differentials), which could negatively affect our financial condition and results of operations.
It may be difficult to enforce a U.S. judgment against us or our officers and directors in Israel or the United States or to assert U.S. securities laws claims in Israel or serve process on our officers and directors.
It may be difficult to enforce a U.S. judgment against us, our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors and these experts.

Most of our directors or officers are not residents of the United States and most of their and our assets are located outside the United States. Service of process upon us or our non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against us or our non-U.S. directors and executive officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws against us or our non-U.S. officers and directors, reasoning that Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or our non-U.S. officers and directors.
Moreover, an Israeli court will not enforce a non-Israeli judgment unless, subject to certain exceptions, certain conditions are met such as the judgment was given in a state whose laws provide for the enforcement of judgments of Israeli courts, its enforcement is not likely to prejudice the sovereignty or security of the State of Israel, it was not obtained by fraud or in the absence of due process, it is not at variance with another valid judgment that was given in the same matter between the same parties, and a suit in the same matter between the same parties was not pending before a court or tribunal in Israel at the time the non-Israeli action was brought.
Provisions of Israeli law may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets.
We are taxed as an Israeli corporation and Israeli tax considerations may make potential transactions undesirable to us or to some of our shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted.
We may face various risks as a result of proposed judicial reforms in Israel.
Members of the Israeli government have announced plans to introduce far-reaching plans for overhauling the Israeli judicial system. In response, there have been protests at various levels domestically, including amongst high-tech employees. Large investment banks and other investors have raised concerns about the proposed reforms, including putting negative pressure on Israel’s credit rating, which could slow the flow of international investment, negatively impacting the infrastructure and business environment in which we operate.
We face various risks related to our operations in the Palestinian Authority which could materially affect our business.
Many of our employees, including members of our product, research and development and customer support teams, operate from our offices that are located within the West Bank, in Ramallah and Nablus.
Under a series of agreements, known as the Oslo Accords, signed between 1993 and 1999, the Palestinian Authority has security and civilian responsibility for many Palestinian-populated areas of the West Bank, including Ramallah and Nablus. The Palestinian Authority last held elections in 2006, when Hamas won a majority of seats in the Palestinian Legislative Council. Fatah, the dominant Palestinian political faction in the West Bank, and Hamas failed to maintain a unity government. From time to time, there have been violent clashes between their respective supporters. In addition, tensions are often high between Israel and Palestinians living in the West Bank and from time to time, there is violence within the West Bank between Palestinians and Israelis.

The economic outlook in the West Bank is fragile, as security concerns and political friction have led to slow economic growth. Longstanding Israeli restrictions on imports, exports, and movement of goods and people continue to disrupt labor and trade flows, and the territory’s industrial capacity, and constrain private sector development.
Palestinian courts have limited history addressing issues that may impact our operations, including intellectual property and corporate matters. As such, we may lack the ability to enforce legal agreements or assert legal rights in the Palestinian Authority, which could materially impact our business and operations.
Our operations in the Palestinian Authority are subject to political, military, economic and legal risks, and conditions in the Palestinian Authority and the surrounding region may adversely impact our business and results of operations.
Our business is currently concentrated in certain geographies, especially Europe and the United States. Many shipments originate in Asia. Future exposure to local economies, regional downturns or other political, social or economic disruptions or events may materially adversely affect our financial condition and results of operations.
Our business is currently heavily concentrated in Europe. As a result, our business is currently more susceptible to regional and national conditions than the operations of more geographically diversified competitors, as we are more vulnerable to local economies, regional downturns or other more localized political or social disruptions and events. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These factors include, among other things, changes in demographics, population, competition, shifts in production, warehousing and distribution sites, consumer preferences and new or revised laws or regulations.
Risks Related to Ownership of Our Securities
The price of Freightos Ordinary Shares and Freightos Warrants may be volatile, and the value of Freightos Ordinary Shares and Freightos Warrants may decline.
We cannot predict the prices at which Freightos Ordinary Shares or Freightos Warrants will trade. The price of Freightos Ordinary Shares and Freightos Warrants may not bear any relation to any established criteria of the value of our business and prospects. In addition, the trading price of Freightos Ordinary Shares and Freightos Warrants is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in Freightos Ordinary Shares and Freightos Warrants as you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of Freightos Ordinary Shares and Freightos Warrants include the following:
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actual or anticipated fluctuations in our financial condition or results of operations;

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variance in our financial performance from expectations of securities analysts;

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changes in the pricing of our Solutions segment offerings or our Platform;

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changes in laws or regulations applicable to our business;

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announcements by us or our competitors of significant business developments, acquisitions or new offerings;

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significant data breaches, disruptions to or other incidents involving our Solutions segment offerings or our Platform;

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our involvement in litigation;

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conditions or developments affecting the global freight industry;

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future sales of Freightos Ordinary Shares by us or our shareholders, as well as the anticipation of lock-up releases;

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changes in senior management or key personnel;

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the trading volume of our securities;

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changes in the anticipated future size and growth rate of our markets;

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publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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general economic and market conditions; and

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other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our ordinary shares. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.
Sales of Freightos Ordinary Shares, or the perception of such sales, by us or the Selling Securityholders pursuant to this prospectus in the public market or otherwise could cause the market price for the Freightos Ordinary Shares to decline and certain Selling Securityholders still may receive significant proceeds.
The sale of Freightos Ordinary Shares in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could increase the volatility of the market price of the Freightos Ordinary Shares or result in a significant decline in the public trading price of Freightos Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate. Resales of Freightos Ordinary Shares may cause the market price of our securities to drop significantly, even if our business is doing well.
Although the Sponsor Holders (as defined below) and the Freightos Holders (as defined below) will be prohibited from transferring any Restricted Securities for the duration of the Sponsor Lock-Up Period (as defined below) and the Freightos Lock-Up Period (as defined below), respectively, subject to certain exceptions, these shares may be sold after the expiration or release of the respective applicable lock-up provisions in the Lock-Up Agreements. For more information, see the section of this prospectus titled “Freightos Ordinary Shares Eligible for Future Sale — Lock-Up Agreements.”
Following the expiration of the applicable lock-ups described in this prospectus and as restrictions on resale end and registration statements are available for use, the market price of the Freightos Ordinary Shares could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of the Freightos Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell such shares, could reduce the market price of the Freightos Ordinary Shares.
This prospectus registers the Freightos Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders, which represent approximately 68.1% of the outstanding Freightos Ordinary Shares as of the date of this prospectus, assuming the exercise of all Freightos Warrants. Certain of these Freightos Ordinary Shares were purchased at prices that were significantly below the current trading price of the Freightos Ordinary Shares and, even if our trading price is significantly below $10.00, the offering price for the units offered in the Gesher IPO, certain of the Selling Securityholders, including the Sponsor, may still have an incentive to sell their Freightos Ordinary Shares because they purchased the shares at prices lower than the public investors or the current trading price of the Freightos Ordinary Shares and the sale of such shares could result in the Selling Securityholders realizing a significant gain. For example, (i) the Sponsor acquired its 2,825,000 Freightos Ordinary Shares and 5,950,549 Freightos Warrants being registered for resale hereunder at prices of approximately $0.009 per share and $1.00 per warrant, respectively, (ii) the Forward Purchaser acquired its 5,000,000 Freightos Ordinary Shares and 2,500,000 Freightos Warrants being registered for resale hereunder at a price of $10.00 per unit, (iii) the Backstop Investor acquired its 1,000,000 Freightos Ordinary Shares being registered for resale hereunder at a price of $10.00 per share and its 100,000 Freightos Warrants being registered for resale hereunder for no additional consideration, (iv) the PIPE Investor acquired its 4,166,571 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share (except for the 1,000,000

Freightos Ordinary Shares acquired pursuant to the PIPE Agreement for a price of $10.00 per share), (v) Zvi Schreiber acquired his 4,608,659 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $0.12 per share, (vi) Aleph, L.P. and its affiliate, Aleph-Aleph, L.P., acquired their 3,544,394 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $2.23 per share, (vii) Annox Capital LLC acquired its 1,576,630 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $1.59 per share, (viii) Asian Gateway Investments Pte. Ltd. acquired its 4,749,856 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share, (ix) FedEx Logistics, Inc. acquired its 1,504,122 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share, (x) Israel Cleantech Ventures II, L.P. acquired its 3,702,727 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $2.41 per share, and (xi) Qatar Airways Group Q.C.S.C. acquired its 213,723 Freightos Ordinary Shares being registered for resale hereunder for no consideration. Based on the closing price of the Freightos Ordinary Shares of $2.47 as of April 27, 2023, (i) the Sponsor would experience a potential profit, excluding the purchase price and value of the Freightos Warrants owned by the Sponsor, of up to approximately $2.46 per share, or approximately $6,952,325 million in the aggregate, (ii)  Zvi Schreiber would experience a potential profit of approximately $2.35 per share, or approximately $9,914,643 in the aggregate, (iii) Aleph, L.P. and its affiliate, Aleph-Aleph, L.P. would experience a potential profit of approximately $0.24 per share, or approximately $847,150 in the aggregate, (iv) Annox Capital LLC would experience a potential profit of approximately $0.88 per share, or approximately $1,394,275 in the aggregate, (v)  Israel Cleantech Ventures II, L.P. would experience a potential profit of approximately $0.06 per share, or approximately $238,234 in the aggregate, and (vi) Qatar Airways Group Q.C.S.C. would experience a potential profit of approximately $2.47 per share, or approximately $527,896 in the aggregate. The other Selling Securityholders would not recognize a profit based on the current trading price of the Freightos Ordinary Shares as of April 27, 2023. Public securityholders who purchased their Freightos securities at higher prices than the Selling Securityholders may experience lower rates of return (if any) than the Selling Securityholders, due to differences in purchase prices and the potential trading price at which they may be able to sell.
There can be no assurance that Freightos Warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless.
The exercise price for the Freightos Warrants is $11.50 per ordinary share. There is no guarantee that such Freightos Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Freightos Ordinary Shares. If the market price for our Freightos Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of April 28, 2023, the closing price of our Freightos Ordinary Shares was $2.29 per share.
We may redeem your unexpired Freightos Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Freightos Warrants worthless.
We have the ability to redeem outstanding Freightos Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Freightos Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the Freightos Warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the Freightos Warrants, we have an effective registration statement under the Securities Act covering the Freightos Ordinary Shares issuable upon exercise of Freightos Warrants and a current prospectus relating to them is available. If and when the Freightos Warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Freightos Warrants could force you (i) to exercise your Freightos Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Freightos Warrants at the then-current market price when you might otherwise wish to hold your Freightos Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Freightos Warrants are called for redemption, is likely to be substantially less than the market value of your Freightos Warrants.
If we do not file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the Freightos Warrants, holders will only be able to exercise such warrants on a “cashless basis.”
If we do not file and maintain a current and effective prospectus relating to the Freightos Ordinary Shares issuable upon exercise of the Freightos Warrants at the time that holders wish to exercise such Freightos Warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of Freightos Ordinary Shares that holders will receive upon exercise of the Freightos Warrants will be fewer than it would have been had such holder exercised his Freightos Warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Freightos Ordinary Shares issuable upon exercise of the Freightos Warrants is available. Under the terms of the Warrant Agreement, as amended, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Freightos Ordinary Shares issuable upon exercise of the Freightos Warrants until the expiration of the Freightos Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our Company may be reduced or the Freightos Warrants may expire worthless.
We are an “emerging growth company” and the reduced disclosure requirements applicable to us may make our securities less attractive to investors.
We are an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. For as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”). We will remain an emerging growth company until the last day of the fiscal year ending after the fifth anniversary of the effectiveness of the registration statement of which this prospectus forms a part, though we may cease to be an emerging growth company earlier if (1) we have more than $1.235 billion in annual gross revenue, (2) we qualify as a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (3) we issue, in any three-year period, more than $1.0 billion in non-convertible debt securities held by non-affiliates. We currently intend to take advantage of each of the reduced reporting requirements and exemptions described above. As a result, our shareholders may not have access to certain information they may deem important.
Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected, and expect to continue to elect, not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period, difficult because of the potential differences in accounting standards used.
It is difficult to predict whether investors will find our securities less attractive as a result of our taking advantage of these exemptions and the relief granted to emerging growth companies. If some investors find our securities less attractive as a result, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the market price of our securities may be more volatile.

When we lose our “emerging growth company” status, we will no longer be able to take advantage of certain exemptions from reporting, and we will also be required to comply with the auditor attestation requirements of Section 404. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.
We are a “foreign private issuer” within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.
Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.
We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, if you hold our securities, you may receive less or different information about us than you would receive about a U.S. domestic public company.
We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.
We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
As discussed above, we are a foreign private issuer and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or (3) we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that we disclose the requirements we are not following and describe the home country practices we are following. We may in the future elect to follow home country practices with regard to certain matters. For example, we will not be required to: (i) have regularly scheduled executive sessions with only independent directors each year; (ii) solicit proxies and provide proxy statements for all meetings of shareholders; (iii) obtain shareholders’ approval for certain issuances of securities in connection with the acquisition of shares or assets of another company, a change of control, the establishment of or amendments to equity-based compensation plans and private placements; or (iv) have a minimum of three members on our audit committee. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements. For a more detailed description, see “Management — Corporate Governance Practices.”
The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified Board members.
We are subject to the requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, we will incur additional legal, accounting and other expenses compared to when we were a private company. These expenses may increase even more if we no longer qualify as an “emerging growth company.” The Exchange Act requires, among other things, that we file annual reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.
Many members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of the Freightos Board, particularly to serve on our audit committee, and qualified executive officers.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our ordinary shares, fines, sanctions and other regulatory actions and potentially civil litigation.
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.
A material weakness is a deficiency or combination of deficiencies in our internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements would not be prevented or detected on a timely basis.
If we experience material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations or prevent fraud, which may adversely affect investor confidence in us and, as a result, the value of our ordinary shares. We cannot assure you that all of our existing material weaknesses have been identified, or that we will not in the future identify additional material weaknesses. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could adversely impact our business, operating results and financial condition.
If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our ordinary shares to decline, and we may be subject to investigation or sanctions by the SEC. Furthermore, investor perceptions of our Company may suffer if, in the future, material weaknesses are found, and this could cause the price of our ordinary shares to decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the stock exchange on which we list and be subjected to regulatory investigations and civil or criminal sanctions.
The issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.
We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees and directors under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire, make investments in or engage in strategic partnerships with companies, solutions or technologies and issue equity securities to pay for any such acquisition, investment or partnership. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Freightos Ordinary Shares (and per warrant value of the Freightos Warrants) to decline.
If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Freightos, the price and trading volume of our securities could decline significantly.
The trading market for Freightos Ordinary Shares and Freightos Warrants will depend, in part, on the research and reports that securities or industry analysts publish about Freightos or our business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of Freightos, or if these securities or industry analysts are not widely respected within the general investment community, the demand for Freightos Ordinary Shares and Freightos Warrants could decrease, which might cause the price and trading volume of our securities to decline significantly. In the event that we obtain securities or industry analyst coverage, if one or more of the analysts who cover Freightos downgrade their assessment of us or publish inaccurate or unfavorable research about our business, the market price and liquidity for Freightos Ordinary Shares and Freightos Warrants could be negatively impacted.
Future resales, or the possibility of future resales, of Freightos securities issued in connection with the Business Combination may cause the market price of the Freightos securities to drop significantly, even if our business is doing well.
Certain of our securityholders (including the PIPE Investor, but not including any shares acquired by the PIPE Investor pursuant to the PIPE Financing), certain members of the Sponsor, and the Forward

Purchaser have entered into lock-up agreements with us. Pursuant to such lock-up agreements, such parties have agreed that, during the applicable lock-up period, they will not, sell, offer to sell, contract or enter into any agreement to sell, hypothecate, pledge, hedge, grant any option to purchase, or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, any Freightos Ordinary Shares or Freightos Warrants, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any such securities held immediately prior to the Closing, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, until the expiration of the following periods:
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For certain members of the Sponsor (the “Sponsor Holders”), from and after the Closing until the 36-month anniversary (such period, the “Sponsor Lock-Up Period”) of the date on which the closing occurs. However, (i) at each nine-month anniversary of the closing date, 25% of the Freightos securities subject to the lock-up attributable to each Sponsor Holder will cease to be deemed Restricted Securities and (ii) if prior to the end of the Sponsor Lock-Up Period, a change of control of Freightos occurs, then all of the then Restricted Securities will cease to be deemed Restricted Securities.

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For certain shareholders of Freightos (the “Freightos Holders”), from and after the Closing until the 24-month anniversary (the “Freightos Lock-Up Period”) of the date on which closing occurs. However, (i) at each six-month anniversary of the date on which closing occurs, 25% of the Freightos securities subject to the lock-up attributable will cease to be deemed Restricted Securities and (ii) if at any time after the closing but prior to the end of the Freightos Lock-Up Period, a change of control occurs, then all of the then Restricted Securities will cease to be deemed Restricted Securities.

See the section of this prospectus titled “Freightos Ordinary Shares Eligible for Future Sale — Lock-Up Agreements.”
Further, concurrently with the Closing, Freightos, the Sponsor and certain Freightos shareholders entered into a registration rights agreement that provides the Sponsor and the other parties thereto with customary demand registration rights and piggy-back registration rights with respect to registration statements filed by Freightos after the closing. Additionally, pursuant to the Forward Purchase Agreement, we have agreed to file a registration statement under the Securities Act to register the Freightos securities that will be held by the Forward Purchaser following the Closing, and additionally, as to securities issued pursuant to the Backstop Agreement, we will register the resale of those securities as well. See the section of this prospectus titled “Freightos Ordinary Shares Eligible for Future Sale — Registration Rights.”
After their respective lock-up periods, certain members of the Sponsor, the Forward Purchaser, and the Freightos shareholders (including the PIPE Investor) will not be restricted from selling Freightos Ordinary Shares held by them, other than by applicable securities laws. Additionally, the Backstop Investor will not be restricted from selling any of its Freightos Ordinary Shares following the Closing, other than by applicable securities laws. As such, sales of a substantial number of Freightos Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Freightos Ordinary Shares. Following the completion of the Business Combination, the Freightos shareholders subject to lock-up agreements collectively own approximately 83% of the outstanding Freightos Ordinary Shares.
The sale, or possibility of sale of these shares in the public market or otherwise, could have the effect of increasing the volatility in the share price of Freightos Ordinary Shares or result in a significant decline in the market price of Freightos Ordinary Shares if the holders of currently restricted shares sell them or are perceived by the market as intending to sell such securities. These sales, or the possibility that these sales may occur, may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Resales of Freightos Ordinary Shares may cause the market price of our securities to drop significantly, even if our business is doing well.
The markets for Freightos Ordinary Shares or Freightos Warrants have limited volume and liquidity and may further lose liquidity in the future, which would adversely affect the liquidity and price of Freightos securities.
An active trading market for Freightos Ordinary Shares or Freightos Warrants may never develop or, if developed, may not be sustained. You may be unable to sell your Freightos Ordinary Shares or Freightos Warrants unless a market can be established and sustained.

The trading prices of Freightos Ordinary Shares and Freightos Warrants may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to:
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changes in the sectors in which we operate;

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changes in our projected operating and financial results;

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changes in laws and regulations affecting our business;

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changes in our senior management team, our Board or key personnel;

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our involvement in litigation or investigations;

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the anticipation of lock-up releases;

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negative publicity about Freightos or our services;

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the volume of Freightos Ordinary Shares or Freightos Warrants available for public sale, which may be impacted by the Lock-Up Agreements;

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announcements of significant business developments, acquisitions, or new offerings;

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general economic, political, regulatory, industry, and market conditions; and

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natural disasters or major catastrophic events.

These and other factors may cause the market prices and demand for Freightos Ordinary Shares and Freightos Warrants to fluctuate substantially, which may limit or prevent investors from readily selling their securities and may otherwise negatively affect the liquidity of Freightos Ordinary Shares or Freightos Warrants. These fluctuations may be even more pronounced in the trading market for Freightos Ordinary Shares or Freightos Warrants shortly following the Business Combination. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of Freightos Ordinary Shares or Freightos Warrants, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from its business.
We do not expect to pay dividends in the foreseeable future.
We expect that we will continue to operate at a loss in the foreseeable future, and will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect that we will pay any cash dividends in the foreseeable future.
Our Board has discretion as to whether to distribute dividends. Even if our Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board. Accordingly, you may need to rely on sales of Freightos Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that the Freightos Ordinary Shares will appreciate in value or that the market price of the Freightos Ordinary Shares will not decline.
We have granted in the past, and will also grant in the future, share incentives, which may result in increased share-based compensation expenses.
In 2012, our Board adopted and our shareholders approved the Freightos Stock Plan for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with us. In connection with the Business Combination Agreement, on May 31, 2022, the Freightos Board approved and adopted the Freightos Limited 2022 Long-Term Incentive Plan (the “2022 LTIP”). Initially, the maximum number of Freightos Ordinary Shares issuable under the 2022 LTIP was 1,759,030 Freightos Ordinary Shares (the “Share Pool”). In addition to the initial Share Pool, on the first day of each calendar year during the term of the 2022 LTIP beginning with the calendar year starting January 1, 2023 and continuing for ten calendar years (ending with the calendar year starting January 1, 2032), in each case a number of Freightos Ordinary Shares equal to an amount equal to the lesser of (i) 5%

of the number of Freightos Ordinary Shares issued and outstanding on such January 1st date or (ii) an amount determined by the Freightos Board prior to such date will be available for issuance. On January 1, 2023, 1,806,876 Freightos Ordinary Shares were added to the Share Pool. The 2022 LTIP permits the awards of options, restricted shares, share appreciation rights, restricted share units, or RSUs, performance shares or units, and other share-based awards to employees, directors and consultants of Freightos and its subsidiaries and affiliates. For more information on the share incentive plans, see “Management.” We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and as such, we will grant share-based compensation and incur share-based compensation expenses. As a result, expenses associated with share-based compensation may increase, which may have an adverse effect on our financial condition and results of operations.
If a U.S. Holder is treated as owning at least 10% by vote or value of our shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a United States person (as defined in Section 7701(a)(30) of the Code) is treated as owning (directly, indirectly, or constructively) at least 10% of the total combined voting power of Freightos Ordinary Shares or at least 10% of the total value of Freightos Ordinary Shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” (“CFCs”) in Freightos’ group (if any), which may subject such person to adverse U.S. federal income tax consequences. Specifically, a United States shareholder of a CFC may be required to annually report and include in its U.S. taxable income its pro rata share of such CFC’s “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property, whether or not we make any distributions of profits or income of such CFC to such United States shareholder. If a U.S. Holder is treated as a United States shareholder of a CFC, failure to comply with applicable reporting obligations may subject such holder to significant monetary penalties and may extend the statute of limitations with respect to such holder’s U.S. federal income tax return for the year for which reporting was due. Additionally United States shareholders of a CFC that are individuals would generally be denied certain tax deductions or foreign tax credits in respect of their income that may otherwise be allowable to a United States shareholder that is a U.S. corporation.
We cannot provide any assurances that we will assist holders of its shares in determining whether we or any of our non-U.S. subsidiaries are treated as CFCs or whether any holder of the Freightos Ordinary Shares is treated as a United States shareholder with respect to any such CFC, nor do we expect to furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The IRS has provided limited guidance regarding the circumstances in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to CFCs. Each U.S. investor should consult its advisors regarding the potential application of these rules to an investment in the Freightos Ordinary Shares.
We may be (or may become) a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of Freightos Ordinary Shares.
The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our and our subsidiaries’ income and assets, and the market value of our and our subsidiaries’ assets, from time to time. Specifically, for any taxable year a non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either: (1) 75% or more of its gross income in that taxable year is passive income, or (2) 50% or more of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. The calculation of the value of Freightos and our subsidiaries’ assets will be based, in part, on the quarterly market value of Freightos Ordinary Shares, which is subject to change.
The determination of whether we or our subsidiaries are or will become a PFIC may also depend, in part, on how, and how quickly, it uses liquid assets and the cash acquired from the Business Combination and the PIPE Financing or otherwise. If we were to retain significant amounts of liquid assets, including cash, the risk of Freightos being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the taxable year that includes the Business Combination or any future taxable year, and no opinion of counsel has or will be provided regarding the classification of Freightos as a PFIC. If we were classified as a PFIC for any year during which a U.S. Holder held Freightos Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such holder held Freightos Ordinary Shares.
If we are or are to become a PFIC, such characterization could result in adverse U.S. federal income tax consequences to U.S. Holders of Freightos Ordinary Shares. For example, if we are a PFIC, U.S. Holders of Freightos Ordinary Shares may become subject to increased tax liabilities under U.S. federal income tax laws and regulations and will become subject to burdensome reporting requirements.
We cannot assure any investor that we will not be a PFIC for the taxable year that includes the Business Combination or any future taxable year. U.S. investors should consult their own tax advisors about the circumstances that may cause us to be classified as a PFIC and the consequences if we are classified as a PFIC. For further information, see the section below titled “Certain Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

USE OF PROCEEDS
All of the Freightos Ordinary Shares and Freightos Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $170,775,000 from the exercise of the outstanding warrants (each of which is generally exercisable for $11.50 per share), assuming the exercise in full of all such warrants for cash. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease, potentially to zero. Further, given the recent price volatility of our Freightos Ordinary shares and relative lack of liquidity in our stock, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Freightos Ordinary Shares. If the market price for our Freightos Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of April 28, 2023, the closing price of our Freightos Ordinary Shares was $2.29 per share.
We expect to use the net proceeds received from the exercise of the warrants, if any, for general corporate purposes, which may include funding working capital requirements, capital expenditures, acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

MARKET PRICE OF OUR SECURITIES
Freightos Ordinary Shares began trading on Nasdaq under the symbol “CRGO” on January 26, 2023. Freightos Warrants began trading on Nasdaq under the symbol “CRGOW” on January 30, 2023. The Gesher Ordinary Shares, Gesher Warrants and Gesher Units were previously listed on Nasdaq under the symbols “GIAC,” “GIACW,” and “GIACU,” respectively. The Gesher Units began trading on Nasdaq on October 12, 2021 and the Gesher Ordinary Shares and Gesher Warrants began trading on Nasdaq on November 9, 2021. The Gesher Units automatically separated into the component securities upon consummation of the Business Combination. Prior to the Closing, each Gesher Unit consisted of one Gesher Ordinary Share and one half of one Gesher Warrant, whereby each whole Gesher Warrant entitled the holder to purchase one Gesher Ordinary Share at an exercise price of $11.50 per share. Upon the closing of the Business Combination, the Gesher Ordinary Shares were converted into Freightos Ordinary Shares. As of March 31, 2023, there were approximately 54 holders of record of Freightos Ordinary Shares and 8 holders of record of Freightos Warrants. Such numbers do not include beneficial owners holding our securities through nominee names. On April 28, 2023, the last reported closing sale prices of our Freightos Ordinary Shares and Freightos Warrants were $2.29 and $0.1501, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial information is based on Freightos’ historical consolidated financial statements prepared in accordance with IFRS and Gesher’s historical financial statements and gives effect to the consummation of the Business Combination and the Acquisition (as defined below). Gesher historically prepared its financial statements in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information gives effect to adjustments required to convert Gesher’s historical financial information to IFRS. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The following unaudited pro forma condensed combined statement of financial position as of December 31, 2022 and the unaudited pro forma condensed combined statements of profit or loss and other comprehensive loss for the year ended December 31, 2022, present the combination of the financial information of Gesher and Freightos after giving effect to the Business Combination and the Acquisition.
Gesher is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 23, 2021. Gesher was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
Freightos operates a global freight booking and payments platform, connecting carriers, forwarders and “shippers” for optimized transport shipping speed and cost. Freightos connects the freight industry to make international shipments faster, more cost-effective and reliable, expanding global trade between the people of the world with the largest global digital freight booking platform.
The unaudited pro forma condensed combined financial information of Freightos combines the accounting periods of Gesher. The historical financial information of Freightos was derived from the audited consolidated financial statements of Freightos as of and for the year ended December 31, 2022, included elsewhere in this prospectus. The historical financial information of Gesher was derived from the audited financial statements of Gesher for the year ended September 30, 2022 and the unaudited financial statements as of and for the three months ended December 31, 2022 and December 31, 2021.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2022 assumes that the transactions occurred on December 31, 2022. The unaudited pro forma condensed combined statements of profit or loss and other comprehensive loss for the year ended December 31, 2022 present pro forma effect to the transactions as if they had been completed on January 1, 2022.
This information should be read together with Gesher’s and Freightos’s financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.
The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Description of the Acquisition of Clearit
Freightos acquired Clearit on February 16, 2022 (the “Acquisition”).
On February 16, 2022, Freightos acquired Clearit in the United States and Canada. Freightos acquired the shares of a U.S. company and the customs brokerage business assets from a Canadian company. In consideration, Freightos paid a total amount of $5,000,000 in cash and issued 959,909 Ordinary Shares. In addition, Freightos may pay up to an additional $3,500,000 in cash subject to the business achieving certain operating and financial milestones over the next three years. The fair value of the contingent consideration as of the acquisition date was $1,768,000.
Description of the Business Combination
Business Combination
On May 31, 2022, Gesher entered into the Business Combination Agreement with Freightos, which provides for, among other things, the following transactions:
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Recapitalization:   Each Freightos Preferred Share will automatically convert into one Freightos Ordinary Shares in accordance with the Freightos organizational documents and immediately following such conversion, each then issued and outstanding Freightos Ordinary Share will automatically convert into such number of Freightos Ordinary Shares equal to the Conversion Ratio (at the closing, the approximately Conversion Ratio was 3.5).

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Merger:   Each Gesher Ordinary Share issued and outstanding immediately prior to the First Effective Time (after giving effect to any redemptions of Gesher Ordinary Shares), Merger Sub I or Merger Sub II immediately prior to the First Effective Time, will be converted into and will for all purposes represent the right to receive an equal number of Freightos Ordinary Shares. Each Gesher Ordinary Share issued and outstanding immediately prior to the First Merger and each Gesher Ordinary Share in respect of which the holder thereof has validly exercised such holder’s redemption right will be automatically cancelled and cease to exist upon such conversion or redemption, as applicable.

Forward Purchase Agreement and Backstop Commitments
Gesher entered into the Forward Purchase Agreement with the Forward Purchaser to purchase 4,000,000 Gesher Units for an aggregate purchase price of $40,000,000 in connection with the acquisition of Freightos. The Forward Purchase Agreement also provides for the Forward Purchaser to provide the FPA Backstop Commitment of $10,000,000 to Gesher in the event that, as of immediately prior to the Closing, certain minimum cash conditions are not met after taking into account redemptions by Gesher shareholders in connection with the Transactions and certain other investments. In exchange for providing the FPA Backstop Commitment, the Forward Purchaser will receive (i) an additional amount of Gesher Ordinary Shares equal to the amount of the FPA Backstop Commitment drawn, divided by $10.00 and (ii) 500,000 Gesher Warrants.
Gesher entered into the Backstop Agreement with the Backstop Investor to provide the Additional Backstop Commitment to Gesher in the event that, as of immediately prior to the Closing, certain minimum cash conditions are not met after taking into account redemptions by Gesher shareholders in connection with the Transactions and certain other investments. In exchange for providing the Additional Backstop Commitment, Gesher will issue and sell to the Backstop Investor (i) 1,000,000 Gesher Ordinary Shares at a purchase price of $10.00 per share and (ii) 100,000 Gesher Warrants.
PIPE Financing
Concurrently with the execution of the Business Combination Agreement, Gesher and Freightos entered into the PIPE Agreement with the PIPE Investor for a private investment to purchase an aggregate of 1,000,000 Freightos Ordinary Shares for an aggregate purchase price of $10,000,000 at a price per share equal to $10.00. Consummation of the PIPE Financing is conditioned on the concurrent Closing and other customary closing conditions in the PIPE Agreement.
Merger
On January 25, 2023, Merger Sub I merged with and into Gesher, with Gesher surviving as a wholly owned subsidiary of Freightos. Immediately thereafter, Gesher, as a wholly owned subsidiary of Freightos, merged with and into Merger Sub II with Merger Sub II surviving as a wholly owned subsidiary of Freightos.

As a result of the Business Combination and the other Transactions, Gesher became a direct, wholly-owned subsidiary of Freightos, and its outstanding securities were exchanged for the securities of Freightos.
In connection with the Closing of the Business Combination, 10,287,844 of the 11,500,000 outstanding Gesher Ordinary Shares were redeemed. Freightos issued 7,000,000 Freightos Ordinary Shares for $70,000,000 in connection with the Private Placements (the full amounts of the FPA Backstop Commitment and the Additional Backstop Commitment were drawn).
Ownership
The following summarizes the unaudited pro forma ordinary shares outstanding , at the completion of the Business Combination:
	Share Ownership in Freightos(1)
Freightos existing Shareholders(2)	36,148,201	76.2%
Gesher Shareholders(3)	4,287,156	9%
Private Placement Investors	7,000,000	14.8%
Total	47,435,357	100%

(1)
The share amounts and ownership percentages do not take into account the Freightos employee share ownership plan (ESOP) or the issuance of Freightos Warrants as part of the Business Combination (including the PIPE Financing) and may be exercised thereafter.

(2)
Excludes 68,736 earnout Freightos Ordinary Shares related to the acquisition of 7LFreight in December 2021. In addition, excludes 1,159,674 earnout Freightos Ordinary Shares related to the acquisition of the interlining technology and other assets of a major airline group in December 2021.

(3)
Includes the Sponsor, EarlyBird and a Gesher anchor investor.

Consideration
The following represents the aggregate business combination consideration:
(in thousands, except share amounts)(c)	Purchase Price	Shares/Warrants Issued
Shares Consideration to Gesher Shareholders(a)	43,858	4,287,156
Public and Private warrants consideration to Gesher’s Public and Private warrant holders(b)	9,012	12,250,000
Total consideration to Gesher Shareholders and Warrant holders	52,870
Shares and warrants consideration to the Private Placement Investors(a)(b)	70,000	7,000,000 shares, 2,600,000 Warrants

(a)
The value of ordinary Share is $10.23 per share, based on the market value as of January 25, 2023. Includes Gesher Public Shareholders, the Sponsor and EarlyBird.

(b)
The value of Public warrants is $0.736 per warrant, based on the market value as of January 25, 2023.

Accounting Treatment for the Business Combination
For the accounting treatment of the Business Combination, refer to Note 1 to the unaudited pro forma condensed combined financial information.
The following unaudited pro forma condensed combined statement of financial position as of December 31, 2022 and the unaudited pro forma condensed combined statements of profit or loss and other comprehensive loss for the year ended December 31, 2022 are based on the historical financial statements of Gesher, Freightos and Freightos’s Acquisition. The unaudited pro forma adjustments are based on information currently available, assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
As of December 31, 2022
($ in thousands)
	Gesher as of December 31, 2022	Gesher IFRS Conversion and Presentation Alignment		Gesher Pro Forma as Adjusted	Freightos as of December 31, 2022	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	59			59	6,492	69,039	(A)	75,590
User Funds					3,328			3,328
Trade receivables, net					1,936			1,936
Other receivables and prepaid expenses	174			174	1,215			1,389
Total Current assets	233			233	12,971	69,039		82,243
NON-CURRENT ASSETS:
Property and equipment, net					767			767
Right-of-use assets					1,384			1,384
Intangible assets, net					9,465			9,465
Goodwill					15,628			15,628
Deferred taxes					573			573
Marketable securities held in Trust Account	117,801			117,801		(117,801)	(C)	—
Other long-term assets					1,018			1,018
Total non-current assets	117,801			117,801	28,835	(117,801)		28,835
TOTAL ASSETS	118,034			118,034	41,806	(48,762)		111,078
LIABILITIES AND EQUITY/ (DEFICIT)
CURRENT LIABILITIES
Short-term bank loan and credit					2,505			2,505
Trade payables					3,234			3,234
User accounts					3,328			3,328
Current maturity of lease liabilities					613			613
Accrued expenses and other payables	2,008			2,008	7,400	(3,600)	(D)	5,808
Gesher promissory note	1,421			1,421		(1,421)	(G)	—
Total current liabilities	3,429			3,429	17,080	(5,021)		15,488
LONG TERM LIABILITIES
Lease liabilities					395			395
Employee benefit liabilities, net					1,294			1,294
Other long-term liabilities					1,377			1,377
Warrants liabilities		5,375	(AA)	5,375	—	2,721	(M)	8,096
Gesher deferred underwriting fee payable	4,025			4,025		(4,025)	(L)	—
Gesher ordinary Share subject to possible redemption		117,801	(AA)	117,801		(117,801)	(F)	—
Total long term liabilities	4,025	123,176		127,201	3,066	(119,105)		11,162
Gesher ordinary Share subject to possible redemption	117,801	(117,801)	(AA)	—		—
EQUITY/ (DEFICIT)
Share capital					*)			*)
Share premium					140,229	111,868	(H)	252,097
Reserve from remeasurement of defined benefit plans					137			137
Accumulated deficit	(7,221)	(5,375)	(AA)	(12,596)	(118,706)	(36,504)	(K)	(167,806)
Gesher ordinary Share	*)			*)	*)			*)
TOTAL EQUITY/ (DEFICIT)	(7,221)	(5,375)		(12,596)	21,660	75,364		84,428
TOTAL LIABILITIES AND EQUITY (DEFICIT)	118,034	—		118,034	41,806	(48,762)		111,078

*)
Represents an amount lower than $1.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS
Year Ended December 31, 2022
($ in thousands)
	Gesher year ended December 31(1)	Gesher IFRS Conversion and Presentation Alignment		Gesher Pro Forma as Adjusted	Freightos Actual year ended December 31	Adjustments for acquisition of Clearit(2)		Freightos Pro Forma as Adjusted	Transaction Accounting Adjustments		Pro Forma Combined
Revenue					19,085	237	(BB)	19,322			19,322
Cost of revenue					7,859	369	(BB, CC)	8,228			8,228
Gross profit					11,226	(132)		11,094			11,094
Research and development expenses					10,217	15	(BB)	10,232			10,232
Sales and marketing expenses					12,749	151	(BB, CC)	12,900			12,900
General and administrative expenses	3,988	(2,700)	(AA)	1,288	9,645	30	(BB)	9,675			10,963
Merger related expenses		2,700	(AA)	2,700	2,887			2,887	3,000	(BBB)	8,587
Share listing service(*)									46,000	(CCC)	46,000
Total operating expenses	3,988			3,988	35,498	196		35,694	49,000		88,682
Net operating loss	(3,988)			(3,988)	(24,272)	(328)		(24,600)	(49,000)		(77,588)
Change in fair value of Gesher’s warrants		968	(AA)	968					369	(DDD)	1,337
Finance income	1,648			1,648	194			194	(1,648)	(AAA)	194
Finance expenses					(454)			(454)			(454)
Loss before tax on income	(2,340)	968		(1,373)	(24,532)	(328)		(24,860)	(50,279)		(76,511)
Income taxes						169		169			169
Net loss	(2,340)	968		(1,373)	(24,701)	(328)		(25,029)	(50,279)		(76,680)
Other comprehensive loss (net of tax effect):
Remeasurement profit from defined benefit plans	—			—	269			269			269
Total comprehensive loss	(2,340)	968		(1,373)	(24,432)	(328)		(24,760)	(50,279)		(76,411)

Refer to Note 6 for Gesher Combined Historical Financial Information.
(1)
Refer to Note 4 “Adjustments for the Acquisition to Unaudited Pro Forma Condensed Combined Statement of Profit or loss and other comprehensive loss”

(*)
Nonrecurring expense (Share based payment)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the consummation of the Business Combination and the Acquisition and has been prepared for informational purposes only.
The historical consolidated financial statements of Freightos have been prepared in accordance with IFRS. The historical financial statements of Gesher have been prepared in accordance with U.S. GAAP. The historical financial statements of the Acquisition have been prepared in accordance with U.S. GAAP, and no material adjustments were required to convert the historical financial information of the Acquisition from U.S. GAAP to IFRS or to align with accounting policies to those applied by Freightos.
The Business Combination will be accounted for as an acquisition of an entity which does not constitute a business. Freightos will be treated as the acquirer and Gesher will be treated as the acquired company for financial statement reporting purposes. The Business Combination which is not within the scope of IFRS 3 (“Business Combinations”) since Gesher does not meet the definition of a business, is accounted for within the scope of IFRS 2 (“Share-based payment”), as issuing shares by Freightos, at the closing of the Business Combination in exchange for stock exchange listing service provided by Gesher. Any difference between the fair value of the shares and warrants issued to Gesher’s shareholders and warrant holders and the fair value of Gesher’s net assets as of the closing date will be recorded as a listing service expense. The net assets of Freightos and Gesher will be stated at historical cost, with no goodwill or other intangible assets recorded.
Freightos has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Freightos’ existing shareholders will have the greater voting interest in the combined entity;

•
Freightos’ directors will represent the majority of the board of directors of the combined company following the consummation of the Business Combination;

•
Freightos’ senior management will be the senior management of the combined company following the consummation of the Business Combination; and

•
Freightos is the larger entity based on historical operating activity and has the larger employee base.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2022 and the unaudited pro forma condensed combined statements of profit or loss and other comprehensive loss for the year ended December 31, 2022 are based on the historical financial statements of Gesher, Freightos and the Acquisition. The accounting adjustments for the Acquisition and Business Combination consist of those necessary to account for the Acquisition and Business Combination, respectively.
Freightos and Gesher did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate pre-existing activities between the companies.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2022 assumes that the Business Combination occurred on December 31, 2022. The unaudited pro forma condensed combined statements of profit or loss and other comprehensive loss for the year ended December 31, 2022, presents pro forma effect to the Acquisition and Business Combination as if it had been completed on January 1, 2022.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2022 has been prepared using, and should be read in conjunction with, the following:
•
Freightos’ audited consolidated statement of financial position as of December 31, 2022 and the related notes included elsewhere in this prospectus; and

•
Gesher’s unaudited balance sheet as of December 31, 2022 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of profit or loss and other comprehensive loss for the year ended December 31, 2022 have been prepared using, and should be read in conjunction with, the following:
•
Freightos’ audited consolidated statement of profit or loss and other comprehensive loss for the year ended December 31, 2022 and the related notes included elsewhere in this prospectus;

•
Gesher’s audited statement of operations for the year ended September 30, 2022 and the related notes included elsewhere in this prospectus;

•
Gesher’s unaudited statement of operations for the three months ended December 31, 2022 and December 31, 2022 and the related notes. Refer to Note 6 for Gesher Combined Historical Financial Information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies. Freightos believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition and Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Freightos and Gesher.
Note 2 — Accounting Policies and conversion of Gesher’s historical financial information from U.S. GAAP to IFRS
(AA)   The historical financial information of Gesher was prepared in accordance with U.S. GAAP. The following significant adjustments were required to convert Gesher’s historical financial information from U.S. GAAP to IFRS or to align Gesher’s accounting policies to those applied by Freightos:
(1)
The reclassification of Gesher Ordinary Shares subject to possible redemption from temporary equity to non-current liabilities (no measurement differences).

(2)
Gesher’s Warrants will be reclassified from equity (under the U.S. GAAP) to a financial liability (in according to IAS 32 — Financial Instruments: Presentation) measured at fair value through profit or loss, due to the ‘cashless’ settlement provisions in the warrant agreement.

The change in fair value of Gesher’s warrants for the period from October 14, 2021 (consummation of Gesher’s IPO) through December 31, 2021, was immaterial.
(3)
Presentation alignment of merger related expenses — reclassification from “General and administrative expenses” to “Merger related expenses”.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

Freightos has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
Note 4 — Adjustments for the Acquisition to Unaudited Pro Forma Condensed Combined Statement of Profit or loss and other comprehensive loss
Freightos acquired Clearit on February 16, 2022.
Adjustments for the acquisition of Clearit to Unaudited Pro Forma Condensed Combined Statement of Profit or loss and other comprehensive loss for the year ended December 31, 2022
(BB)   Represents pro forma adjustments to add the Clearit’s results for the period from January 1, 2022 through the acquisition date, February 16, 2022.
(CC)   Reflects the amortization of intangible assets related to the acquisition of Clearit’s, for the period from January 1, 2022 through February 16, 2022:
Amortization of technology	$69
Amortization of customer relations	$49
Note 5 — Adjustments for the Business combination
Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position
The adjustments included in the unaudited pro forma condensed combined statement of financial position as of December 31, 2022 are as follows:
(A)   Represents pro forma adjustments to the cash balance:
	(in thousands)
Reclassification of marketable securities held in Trust Account	$12,439	(C)
Proceeds from the PIPE Financing and backstop commitments	70,000	(E)
Merger related expenses	(13,400)	(D)
	$69,039	(A)
The pro forma cash balance excludes earnout related to the Acquisition. Please see above “Description of the Acquisition of Clearit”.
(B)
In connection with the Closing of the Business Combination, 10,287,844 of the 11,500,000 outstanding Gesher Ordinary Shares were redeemed. Freightos issued 7,000,000 Freightos Ordinary Shares for $70 million in connection with the Private Placements (the full amounts of the FPA Backstop Commitment and the Additional Backstop Commitment were drawn).

(C)
Reflects the reclassification of marketable securities held in the Trust Account that become available following the Business Combination.

(D)
Represents the total transaction costs of $15.4 million incurred by Freightos and Gesher in consummating the Business Combination (including Gesher’s deferred underwriting fee). Approximately $2 million already paid as of December 31, 2022. The allocation of transaction costs between the two components of the Business Combination (i.e., the listing of Freightos shares on Nasdaq and the issuance of Freightos Ordinary Shares to Gesher shareholders and Private Placement Investors) is based on the number of Freightos Ordinary Shares issued to Gesher shareholders and Private Placement Investors.

(E)
Reflects the proceeds of $50 million from the issuance and sale of Freightos Ordinary Shares in the PIPE Financing (including the Forward Purchase Agreement and issuance of liability warrants) the backstop commitments (FPA Backstop Commitment and Additional Backstop Commitment) of $20 million.

(F)
Reflects the reclassification of $12,439 related to Gesher Ordinary Shares that were subject to possible redemption to permanent equity and the redemption of 10,287,844 Gesher Ordinary Shares.

(G)
During 2022, Gesher entered into short-term loans agreements with a related party, the Sponsor, in order to finance transaction costs in connection with an intended initial Business Combination. The loans were converted into private warrants in the consummation of Business Combination at a price of $1 per warrant.

(H)   Represents pro forma adjustments to share premium balance:
Merger related expenses	(2,675)	(D)
Issuance of Freightos Ordinary Shares in the PIPE Financing and backstop commitments	70,000	(E)
Issuance of warrants liability as part of the PIPE, upon consummation of Business Combination	(1,300)	(M)
Reclassification of Gesher Ordinary Shares subject to redemption	12,439	(F)
Share listing service (IFRS 2)	46,000	(J)
Reclassification of Gesher’s accumulated deficit	(12,596)
	111,868	(H)

(J)
Represents listing service under IFRS 2. The difference between the fair value, based on the market value as of January 25, 2023, of Freightos Ordinary Shares and Freightos Warrants issued to Gesher shareholders and warrant holders and the fair value of Gesher’s identifiable net assets represents a listing service to be expensed as incurred. The expense recognized in accordance with IFRS 2 is based on the fair value to be determined as of the date of the consummation of the Business Combination. Freightos issued Ordinary Shares (at fair value of $44 million) and warrants (at fair value of $ 9 million) with a total fair value of $53 million to Gesher’s shareholders and warrant holders for Gesher’s identifiable net assets of $ 7 million.

(K)
Represents pro forma adjustments to accumulated deficit:

Merger related expenses	(3,100)	(D)
Listing service under IFRS 2	(46,000)	(J)
Reclassification of Gesher’s accumulated deficit	12,596
	(36,504)	(K)

(L)
Represents of Gesher’s deferred underwriting fee which paid directly from the Trust Account upon consummation of the Business Combination.

(M)
Freightos will classify Freightos public and private warrants that will be issued to Gesher public and private warrant holders as liabilities. In addition, reflects the issuance of liability warrants as part of the PIPE, upon consummation of the Business Combination.

Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Profit or loss and other comprehensive loss
(AAA)
Interest earned on money in Gesher trust account for the year ended December 31, 2022 has been eliminated.

(BBB)
Represents allocation of nonrecurring transaction costs in consummating the Business Combination. The allocation of estimated transaction costs between the two components of the Business Combination (i.e., the listing of Freightos Ordinary Shares on the Nasdaq and the issuance of Freightos Ordinary Shares to Gesher Shareholders and Private Placement Investors) is based on the number of Freightos Ordinary Shares issued to Gesher Shareholders and Private Placement Investors following the transaction.

(CCC)
Represents non-recurring share listing service under IFRS 2. The expense recognized in accordance with IFRS 2 is based on the fair value to be determined as of the date of the consummation of the Business Combination.

(DDD)
Change in fair value of Gesher’s warrants that issued by Freightos, upon the consummation of the Business Combination. Refer also to (M) above.

Note 6 — Gesher Combined Historical Financial Information
Freightos’s fiscal year ends on December 31 and Gesher’s fiscal year ends on September 30.
Gesher’s historical statement of operations for the year ended December 31, 2022 is determined as follows:
•
Gesher’s audited statement of operations for the year ended September 30, 2022, plus

•
Gesher’s unaudited condensed statement of operations for the three months ended December 31, 2022, minus

•
Gesher’s unaudited condensed statement of operations for the three months ended December 31, 2021.

Gesher’s financial results for the year ended December 31, 2022
The historical financial information of Gesher was derived from the audited financial statements of Gesher for the year ended September 30, 2022 and the unaudited financial statements as of and for the three months ended December 31, 2022 and December 31, 2021;
	Year ended September 30, 2022	Plus, three months ended December 31, 2022	Minus, three months ended December 31, 2021	For the year ended December 31, 2022
Formation and operating costs	3,713	492	217	3,988
Loss from operations	(3,713)	(492)	(217)	(3,988)
Interest income earned on Trust Account	717	978	47	1,648
Net loss	(2,996)	486	(170)	(2,340)

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED COMPARATIVE PER SHARE DATA OF GESHER AND FREIGHTOS
The following tables set forth summary historical comparative share information for Gesher and Freightos and unaudited pro forma combined per share information of the combined company for the year ended December 31, 2022, after giving effect to the consummation of the Business Combination and Freightos’s Acquisition.
The net loss per share and weighted average shares outstanding information reflects the Business Combination and the Acquisition as if it had occurred on January 1, 2022. The unaudited pro forma combined per share information of Gesher and Freightos is derived from and should be read in conjunction with the unaudited pro forma condensed combined financial statements and related notes.
The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the net loss per share would have been had the companies been combined during the periods presented, nor loss per share for any future date or period.
The unaudited pro forma condensed combined financial information for the year ended December 31, 2022:
Share and per share data in U.S. Dollars
	Historical		Pro Forma Combined
	Gesher	Freightos
For the year ended December 31, 2022
Net loss per share – basic and diluted per Ordinary Share	(0.16)	(4.25)	(1.64)
Weighted average Ordinary Shares outstanding – basic and diluted(1)	14,575,000	7,930,928
Freightos Shareholders(1)(2)			35,591,079
Gesher Shareholders (including Sponsor)			4,287,156
Private Placement Investors			7,000,000
Weighted average Ordinary Shares outstanding – basic and diluted(1)(2)			46,878,235

(1)
Excludes the issuance of Freightos Warrants as part of the Business Combination (including the PIPE Financing) and may be exercised thereafter.

(2)
Excludes 68,736 earnout Ordinary Shares related to the acquisition of 7LFreight. In addition, excludes 1,159,674 earnout Ordinary Shares related to acquisition of the interlining technology and other assets of a major airline group in December 2021.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
On May 27, 2022, Freightos HK completed a reorganization pursuant to which shareholders of Freightos HK exchanged shares in Freightos HK for shares in Freightos Limited, and Freightos HK became a subsidiary of Freightos Limited. Unless the context otherwise requires, all references in this section to the “Company,” “Freightos,” “we,” “us,” or “our” refer to the business which belonged to Freightos HK, including its subsidiaries, through May 27, 2022, and to Freightos Limited, including its subsidiaries, after May 27, 2022.
You should read the following discussion and analysis of our financial condition and results of operations together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of this prospectus and our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.
Overview
Our mission is to expand trade among the people of the world by digitalizing the international shipping industry, reducing the friction that plagues global supply chains.
We operate a leading, vendor-neutral booking and payment platform for international freight. Our Platform supports supply chain efficiency and agility by enabling real-time procurement of ocean and air shipping across more than ten thousand importers and exporters, thousands of freight forwarders, and dozens of airlines and ocean carriers. According to UNCTAD, the value of goods traded internationally reached a record level of $22.5 trillion in 2021, representing nearly one quarter of the world’s gross domestic product. International trade is facilitated by the third-party logistics market, which, according to logistics research firm Armstrong & Associates, generated nearly one trillion dollars in revenue in 2020. Global Market Insights projects this market to grow at a CAGR of approximately 9% between 2020 and 2026 to $1.8 trillion.
Despite its size and importance, global freight has not yet undergone a comprehensive digital transformation. Unlike passenger travel, hotels and retail, cross-border freight services remain largely offline, opaque and inefficient. Most international air and ocean shipments involve multiple intermediaries, often with as many as 30 actors and 100 people, communicating across time zones. These manual processes, replicated hundreds of thousands of times each day, typically result in delays, extra expenses, non-binding and inconsistent pricing, and uncertain transit times. Even on major trade lanes, such as Asia to the United States, our research shows that it is common for importers and exporters to wait several days for a spot price quote, and prices often vary by tens of percentage points. Actual prices and transit times are not guaranteed and are unpredictable, impairing supply chain planning.
The consequences of this dysfunction flow through international freight, supply chains and, ultimately, businesses and consumers everywhere. As a result, consumers pay more for goods, businesses experience reduced margins, and goods remain under or overstocked. The environment also suffers from this lack of efficiency; according to the International Air Transport Association (“IATA”), air cargo holds, for example, are typically about 50% unutilized, doubling greenhouse gas emissions per unit weight.
These challenges are exacerbated by ongoing and persistent supply chain problems, making global freight pricing more volatile than most stock and commodity markets. Without digitalization, supply chains are unable to respond to stressors in an agile and cost-effective manner. As a result, supply chains have struggled to adjust in an agile and cost-effective manner to stresses, such as wars, pandemics, weather problems, strikes, blockages of trade routes, such as the Suez Canal, and trade wars.
We believe that the key metric for the size of our marketplace is #Transactions and GBV, which represents the value of transactions consummated between Buyers and Sellers on our Platform, plus related fees charged to Buyers and Sellers, and pass-through payments such as duties. We also believe this metric to be a bellwether of marketplace liquidity and growth, correlated to the potential for Platform revenue. GBV on our Platform started growing rapidly in 2020 as carriers increasingly adopted digital cargo sales and bookings. However, GBV is directly influenced by varying price levels in the industry, which is why #Transactions provides a more stable indicator of growth in our Platform’s scope and liquidity.
We are focused on growing #Transactions and the resulting GBV. Alongside this growth, we are gradually increasing value to Platform users, allowing us to increasingly monetize transactions to generate increased revenue. We enjoy strong gross margins and unit economics, so that growth in our #Transactions and GBV flow through to gross profit, bringing us ever closer to net profits. Between the year ended December 31, 2021 and the year ended December 31, 2022, GBV grew from $302.7 million to $610.8 million on a pro forma basis and between 2020 and 2021, GBV grew from $69.7 million to $302.7 million on a pro forma basis after giving effect to the Clearit acquisition, which occurred in February 2022.
The- pro forma numbers include subsequent acquisitions. In particular, our 7LFreight business is primarily part of our Solutions segment; but it also generates GBV from trucking bookings, which we started counting in our GBV calculations as of when this data became available around mid-June 2022.
Our Business Model
Our Platform is a three-sided marketplace, digitally connecting freight carriers (primarily airlines, and also ocean liners and trucking companies), freight forwarders and importers/exporters. We also provide Solutions including software as a service (“SaaS”) and industry data to help market participants automate and optimize their buying, pricing and selling processes. As more market participants use our Platform, we are able to drive increased efficiencies throughout the highly-fragmented international freight industry.
We derive most of our revenue from (1) transaction fees and service fees through our Platform segment and (2) subscriptions and professional service fees through our Solutions segment, which includes SaaS solutions as well as data offerings such as price indexes. As of the date of this prospectus, the majority of our revenue is generated from our Solutions segment, but we anticipate that, driven by marketplace growth dynamics and increased monetization across a growing suite of features, our Platform segment will continue to grow more quickly than our Solutions segment and become our main source of revenue.
Platform Growth Dynamic
Currently, our primary business objective is scaling booking Transactions on our Platform. As our Platform grows and matures, expanding across more regions, carriers and modes, and as we increase value to users, we expect Buyers and Sellers will be willing to pay higher fees for our services, so that revenue growth will follow GBV growth after some time lag.
Key processes which we use to grow our Platform are:
•
Attracting and retaining Buyers and Sellers, thereby increasing supply and demand, respectively.

•
Enabling online payments that are reconciled automatically with actual shipment bookings.

•
Providing benchmark data to increase transparency and optimize pricing for market participants.

•
Delivering SaaS tools to help Sellers automate price quotes, which increases the supply that is available online, and tools to help Buyers organize and expand their online procurement.

Significant Events and Transactions
Business Combination and Public Company Costs
On May 31, 2022, we entered into the Business Combination Agreement with Gesher, Merger Sub I and Merger Sub II, pursuant to which, on the terms and subject to the conditions set forth therein, (i) Merger Sub I merged with and into Gesher, with Gesher surviving the First Merger as a wholly owned subsidiary of Freightos, and (ii) Gesher merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Freightos. Those transactions closed on January 25, 2023.
Immediately prior to the First Merger, Freightos and its shareholders engaged in the Recapitalization so that the only outstanding equity securities of Freightos were Freightos Ordinary Shares and certain options to acquire Freightos Ordinary Shares that remain outstanding following the Business Combination. To effect the Recapitalization, (1) each Freightos Preferred Share automatically converted into Freightos Ordinary Shares in accordance with the Freightos organizational documents, and (2) immediately following such conversion, each then issued and outstanding Freightos Ordinary Share automatically converted into 3.51806 Freightos Ordinary Shares.
The Business Combination is accounted for as an acquisition of an entity which does not constitute a business. Freightos is treated as the acquirer and Gesher is treated as the acquired company for financial statement reporting purposes. The Business Combination is not within the scope of IFRS 3 (Business Combinations) because Gesher does not meet the definition of a business and is accounted for within the scope of IFRS 2 (Share-based Payment) as issuing shares by Freightos at the Closing in exchange for stock exchange listing services provided by Gesher. Any difference between the fair value of the shares and warrants issued to Gesher’s shareholders and warrant holders and the fair value of Gesher’s net assets as of the closing date is recorded as a listing service expense. The net assets of Freightos and Gesher were stated at historical cost, with no goodwill or other intangible assets recorded.
As a consequence of the Business Combination, Freightos Ordinary Shares and Freightos Warrants are registered under the Exchange Act and listed on Nasdaq, which will require Freightos to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Freightos expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Cayman Reorganization
On May 27, 2022, Freightos HK completed a reorganization pursuant to which shareholders of Freightos HK exchanged shares in Freightos HK for shares in Freightos Limited, and Freightos HK became a subsidiary of Freightos Limited.
Recent Acquisitions
In December 2021, we acquired the interlining technology and other related assets of a major airline group. Upon the closing of the acquisition, we issued 158,327 Series C Preferred Shares to the seller. The seller may also earn up to 316,658 Freightos Ordinary Shares, subject to us achieving certain commercial milestones using the acquired interlining platform. The seller agreed to use the interlining platform exclusively for a period of time and will be entitled to a revenue share in connection with the commercialization of the interlining technology.
In December 2021, we acquired all of the membership interests of 7LFreight, a U.S. company engaged in freight rate management SaaS. Upon closing of the acquisition, we paid $4.7 million in cash and 359,968 Freightos Ordinary Shares to the sellers. In addition, at closing we agreed to pay the sellers up to an additional $0.6 million in cash and 143,988 Freightos Ordinary Shares, subject to the 7LFreight business achieving certain operating and financial milestones over the next two years, none of which has been paid as of the date of this prospectus.
In February 2022, we acquired Clearit Customs Services, Inc. and certain assets from its Canadian affiliate, which collectively operated an online customs clearance business known as Clearit. Upon closing of the acquisition, we paid $5.0 million in cash and issued 959,907 Freightos Ordinary Shares to the sellers. In addition, at closing we agreed to pay up to an additional $3.5 million in cash, subject to the Clearit business achieving certain operating and financial milestones over the next three years, none of which has been paid as of the date of this prospectus.
Segment Reporting
We operate under two segments, Platform and Solutions.
Platform Segment
In our Platform segment, we generate revenue from facilitating transactions between Buyers and Sellers on our Platform based on flat fees per transaction and/or fees that are a percentage of transaction value. In addition to freight services, certain ancillary services offered by Sellers, such as insurance and customs brokerage, generate additional revenue. These services often have higher margins than freight services allowing us to generate a higher fee for introducing Buyers. In certain Platform transactions, with respect to U.S. and Canadian customs brokerage transactions only, a Freightos company is the Seller, while in all other cases the Seller is a third party. Buyers typically pay for access to, and the ability to compare, prices, shipping options and historical performance across multiple Sellers. Our services save Buyers time and money with instant freight quoting, convenient online payments through our payment processing partners, and online booking and management tools.
Our Platform revenue has evolved as our Platform grows and matures. In certain cases, Sellers may utilize our Platform without charge for a limited period of time or benefit from other special arrangements. Overall, our operational Platform revenue take rate ranges from zero to approximately 10% of booking value, with an average of approximately 1.1% during the year ended December 31, 2022.
Solutions Segment
In our Solutions segment, we generate revenue through our software-as-a-service offerings, which are typically recurring subscriptions priced per user per month or per site per month, depending on the type of product or based on a negotiated global license. This segment also includes subscriptions to our data products, such as FBX, FAX and custom market pricing data reports, which are priced per unit of time based on the number of users, granularity of data, number of data points and permitted data usage. We also generate some non-recurring revenue, including revenue from professional services such as data ingestion, engineering, customization and setup. SaaS fees are typically collected on a monthly, quarterly or annual basis.
Go-to-Market Strategy
Our go-to-market strategy focuses on:
•
Carriers:   Direct sales.

•
Multinational freight forwarding companies:   Direct sales. Depending how centralized the freight forwarder is, this includes either direct sales to headquarters for global rollouts, or “land-and- expand” starting at a country or office level and often supported by marketing efforts.

•
Small/midsize freight forwarding companies:   Primarily digital advertising. Many small forwarders start by using our booking portal, which does not require a subscription fee, and then upgrade to paid SaaS.

•
Enterprise shippers:   Direct sales, augmented by significant brand marketing, including the marketing benefits of some free data we publish such as the weekly version of the FBX container shipping pricing index.

•
SMB shippers:   Inbound marketing, including content marketing, search engine optimization and digital advertising.

We believe that our Platform compares favorably to the majority of marketplaces in other industries due to large transaction sizes and high retention of our business-to-business customers.

Geography
Given the nature of international shipping, we are an international business. Our Solutions revenue is strongest in Europe and North America. Importer/exporter bookings on our Platform are strongest in the United States, where we also have a customs brokerage solution. Our airline bookings on our Platform, which are strongest in Europe and the Middle East air hubs, are now growing fast in the United States. While Asian airlines have been slower to digitize than airlines in Europe, the Middle East and North America, we are working to expand both our business segments on a global basis.
Key financial and operating metrics
Platform Segment
For our Platform segment, which is effectively a marketplace, we believe that certain key performance indicators are important to help understand our business. We monitor the key performance indicators listed in the table below to evaluate our Platform business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. Certain numbers in the following table are presented on a pro forma basis to reflect the acquisitions of Clearit and 7LFreight, which were acquired during or after the periods presented.
	Q1 2021 PF	Q2 2021 PF	Q3 2021 PF	Q4 2021 PF	Q1 2022 PF	Q2 2022	Q3 2022	Q4 2022
	(dollars in thousands)
#Transactions	32,674	57,094	76,141	96,863	114,846	150,244	192,300	210,765
GBV	$40,399	$65,674	$84,038	$112,584	$126,225	$155,343	$159,230	$169,967
#Unique Buyer Users	7,582	9,580	10,053	11,412	12,601	14,936	14,938	15,646
#Carriers	22	27	28	28	31	31	32	35
#Transactions
#Transactions represents the number of bookings for freight services, and related services, placed by Buyers across our Platform with third-party Sellers and with Clearit. Beginning in the third quarter of 2022, #Transactions include trucking bookings, which were added to the Platform following the acquisition of 7LFreight. The number of #Transactions booked on the Platform in any given time period is net of transactions canceled during the same time period.
Gross Bookings Value
Gross Bookings Value (“GBV”) represents the total value of #Transactions, which is the monetary value of freight and related services contracted between Buyers and Sellers on our Platform, plus related fees charged to Buyers and Sellers, and pass-through payments such as duties. GBV is converted to U.S. dollars at the time of each transaction on our Platform. This metric may be similar to what others call gross merchandise value or gross services volume. We believe that this metric reflects the scale of our Platform and our opportunities to generate Platform revenue.
#Unique Buyer Users
#Unique Buyer Users represents the number of individual users placing bookings, typically counted based on unique email logins. The number of Buyers, which counts unique customer businesses, does not reflect the fact that some Buyers are large multinational organizations while others are small or midsize businesses. Therefore, we find it more useful to monitor #Unique Buyer Users than the number of Buyer businesses.
#Carriers
#Carriers represents the number of unique air and ocean carriers who have been sellers of #Transactions. For airlines, we count the booking carrier, which includes separate airlines within the same carrier group. We do not count dozens of other airlines that operate individual segments of air cargo

#Transactions as we do not have a direct booking relationship with them. Carriers include ocean LCL consolidators, but excludes trucking carriers.
Solutions Segment
We do not currently utilize supplemental key performance indicators for our Solutions segment, as we believe revenue provides a good indication of this segment’s performance.
Key Factors Affecting Our Performance
We believe our performance and future success depend on several factors, including those discussed below and in the section of this prospectus titled “Risk Factors.”
World Trade and Industry Trends
International freight shipping helps to enable world trade, specifically the exchange of goods between countries. We believe that the size of the total addressable market for our Platform is positively correlated with world trade in goods. Since the early 1940s, world trade has increased dramatically in most decades, but the size of our addressable market could contract if world trade is reduced by recession, trade wars, reshoring/nearshoring and other factors. Historical trends indicate that even following major stressors, such as the 2008 Financial Crisis, global trade has continued to steadily expand, as presented in the following illustration of the global trade of goods by value, which we created from information available from The World Bank.

Global Trade by Value

1980-2021 (Source: UNCTAD)

$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
1980
1990
2000
2010
2020

Our business is seasonal and as a result, our revenues and profitability fluctuate from quarter to quarter. For example, the third and fourth calendar quarters are typically strong in our industry in the ramp up to the Western peak shopping season, while the first quarter is typically weakest.
Smaller importers/exporters tend to adopt our Platform more readily than larger enterprises. Therefore, our Platform may benefit if niche e-commerce vendors and other SMB importers/exporters continue to flourish, as they have over the past few years, and could potentially be impacted negatively if the industry becomes more consolidated.
We have also observed a trend of more short-term, or spot, bookings for freight services, compared to long-term fixed-price contracts. Our Platform, which focuses on matching Buyers and Sellers for spot transactions, has benefited from this trend.

Shipping Costs
Our GBV is impacted by market rates of air and ocean shipping. Some of our Platform revenue is generated as a percentage of GBV and directly impacted when price levels change, whereas some of our revenue is generated from flat per-transaction fees and not directly impacted by shipping costs, although it’s still impacted by shipping volumes. We believe that lower market rates may attract more small and medium business importers/exporters to our Platform and may therefore increase the volume of transactions on our Platform, partially offsetting lost GBV and revenue as a result of lower market rates.
The following graphic of our FBX01 index illustrates the volatility of an indicative price for shipping a 40-foot container from East Asia to North American West Coast. We view the FBX01 index as a bellwether trade lane.
Carrier Digitalization
Our Platform is highly dependent on the availability of direct digital connections, known as application programming interfaces (“APIs”), to carriers, which enable instant binding price quotes and bookings. To our knowledge, prior to 2018, no air or ocean carriers had APIs for instant quoting and booking against actual capacity, and price quotes were rarely binding. This is now changing rapidly, first in air cargo transportation and, more recently, in ocean freight transportation.
To some extent, we are able to digitalize freight bookings even when carriers are offline by offering services from freight forwarding companies, without specifying the voyage, but our Platform provides better service and will grow faster if the digitalization of carriers continues. The following graphic shows the carriers who have provided APIs for connection to our Platform to date.
GBV Growth Strategy
We are focused on our long-term GBV potential. We believe that our market opportunity is immense, and we will continue to invest significantly in scaling across all organizational functions in order to enhance our growth prospects. Our growth depends, in part, on our users’ experience, and we continue to invest heavily in research and development to create a modern, stable, fast-performing, user-friendly Platform. We have successfully introduced new features and capabilities on our Platform and plan to continue to do so. We intend to continue to invest in sales and marketing. We have also leveraged complementary acquisitions to expand our user base and improve our offerings.
We believe that investments in growth will have a strong positive impact on our long-term financial results. We intend to implement a responsible expenditure strategy, limiting our spending and therefore our negative free cash flow, while maintaining high gross profit margins and a goal to achieve positive free cash flow with the cash reserves on hand.
The success of our efforts to enhance our long-term GBV potential may be impacted by our competition. For additional information, see “Business — Competition.”
COVID-19
The COVID-19 pandemic affected the global freight industry in a variety of ways. In 2020, initial lockdowns dramatically reduced shipping volumes for several months. Air cargo was particularly impacted, given the cessation of many passenger flights and the fact that, according to the International Air Transport Association Knowledge Hub, those flights accounted for approximately 50% of global cargo capacity. In 2021, consumer spending on goods, particularly imported goods, recovered strongly and set new records.
The international freight industry achieved record volumes and prices, while encountering significant operational issues as demand for imported goods outstripped the capacity of the global shipping network at every level: ships, port throughput, trucks and storage.
High shipping prices affect our business in a mixed way. While increasing GBV per transaction, higher prices likely decreased #Transactions, as some importers/exporters, especially SMBs, are price sensitive.
Operational issues adversely impact the overall Buyer experience and tend to negatively impact our business. Periodic lockdowns, especially in parts of China, disrupted the manufacturing of goods and the operation of ports and the trucks that supply them. We anticipate that ongoing intermittent lockdowns in China may adversely affect the industry.
The COVID-19 pandemic was a positive driver for digitalization in our industry because schedules and rates became more volatile, requiring digital tools that respond quickly. We expected and are observing that this trend toward digitalization is continuing, even as the COVID-19 pandemic abates.
During the spring of 2020, as part of the measures taken to cope with the first wave of the COVID-19 global crisis and the uncertainty at that time, we decided to reorganize our business units, including a certain workforce reduction. As a result, we recorded reorganization expenses in the amount of $0.9 million, which mostly comprised severance payments, during 2020. As the economy and industry recovered we again expanded our team.
Components of Our Results of Operations
Revenue
Platform Revenue
Platform revenue reflects fees charged to Buyers and Sellers in relation to transactions executed on our Platform. For bookings conducted by importers/exporters, our fees are typically structured as a percentage of booking value, depending on the mode and nature of the service. When freight forwarders book with carriers, the Sellers often pay a pre-negotiated flat fee per transaction. When Sellers transact with a Buyer who is a new customer to the Seller, we may charge a percentage of the booking value as a fee. When we handle payments for transactions on our Platform, Buyer and Sellers will typically pay a percentage fee for the payment handling.

Clearit customs brokerage fees are reported in our Platform segment. We charge flat fees for customs brokerage through Clearit, depending on the mode and complexity, and may charge additional fees for ancillary services.
Solutions Revenue
Solutions revenue is primarily subscription-based SaaS and data. It is typically priced per user or per site, per time period, with larger customers such as multinational freight forwarders often negotiating flat all-inclusive subscriptions. Revenue from our Solutions segment includes certain non-recurring revenue from services ancillary to our SaaS products, such as engineering, customization, configuration and go-live fees, and data services for digitizing offline data. We also recognize revenue from data subscriptions, including subscriptions to FBX (and soon FAX indexes), and custom data reports.
Cost of Revenue
Cost of revenue consists primarily of customer service costs, which include salaries of team members directly involved in supporting our Platform and Solutions service delivery, cloud hosting costs, and direct financial costs, such as credit card processing fees and collection costs.
Research and Development Expenses
Research and development expenses consist primarily of personnel-related costs, third-party hosting costs and third-party software expenses related to development. Research and development costs are expensed as incurred, except to the extent that such costs are associated with internal-use software and platform development that qualifies for capitalization. We make significant investments in research and development to create new product features and launch new products. We believe continued investments in research and development are important to achieve our strategic goals. As a result, we expect research and development expenses to increase in future periods.
Selling and Marketing Expenses
Selling and marketing expenses consist primarily of expenses related to personnel-related costs, including sales commissions and travel, which we expense as incurred, and advertising and marketing activities, including external public relations, content and search engine optimization service providers. We make significant investments in sales and marketing to grow our business, including finding and acquiring new clients and driving brand awareness.
General and Administrative Expenses
General and administrative expenses consist primarily of personnel-related expenses attributable to our finance, legal, human resources and operations functions. General and administrative expenses also include costs related to outside consulting, legal and accounting services, rent and insurance. We expect to continue to invest in our corporate infrastructure and to incur additional expenses associated with operating as a public company, including increased legal and accounting costs, investor relations costs, insurance premiums and compliance costs.
Reorganization Expenses
Reorganization expenses consist primarily of expenses related to workforce reduction carried out during the year ended December 31, 2020, such as severance payments to employees, at the beginning of the COVID-19 pandemic.
Transaction-Related Costs
Transaction-related costs consist primarily of consulting and professional expenses related to the Business Combination that was signed in May 2022 and closed in January 2023.

Finance Income
Finance income consists primarily of changes in the fair value of contingent consideration and of interest income on short-term deposits.
Finance Expenses
Finance expenses consist primarily of bank charges, foreign exchange rate differences, net, and interest expense in respect of our lease liabilities.
Income Taxes
Income taxes consist primarily of income taxes attributable to our subsidiaries in Spain and the Palestinian Authority, which have been profitable in recent years, and, to a limited extent, certain other jurisdictions. Our subsidiaries in Hong Kong and Israel have accumulated significant carry-forward losses for tax purposes in past years, for which we do not recognize deferred tax assets because the utilization of such assets in the foreseeable future is not probable. As we expand our international business activities, any changes in the tax regime of the jurisdictions in which we operate may increase our overall provision for income taxes in the future.
Pursuant to a ruling received by us from ITA, we are required to register for tax purposes in Israel and, accordingly, will be treated as an Israeli resident company for Israeli tax purposes. The current corporate tax rate in Israel is 23%. However, the corporate tax rate applicable to a company’s income that is eligible for certain tax benefits under Israeli government programs may be considerably lower. For additional information see “Certain Material Israeli Tax Considerations.”
Year ended December 31, 2022, compared with the years ended December 31, 2021 and 2020
Results of Operations
The following tables summarizes Freightos’ historical results of operations for the years ended December 31, 2022, 2021 and 2020:
	Year ended December 31,
(dollars in thousands)	2022	2021	2020
Revenue	$19,085	$11,117	$8,509
Cost of revenue	7,859	4,596	4,273
Gross profit	11,226	6,521	4,236
Operating expenses
Research and development	10,217	7,822	6,910
Selling and marketing	12,749	8,774	5,807
General and administrative	9,645	6,273	4,562
Reorganization	—	—	891
Transaction-related costs	2,887	—	—
Total operating expenses	35,498	22,869	18,170
Operating loss	(24,272)	(16,348)	(13,934)
Finance income	194	150	193
Finance expenses	(454)	(156)	(172)
Financing income (expenses), net	(260)	(6)	21
Loss before taxes on income	(24,532)	(16,354)	(13,913)
Income taxes	169	4	259
Loss	$(24,701)	$(16,358)	$(14,172)

	Year ended December 31,
(as % of revenue)	2022	2021	2020
Revenue	100%	100%	100%
Cost of revenue	41	41	50
Gross profit	59	59	50
Operating expenses
Research and development	54	70	81
Selling and marketing	67	79	68
General and administrative	51	56	54
Reorganization	—	—	10
Transaction-related costs	15	—	—
Total operating expenses	187	205	213
Operating loss	(128)	(146)	(163)
Finance income	1	1	2
Finance expenses	(2)	(1)	(2)
Financing income (expenses), net	(1)	0	0
Loss before taxes on income	(129)	(146)	(163)
Income taxes	1	0	3
Loss	(130)%	(146)%	(166)%
Revenue
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Platform	$6,657	$3,284	$2,088	$3,373	103%	$1,196	57%
percentage of total revenue	35%	30%	25%
Solutions	$12,428	$7,833	$6,421	$4,595	59%	$1,412	22%
percentage of total revenue	65%	70%	75%
Total revenue	$19,085	$11,117	$8,509	$7,968	72%	$2,608	31%
Comparison of the Years Ended December 31, 2022 and 2021
Revenue increased by $8.0 million, or 72%, to $19.1 million for the year ended December 31, 2022, compared to $11.1 million for the year ended December 31, 2021.
Platform revenue increased by $3.4 million, or 103%, to $6.7 million for the year ended December 31, 2022, compared to $3.3 million for the year ended December 31, 2021. The increase was primarily a result of the acquisition of Clearit, which increased platform revenue by $3.2 million.
Solutions revenue increased by $4.6 million, or 59%, to $12.4 million for the year ended December 31, 2022, compared to $7.8 million for the year ended December 31, 2022. The increase was primarily a result of the acquisition of 7LFreight, which increased revenue by $2.5 million, and to organic growth resulting from strong customer acquisition during the year ended December 31, 2022.
Comparison of the Years Ended December 31, 2021 and 2020
Revenue increased by $2.6 million, or 31%, to $11.1 million for the year ended December 31, 2021, compared to $8.5 million for the year ended December 31, 2020.
Platform revenue increased by $1.2 million, or 57%, to $3.3 million for the year ended December 31, 2021, compared to $2.1 million for the year ended December 31, 2020. The increase was primarily due to a 396% increase in GBV in the year ended December 31, 2021, compared to the year ended December 31, 2020

Solutions revenue increased by $1.4 million, or 22%, to $7.8 million for the year ended December 31, 2021, compared to $6.4 million for the year ended December 31, 2020. The increase was a result of strong customer acquisition during the year ended December 31, 2021.
Cost of Revenue
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Cost of revenue	7,859	4,596	4,273	3,263	71%	323	8%
Total gross margins	59%	59%	50%
Comparison of the Years Ended December 31, 2022 and 2021
Cost of revenue increased by $3.3 million, or 71%, to $7.9 million for the year ended December 31,2022, compared to $4.6 million for the year ended December 31,2021. The increase was primarily due to an increase in personnel-related costs of $1.9 million, mainly as a result of two new businesses acquired — Clearit and 7LFreight, an increase in depreciation and amortization expenses of $0.8 million related to the technology acquired as part of the Clearit and 7LFreight acquisitions an increase in server expenses of $0.2 million and an increase in share-based compensation of $0.2 million.
Comparison of the Years Ended December 31, 2021 and 2020
Cost of revenue increased by $0.3 million, or 8%, to $4.6 million for the year ended December 31, 2021, compared to $4.3 million for the year ended December 31, 2020. The increase was primarily due to an increase of $0.5 million, in credit card fees, which was driven primarily by a significant increase in GBV, and an increase of $0.2 million in labor costs. These increases were partially offset by a decrease of $0.3 million, in platform booking promotion costs, driven primarily by our decision to decrease promotions to Buyers to use the platform.
Research and Development
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Research and development	$10,217	$7,822	$6,910	2,395	31%	912	13%
Comparison of the Years Ended December 31, 2022 and 2021
Research and development expenses increased by $2.4 million, or 31%, to $10.2 million for the year ended December 31, 2022, compared to $7.8 million for the year ended December 31, 2021. The increase was primarily due to organic additional personnel-related costs of $1.5 million associated with developing and improving our products, an increase of $0.6 million as a result of two new businesses acquired — Clearit and 7LFreight and an increase of $0.1 million as a result of an increase in organic share-based compensation.
Comparison of the Years Ended December 31, 2021 and 2020
Research and development expenses increased by $0.9 million, or 13%, to $7.8 million for the year ended December 31, 2021, compared to $6.9 million for the year ended December 31, 2020. The increase was primarily due to additional personnel-related costs associated with improving and developing our Platform.
Sales and Marketing
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Sales and marketing	$12,749	$8,774	$5,807	3,975	45%	2,967	51%

Comparison of the Years Ended December 31, 2022 and 2021
Sales and marketing expenses increased by $4.0 million, or 45%, to $12.7 million for the year ended December 31, 2022, compared to $8.8 million for the year ended December 31, 2021. The increase was primarily due to an increase in organic digital advertising of $1.0 million and an increase as a result of two recently acquired business (Clearit and 7LFreight) of $1.6 million, as well as an increase in amortization expense related to customer relations of $0.4 million and an increase of $0.7 million in non-cash marketing and promotion expense related to issuing shares to airlines as part of our Digital Air Cargo Council.
Comparison of the Years Ended December 31, 2021 and 2020
Sales and marketing expenses increased by $3.0 million, or 51%, to $8.8 million for the year ended December 31, 2021, compared to $5.8 million for the year ended December 31, 2020. The increase was primarily due to a $2.0 million non-cash marketing and promotion expense related to issuing shares to airlines as part of our Digital Air Cargo Council and an increase of $0.9 million in personnel-related costs to expand our sales and marketing team.
General and Administrative
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
General and administrative	$9,645	$6,273	$4,562	3,372	54%	1,711	38%
Comparison of the Years Ended December 31, 2022 and 2021
General and administrative expenses increased by $3.4 million, or 54%, to $9.6 million for the year ended December 31, 2022, compared to $6.3 million for the year ended December 31, 2021. The increase was primarily due to an increase of $1.8 million in consulting expenses related to the Business Combination and the redomicile to Cayman, $1.0 million of additional expenses from the two recently-acquired businesses (Clearit and 7LFreight), an increase of $0.2 million in personnel-related costs, and an increase in Share- based compensation of $0.4 million.
Comparison of the Years Ended December 31, 2021 and 2020
General and administrative expenses increased by $1.7 million, or 38%, to $6.3 million for the year ended December 31, 2021, compared to $4.6 million for the year ended December 31, 2020. The increase was primarily due to $1.6 million of additional personnel-related costs and $0.2 million of additional human resources expenses.
Reorganization Expenses
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Reorganization expenses	$—	$—	$891	0	0%	(891)	(100)%
Comparison of the Years Ended December 31, 2021 and 2020
Reorganization expenses decreased $0.9 million, or 100%, to zero for the year ended December 31, 2021, compared to $0.9 million for the year ended December 31, 2020. During the year ended December 31, 2020, reorganization expenses consisted primarily of severance payments incurred as a response to the COVID-19 pandemic.
Transaction-Related costs
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Transaction-related costs	$2,887	$—	$—	2,887	100%	0	0%

Comparison of the Years Ended December 31, 2022 and 2021
Transaction-related costs were $2.9 million for the year ended December 31, 2022 related to the Business Combination and there were no corresponding costs in the year ended December 31, 2021.
Finance Income
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Finance income	$194	$150	$193	44	29%	(43)	(22)%
Comparison of the Years Ended December 31, 2022 and 2021
Finance income increased $0.04 million, or 29%, to $0.2 million for the year ended December 31, 2022 compared to $0.2 million for the year ended December 31, 2021. The increase was primary due to contingent liability change of $0.1 million and offset partially by a decrease in interest on deposits.
Comparison of the Years Ended December 31, 2021 and 2020
Finance income decreased $0.04 million, or 22%, to $0.15 million for the year ended December 31, 2021, compared to $0.19 million for the year ended December 31, 2020. The decrease was primarily due to a decrease of $0.03 million in interest on deposits.
Finance Expenses
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Finance expenses	$(454)	$(156)	$(172)	(298)	191%	16	(9)%
Comparison of the Years Ended December 31, 2022 and 2021
Finance expenses increased $0.3 million, or 191%, to $0.5 million for the year ended December 31, 2022, compared to $0.2 million for the year ended December 31 2021, primarily due to the exchange rate expenses.
Comparison of the Years Ended December 31, 2021 and 2020
Finance expenses decreased $0.02 million, or 9%, to $0.2 million for the year ended December 31, 2021, compared to $0.2 million for the year ended December 31, 2020.
Income Taxes
	Year ended December 31,			2022 vs. 2021		2021 vs. 2020
(in thousands, except for percentages)	2022	2021	2020	Change $	Change %	Change $	Change %
Income taxes	$169	$4	$259	165	4,125%	(255)	(98)%
Comparison of the Years Ended December 31, 2022 and 2021
Income taxes increased by $0.2 million, or 4,125%, to $0.2 million for the year ended December 31, 2022, compared to $0.004 million for the year ended December 31, 2021 primarily as a result of an increase in deferred taxes expenses in 2022.
Comparison of the Years Ended December 31, 2021 and 2020
Income taxes decreased by $0.3 million, or 98%, to $0.004 million for the year ended December 31, 2021, compared to $0.3 million for the year ended December 31, 2020. The decrease was due primarily to a $0.3 million tax assessment applied to an Israeli subsidiary that was settled in 2020.

Non-IFRS Financial Measures
Our management team uses net loss before income taxes, finance income, finance expense, share-based payment expense, depreciation and amortization and operating expense settled by issuance of shares and transaction related costs (“EBITDA”), a non-IFRS financial measure, to evaluate our operating performance and make strategic decisions. We believe that EBITDA provides useful information to investors and others in understanding and evaluating our operating results because it provides a supplemental measure of our core operating performance and offers consistency and comparability with both past financial performance and with financial information of peer companies.
However, EBITDA is presented for supplemental information purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with IFRS.
The following table provides a reconciliation of net loss to Adjusted EBITDA:
(in thousands)	Year ended December 31,
	2022	2021	2020
Loss	$(24,701)	$(16,358)	$(14,172)
Income taxes	169	4	259
Finance income	(194)	(150)	(193)
Finance expenses	454	156	172
Operating loss	(24,272)	(16,348)	(13,934)
Share-based compensation	1,906	935	822
Depreciation and amortization	2,413	1,098	1,271
Changes in the fair value of contingent consideration	(935)	—	—
Reorganization expenses	—	—	891
Operating expense settled by issuance of shares	2,621	1,952	—
Redomicile costs	734	—	—
Transaction-related costs	2,887	—	—
Adjusted EBITDA	$(14,646)	$(12,363)	$(10,950)
Comparison of the Years Ended December 31, 2022 and 2021
Adjusted EBITDA decreased by $2.3 million, to $(14.6) million for the year ended December 31, 2022, compared to $(12.4) million for the year ended December 31 2021. Adjusted EBITDA decreased primarily due to an increase in loss, and decrease in changes in the fair value of contingent consideration off-set by an increase in share-based payment expense, depreciation and amortization, operating expense settled by issuance of shares, redomicile costs and transaction-related costs.
Comparison of the Years Ended December 31, 2021 and 2020
Adjusted EBITDA decreased by $1.4 million, to $(12.4) million for the year ended December 31, 2021, compared to $(11.0) million for the year ended December 31, 2020. Adjusted EBITDA decreased primarily due to an increase in loss, reorganization expenses related to workforce reduction that took place in 2020 and expenses related to the launch of the Digital Air Cargo Council settled by the issuance of shares in 2021.
Liquidity and Capital Resources
Since our inception, we have financed our operations primarily through equity financing.
Our cash, cash equivalents and bank deposits were $6.5 million as of December 31, 2022, compared to $25.0 million as of December 31, 2021. In addition, we had restricted deposits to secure payments to airlines, to support currency hedging activity, a bank guarantee and credit cards, all together in the amount of $1.2 million as of December 31, 2022, an increase of $0.5 million from $0.7 million in December 31, 2021.

The development and commercialization of our Platform and Solutions segments will continue to require substantial expenditures and we are reliant upon continued investments from existing and new shareholders to fund operations.
In April 2022, we, through our Israeli subsidiary, entered into a loan agreement and related agreements with Bank Hapoalim, pursuant to which we may borrow up to $6.0 million based on our monthly recurring revenue generated by our SaaS business at an interest rate of Term SOFR plus 3.55% per annum. In connection with this loan, we pledged the following: (1) a first ranking floating charge, unlimited in amount, over all the assets of our Israeli subsidiary and a fixed charge over our Israeli subsidiary’s registered and unissued share capital; (2) a first ranking fixed charge, unlimited in amount, over our Israeli subsidiary’s intellectual property rights; (3) a first ranking fixed charge, unlimited in amount, over contractual rights to amounts owed to our Israeli subsidiary by our U.S. subsidiary, our Hong Kong subsidiary and WebCargo. The Israeli subsidiary did not make any borrowings under this facility, and the loan facility was terminated in February 2023.
In October 2022, we, through our Israeli subsidiary, entered into a term loan agreement with Bank Hapoalim, pursuant to which we borrowed $2.5 million through the end of October 2022, to be repaid no later than March 31, 2023. The term loan bears an interest at Term SOFR rate plus 6.0% per annum payable monthly. The term loan was repaid in full in January 2023. Refer to Note 15 of our consolidated financial statements included elsewhere in this prospectus.
Our primary requirements for liquidity and capital resources are to finance research and development and sales and marketing expenses that drive growth, as well as working capital, capital expenditures and general corporate purposes.
Our capital expenditures consist primarily of computers, peripheral equipment and leasehold improvements from time to time on our leased offices. Capital expenditures were $0.3 million, $0.2 million and $0.1 million for each of the years ended December 31, 2022, 2021 and 2020, respectively.
In March 2021, we issued 4,178,094 Series C preferred shares for an aggregate amount of $26.4 million. In January 2023, we raised approximately $82.4 million in connection with the Closing, after expenses. We will not receive any proceeds from the sale of the Freightos Warrants (each of which is generally exercisable for $11.50 per share) or Freightos Ordinary Shares by the Selling Securityholders except with respect to amounts received by us due to the exercise of warrants. However, given the recent price volatility of our Freightos Ordinary Shares and relative lack of liquidity in our stock, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any proceeds in relation to our outstanding warrants. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Freightos Ordinary Shares. If the market price for our Freightos Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As a result, we do not expect to rely on the cash exercise of Freightos Warrants to fund our operations and cannot depend on such proceeds to support working capital and capital expenditure requirements for the next twelve months. We will continue to evaluate the probability of Freightos Warrant exercises and the merit of including potential cash proceeds from the exercise of the Freightos Warrants in future liquidity projections. We currently expect to rely on the sources of funding described in this prospectus, and any future financings, if available on reasonable terms or at all. As of April 28, 2023, the closing price of our Freightos Ordinary Shares was $2.29 per share.
Despite a significant number of redemptions by the holders of Gesher Ordinary Shares and the possibility that Freightos Warrant holders may choose not to exercise their Freightos Warrants for so long as the Freightos Warrants remain out-of-the money, we believe that our sources of liquidity and capital resources will be sufficient to meet our business needs for at least the next 12 months.
The Freightos Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders represent approximately 68.1% of the outstanding Freightos Ordinary Shares as of the date of this prospectus, assuming the exercise of all Freightos Warrants. Given the substantial number of

Freightos Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of the Freightos Ordinary Shares or result in a significant decline in the public trading price of the Freightos Ordinary Shares. Even if our trading price is significantly below $10.00, the offering price for the units offered in the Gesher IPO, certain of the Selling Securityholders, including the Sponsor, may still have an incentive to sell their Freightos Ordinary Shares because they purchased the shares at prices lower than the public investors or the current trading price of the Freightos Ordinary Shares.
While the Selling Securityholders may experience a positive rate of return on their investment in the Freightos Ordinary Shares, the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the trading price. For example, (i) the Sponsor acquired its 2,825,000 Freightos Ordinary Shares and 5,950,549 Freightos Warrants being registered for resale hereunder at prices of approximately $0.009 per share and $1.00 per warrant, respectively, (ii) the Forward Purchaser acquired its 5,000,000 Freightos Ordinary Shares and 2,500,000 Freightos Warrants being registered for resale hereunder at a price of $10.00 per unit, (iii) the Backstop Investor acquired its 1,000,000 Freightos Ordinary Shares being registered for resale hereunder at a price of $10.00 per share and its 100,000 Freightos Warrants being registered for resale hereunder for no additional consideration, (iv) the PIPE Investor acquired its 4,166,571 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share (except for the 1,000,000 Freightos Ordinary Shares acquired pursuant to the PIPE Agreement for a price of $10.00 per share), (v) Zvi Schreiber acquired his 4,608,659 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $0.12 per share, (vi) Aleph, L.P. and its affiliate, Aleph-Aleph, L.P., acquired their 3,544,394 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $2.23 per share, (vii) Annox Capital LLC acquired its 1,576,630 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $1.59 per share, (viii) Asian Gateway Investments Pte. Ltd. acquired its 4,749,856 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share, (ix) FedEx Logistics, Inc. acquired its 1,504,122 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $6.32 per share, (x) Israel Cleantech Ventures II, L.P. acquired its 3,702,727 Freightos Ordinary Shares being registered for resale hereunder at a price of approximately $2.41 per share, and (xi) Qatar Airways Group Q.C.S.C. acquired its 213,723 Freightos Ordinary Shares being registered for resale hereunder for no consideration. For example, based on the closing price of the Freightos Ordinary Shares of $2.47 as of April 27, 2023, (i) the Sponsor would experience a potential profit, excluding the purchase price and value of the Freightos Warrants owned by the Sponsor, of up to approximately $2.46 per share, or approximately $6,952,325 million in the aggregate, (ii) Zvi Schreiber would experience a potential profit of approximately $2.35 per share, or approximately $9,914,643 in the aggregate, (iii) Aleph, L.P. and its affiliate, Aleph-Aleph, L.P. would experience a potential profit of approximately $0.24 per share, or approximately $847,150 in the aggregate, (iv) Annox Capital LLC would experience a potential profit of approximately $0.88 per share, or approximately $1,394,275 in the aggregate, (v) Israel Cleantech Ventures II, L.P. would experience a potential profit of approximately $0.06 per share, or approximately $238,234 in the aggregate, and (vi) Qatar Airways Group Q.C.S.C. would experience a potential profit of approximately $2.47 per share, or approximately $527,896 in the aggregate. The other Selling Securityholders would not recognize a profit based on the current trading price of the Freightos Ordinary Shares as of April 27, 2023. See also “Risk Factors — Risks Related to Ownership of Our Securities — Sales of Freightos Ordinary Shares, or the perception of such sales, by us or the Selling Securityholders pursuant to this prospectus in the public market or otherwise could cause the market price for the Freightos Ordinary Shares to decline and certain Selling Securityholders still may receive significant proceeds.”
The sale of Freightos Ordinary Shares in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of the Freightos Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate. Resales of the Freightos Ordinary Shares may cause the market price of our securities to drop significantly, even if our business is doing well.
Our ability to raise additional capital through the sale of equity or convertible debt securities could be significantly impacted by the resale of Freightos Ordinary Shares by Selling Securityholders pursuant to this prospectus, which could result in a significant decline in the trading price of the Freightos Ordinary Shares and potentially hinder our ability to raise capital at terms that are acceptable to us or at all. In addition, debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors” included in this prospectus.
Cash Flows
The following table summarizes our cash flows for the periods presented:
	Year ended December 31,
(in thousands)	2022	2021	2020
Net cash used in operating activities	$(14,908)	$(17,324)	$(8,274)
Net cash provided by (used in) investing activities	(4,975)	(4,546)	66
Net cash provided by (used in) financing activities	1,890	25,226	(273)
Exchange differences on balances of cash and cash equivalents	(594)	(167)	121
Increase (decrease) in cash and cash equivalents	$(18,587)	$3,189	$(8,360)
Net Cash Used In Operating Activities
Year ended December 31, 2022, compared with December 31, 2021
Net cash used in operating activities was $14.9 million for the year ended December 31, 2022, a decrease of $2.4 million, compared to the net cash used in operating activities of $17.3 million for the year ended December 31, 2021. The decrease primarily resulted from a decrease in the outflow of $6.4 million in user funds and user accounts, an increase in depreciation and amortization expenses of $1.3 million, an increase of $1.0 million in share-based compensation, an increase of $0.7 million in operating expense settled by issuance of shares and $2.2 million in other working capital due to the change in our operation volume, off-set by an increase in loss of $8.3 million and an income as a result of changes in the fair value of contingent consideration of $1.0 million.
Year ended December 31, 2021, compared with December 31, 2020
Net cash used in operating activities was $17.3 million for the year ended December 31, 2021, an increase of $9.0 million, compared to the net cash used in operating activities of $8.3 million for the year ended December 31, 2020. The increase primarily resulted from an increase in the net outflow of $9.2 million in funds to a third-party service provider to hold for the benefit of users, an increase of $2.2 million in net loss and an increase of $2.0 million in operating expense settled by issuance of shares and $0.4 million in other working capital due to the change in our operation volume.
Net Cash Provided By (Used In) Investing Activities
Year ended December 31, 2022, compared with December 31, 2021
Net cash used in investing activities was $5.0 million for the year ended December 31, 2022, an increase of $0.4 million, compared to $4.5 million used in the year ended December 31, 2021. This increase primarily resulted from an increase in cash outflow of $0.5 million invested in bank deposits.
Year ended December 31, 2021, compared with December 31, 2020
Net cash used in investing activities was $4.5 million for the year ended December 31, 2021, an increase of $4.6 million, compared to $0.1 million provided by the year ended December 31, 2020. This increase primarily resulted from an increase in cash outflow of $4.4 million related to our acquisition of 7LFreight in December 2021.

Net Cash Provided By (Used In) Financing Activities
Year ended December 31, 2022, compared with December 31, 2021
Net cash provided by financing activities was $1.9 million for the year ended December 31, 2022, a decrease of $23.3 million compared to $25.2 million provided in the year ended December 31, 2021. This decrease primarily resulted from a decrease of $26.1 million from issuance of Preferred C shares off-set by an increase of $2.5 million receipt of a short-term bank loan.
Year ended December 31, 2021, compared with December 31, 2020
Net cash provided by financing activities was $25.2 million for the year ended December 31, 2021, an increase of $25.5 million compared to $0.3 million used in the year ended December 31, 2020. This increase primarily resulted from an increase of $26.1 million from issuance of Preferred C shares.
Contractual Obligations and Other Commitments
We have various contractual obligations and commercial commitments that are recorded as liabilities in our financial statements. In addition, we have contingent contractual obligations to issue shares as part of certain arrangements, subject to meeting certain business and financial performance indicators in the next few years. These arrangements include contingent obligations to issue up to 316,658 Freightos Ordinary Shares as part of the acquisition of certain interlining technology assets and up to 261,216 Freightos Ordinary Shares to each of the two airline groups and up to 320,584 Freightos Ordinary Shares to the third airline group member of the Digital Air Cargo Council. In addition, we have an obligation to pay the seller of 7LFreight $0.1 million in cash and issue 32,739 Freightos Ordinary Shares as a result of 7LFreight achieving certain operating and financial milestones during the year 2022. We may pay up to an additional $0.2 million in cash and issue up to 35,997 Freightos Ordinary Shares to the sellers of 7LFreight, subject to the 7LFreight business achieving certain operating and financial milestones over the next year. As of December 31, 2022 and December 31, 2021, the fair value of this contingent consideration was recorded as a liability in our financial statements. In addition, we may pay the sellers of Clearit up to $2.3 million, subject to the Clearit business achieving certain operating and financial milestones over the next two years. As of December 31, 2022, the fair value of this contingent consideration was recorded as a liability in the financial statements.
As of December 31, 2022 Freightos has contractual, undiscounted lease liabilities of:
(dollars in thousands)
2023	657
2024	422
2025	2
Total	$1,081
Off-Balance Sheet Arrangements
As of December 31, 2022, we had outstanding unfulfilled orders placed with our Platform Sellers of approximately $0.6 million (compared to $0.8 million as of December 31, 2021) for which Buyers’ funds were not yet collected and, therefore, no liability was recorded in our financial statements. These amounts will be recorded as liabilities once the shipments are delivered, at which time we will also record receivables from the respective Buyers.
Recently Issued Accounting Pronouncements
For information on recently issued accounting pronouncements, refer to Note 3 to our audited consolidated financial statements included elsewhere in this prospectus.
Quantitative and Qualitative Disclosure About Market Risks Foreign currency risk
The U.S. dollar is our functional currency. Our revenue was denominated primarily in U.S. dollars, Euros and Canadian Dollars for the years ended December 31, 2022 and 2021, respectively, and certain components of our cost of revenue and operating expenses, primarily payroll and rent, were denominated in NIS and Euros. We incur expenses in other currencies, such as the Canadian Dollar, Indian Rupee and Chinese Yuan, although to a much lesser extent.
A decrease of three percent in the U.S. dollar/NIS exchange rate would have increased our cost of revenue plus operating expenses by approximately one percent during each of the years ended December 31, 2022 and 2021. A decrease of three percent in the U.S. dollar/Euro exchange rate would have increased our revenue by approximately one percent and increased our cost of revenue plus operating expenses by approximately one percent during each of the years ended December 31, 2022 and 2021.
During the years ended December 31, 2022 and 2021, we entered into forward contracts to hedge certain forecasted payments denominated in NIS, mainly payroll and rent, against exchange rate fluctuations of the U.S. dollar for a period of up to twelve months. We had outstanding forward contracts that were not qualified as hedging instruments in a cash flow hedge, in the aggregate notional amount of $3.3 million and $2.1 million as of December 31, 2022 and December 31, 2021, respectively. The fair value of the outstanding forward contracts as December 31, 2022 and December 31, 2021 was a negative $0.1 million and $0.01 million, respectively. For further details, see Note 6 to our audited consolidated financial statements contained in this prospectus.
Market price risk
We have market price risk with respect to changes in freight shipping costs. Our GBV is directly impacted when market rates of air and ocean shipping change. There may also be an impact on the demand for shipping and as a result the demand for our services. In addition, some of our Platform revenue is directly linked as a percentage of GBV and may be impacted when the price levels change.
Credit Risk
Credit risk is a risk of financial loss if a customer fails to meet its contractual obligations. We are exposed to credit risk primarily as a result of our receivables from our customers. Under our systems and procedures, each new customer requesting credit is analyzed individually for creditworthiness before our standard payment and terms and conditions are offered. The exposure to credit risk is monitored on an ongoing basis. The review includes external ratings, when available.

BUSINESS
Overview
Our mission is to expand trade among the people of the world by digitalizing the international shipping industry, reducing the friction that plagues global supply chains.
We operate a leading, vendor-neutral booking and payment platform for international freight. Our Platform supports supply chain efficiency and agility by enabling real-time procurement of ocean and air shipping across more than ten thousand importers/exporters, thousands of freight forwarders, and dozens of airlines and ocean carriers. According to the United Nations Conference on Trade and Development (“UNCTAD”), the value of goods traded internationally reached an estimated record level of $32 trillion in 2022, representing approximately 32% of global gross domestic product (“GDP”). International trade is facilitated by the third-party logistics market, which, according to logistics research firm Armstrong & Associates, generated nearly one trillion dollars in revenue in 2020. Global Market Insights projects this market to grow at a compound annual growth rate (“CAGR”) of approximately 9% between 2020 and 2026 to $1.8 trillion.
Despite its size and importance, global freight has not yet undergone a comprehensive digital transformation. Unlike passenger travel, hotels and retail, cross-border freight services remain largely offline, opaque and inefficient. Most international air and ocean shipments involve multiple intermediaries, often with as many as 30 actors and 100 people, communicating across time zones. These manual processes, replicated hundreds of thousands of times each day, typically result in delays, non-binding and inconsistent pricing, and uncertain transit times. Even on major trade lanes, such as Asia to the United States, our research shows that it is common for importers/exporters to wait several days for a spot price quote, and prices often vary by tens of percentage points. Actual prices and transit times are usually not guaranteed and are unpredictable.
The consequences of this dysfunction flow through international freight, supply chains and, ultimately, businesses and consumers everywhere. As a result, consumers pay more for goods, businesses experience reduced margins, and goods remain under or overstocked. The environment also suffers from this lack of efficiency; according to IATA, air cargo holds, for example, were typically about 50% unutilized pre-pandemic, almost doubling greenhouse gas emissions per unit weight of cargo.
These challenges are exacerbated by ongoing and persistent supply chain problems, making global freight pricing more volatile than most stock and commodity markets. Without digitalization, supply chains are unable to respond to stressors in an agile and cost-effective manner. As a result, supply chains have struggled to adjust in an agile and cost-effective manner to stresses, such as wars, pandemics, weather problems, strikes, blockages of trade routes, such as the Suez Canal, and “trade wars”.
We believe that global shipping must take inspiration from other industries that have embraced real-time digital connectivity. For example, global passenger air travel benefited from electronic connectivity as early as the 1960s, led by companies such as Sabre and later Amadeus. In the late 1990s, passenger air travel went digital and online, allowing consumers to make reservations from home, booking through dial-up internet connections. Airlines and passengers benefited, with passengers obtaining enhanced transparency and lower prices, and airlines increasing seat utilization and reducing back-office costs.
The efficiencies and potential created by the digital transformations in the travel, retail and B2B sales industries inspired us to create Freightos in 2012 to lead the digital revolution for international freight. Like Booking.com and Expedia, we operate a platform that provides instant, transparent pricing and digital booking and payment. Every search on our Platform relies on layers of industry digitalization and algorithms, often spanning both carriers and forwarders, which we have meticulously developed over ten years.
We operate our business in two segments. In our Platform segment, we connect Buyers and Sellers of freight services to provide digitalized price quoting, booking, payments and basic shipment management. In our Solutions segment, we provide software tools and data to help industry participants automate their pricing, sales and procurement processes. In addition to driving significant value for companies around the world, our SaaS products encourage adoption of our Platform. Other companies that have successfully deployed SaaS-enabled marketplace strategies include OpenTable, Zenefits and Carta.

Given the size, complexity and conservatism of the international freight industry, it took us a decade to achieve direct digital connections with multiple layers of the industry: carriers, freight forwarders (who are analogous to sophisticated travel agents for goods) and importers/exporters. Around 2020, we achieved a critical mass of airlines offering digital connections, and our Platform reached an inflection point. Since then, we have achieved rapid growth of our GBV (also referred to by some as “GMV”), the total value of freight services and related services purchased on our Platform. In most cases, freight services are purchased by importers/exporters or by freight forwarders (as purchasers of services, “Buyers”) from carriers or freight forwarders (as sellers of services, “Sellers”) who meet, transact and often pay each other on our Platform.
Our growth in the number of transactions is illustrated by the following graphic (in thousands):

Growth Despite
Industry Dip
318% CAGR
200,000
150,000
100,000
50,000
0
4,116
4,636
9,226
15,973
26,220
50,045
69,291
89,059
109,193
150,244
192,330
210,765
2020-Q1
2020-Q2
2020-Q3
2020-Q4
2021-Q1
2021-Q2
2021-Q3
2021-Q4
2022- Q1
2022- Q2
2022- Q3
2022- Q4
12 consecutive quarters of new record of transactions
Highly capital efficient growth S&M/GBV of 1.7% vs 5.5% at peers

After two years of consistent and predictable rapid growth, we believe we are well positioned to maintain our accelerated growth trajectory and establish ourselves as a leading platform in the years to come. We also believe that our deep technology and broad network provided us with a first mover advantage in the industry and allowed us to distinguish ourselves from our competitors. As the only vendor-neutral, end-to-end digital booking platform, connecting carriers, forwarders and importers/exporters for air and ocean freight, we are uniquely positioned to lead the international freight industry through a digital transformation that has already begun to gain momentum.
The Market: World Trade and Global Shipping
International trade plays a key role in our global economy, driving job creation and consumer choice. International trade has grown dramatically since World War II, accelerated by the containerization of shipping in the 1960s. Despite repeated challenges, including trade wars, financial crises, natural disasters, and pandemics, global trade has been resilient. The following graphic illustrates the growth of international trade of goods, which reached $22.5 trillion, or about 23% of global GDP, in 2021 and an estimated $32 trillion in 2022.

Global Exports of Goods 1971-2021

$25T
$20T
$15T
$10T
$5T
0
1980
1990
2000
2010
2020

Source: 1971-2020 World Bank; 2021 UNCTAD, in current $

The global trade of goods is directly dependent on international shipping, including ocean, air and land modes of shipping. Almost all importers/exporters outsource international shipping to third-party logistics services providers, with many relying on services from multiple providers. According to Armstrong & Associates, the third-party logistics market generated nearly one trillion dollars of revenue in 2020. The key participants in the international shipping industry are described below:
•
Airline carriers:   According to IATA data, approximately half of all international air cargo is transported in the lower deck of passenger planes, while the other half is transported in dedicated “freighter” planes. The largest cargo airlines, as measured by freight-tonne kilometers flown and excluding express courier airlines, are Qatar Airways, Emirates, Cathay Pacific and Korean. American Airlines is the largest cargo airline in the United States. The air cargo market generated an estimated $175 billion in revenue in 2021. Airlines typically work with importers/exporters through freight forwarders who markup and resell air cargo capacity, thereby increasing the market size.

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Ocean carriers:   Maritime research provider Alphaliner ranks MSC, Maersk and CMA-CGM as the largest ocean carriers for containers. The containerized shipping market is less fragmented than other segments. Based on Blue Alpha Capital reporting, we estimate that the ocean liner cargo market generated approximately $400 billion of revenue in 2021, before resale and markup by freight forwarders (often known in the ocean context as NVOCCs), although this is likely to be lower in 2022 and 2023. Ocean liners often offer services directly to importers/exporters as well as through freight forwarders .

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Other relevant carrier categories:   Railroads, river barges and trucking companies also participate in international shipping. According to IBISWorld, the U.S. less-than-truck-load (“LTL”) market generated approximately $86 billion in revenue in 2021. According to Mordor Intelligence, the global courier/express/parcel market was estimated at $376 billion in 2021, with a projected CAGR of 10.3% over the next five years, and the rail freight market was valued at approximately $247 billion in 2020.

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Freight forwarders:   Freight forwarders arrange and coordinate the transportation of freight. In short, they operate as travel agents for freight; however, the transportation of freight is much more complex than passenger travel as freight does not walk itself on or off a plane or ship, or through customs, like most passengers do. IBISWorld estimated that there are more than 100,000 freight forwarders throughout the world, and Dun & Bradstreet estimated that there are more than 22,000 freight forwarders in the United States. Armstrong & Associates estimated global third-party logistics revenue to be nearly one trillion dollars in 2020, with Transport Intelligence estimating that nearly a third of the market is attributable to global air and ocean forwarding. Armstrong & Associates ranked the largest freight forwarders, by revenue, as Kuehne + Nagel, DHL Supply Chain & Global Forwarding, DSV and DB Schenker. The largest freight forwarders based in the United States are Expeditors and UPS Supply Chains. Newer entrants, positioning themselves as digital freight-forwarding companies, include Flexport and Forto.
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Importers/exporters:   These are the ultimate customers of the international freight industry. They are often known as “shippers” because they are the customers who are having goods shipped, or as beneficial cargo owners (BCOs). Trade data from multiple nations shows that millions of companies are involved in importing and exporting goods worldwide. Some of the largest importers in the world are Walmart, Target and IKEA. In recent years, the number of small and medium-sized business (“SMB”) importers has increased, in particular niche e-commerce companies, many of whom do not have their own warehouses and use Fulfilled by Amazon and its competitors for their warehousing and last-mile distribution. For example, according to the U.S. Census Bureau, in 2020, the United States had approximately 400,000 small or midsize importers or exporters, responsible for approximately one third of U.S. imports and exports by value.

The following graphic depicts the complex relationship between carriers, freight forwarders and importers/exporters.
There are often two freight forwarding companies involved in a single shipment, one at the origin and one at the destination. Quite often, there are other layers of intermediaries such as general sales agents, master loaders and brokers. Additionally, carriers will sometimes transact with each other (e.g., interlining between airlines), adding further layers of complexity. A typical shipment will involve three or more carriers, such as airlines, ocean liners, trucking carriers and rail.
The Opportunity: Challenges in the Industry
A root cause of the underutilization, unpredictability and mispricing pervasive in the international freight industry is that many carriers are unable to provide instant binding price quotes electronically. Freight forwarders, in turn, who need to quote for door-to-door shipments involving multiple carriers, are delayed while they wait for price quotes from the carriers and ultimately increase prices in order to quote without assuming financial risk. When shipments involve multiple freight forwarders or additional intermediaries, such as master loaders, the problem is compounded. Shipments are delayed and prices are inflated by multiple offline intermediaries.
Due to the lack of industry digitalization and integration, importers/exporters face challenges throughout the pricing, booking and shipment management processes. The following graphic illustrates some of these challenges.

In general, when importers/exporters book spot shipping services with freight forwarders, they often do not know which specific flight or sailing their goods will be carried on, exactly how much they will pay, or when the goods will arrive. The resulting ambiguity ultimately leads to increased freight costs and reduced shipping efficiencies, in many cases leading to importers/exporters either suffering inventory shortages or compensating for shipping uncertainty by maintaining additional inventory at a high cost. The above challenges all place a significant burden on international supply chains, and extra costs are typically passed on to consumers. Further, as a result of the manual and time-intensive quoting process, importers/exporters often avoid seeking competitive quotes.
The Opportunity: Current Crisis and Impact on Consumers
From December 2019 through September 2021, trans-pacific 40’ container ocean freight prices increased by a factor of approximately ten, according to our Freightos Baltic Index, FBX01, as set forth in the graphic below, alongside our estimates of the impact of this additional shipping cost on specific consumer products sold on Amazon.com.

While the dramatic increase in shipping costs in 2021 was primarily due to elevated demand for imported goods during the pandemic, undigitized intermediaries were a contributing factor. Indeed, carriers and freight forwarders reported record revenue, gross margins and profits in 2021. Rates dropped quite rapidly during 2022 and into early 2023. Overall, our data shows that ocean freight rates in recent years have been more volatile than major U.S. and European stock markets and most commodities.
Our Solution: Freightos Digital Booking Platform
We believe that the digitalization of international freight can make shipping cheaper, quicker and more predictable. We offer a digitized, integrated booking and payment platform that connects carriers, freight forwarders and importers/exporters.
Our Platform connects Buyers and Sellers of freight services through two websites. WebCargo.co connects freight forwarders to carriers, and freightos.com connects importers/exporters to freight forwarders. This duality can be understood by rough analogy to passenger travel in which global distribution systems such as Amadeus and Sabre connect travel companies to carriers, while Booking.com, Expedia and others, provide choice of services to the end customer. Unlike passenger travel, international freight effectively did not have a global distribution system before Freightos. For this reason, while travel marketplaces often rely on third-party global distribution systems, we developed and operate both layers of our Platform, WebCargo and freightos.com, as illustrated in the following graphic.

(1)
Per Yahoo! Finance as of March 26, 2023.

Our Platform enables Buyers to search, receive instant price quotes (often with binding prices and definite voyage information), compare, book and pay online. This digital booking experience saves time and money, and reduces uncertainty. Our Platform is supported by our SaaS and data solutions business which, much like Amadeus and Sabre, provides software tools to freight forwarders to support digitalization and Platform adoption. We also offer access to payment services from financial partners, and provide access to third-party cargo insurance and to in-house and third-party customs brokerage services.
Our Strengths
Network
Our Platform benefits from an unmatched network of carriers, freight forwarders and importers/ exporters as active users of the platform. For many participants in the international freight market, our Platform is a critical part of their business processes, and some have integrated Freightos deeply into their own IT systems. Our network is broad, spanning leading blue-chip companies to SMBs. It is geographically dispersed with particular strength in Europe and North America. Our Platform also benefits from strong network effects where each participant makes the network more valuable for other participants.
The following is an overview of carriers, freight forwarders and importers/exporters who have used our Platform:
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Carriers

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Airlines:   We have more than 20 airline groups and 40 individual airlines directly connected to our Platform by API, providing us with real-time rates and enabling electronic bookings. Additionally, we receive static rates directly or indirectly from almost all other airlines. Historically, we have on average added approximately one airline per month with direct API connections, and we believe that most other airlines are committed to digitalization as soon as they have the IT capability. Some of the notable airlines on our Platform include Qatar Airways, Emirates SkyCargo, American Airlines, Lufthansa, IAG Group Cargo (which includes British Airways and Iberia), Turkish Airlines and Air France-KLM.

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Ocean liners (full container load or “FCL”):   This market is more consolidated and less digitally mature than air, but we already have connections, live or in active integration, to several top carriers representing a significant share of the global market, and we expect more soon. Notable ocean liners with connections for instant rate quotes, live or in active integration, include Maersk and two other top-10 ocean liners.

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Ocean consolidators (less than container load or “LCL”):   We are connected directly to four of the major consolidator networks.

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U.S. less-than-truck-load (“LTL”) carriers:   We have approximately 150 carriers, including trucking third-party logistics providers, connected directly as well as some airport cartage carriers.

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Other land carriers:   We receive rates, mostly static Excel sheets, from various LTL trucking companies, container drayage trucking companies, and rail and express carriers.

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Freight forwarders:   Counting subsidiaries of multinational forwarders separately, more than 3,500 freight forwarders across an estimated 10,000 offices subscribe to our software or use our free WebCargo Sky platform to book with airlines. A majority of the freight forwarders connected to our network are paid subscribers. A smaller number of freight forwarders use our software for managing ocean and land rates, and a few dozen act as Sellers on freightos.com. Nineteen of the top-20 multi-billion dollar freight forwarders are our customers, including FedEx Logistics, Hellmann, CEVA, BDP and Nippon Express.

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Importers/exporters:   About 13,000 SMB importers/exporters have procured freight services on freightos.com. As our Platform matures, we are receiving more interest from enterprises and are working in pilots or in production with several Global 1,000 companies.

Technology
We are a technology company. Many of our directors, executive officers and product team members bring deep experience from the high-tech sector, and a significant proportion of our team comprises software engineers, software product managers, and software user experience designers. Our technology is built around our patented multi-modal routing engine, which is able to consider millions of freight services and millions of possible routes to identify optimized door-to-door routes in seconds.
The following statistics reflect the depth of our technology, the breadth of our data assets and our product maturity:
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Fastest signup to booking on freightos.com:   58 seconds. In the traditional freight forwarder workflow, this usually takes days.

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Total pricing data points in our database:   Three billion, with 50 million added monthly.

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Number of services considered in a single search:   More than two million, in some cases.

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Support calls:   One per 15 bookings, on average. Traditional freight forwarders usually handle multiple customer interactions per booking.

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Engineering investment:   More than 500 person-years of engineering invested to-date. Team of over 100 engineers continuing to develop our technology stack.

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Total annual Platform searches (2022):   Approximately 12.5 million.

Some of the areas where we have accumulated technology include:
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Rate capabilities:   Rate ingestion, rate distribution and interlining.

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Pricing technology:   Quoting tools, eBooking gateway, buy-to-sell markup logic, pricing rules for different modes and geographies.

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Digital sales:   Web sales portals, payment handling and online quoting tools.

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Market Data:   Unique transactional data, daily rate benchmarking and capacity availability.

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Shipment management:   Business logic, vendor communications and exception detection.

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Customs brokerage:   Automation for onboarding and clearance.

Our Strategy
Marketplace Growth
Our product strategy is to be a three-sided marketplace that connects carriers, freight forwarders and importers/exporters, bringing transparency and efficiency to each.
Marketplaces tend to be winner-take-all (or at least winner-takes-most) opportunities, and our strategy is to prioritize the growth of our network, as measured by GBV, through sales, marketing, and research and development. We seek to leverage marketplace dynamics in which new Sellers bring capacity that attracts new Buyers, and new Buyers bring demand that attracts new Sellers.
The following graphic illustrates our #Transaction growth from the first quarter of 2019 through the fourth quarter of 2022, which evidences the success of our strategy to date.
During the next few years, we intend to prioritize #Transactions and GBV growth over net revenue, profitability and cash flow. We believe that rapidly expanding network effects over the next few years will greatly benefit our customers and our business in the future and create more shareholder value in the long term.

Alongside our investment in aggressive GBV growth, we are committed to financial responsibility, monetization and capital efficiency. We are guided by the following principles:
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Monetization:   Currently, we have an average take rate, which we define as the quotient of net platform revenue divided by GBV, of approximately 1.2%, but some categories of transactions have achieved a take rate of over 10% (including total revenue from Buyers and Sellers purchasing ancillary services).

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Gross margins:   Our IFRS gross margin in 2022 was 58.8% while non-IFRS gross margin was a healthy 65.2%.

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Capital efficiency:   We do not currently anticipate free cash flow burn exceeding $25 million in any year. Given the size of the opportunity and our high growth rate, we consider this level of investment appropriate. Our current plans anticipate 2023 being the peak of our cash burn.

We operate a platform business and, over time, our most important revenue stream will be Platform revenue. Additionally, we sell SaaS and data subscription solutions to Platform participants, particularly freight forwarders. These software tools help freight forwarders utilize our Platform, provide our customers with in-house efficiencies and increase user engagement. Revenue generated from our Solutions segment includes SaaS subscriptions, data subscriptions and services associated with SaaS, such as configuration, customization and data ingestion services. This strategy is sometimes referred to as a “SaaS-enabled-marketplace” and has been used effectively by many leading platforms and marketplaces to increase engagement with platform participants and to create a deeper competitive moat. For example, Sabre and Amadeus provide software tools to travel agents, OpenTable provides software to restaurants, and Booking.com provides tools to hotels.
Our Solutions segment generates a growing secondary revenue stream of high margin revenue, most of which is derived from recurring subscriptions; however, revenue from our Platform segment is growing faster than revenue from our Solutions segment.
Platformification
We are seeking to position Freightos as the leading platform for digitally procuring international freight services and as a key platform for international business-to-business (“B2B”) e-commerce. We believe that our strategy fits into an overriding business trend of the e-commerce revolution starting with business-to-consumer (“B2C”), expanding to domestic B2B, and finally tackling global B2B. In each phase of e-commerce, there were businesses that successfully became e-commerce vendors, and yet the biggest wins were often platforms that powered many vendors.
The following graphic illustrates the evolution of e-commerce from B2C to domestic B2B to global B2B, showing how each phase had both siloed vendors and eventually platforms that created greater value.

A key part of our ongoing strategy is continuing to invest in technology and continuing to accumulate a unique data asset, particularly for shipping rates. In order to keep our technology at the cutting edge, we invest heavily in human resources to find, attract, retain and develop an outstanding team.
Expansion Across Segments
We intend to expand into new market segments by leveraging the overlap of participants across market segments. For example, we are capitalizing on our Platform’s success connecting freight forwarders to airlines by offering the same freight forwarder connections to ocean liners. Similarly, air carrier services combined with freight forwarder door-to-door services are being offered to importers/exporters. For an overview of the market segments in which we are active, refer to “— Our Strengths — Network.”
We believe there may be opportunities for future expansion into LTL trucking (outside of the United States), FTL trucking, air cargo charters and bulk shipping. We also may examine partnership, buy and build options to address these segments in the future.
We continuously monitor opportunities for adjacent third-party services that could be accessible through our Platform, including customs brokerage in new markets, warehousing, fulfillment and last-mile distribution and trade finance.
Go-to-Market Sales Approach
We utilize a variety of approaches to engage new customers. The following list sets forth certain aspects of our approach to sales.
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Carriers:   Direct sales.

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Multinational freight forwarding companies:   Direct sales to headquarters and “land-and-expand” starting at a country or office level.

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SMB freight forwarding companies:   Digital advertising and freemium services.

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Enterprise shippers:   Direct sales.

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SMB shippers:   Search engine optimization (organic traffic) and digital advertising.

We invest in the production of quality content about the digitalization of international shipping (research reports, surveys, blog posts, online tools and our data indexes), which has helped us create a strong brand regularly mentioned in the mainstream business press as well as logistics press.

Revenue — How We Make Money
We expect to derive most of our income in the future from revenue generated by our Platform, which is linked to the rapid growth of our GBV. Platform revenue is generated from fees associated with specific freight-service transactions booked between Buyers and Sellers on our Platform. Platform revenue includes Buyer platform fees, Seller transaction fees (flat per transaction, or a percentage of transaction value), fees related to payments or payment terms, fees related to sales of ancillary services like third-party insurance and customs brokerage, and Clearit customs brokerage fees.
With respect to the Solutions segment, our SaaS offerings are typically priced per user per month or per site per month, depending on the exact product. Data subscriptions are priced based on the number of users, granularity of data, number of data points and permitted data usages. Solutions revenue includes recurring subscriptions for SaaS or data, and certain non-recurring revenue, such as data services (that is data ingestion), non-recurring engineering and customization fees.
Revenue — Where We Make Money
The following table sets forth the amount of our revenue for the periods presented by geography:
	Solutions	Platform	Total
	(in thousands)
For the year ended December 31, 2022
Europe	$4,618	$—	$4,618
Hong Kong	460	3,441	3,901
United States	6,449	1,939	8,388
Other	901	1,277	2,178
	$12,428	$6,657	$19,085
	Solutions	Platform	Total
	(in thousands)
For the year ended December 31, 2021
Europe	$4,322	$—	$4,322
Hong Kong	198	3,284	3,482
United States	2,725	—	2,725
Other	588	—	588
	$7,833	$3,284	$11,117
	Solutions	Platform	Total
	(in thousands)
For the year ended December 31, 2020
Europe	$3,724	$—	$3,724
Hong Kong	234	2,088	2,322
United States	1,952	—	1,952
Other	511	—	511
	$6,421	$2,088	$8,509
Revenue from our Solutions segment is categorized based on the location of our customers. All revenue from our Platform segment was attributed in the years ended December 31, 2022, 2021 and 2020 to the (then) group parent business in Hong Kong. This classification is independent of where the user resides or where the user is physically located while using our services.
Case Study: Airline eBooking
Successful marketplaces have a strong growth dynamic with new sellers bringing new capacity to attract new buyers, and new buyers creating more demand to attract more sellers. This is the flywheel growth dynamic we are seeking for our Platform; it is the network effect of marketplaces. Airline eBookings are the fastest growing category of bookings on our Platform and so provide a useful case study.
Until 2018, we did not have any airlines with digital APIs for instant pricing and bookings. In 2020, we achieved a “critical mass” of several airline connections, thus becoming a viable marketplace. The following timeline illustrates the growth of carrier connections on our Platform, with airlines connecting at an increasing rate:
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2018:   Lufthansa

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2019:   Air France KLM and IAG (IAG includes British Airways, Iberia and other airlines)

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2020:   Delta, Etihad, AirBridgeCargo, SAS and Condor

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2021:   Qatar, Turkish, El Al, Fedex, NAC, LATAM, Finnair and Silkway West

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2022:   American Airlines, Air Canada, Caribbean Airlines, China Southern, Emirates SkyCargo and Teleport

The number of airline Sellers has been growing steadily, and approximately linearly, at an average rate of about one per month. The number of individual active Buyer users has been growing at an average of about 20 per weekday. New Buyers and new Sellers create new combinations of possible transactions; so even while Buyers and Sellers are each growing approximately linearly, the number of transactions has consistently shown accelerating quadratic growth:
Our growth is continuing, and accelerating, with limited spend on marketing and sales.
To date, we have retained 100% of the airlines that have connected to our Platform. Freight forwarder retention is strong, as demonstrated by the graphic below, in which each line tracks the cohort of freight forwarders who first booked in a given calendar month, indicating how many of them are still booking months later. Approximately 80% to 95% of freight forwarders are still actively booking one year after their first booking, representing strong retention characteristics and repeat business. In addition, we monitor the number of bookings each cohort of freight forwarders is making a few months after they joined the platform. Each line in the graphic below tracks the growth of a cohort of freight forwarder buyers who first booked in a specific calendar month, similar to the manner in which retailers track same store sales. The graphic shows that once a cohort of freight forwarders start booking with airlines on our Platform, their number of bookings consistently grows 500% to 1,000% within one year.

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Company History
Freightos was founded by Dr. Zvi Schreiber in January 2012. Dr. Schreiber is a serial technology entrepreneur who had witnessed the inefficiency of global shipping as the Chief Executive Officer of Lightech, which he sold to GE Lighting in 2011. Lightech manufactured electronic power supplies in China and shipped them by air and ocean to the U.S. and Europe. This experience inspired Dr. Schreiber to create a Booking.com-type of experience for global freight. Here are some key milestones of our growth journey:
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2010 – 2011:   Freightos founder Zvi Schreiber, already an experienced software entrepreneur, witnessed the challenges of international shipping as the Chief Executive Officer of Lightech, which was sold to GE Lighting in 2011.

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2012:   Dr. Schreiber founded Freightos. Early discussions commenced with freight forwarders and other industry participants.

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2013:   We offered our first SaaS product for freight forwarders to manage rates and automate quotes, including door-to-door routing. All rates were static from Excel spreadsheets.

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2016:   We acquired WebCargo, then a database for static air cargo rates and a SaaS quoting tool, but not yet a platform.

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2018:   We completed our first airline API integration and the very first step towards transforming WebCargo from a software company to a platform model. We acquired Air Freight Bazaar to establish a team and procure freight forwarder customers in the Indian market. Freightos.com was launched as a marketplace for importers/exporters (building on an earlier pilot), providing instant quote comparison, but quotes were for traditional freight forwarding services without definite voyage information or committed transit times.

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2020:   Airline integrations reached critical mass, and our Platform began to experience rapid growth in airline bookings.

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2021:   We acquired 7LFreight to expand our footprint with U.S. air and trucking freight forwarders. 7LFreight also gave us access to additional U.S. LTL trucking rates.

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2022:   We acquired Clearit, a North American customs brokerage, to provide an improved customs brokerage experience to importers/exporters transacting on freightos.com. We also entered into a business combination agreement for purposes of completing a deSPAC transaction to raise at least $80 million in capital and list on Nasdaq.

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2023:   We consummated the transactions contemplated by the Business Combination Agreement, pursuant to which we became a publicly traded company and the Freightos Ordinary Shares and Freightos Warrants were listed on Nasdaq under the symbols “CRGO” and “CRGOW”.

We are now gradually connecting the two components of our Platform, WebCargo and freightos.com, into a unique combined three-sided marketplace, connecting carriers, forwarders and importers/exporters. We are working together with freight forwarders to bring eBookings to the importers/exporters on freightos.com, so that importers/exporters can book instantly with freight forwarders with definite carrier voyages. We are also working to expand API connections to ocean carriers and provide payment services alongside bookings. As a three-sided marketplace, we strive to develop a double flywheel with buyer-brings- seller-brings-buyer in carrier-forwarder interactions and forwarder-importer/exporter interactions:

Carriers
← WebCargo →
Freight Forwarders
← Freightos.com→
Shippers

Even as our Platform grows, we continue to provide solutions including SaaS tools and data. Although freight forwarders are the primary users of our SaaS products, we occasionally deliver those tools to carriers and to large importers/exporters. Strategically, our Solutions segment is designed to give industry players the automation tools they need to buy and sell more effectively on our Platform.
Our Products
WebCargo Platform — Connecting Carriers and Forwarders
Professional logistics service providers, mostly freight forwarders, access our Platform under our WebCargo brand.
Our WebCargo Platform is only available to professional freight-forwarding companies. Most airlines will only share rates with freight forwarders registered as IATA cargo agents and, accordingly, most buyers on the WebCargo Platform are registered IATA agents. Currently, our WebCargo Platform, including the free Sky version, is used by over 3,500 freight forwarders around the world, connecting them to more than 40 operating airlines.
The WebCargo workflow is straightforward but revolutionary, as it eliminates the need for multiple phone calls and emails. An outline of the typical WebCargo workflow is as follows:
•
Sign up and confirm identity as a freight forwarder.

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Search: Type in origin airport, destination airport, dimensions and related details.

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Review instant offerings from airlines including rates and capacity.

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Choose and book. In most cases, booking is confirmed instantly.

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In some cases, there is an option for instant payment.

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Manage bookings, track flights and receive updates.

The following image is an example of airline rates and availability search results on WebCargo (rates randomized for confidentiality):
This airline booking workflow is available through our free WebCargo Sky portal, or embedded in the WebCargo Air SaaS. WebCargo Air adds various features, such as enabling freight forwarders to send quotes to their own customers. Freight forwarders and third-party software providers can also embed these booking capabilities into their own portals using the WebCargo Hub APIs. For example, Transportation Management System software providers can include the ability to book directly with air carriers while planning a shipment. A similar platform for container ocean bookings is under development.
Freightos.com Platform — Connecting Service Providers to Importers/Exporters
Importers/exporters access our Platform through our freightos.com site. Users are able to enter the details of their shipment with a modern interface and instantly view quotes from freight forwarders qualified to move their goods. These quotes are binding offers, and the user can book and pay online, initiating the movement of its goods.
More than 13,000 importer/exporter Buyers, mostly U.S. importers, have purchased freight services on freightos.com from dozens of Sellers. Some of the Sellers have completed millions of dollars of orders on freightos.com and for some, freightos.com is a significant sales channel which accounts for a substantial proportion of their business.
The freightos.com workflow is straightforward and almost entirely automated/no-touch, replacing sales calls, visits, emails and faxes. An outline of the typical freightos.com workflow is as follows:
•
Sign up and agree to platform terms.

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Search: Enter origin and destination addresses or ports.

•
Select load and additional services required (e.g., customs and insurance).

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Review instant offerings from freight forwarders, with accurate door-to-door prices in seconds.

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Compare, explore reviews and book.

•
Pay by credit card (or use credit if pre-approved).

•
Track and manage shipments.

The following screenshots demonstrate the freightos.com workflow:
Enter origin and destination addresses or ports:
Review instant offerings from freight forwarders:
Track and manage shipments:

Other marketplaces and B2B eCommerce sites can integrate this freightos.com workflow into their platforms to allow users to include shipping costs in their sourcing decisions and to book shipping alongside goods procurement.
Software-as-a-Service Solutions
We offer the following key products through our SaaS business:
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WebCargo Air:   Dynamic airline rates and eBookings. Static airline rates database. Various features for freight forwarders quoting to their customers.

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WebCargo AcceleRate:   Multi-modal rate repository. Sophisticated tools for automatically processing door-to-door routing and quotes.

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Data Services:   Digitizing static carrier rates provided in Excel.

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WebCargo Airline Control Panel:   Enables airlines to control bookings and optimize pricing with real-time booking analytics.

The following graphic is an example of the WebCargo Airline Control Panel:

ABCD Airline
QR - US
Hi, Robert
RB
WAND
Bookings
O-Bookings
Forwarders
Account Number
Carriers' Communications
Matrix Rates Simulator
Technical Logs
Carrier Settings
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ACOP
Airline Control Panel
WAND Summary
Create new card
Hello, Username!
Welcome to WAND - WebCargo Analytics Dashboards.
Know your clients' behaviour.
See dashboard
Find all the detailed info in the custom panel
See dashboard
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See below the Global Top 5 routes for the selected period.
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3. MAD-JFK
4. MIA-ROM
5. JFK-BCN
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WebCargo SaaS products serve 3,500 freight-forwarding companies.
Freightos Data
We publish data, mainly price indices, to strengthen our brand and enhance engagement with current and future customers, and to support industry digitalization. There are approximately 50,000 registered Freightos data services users. Although most subscriptions are unpaid, we believe that our data services provide extensive brand awareness and engagement with current and future customers.
Freightos Baltic Index
The FBX is published every weekday to provide indicative market prices for shipping a 40-foot container on twelve trade lanes, plus a global average. We act as the data provider and calculating agent for FBX, while the Baltic Exchange in London is the benchmark administrator responsible for IOSCO compliance of the benchmark.

FBX is also available on Bloomberg and Refinitiv screens. Six of the twelve FBX indices have futures contract trading on the Chicago Mercantile Exchange and futures contracts for several of the indices are able to be traded on the Singapore Exchange. These derivative products are new and trading volumes are still minimal. We receive a small, flat license fee per container for every future contract traded.
Based on press mentions, we believe that FBX is the most used benchmark of containerized shipping prices. Examples of the many organizations who have subscribed to FBX are Starbucks, Unilever, Dell, Nike, Costco and Amazon.
The following graphic shows FBX01 index with the indicative price for shipping a 40’ container from China/East Asia to North America West Coast:
Freightos Air Index
The FAX is published weekly to provide indicative market prices per kilogram for air cargo on various pairs of 61 major airports, as well as airport-to-region and region-to-region. FAX indexes are currently published for free as “beta” indexes for market feedback.

FRA > BOM 100-3000kg
AMS > SIN 100-3000kg
AMS > SIN 100-1000kg
FRA > BOM 100-1000kg
FRA > ORD 100-3000kg
AMS > DXB 100-3000kg
FRA > JFK/EWR 100-300...
FRA > ATL 100-3000kg US$/kg all-in
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Custom Reports
We sell subscriptions for weekly pricing reports customized based on specific customer requirements. This product enhances our engagement with importers/exporters, as well as freight forwarders, some of which become customers of our Platform.
Clearit — Customs Brokerage
Clearit is a licensed customs broker for imports to the United States and Canada. We acquired Clearit in February 2022. It is highly digitalized with many aspects of onboarding customers and customs brokerage services delivered online in a semi-automated manner.
7LFreight — U.S. Air and LTL Rate Management
7LFreight is a neutral and centralized rate management platform, which we acquired in 2021, covering:
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Domestic U.S. trucking:   First and final mile airport cartage, linehaul, LTL, small package, commercial and air cargo.

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International freight:   Export and import rates, LCL and destination rates.

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Customer portal:   Domestic and air export.

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Air schedules:   Powered by a partner, for global flights. Loading charts and dynamic connections.

Our WebCargo airline booking experience is now available within 7LFreight, and we expect to merge WebCargo and 7LFreight into a single product for air cargo, while keeping the trucking capabilities of 7LFreight as a separate product.
ESG: Supporting Decarbonization
International freight is a significant emitter of greenhouse gasses (“GHG”). According to the Organisation for Economic Co-operation and Development, global freight emits more than two billion tonnes of CO2 equivalent greenhouse gasses per year, and this could increase to 8 gigatonnes by 2050.
For many companies dealing with physical goods, such as manufacturers, distributors and retailers, global freight is a significant component of their “scope 3” indirect GHG emissions. In March 2022, the SEC proposed rule changes that would require registrants to include certain climate-related disclosures in their registration statements and periodic reports, including information about climate-related risks that are reasonably likely to have a material impact on their business, results of operations, or financial condition, and certain climate-related financial statement metrics in a note to their audited financial statements. The SEC proposed that “a registrant would be required to disclose GHG emissions from upstream and downstream activities in its value chain (Scope 3), if material or if the registrant has set a GHG emissions target or goal that includes Scope 3 emissions.” This proposed rulemaking is expected to bring considerable attention to emissions from international freight shipping.
Therefore, we endeavor to provide visibility into freight emissions by calculating emission estimates alongside every quote on freightos.com and WebCargo, enabling Buyers to select Sellers based on carbon footprint, as well as price, transit time and service. Our emissions estimator is guided by the European EN 16258 standard methodology. We also provide a free carbon emissions estimation calculator on our website.
We hope that our emissions estimator will help supply chain companies and their logistics service providers to make greener choices for transportation, reducing carbon emissions in our industry.
Intellectual Property
We have a utility patent on our routing engine, which has been granted in Canada. We have a design patent on our matrix display for dynamic carrier rates, which is registered in the United Kingdom, Europe and the United States. The name Freightos® is registered as a trademark in the European Union, the United States, China, India, Israel, and the name WebCargo® is registered in the European Union, the United

States and India. In addition to the foregoing registered intellectual property, our proprietary software platform and web-based offerings are covered by a combination of trade secret and copyright protections. We own all of the domain names we use in our business, including freightos.com, webcargo.co, clearit.com, clearitusa.com and 7lfreight.com.
Competition
Each of our products faces different competitors; however, we do not believe that there is any one competitor competing with the totality of our Platform.
WebCargo Platform
We believe that our WebCargo Platform for air cargo booking is, by a considerable margin, the biggest platform of its kind, both in terms of airline supply and in terms of freight forwarder customers booking with it. Notable competitors are Cargo One Gmbh and CargoAi Ptd Ltd. There is also some competitive functionality embedded in products from WiseTech Global Limited.

WebCargo
Competitor 1
Competitor 2
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40.00%
30.00%
20.00%
10.00%
0.00%
2018-Q4
2019-Q1
2019-Q2
2019-Q3
2019-Q4
2020-Q1
2020-Q2
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Freightos.com Platform
Freightos.com competes indirectly with importers/exporters directly interfacing with specific freight forwarders or carriers rather than using a platform. There are also competing online platforms for importers/ exporters, such as Cogoport, FreightMango, SimpliShip and Searates, which we believe to be considerably smaller than freightos.com.
Solutions
Different WebCargo SaaS products compete with different competitors. Most of the products have some overlap with the product suite of WiseTech. Some overlap with products from Descartes and Magaya and others. 7LFreight for airport cartage rates competes with Air Cargo Inc. For LTL rates, there are several competitors, however, most are integrated with Transportation Management Systems rather than standalone rate repositories.
According to U.S. and Canadian government data, Clearit competes with approximately 11,300 U.S. customs brokers and approximately 300 Canadian customs brokers. However, very few of these competitors are able to service SMB importers with a similar level of online service and most have far less automation.

Regulation
Data Privacy
Freightos uses, collects, stores, transmits, transfers, and processes customer and supplier data in the ordinary course of business. As Freightos’ products are designed to assist business customers with shipping management, in the ordinary course of business, when providing its services, only a limited portion of the customer data that Freightos uses, collects, stores, transmits, transfers and processes constitutes personal data, personally identifiable information, personal information, or a similar term (collectively herein “personal data”). In the course of providing its services, Freightos obtains personal data in the form of business contact information of importers/exporters, suppliers, customers, prospects, and other persons. Freightos also obtains personal data from employees, contractors, applicants, whether current, former, or prospective and, as applicable, family members or designees.
Freightos is required to comply with local, state, federal, and foreign laws and regulations pertaining to the collection, storage, transmission, transferring, processing, and security of personal data. Regulators around the globe and in countries in which Freightos operates have promulgated and are continuing to adopt laws, implementing regulations, and offering guidance pertaining to the collection, storage, transmission, transferring, processing, and security of personal data. The applicability of these laws, regulations, and guidance is continually evolving, sometimes uncertain, and in some circumstances, conflicting between and among jurisdictions. Although certain of these laws are not applicable to business contact information or employee data, these laws still remain pertinent to Freightos’ operations. Further, regulators are continuing to propose and adopt new laws and regulations designed to safeguard personal data and to provide additional rights to data subjects. We anticipate that the volume and scope of such laws will increase, and, as a result, Freightos’ costs and efforts to comply with such laws will increase. It may be costly to implement security or other measures designed to comply with these laws. Any actual or perceived failure to safeguard personal data or other information in Freightos’ possession or control, appropriately destroy or redact such data, or otherwise comply with these regulations may subject Freightos to litigation, regulatory investigations, or enforcement actions, thus causing damage to Freightos’ reputation and adversely affect the Company’s ability to attract or retain customers.
Among other laws, the following jurisdictions in which Freightos operates have enacted legislation pertaining to privacy, data protection and cybersecurity. For more information, please see the section entitled “Risk Factors — Regulatory, legislative or self-regulatory/standard developments regarding privacy, data security, and information security matters could adversely affect our ability to conduct our business and cause increased costs of compliance.”
United States
In contrast to other countries around the world, the United States has not implemented a comprehensive data protection law at the federal level, instead the United States has taken a sectoral approach to data privacy and security, legislating in areas of specific risk, including, financial privacy, children’s privacy, and healthcare privacy, among others. In addition to the sector-specific laws, the United States regulates privacy through the Federal Trade Commission Act’s restriction on unfair and deceptive trade practices.
In addition to the federal laws, several states have adopted comprehensive data protection laws. As one example, the CCPA includes additional and more stringent requirements on businesses that are subject to the law. Other states including Colorado, Virginia, Connecticut, and Utah have also passed comprehensive data protection laws, none of which are identical. In addition, numerous states have pending data protection or issue-specific privacy laws. Freightos will need to evaluate the scope to which any of the foregoing laws is applicable and take the necessary steps to comply.
In addition to the above laws focused on data privacy, federal regulators and some states have adopted laws and guidance aimed at data security in Freightos’ possession and control. Although the states vary in scope, and are largely focused on personal data as compared with all data and intellectual property, certain of the laws may have an impact on our approach to data protection and cybersecurity. At a minimum, these laws may require that we maintain a written information security program and an incident response plan.

European Union and the United Kingdom
The European Union’s (EU) General Data Protection Regulation (EU) 2016/679 became effective in May 2018, and is generally applicable to companies that process personal data of EU data subjects. After Brexit, the United Kingdom adopted its own version of the EU General Data Protection Regulation. Both versions together are collectively referred to in this document as the “GDPR”. The GDPR contains comprehensive data protection regulations pertaining to the collection, use, retention, disclosure, minimization, and other processing of personal data, with substantial monetary penalties of up to 4% of global turnover for noncompliance. Among other requirements, the GDPR mandates enhanced notice requirements to data subjects regarding the processing of their data, regulator notification within 72 hours in the event of a data security breach, and stringent processing requirements on data processors. Legal developments in the EU have also made it more stringent to transfer personal data outside of the EU to countries that the EU has not deemed to have adequate privacy laws, including the United States. On July 16, 2020, the Court of Justice of the European Union (“CJEU”) in Schrems II invalidated the EU-U.S. Privacy Shield framework, a mechanism through which entities could choose to transfer data from the EU to the United States and called the then-current Model Clause/Standard Contractual Clause framework into question. On June 4, 2021, the European Commission published a new set of standard contractual clauses, in an attempt to take into account the CJEU’s concerns in Schrems II. The new clauses require additional evaluation and documentation, and, to the extent that we may transfer personal data from the EU to a country not deemed to be adequate, may require us to expend additional resources to confirm the validity of the transfer under the applicable transfer mechanisms. The UK has also adopted its own set of Model Clauses, following the EU’s documents. There may be varying interpretations and approaches under the EU GDPR and the UK GDPR as well as the new Model Clauses. We will continue to evaluate the application of these regulations and requirements.
Israel
Israel has adopted comprehensive data protection and cybersecurity regulations. Among other regulations, the Company is subject to the Protection of Privacy Law, 5741-1981 (the “PPL”), the regulations enacted thereunder, and the guidelines issued by the Israel Privacy Authority. Among other requirements, these laws impose restrictions on data transfer, grant rights to data subjects, and require companies to register databases (subject to certain exceptions) with the regulator and implement data security measures. In July 2020, Israel proposed a comprehensive overhaul of PPL, which would align PPL more closely with GDPR. As currently drafted, entities subject to the law are subject to civil and criminal penalties for violations of the PPL, including imprisonment. These laws and the draft bill are applicable to our business, and we are continuing to monitor developments in this space. If the draft bill is enacted, we may be required to expend resources and modify current practices to ensure that our processes are in compliance with any changes in the law.
China
China has continued to adopt issue specific and comprehensive regulation. The Cybersecurity Law of the People’s Republic of China (the “CSL”) forms the backbone of cybersecurity and data privacy protection legislation in the PRC. The Data Security Law of the People’s Republic of China (the “DSL”) is the fundamental law in the data security area that widely covers data security mechanisms, obligations, and liabilities at both state administration and data handler levels. The Personal Information Protection Law of the People’s Republic of China (the “PIPL”) represents a new era of personal information protection as well as corporate compliance in the PRC. These laws, along with laws pertaining to encryption, guidance, and local regulations may be applicable to our operations in China, and we will continue to monitor application of the same.
Financial Services
Although we consider Freightos to be a payments platform, we are not licensed to perform money transmission or to offer payment terms or credit in jurisdictions where these activities are regulated. Instead, we partner with companies who have such licenses and they transmit the funds that Buyers send to Sellers.

Competition Law
Freightos manages private pricing data and publishes price indexes and benchmarks that may be competitively sensitive. These publications are intended to enhance transparency and encourage pro-competitive behaviors but, in certain situations, there is a risk that such information could be utilized for price fixing, bid rigging and other anti-competitive activities. The antitrust and competition laws in many jurisdictions in which Freightos operates prohibit price fixing, bid rigging, market allocation agreements and other forms of anti-competitive agreements among market participants. Violations of the antitrust and competition laws can have severe consequences, including both criminal and civil liability, for the companies and individuals involved. In some jurisdictions, including the United States, in addition to governmental authorities, private plaintiffs and classes of plaintiffs that are injured by such anti-competitive behaviors can also initiate private litigation to recover damages for antitrust and competition law violations. The air and ocean freight industries have a history of prosecutions for price fixing and other anti-competitive behaviors. The misuse of Freightos’ publications by recipients in violation of the antitrust and competition laws could expose Freightos to the risk of being implicated in enforcement proceedings and potential liability under antitrust and competition laws. In publishing price indexes and benchmarks and similar reports, Freightos obtains and follows expert, written legal advice related to compliance with antitrust and competition laws.
Licenses
Clearit US is licensed as a customs broker by the Department of Homeland Security Customs and Border Service. Clearit Canada is licensed by the Canada Border Services Agency. As licensed customs brokers, our Clearit subsidiaries are required to maintain prescribed records and are subject to periodic audits by the appropriate governmental authority.
Some of the Sellers on our Platform are engaged in activities that require a license, including customs brokerage, US ocean freight forwarding, and providing insurance. Other than Clearit, Freightos is not licensed to carry out such activities.
Team and Facilities
The following is a summary of our full-time equivalent headcount as of December 31 2022:
	Research & Development	Sales & Marketing	Operations	General & Administrative	Total
Full-time equivalent headcount	154	61	102	41	358
We are pleased to have a diverse team with 43% of our employees self-identifying as women, which is well above average for technology companies. We are one of the largest and best-known high-tech employers in the developing Palestinian economy, and we invest in bringing more people into the still small circle of highly skilled tech jobs in that location.
We currently lease offices in Jerusalem, Barcelona, Ramallah, Nablus, Oregon City (Oregon), Montreal, Champlain (New York) and Chennai. We also have a small number of employees or contractors without a dedicated office in Shanghai, Taipei, Tokyo and, from time to time, elsewhere.
We have a hybrid model where team members may work from home some days of the week or a certain number of days per month. Employees who live far from any office may work entirely remotely. The exact nature of our office-work-from-home hybrid is adjusted based on local customs and regulations in each country and revised from time to time.
Incorporation and Subsidiaries
Freightos Limited is registered in the Cayman Islands and has the following active subsidiaries, all of which are directly or indirectly wholly owned, as follows:

Subsidiary Name	Jurisdiction of Incorporation
Freightos Hong Kong Limited	Hong Kong
Freightos India Private Limited	India
Web Cargo, S.L.U.	Spain
Freightos Ltd	Israel
Freightos Software Development and Data Services Ltd.*	Palestinian Authority
Freightos Information Technology (Shanghai) Co., Ltd.	China
Freightos Inc.	Delaware, USA
Clearit Customs Brokers Inc.	Canada
9T Technologies LLC (d/b/a 7LFreight)	Oregon, USA
Clearit Customs Services, Inc.	Delaware, USA
Freightos Merger Sub II	Cayman Islands

*
Some of the shares are held in trust

Freightos Limited was initially incorporated in January 2012 as Tradeos Limited in Hong Kong and shortly thereafter adopted the business name of Freightos, formally changing the company name in 2016 to Freightos Limited. The group redomiciled to the Cayman Islands in May 2022.
While incorporated in the Cayman Islands, Freightos Limited is a tax resident in Israel.
The mailing address of our principal executive office is Technology Park Building 2, 1 Derech Agudat Sport HaPo’el, Jerusalem, Israel 9695102. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.
Legal Proceedings
From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, in the opinion of our management, would individually or taken together have a material adverse effect on our business, financial condition, results of operations or cash flows. Regardless of the outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

MANAGEMENT
Management and Board of Directors
The following persons serve as our executive officers and directors. For biographical information concerning the executive officers and directors, see below.
Name	Age	Position
Zvi Schreiber	53	Chief Executive Officer and Chairman of the Board
Ran Shalev	51	Chief Financial Officer
Ruth Amaru	52	Chief Product Officer
Ian Arroyo	39	Chief Commercial Officer, freightos.com
Eytan Buchman	37	Chief Marketing Officer
Manuel Galindo Medrano	36	Chief Executive Officer, WebCargo
Michael Oberlander	54	General Counsel
William Chin	46	Director
Michael Eisenberg	51	Director
Ezra M. Gardner	46	Director
Guillaume Halleux	49	Director
Inna Kuznetsova	54	Director
Udo Lange	51	Director
Robert J. Mylod, Jr.	56	Director
Glen Schwaber	53	Director
Zvi Schreiber has been our Chief Executive Officer and a director since 2012. Prior to founding Freightos in 2012, Dr. Schreiber served as the Chief Executive Officer of Lightech, a clean-tech electronics company acquired by General Electric in 2011. He founded G.ho.st, a web operating system, in 2006 and served as Chief Executive Officer from 2006 to 2010. From 2001 to 2006, Dr. Schreiber was the Chief Executive Officer of Unicorn Solutions, Inc., a provider of information systems and solutions acquired by IBM. He is also the author of Fizz, the history of physics in a novel, and of Money, Going out of Style. Dr. Schreiber is a frequent speaker at industry events and author of various articles, papers and patents. He currently serves on the board of directors of Somus, a private startup technology company developing a consumer generative AI app called Retrato, and is chairman of the JODEK Charitable Trust. Dr. Schreiber graduated from the University of Cambridge with a Bachelor of Arts in Mathematics, and Imperial College London with a Doctor of Philosophy in Computer Science and a Master of Science in Theoretical Physics.
Ran Shalev has been our Chief Financial Officer of Freightos since 2016. From 2011 to 2016, Mr. Shalev served as the general manager and business leader of the GE Lighting Israel R&D Center. From 2009 to 2011, Mr. Shalev was the Chief Financial Officer and Chief Operating Officer of Lightech, a clean-tech electronics company acquired by General Electric in 2011. Prior to 2011, he served as the Chief Financial Officer at various companies. Mr. Shalev graduated from The College of Management Academic Studies with a Bachelor of Arts and a Master of Business Administration. Mr. Shalev is a Certified Public Accountant in Israel.
Ruth Amaru has been our Chief Product Officer since 2021. From 2016 to 2020, Ms. Amaru served as our Chief Marketplace Officer and, from 2020 to 2021, she served as Chief Executive Officer of freightos.com. From 2015 to 2016, she served as our Vice President of Product. Prior to joining Freightos, Ms. Amaru held product and technical leadership roles at several established and start-up businesses, including IBM and Imagiu Software, a startup focused on augmented reality applications for ecommerce she founded in August 2010, where she served as Chief Technology Officer until 2014. Ms. Amaru studied computer science, cognitive science and math at Hebrew University in Jerusalem.
Ian Arroyo has been our Chief Commercial Officer since 2021. Since joining Freightos, Mr. Arroyo has served in various commercial roles, including Director, Enterprise Solutions in 2019, Executive Vice President,

Strategy and Demand from December 2019 to March 2020, and Executive Vice President, Enterprise Solutions from December 2020 to August 2021. Mr. Arroyo co-founded Mallbox, Inc. in March 2020 and served as its Chief Executive Officer until December 2020. From 2017 to 2019, he was Vice President, Strategy and Business Development at Gimmonix, Ltd., a leading travel aggregation and mapping platform, where he oversaw global sales, channel and commercial strategy. From 2012 to 2019, Mr. Arroyo served as Director, Business Development of QinetiQ North America, a wholly owned subsidiary of QinetiQ Group Plc (LSE:QQ). He was a lecturer in Professional Sales and Communications at the University of Florida from 2016 through 2017 and continues to serve as an advisor to founders of early-stage companies. Mr. Arroyo graduated from the University of Florida with a Bachelor of Science in Marketing and a Master of Business Administration.
Eytan Buchman has been our Chief Marketing Officer since 2019. As Chief Marketing Officer, Mr. Buchman is responsible for corporate marketing, industry research, branding, customer acquisition and sales support across our various business units. From 2017 to 2019, Mr. Buchman served as our Vice President of Marketing and, from 2013 to 2017, he held various roles in our marketing department. Prior to joining Freightos, Mr. Buchman was a career officer in the Israel Defense Forces (“IDF”), serving in various roles, including foreign affairs, strategic planning and as Head of North America for the Spokesperson’s Unit. He is currently a Major in the IDF reserves. Mr. Buchman graduated from Hebrew University with a Bachelor of Arts in Psychology and International Relations.
Manuel Galindo Medrano has been the Chief Executive Officer of our WebCargo division since 2016. Mr. Galindo founded WebCargo in 2008 and served as its Chief Executive Officer through our acquisition of WebCargo in 2016. He studied telecommunications engineering at La Universidad Politécnica de Cataluña and sales and marketing management at Universidad Abierta de Cataluña.
Michael Oberlander has been our General Counsel since 2021. Prior to joining Freightos, Mr. Oberlander was a consultant for several established and start-up businesses. From 2016 to 2019, he served as the Chief Philanthropy Officer of the Jewish Federation of St. Louis, a nonprofit dedicated to mobilizing the community’s human and financial resources to enhance Jewish life in St. Louis, in Israel and around the world. Mr. Oberlander served as General Counsel and in various executive management positions at Caleres, Inc., a NYSE-listed global wholesaler and retailer of footwear from 2000 to 2015, where he had responsibility for all legal matters as well as managing the internal audit and risk management departments. He also chaired the company’s charitable trust and investment committee. Prior to joining Caleres, Mr. Oberlander was an attorney at Bryan Cave LLP (now Bryan Cave Leighton Paisner) specializing in M&A, corporate finance and securities and corporate governance matters. Since 2016, Mr. Oberlander has been a limited partner in SixThirty, a fintech accelerator, where he has mentored entrepreneurs and been an advisor to the firm’s investment committee. He received his Juris Doctor from Vanderbilt Law School and earned his Bachelor of Arts in Political Science from the University of Chicago.
William Chin has served as a member of our Board of Directors since March 2022. Mr. Chin is Head of Commodities at the Singapore Exchange (the “SGX”). He joined the SGX in 2015 and is responsible for the strategy and direction of the commodities business at the SGX covering the bulk, agriculture shipping and energy markets. In 2016, Mr. Chin was a key member of the team involved in the acquisition of the Baltic Exchange in London. From 2011 to 2015, he was Senior Vice President at the Hong Kong Exchanges and Clearing, and Head of the London Metal Exchange (the “LME”) Asia in Singapore, responsible for the LME’s presence and growth in the Asia region. Mr. Chin began his career in 2004 in the New Zealand financial markets as a rates trader for ANZ investment bank in Wellington before joining Barclays Capital in London in 2008. He was Head of Commodities and Energy Risk at the London Clearing House from 2008, providing clearing services for Commodity Exchanges such as the LME, NYSE Euronext as well as a wide-ranging suite of OTC Commodity products. Mr. Chin was appointed to the board of directors of Agridence in 2021 and is actively involved in a number of mentoring roles. He graduated from the Victoria University of Wellington with a Master’s Degree in Applied Finance and is a CFA charterholder.
Michael Eisenberg has served as a member of our Board of Directors since 2013. He is a Partner at Aleph, an early-stage venture capital fund, since 2013 and has been with Benchmark Capital, an early stage venture capital firm, since 2005. Mr. Eisenberg currently serves on the board of directors and served as the lead director of Lemonade (NYSE: LMND). The Chief Executive Officer of Lemonade is Dr. Schreiber’s brother. Mr. Eisenberg also serves on the board of directors of SeekingAlpha Ltd., HoneyBook, Inc.,

Nexar Inc. and Healthy.io. and has invested in and served on the Boards of some of Israel’s leading companies and startups, such as Conduit, Gigya (Acquired by SAP), Picturevison (acquired by Eastman Kodak), Shopping.com (Nasdaq: SHOP, acquired by eBay Inc.), Tradeum (acquired by VerticalNet Inc.) and Wix (Nasdaq: WIX). Mr. Eisenberg has published seven books in English and Hebrew and lectures frequently on venture capital, Israel and entrepreneurship. He graduated from Yeshiva University with a Bachelor of Arts in Political Science.
Ezra M. Gardner has served as a member of our Board of Directors since 2023 and was the Chief Executive Officer and a director of Gesher from October 2021 until the consummation of the Business Combination in January 2023. Since 2012, Mr. Gardner has served as a Partner and Portfolio Manager at Varana Capital, LLC, an investment firm he co-founded. Varana Capital is a private investment fund focusing on both private and public security investments. As part of the Varana investment strategy of cooperative engagement, Mr. Gardner sits on or advises the Boards of multiple public and private companies, working with each on strategic planning, operational dynamics, and balance sheet needs/restructuring. From 2009 to 2012, Mr. Gardner served as the Managing Partner and Portfolio Manager of Omnium Capital, LLC, a family office he co-founded in Tel Aviv, Israel. From 2005 to 2009, he was at UBS where he served as a Portfolio Manager and most recently Head of UBS’ US Equity Portfolio for the Fundamental Investment Group where he also sat on the US Trading Committee (Management Board for the US Equities Business). From 2001 to 2005, he served in senior analyst roles at MSD Capital (Michael Dell family fund management office). From 1999 to 2001, he served as an analyst in the Investment Banking Group at JP Morgan. Mr. Gardner currently serves on the board of directors of Galileo Wheel and Neureality, both Israeli-based private businesses. He formerly served on the Board of Fortress Global Enterprises, where he held roles on the governance, compensation, audit and investment committees. Mr. Gardner received a Bachelor of Arts in Economics (with honors) and a Bachelor of Arts in International Relations from Brown University.
Guillaume Halleux has served on our Board of Directors since 2021. Since 2017, Mr. Halleux has served as the Chief Cargo Officer of Qatar Airways. From June 2016 to 2017, he was Vice President Cargo Asia Pacific of Qatar Airways. From 2012 to 2016, Mr. Halleux served in senior sales positions for Bollore Logistics in Singapore and Vietnam. He studied economics in France and graduated from ICN Business School in Nancy with a Master of Business Administration.
Inna Kuznetsova has served on our Board of Directors since July 2022. Ms. Kuznetsova currently serves as Chief Executive Officer and a member of the board of directors of ToolsGroup, a privately-owned SaaS company with international operations providing supply chain management optimization solutions. In this role, she oversees strategic growth, planning and daily operations. From June 2020 through May 2022, Ms. Kuznetsova was the Chief Executive Officer and a member of the board of directors of 1010data, a privately-owned data analytics company, responsible for strategic growth, planning and daily operations. From January 2020 through May 2020, Ms. Kuznetsova served as interim Chief Executive Officer and, from July 2019 until January 2020, as Chief Operating Officer of 1010data. From 2014 to 2016, Ms. Kuznetsova served as President of INTTRA, a privately-owned SaaS company focused on maritime logistics. In 2016, she was promoted to President and Chief Operating Officer of INTTRA, overseeing all sales, marketing, software development, IT operations, customer services and operations until INTTRA’s sale to E2Open in November 2018. Ms. Kuznetsova served on the board of directors and as a member of the audit and risk committees of Global Ports Investments Plc (LSE: GPLX) from 2017 to 2022, on the board of directors of Avantida from 2017 to 2018 and on the board of directors and as a member of the audit, remuneration and nomination committees of Sage Plc (LSE: SGE) from 2014 to 2017.
Udo Lange has served on our Board of Directors since July 25, 2022. Dr. Lange is President of Healthcare, Logistics and Americas International at Memphis-based FedEx Express, a major American cargo airline delivering freight and packages to over 220 countries. In this role, he is responsible for the leadership and strategic direction of the enterprise-wide healthcare business as well as FedEx Logistics and FedEx Custom Critical. Dr. Lange also serves on the Strategic Management Committee of FedEx Corp., which sets the strategic direction for the FedEx enterprise. Dr. Lange has over 20 years of experience in the international trade industry, with expertise in global freight forwarding, customs brokerage and logistics. He joined FedEx in 2015, beginning his tenure with the company as the Chief Operations Officer for FedEx Logistics from August 2015 until August 2019. He served as President and Chief Executive Officer of FedEx Trade Networks, a company under FedEx Logistics from March 2018 until March 2023, and as

President and CEO, FedEx Logistics from September 2019 until March 2023. He currently serves as a member of the White House Supply Chain Disruptions Task Force and has been involved in the task force’s Freight Logistics Optimization Works (FLOW) group. Dr. Lange also serves as a Board Member for the German American Chamber of Commerce of the Southern United States, Inc. In addition, he is on the Board of Trustees of “Operation Finale,” an exhibition in Germany about the capture of Nazi Adolf Eichmann. Dr. Lange holds a Doctor of Philosophy in Economic Science from the University of Duisburg and a Master of Business Administration and Master of Science in Mechanical Engineering from the University of Kaiserslautern. Dr. Lange serves on the board of directors for the Memphis Symphony Orchestra.
Robert J. Mylod, Jr. has served as a member of our Board of Directors since 2014. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. He also currently serves as the chair of the board of directors of Booking Holdings Inc. (Nasdaq: BKNG) and is a member of its compensation committee. He also serves as chair of the board of directors of Vroom, Inc. (Nasdaq: VRM) and serves as a member of its audit and compensation committees. From 1999 to 2011, Mr. Mylod held several roles with Booking Holdings, including Vice Chair, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining Booking Holdings, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. He served on the board of directors and audit committee of Redfin, Inc. (Nasdaq: RDFN) from 2014 to 2022. Mr. Mylod served as a member of the board of directors and audit and compensation committees of Dropbox, Inc. (Nasdaq: DBX) from 2014 to 2021. Between 2015 to 2017, Mr. Mylod served as a member of the board of directors of Autobytel, a company that facilitates the buying and selling of cars online. From 2001 until 2017, he served as a member of the board of directors of EverBank, a U.S. savings bank providing online and mobile banking and financial services, and served on EverBank’s compensation committee and as the chairman of the nominating and corporate governance committee from 2012 to 2017. Mr. Mylod served as a member of the board of directors of Novocure, a cancer treatment company, and on its audit committee, from 2012 to 2017, and on its nominating and corporate governance committee from 2015 to 2017. He also serves as a member of the board of directors of several private companies. Mr. Mylod graduated from the University of Michigan with a Bachelor’s of Arts in English and received his Master of Business Administration from the University of Chicago Graduate School of Business.
Glen Schwaber has served as a member of our Board of Directors since 2013. Mr. Schwaber is a founding partner of MoreVC, formerly known as Israel Cleantech Ventures, an early stage venture capital firm located in Israel. Mr. Schwaber has nearly thirty years of experience in Israeli technology finance and has been on the board of directors of Scodix Ltd. (TASE: SCDX) since 2008, Vayyar Imaging Ltd. since 2012, Ubeya Technologies Ltd. since 2019, Tolstoy Ltd. since 2021, Imagindairy Ltd. since 2021 and Universal Grammar Ltd. since 2022. In addition, he serves on the investment committee of the Momentum Fund of Ramot, Tel Aviv University’s technology research investment fund. Previously, Mr. Schwaber served as Co-Chairman of the board of directors of Katef Le Katef, an organization that assists economically underprivileged families break their cycle of poverty. He is a co-founder of the Tasa Fellowship for Ethiopian-Israeli college students, and of Lakita, Israel’s first non-profit crowdfunding platform for supporting teacher-generated projects in Jewish and Arab public schools throughout the country. Mr. Schwaber has been actively involved in supporting private/public partnership efforts towards improving education, infrastructure and employment opportunities for Palestinian residents of East Jerusalem and is a member of the East Jerusalem Philanthropic Forum being run under the auspices of the Joint Distribution Committee. He also serves on the Advisory Board of Tmura, the Israeli Public Service Venture Fund which harnesses involvement of the high-tech community in non-profit activity in Israel. Mr. Schwaber graduated from Harvard College with a Bachelor of Arts in Government and received a Master of Public Policy from the Harvard University Kennedy School.
Family Relationships
There are no family relationships between any of our executive officers and our directors.
Arrangements for Election of Directors and Members of Management
There are no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected (although some directors were appointed pursuant to such arrangements which existed when we were still a private company).

Corporate Governance Practices
We are a “foreign private issuer,” under the securities laws of the U.S. and the rules of Nasdaq. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, Nasdaq permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of Nasdaq. Accordingly, our shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
In addition, we are an “emerging growth company” as defined in the JOBS Act and have elected to comply with certain reduced public company reporting requirements.
Independence of Directors
As a result of the Freightos Ordinary Shares and Freightos Warrants being listed on Nasdaq, we adhere to the rules of Nasdaq in determining whether a director is independent. Our Board of Directors has consulted, and will consult, with its counsel to ensure that our Board of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Freightos Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of our directors, except for Dr. Schreiber, is independent.
Board Leadership Structure and Role in Risk Oversight
Dr. Schreiber is the Chairman of the Board and Chief Executive Officer of Freightos.
We believe that our Board of Directors should retain the flexibility to appoint the appropriate person to the position of Chairman of the Board, whether that person be our Chief Executive Officer or not. As such, our Chief Executive Officer will also serve as Chairman of the Board. We believe that Freightos, like many other companies, is well-served by this structure because it provides for more effective leadership and recognizes that in many cases one person should speak for and lead both the Company and the Board. Further, Dr. Schreiber founded Freightos and has been our Chief Executive Officer and chaired each meeting of the Board since inception. We believe that this structure demonstrates for our employees, customers and other business partners that we are under strong leadership. It also eliminates the potential for confusion or duplication of efforts.
In addition, our Board appointed Michael Eisenberg as our lead independent director. In that role, Mr. Eisenberg has the authority to preside at executive sessions of the Board and at other Board meetings when the Chairman is not present, provide input to Board agendas and materials provided for Board meetings, call meetings of the independent directors, serve as liaison on Board-wide issues between the independent directors and the Chairman, and retain advisors and counsel to report to the Board. By having a lead independent director, coupled with the other oversight functions delegated to various Board committees comprised of independent directors, we believe that our governance structure provides ample opportunity for effective oversight and risk management.
We believe in the importance of independent oversight. We will look to ensure that this oversight is truly independent and effective through a variety of means.
Meetings and Committees of the Board of Directors
We have established a separately standing audit committee, compensation committee, and nominating and corporate governance committee.
Audit Committee Information
We have established an audit committee comprised of independent directors. The audit committee consists of Ezra Gardner and Inna Kuznetsova. Because we will be a foreign private issuer, we are not required to and, in reliance on home country practice, we do not have a minimum of three members on our audit committee. Each of the members of the audit committee is independent under the applicable Nasdaq listing standards. The audit committee has a written charter. The purpose of the audit committee is, among other things, to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls.
Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under Nasdaq listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we are required to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.
Ezra Gardner serves as a financial expert on the audit committee.
Compensation Committee Information
We have established a compensation committee. The compensation committee consists of Inna Kuznetsova, Glen Schwaber and Ezra Gardner. The compensation committee has a written charter. The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans, if any, including authority to make and modify awards under such plans.
The compensation committee assists the Board in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the Board on the Company’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management.
Nominating and Corporate Governance Committee
We have established a nominating and corporate governance committee. The nominating and corporate governance committee consists of Michael Eisenberg, Udo Lange and Glen Schwaber. The nominating and corporate governance committee has a written charter. The purpose of the committee is to identify and recommend to the Board individuals it determines to be well-qualified, willing and available to serve as directors of the Company and on committees of the Board; to advise the Board with respect to the Board composition, procedures and committees; to review periodically the size of the Board and recommend to the Board any appropriate changes; and to develop and recommend to the Board a set of corporate governance principles applicable to the Company.
Corporate Governance Practices
As a foreign private issuer, we may generally follow home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of Nasdaq listing rules, except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC.
We intend to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:
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Executive Sessions.   We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full Freightos Board.

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Proxy Statements.   We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the solicitation proxies and the provision of proxy statements for all meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies and the provision of proxy statements.

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Shareholder Approval.   We will not be required to and, in reliance on home country practice, we do not intend to, comply with certain Nasdaq Rule 5635 regarding shareholder approval for certain issuances of securities in connection with the acquisition of shares or assets of another company under certain circumstances, a change of control, the establishment of or amendments to equity-based compensation plans and private placements. In accordance with the provisions of the Freightos A&R Articles, our Board of Directors is authorized to issue securities, including ordinary shares, warrants and convertible notes on such terms as it considers appropriate.

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Audit Committee Composition.   We will not be required to and, in reliance on home country practice, we do not intend to, have a minimum of three members on our audit committee. We will follow Cayman Islands practice which does not impose a minimum number of audit committee members. Our audit committee will initially consist of Ezra Gardner and Inna Kuznetsova.

Compensation of Directors and Executive Officers
We did not pay any cash compensation to its non-employee directors for the fiscal year ended December 31, 2021. In fiscal year 2021, we did not grant any stock option awards to its directors as a group. In the fiscal year ended December 31, 2022, we did not grant any stock option awards to our directors as a group. We expensed an aggregate of $0.1 million cash compensation to our non-employee directors for the fiscal year ended December 31, 2022.
The aggregate expense compensation costs incurred by us in connection with compensation for our executive officers for the fiscal year ended December 31, 2022 was approximately $2.7 million and for the fiscal year ended December 31, 2021 was approximately $1.8 million. During the fiscal year ended December 31, 2022, we granted stock option awards to our executive officers as a group to acquire an aggregate of 950,583 Freightos Ordinary Shares (the value of which is included above). During the fiscal year ended December 31, 2021, we granted stock option awards to our executive officers as a group to acquire 27,500 Freightos Ordinary Shares (the value of which is included above). The stock option awards granted to our executive officers are subject to the same vesting conditions as those of other Freightos employees.
Equity Incentive Plans
We currently maintain the 2022 LTIP. The purpose of the 2022 LTIP is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and individual consultants with those of shareholders by giving directors, employees and individual consultants the perspective of an owner with an equity or equity-linked stake in our Company and providing a means of recognizing their contributions to our success.
Prior to May 28, 2022, we issued incentive awards under the Freightos Stock Plan. Although no additional incentive awards have been, or will be, issued under the Freightos Stock Plan, all incentive awards previously granted under the Freightos Stock Plan will remain subject to the terms of the Freightos Stock Plan. No awards were granted from May 28, 2022 through May 30, 2022. All awards granted on or after 12:01 a.m. Eastern time on May 31, 2022 have been and will be granted under the 2022 LTIP.
Summary of the 2022 LTIP
This section summarizes certain principal features of the 2022 LTIP. The summary is qualified in its entirety by reference to the complete text of the 2022 LTIP.

Eligibility and Participation
The administrator selects the individuals who will participate in the 2022 LTIP. Eligibility to participate is open to officers, directors and employees of, and other individuals who provide bona fide services to or for, us or any of our subsidiaries. Our Board of Directors may also select as participants prospective officers, employees and individual service providers who have accepted an offer of employment or another service relationship from us or one of our subsidiaries. Any awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.
Administration
The compensation committee of our Board of Directors will be the administrator of the 2022 LTIP. Except as provided otherwise under the 2022 LTIP, the administrator has plenary authority to grant awards pursuant to the terms of the 2022 LTIP to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2022 LTIP.
Shares Available Under the 2022 LTIP
As of December 31, 2022, the Freightos Board approved an aggregate amount of 8,026,159 share options for grants to employees and consultants of the group. Out of this amount, an aggregate amount of 1,531,105 share options were exercised into Freightos Ordinary Shares through December 31, 2022. The unallocated pool as of December 31, 2022 consisted of 1,208,170 share options.
Adjustments to Share Pool. The Share Pool has been and will be adjusted as follows:
The Share Pool will automatically increase on January 1st of each calendar year, starting January 1, 2023, and continuing for ten calendar years, ending January 1, 2032, in an amount equal to the lesser of (i) 5% of the number of Freightos Ordinary Shares issued and outstanding on such January 1st date, or (ii) an amount determined by our Board of Directors prior to such date. As of January 1, 2023, 1,806,876 Freightos Ordinary Shares were added to the Share Pool.
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The Share Pool will be reduced by one share for each Share made subject to an award granted under the 2022 LTIP;

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The Share Pool will be increased by the number of unissued Shares underlying or used as a reference measure for any award or portion of an award granted under the 2022 LTIP or the Freightos Stock Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of Shares;

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The Share Pool will be increased by the number of Shares that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under our 2022 LTIP or Freightos Stock Plan;

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The Share Pool shall be increased, on the exercise date, by the number of Shares withheld by or surrendered (either actually or through attestation) to the Company in payment of the exercise price of any award granted under the 2022 LTIP or the Freightos Stock Plan; and

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The Share Pool shall be increased, on the relevant date, by the number of Shares withheld by or surrendered (either actually or through attestation) to the Company in payment of any tax withholding obligation that arises in connection with any award granted under the 2022 LTIP or the Freightos Stock Plan.

Notwithstanding the foregoing, as of 11:59 p.m. on December 31 of each calendar year, any Freightos Ordinary Shares remaining available for issuance under the Share Pool shall not be included in the Share Pool for any calendar year beginning thereafter. In the event of a merger, consolidation, share rights offering, statutory share exchange or similar event affecting the Company or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, our Board of Directors will make equitable and appropriate substitutions or proportionate adjustments to the Share Pool to reflect the transaction or event. Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.
ISO Award Limit.   The maximum number of Freightos Ordinary Shares that may be issued in connection with awards granted under the 2022 LTIP that are intended to qualify as incentive stock options under Section 422 of the Code is equal to 26,385,450 shares.
Types of Awards
General.   The 2022 LTIP enables the grant of share awards, performance shares, restricted share units, cash-based performance units, other share-based awards, share options, share appreciation rights, and share unit awards, each of which may be granted separately or in tandem with other awards. The administrator may establish sub-plans under the 2022 LTIP through which to grant share options that qualify for preferred tax treatment for recipients in jurisdictions outside the U.S.
Freightos has adopted a sub-plan for Israeli participants, which provides for granting awards in compliance with Section 102 (“Section 102”) and Section 3(i) of the Israeli Income Tax Ordinance (New Version), 5721-1961, as amended (“ITO”). Section 102 allows employees, directors and officers who are not controlling shareholders and who are considered Israeli residents for tax purposes to receive favorable tax treatment for compensation in the form of shares, options or certain other types of equity awards, subject to certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents for tax purposes may be granted awards under Section 3(i) and certain other sections of the ITO, which do not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of awards to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of awards directly to the grantee. We have elected the “capital gain track” pursuant to Section 102(b)(2) or 102(b)(3) of the ITO for grants to eligible Israeli grantees as provided above, which may allow favorable tax treatment for such grantees.
Adjustments to Awards for Corporate Transactions and Other Events
Mandatory Adjustments.   In the event of a merger, amalgamation, consolidation, share rights offering, share exchange or similar event affecting the Company (a “Corporate Event”) or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization, capital reduction distribution or similar event affecting the capital structure of the Company, the administrator will make equitable and appropriate substitutions or proportionate adjustments to:
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the aggregate number and kind of shares or other securities on which awards under the 2022 LTIP may be granted to eligible individuals;

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the maximum number of shares or other securities that may be issued with respect to incentive share options granted under the 2022 LTIP;

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the number of shares or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

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all other numerical limitations relating to awards, whether contained in the 2022 LTIP or in award agreements.

Notwithstanding the foregoing, any fractional shares resulting from the above mandatory adjustments will be eliminated.
Discretionary Adjustments.   In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof. The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.
Repricing.   The administrator may reprice any share options or share appreciation rights without the approval of the shareholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price or base price of an option or share appreciation right after it is granted other than an adjustment made pursuant to the provisions of the 2022 LTIP, (B) any other action that is treated as a repricing under applicable accounting principles; (C) cancelling a share option or share appreciation right at a time when its exercise price or base price exceeds the fair market value of the underlying share, in exchange for another share option, share appreciation right, restricted share or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the primary securities market or exchange on which the shares are listed or admitted for trading.
Treatment of Awards upon Dissolution or Liquidation or a Change in Control
Dissolution or Liquidation.   Unless the administrator determines otherwise, all awards outstanding under the 2022 LTIP will terminate upon the dissolution or liquidation of the Company.
Change in Control.   Outstanding Awards will terminate upon the effective time of a “Change in Control” unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the issuance therefor of substitute awards of, the surviving or successor entity or a parent thereof. Solely with respect to awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable award agreement: (i) the outstanding awards of share options and share appreciation rights that will terminate upon the effective time of the change in control will, immediately before the effective time of the change in control, become fully exercisable and the holders of such Awards will be permitted, immediately before the change in control, to exercise the Awards; (ii) the outstanding restricted shares the vesting or restrictions on which are then solely time-based and not subject to achievement of performance goals will, immediately before the effective time of the change in control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture; (iii) the outstanding restricted shares the vesting or restrictions on which are then subject to and pending achievement of performance goals shall, immediately before the effective time of the change in control and unless the award agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a change in control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable performance goals for the unexpired performance period had been achieved at the target level set forth in the applicable award agreement; (iv) the outstanding restricted share units, performance shares and performance units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of performance goals shall, immediately before the effective time of the change in control, become fully earned and vested and shall be settled in cash or Freightos Ordinary Shares (consistent with the terms of the award agreement after taking into account the effect of the change in control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and (v) the outstanding restricted share units, performance shares and performance units the vesting, earning or settlement of which is then subject to and pending achievement of performance goals shall, immediately before the effective time of the change in control and unless the award agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a change in control, become vested and earned in such amounts as if the applicable performance goals for the unexpired performance period had been achieved at the target level set forth in the applicable award agreement and shall be settled in cash or Freightos Ordinary Shares (consistent with the terms of the award agreement after taking into account the effect of the change in control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A or Section 457A of the Code.
Under the terms of the 2022 LTIP, a change in control is generally defined as (i) any acquisition by a person or entity, or persons or entities acting as a group, of more than 50% of the total fair market value or voting power of all of the Company’s shares, with certain exceptions, (ii) a contested change in the majority of the members of our Board of Directors within a 12-month period or (iii) acquisition by a person or entity, or persons or entities acting as a group, over a 12-month period of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s).
Amendment and Termination
Our Board of Directors or the compensation committee may terminate, amend or modify the 2022 LTIP or any portion of it at any time; provided, that, (i) if required to comply with Cayman Islands law and any other applicable laws or marketplace or listing rules of a securities market or securities exchange (other than any requirement that may be disapplied by the Company following any available home country exemption), the Company shall obtain shareholder approval of any 2022 LTIP amendment in such a manner and to such a degree as required and (ii) no such termination or amendment may materially impair the rights of a participant with respect to a previously granted award (other than as required to comply with applicable law or the rules of any securities exchange or market on which the shares are listed or to prevent adverse tax or accounting consequences to the Company or the participant) without such participant’s consent.
The 2022 LTIP is scheduled to expire on May 31, 2032 which is ten years after its adoption by our Board of Directors.

DESCRIPTION OF FREIGHTOS SHARE CAPITAL
The following descriptions of share capital and provisions of the Freightos A&R Articles are summaries and are qualified by reference to the Freightos A&R Articles, which are filed with the SEC as an exhibit to the registration statement that includes this prospectus. Certain Cayman Islands law matters concerning the provisions of the Freightos A&R Articles and the rights of shareholders are further discussed under the section titled “Management.”
General
The Freightos A&R Articles provide for an authorized share capital of 350,000,000 ordinary shares, par value $0.00001, and 1,000,000 preference shares, par value $0.00001.
Pursuant to the Business Combination Agreement, at the First Effective Time, Freightos issued its securities in exchange for the outstanding securities of Gesher as follows:
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each Gesher Ordinary Share issued and outstanding immediately prior to the First Merger was automatically converted into the right of the holder thereof to receive one Ordinary Share of Freightos, except for (i) capital stock of Gesher owned (a) by Gesher as treasury shares, (b) by any direct or indirect wholly-owned subsidiary of Gesher, or (c) directly or indirectly by Freightos, Merger Sub I, or Merger Sub II immediately prior to the Merger, and (ii) Gesher Ordinary Shares in respect of which the eligible holder thereof validly exercised its redemption right; and

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each Gesher Warrant issued and outstanding immediately prior to the First Merger ceased to be a warrant with respect to Gesher Ordinary Shares and was assumed by Freightos and converted into a Freightos Warrant.

Ordinary Shares
The holders of Freightos Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.
There is no cumulative voting generally, including with respect to the appointment of directors, with the result that the holders of more than a simple majority of the shares, being present and entitled to vote, can appoint all of the directors at a general meeting of the shareholders.
Holders of Freightos Ordinary Shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to the Freightos Ordinary Shares.
Preference Shares
The Freightos A&R Articles authorize the issuance of up to 1,000,000 preference shares with such designations, rights and preferences as may be determined from time to time by the Freightos Board. Accordingly, the Freightos Board will be empowered, without shareholder approval and subject to certain limitations set out in the Freightos A&R Articles, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Freightos.
Warrants
Each whole Freightos Warrant entitles the registered holder to purchase one Freightos Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Closing, except as discussed in the immediately succeeding paragraph. No fractional Freightos Ordinary Shares will be issued upon exercise. The warrants will expire at 5:00 p.m., New York City time on the earliest to occur of (i) the fifth anniversary of Closing, (ii) the liquidation of the Trust Account or (iii) upon redemption. We may extend the duration of the warrants upon at least 20 days’ prior written notice to registered holders.

No warrant will be exercisable for cash, and we will not be obligated to issue Freightos Ordinary Shares upon exercise of a warrant unless the Freightos Ordinary Shares issuable upon exercise of the warrant have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrant. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant for cash and such warrant may have no value and expire worthless, in which case the purchaser of a unit containing such Public Warrants shall have paid the full purchase price for the unit solely for the Freightos Ordinary Shares underlying such unit. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.
We have agreed that as soon as practicable after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Freightos Ordinary Shares issuable upon exercise of the Freightos Warrants, and we will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating to those Freightos Ordinary Shares until the Freightos Warrants expire or are redeemed. If any such registration statement has not been declared effective by the 90th business day following the Closing, holders of Freightos Warrants shall have the right, during the period beginning on the 91st business day after the Closing Date and ending upon such registration statement being declared effective by the SEC, and during any other period when we fail to have maintained an effective registration statement covering the issuance of the Freightos Ordinary Shares issuable upon exercise of the Freightos Warrants, to exercise such Freightos Warrants on a “cashless basis,” by exchanging the Freightos Warrants in accordance with Section 3(a)(9) or another available exemption. If an exemption to registration is not available, holders will not be able to exercise their Freightos Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Freightos Warrants for that number of Freightos Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Freightos Ordinary Shares underlying the Freightos Warrants, multiplied by the difference between the exercise price of the Freightos Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Freightos Ordinary Shares for the 5 trading days ending on the trading day prior to the date of exercise.
We may call the Freightos Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,
•
at any time after the Freightos Warrants become exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•
if, and only if, the reported last sale price of the Freightos Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Freightos Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the Freightos Ordinary Shares underlying such Freightos Warrants or we have elected to require the exercise of the warrants on a “cashless basis”.

The right to exercise will be forfeited unless the Freightos Warrants are exercised prior to the date for redemption specified in the notice of redemption. On and after the redemption date, a record holder of a Freightos Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant. The redemption criteria for our warrants was established at a price intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
At any time after we provide the notice of redemption, until the Freightos Warrants are redeemed or exercised, holders may elect to exercise their Freightos Warrants on a cashless basis. Our management will also have the option to require all holders that wish to exercise Freightos Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Freightos Warrants for that number of Freightos Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Freightos Ordinary Shares underlying the Freightos Warrants, multiplied by the difference between the exercise price of the Freightos Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Freightos Ordinary Shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Freightos Warrants.
The Freightos Warrants were originally issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Gesher, and was expressly assumed by us in an agreement entered into at Closing. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, or add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders, including lowering the exercise price or extending the exercise period. All other modifications or amendments require the approval, by written consent or vote, of the holders of at least a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.
If the number of outstanding Freightos Ordinary Shares is increased by a dividend payable in Freightos Ordinary Shares, or by a split up of Freightos Ordinary Shares, or other similar event, then, on the effective date of such dividend, split up or similar event, the number of Ordinary Shares issuable on exercise of each Freightos Warrant shall be increased in proportion to such increase in outstanding Freightos Ordinary Shares.
In addition, if we, at any time while the Freightos Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Freightos Ordinary Shares or other shares of our capital stock into which the Freightos Warrants are convertible (an “Extraordinary Dividend”), then the exercise price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Freightos Board, in good faith) of any securities or other assets paid in respect of such Extraordinary Dividend divided by all outstanding Freightos Ordinary Shares at such time; provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in the paragraph above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Freightos Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (taking into account all of the outstanding shares of Freightos at such time and as adjusted to appropriately reflect any adjustments referred in the paragraphs above and below, and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Freightos Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50, or (c) any payment to satisfy the conversion rights of the holders of the Gesher Ordinary Shares in connection with the Business Combination.
If the number of outstanding Freightos Ordinary Shares is decreased by a consolidation, combination, reverse split or reclassification of Freightos Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse split, reclassification or similar event, the number of Freightos Ordinary Shares issuable on exercise of each Freightos Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares.
Whenever the number of Freightos Ordinary Shares purchasable upon the exercise of the Freightos Warrants is adjusted, as provided above, the exercise price shall be adjusted by multiplying such exercise price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Freightos Ordinary Shares purchasable upon the exercise of the Freightos Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Freightos Ordinary Shares so purchasable immediately thereafter. We may also lower the exercise price at any time prior to the expiration of the Freightos Warrants for a period of not less than twenty business days upon at least twenty days’ prior written notice to registered holders of the Freightos Warrants.

The Freightos Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the subscription form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, or by wire transfer, for the number of Freightos Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Freightos Ordinary Shares nor any voting rights until they exercise their Freightos Warrants and receive Freightos Ordinary Shares. After the issuance of Freightos Ordinary Shares upon exercise of the Freightos Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Freightos Warrant holders may elect to be subject to a restriction on the exercise of their Freightos Warrants such that an electing Freightos Warrant holder would not be able to exercise their Freightos Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Freightos Ordinary Shares outstanding immediately after giving effect to such exercise.
No fractional Freightos Ordinary Shares will be issued upon exercise of the Freightos Warrants. If, upon exercise of the Freightos Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of Freightos Ordinary Shares to be issued to the Freightos Warrant holder.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our ordinary shares by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of any series of our voting ordinary shares;

•
each of our current executive officers and directors; and

•
all executive officers and directors of the Company, as a group.

The beneficial ownership of ordinary shares of the Company is based on 47,435,357 ordinary shares issued and outstanding as of March 20, 2023.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them.
	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Executive Officers:
Zvi Schreiber(1)	4,342,605	9.13%
Ran Shalev(2)	242,460	*
Ruth Amaru(3)	289,405	*
Ian Arroyo(4)	109,612	*
Eytan Buchman(5)	232,568	*
Manuel Galindo Medrano(6)	411,785	*
Michael Oberlander(7)	33,091	*
William Chin(8)	4,749,856	10.01%
Michael Eisenberg(9)	3,544,394	7.47%
Ezra Gardner(10)	8,775,549	16.44%
Guillaume Halleux(11)	4,380,294	9.23%
Inna Kuznetsova	—	—
Dr. Udo Lange(12)	1,504,122	3.17%
Robert J. Mylod(13)	1,576,630	3.32%
Glen Schwaber(14)	3,702,727	7.81%
All directors and executive officers as a group (fifteen individuals)	33,895,098	61.98%
Five Percent or More Holders:
Aleph, L.P.(9)	3,544,394	7.47%
Alshaffafia Trading W.L.L.(11)	4,380,294	9.23%
Asian Gateway Investments Pte. Ltd.(8)	4,749,856	10.01%
Gesher I Sponsor LLC(10)	8,775,549	16.44%
Israel Cleantech Ventures II, L.P.(14)	3,702,727	7.81%
The Prudential Assurance Company Limited(15)	8,985,000	17.82%
Zvi Schreiber(1)	4,342,605	9.13%

*
Less than 1%.

(1)
Includes 120,933 Freightos Ordinary Shares over which Dr. Schreiber has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(2)
Includes 242,460 Freightos Ordinary Shares over which Mr. Shalev has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(3)
Includes 289,405 Freightos Ordinary Shares over which Ms. Amaru has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(4)
Includes 108,071 Freightos Ordinary Shares over which Mr. Arroyo has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(5)
Includes 232,568 Freightos Ordinary Shares over which Mr. Buchman has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(6)
Includes 277,685 Freightos Ordinary Shares over which Mr. Galindo has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(7)
Includes 33,091 Freightos Ordinary Shares over which Mr. Oberlander has the right to acquire dispositive power upon the exercise of options exercisable within 60 days of March 20, 2023.

(8)
Represents Freightos Ordinary Shares held by AGI, a wholly owned subsidiary of Singapore Exchange Limited. Mr. Chin serves as a director of AGI and in such capacity possesses the voting power and dispositive power on behalf of AGI with respect to these shares. The registered office of AGI is 2 Shenton Way, #02-02 SGX Centre 1, Singapore 068804.

(9)
Represents Freightos Ordinary Shares held by Aleph, L.P. and its affiliated entity Aleph-Aleph, L.P. Aleph Equity Partners, L.P. is the general partner of Aleph, L.P. and Aleph-Aleph, L.P., and Aleph EP, Ltd is the general partner of the Aleph Equity Partners, L.P. Aleph Equity Partners, L.P. and Aleph EP, Ltd may be deemed to have sole power to vote and dispose of the shares held through Aleph, L.P. and Aleph-Aleph, L.P. Mr. Eisenberg is a director of Aleph EP, Ltd. and may be deemed to have shared power to vote and dispose of the shares held by each of these entities. Mr. Eisenberg otherwise disclaims beneficial ownership of any Freightos shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. The address of each of the foregoing entities and individual is 32 Rothschild Blvd., Tel Aviv, Israel 61291.

(10)
Consists of 2,825,000 Freightos Ordinary Shares and 5,950,549 Freightos Ordinary Shares underlying the Freightos Warrants owned by the Sponsor that will be exercisable within 60 days of the date hereof. Because Mr. Gardner is a managing member of the Sponsor, all securities held by the Sponsor are deemed, for purposes of this table, to be beneficially held by Mr. Gardner. Mr. Gardner disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest in such securities, if any.

(11)
Represents Freightos Ordinary Shares held by Qatar Airways Group Q.C.S.C. and Alshaffafia Trading W.L.L., a wholly owned subsidiary of Qatar Airways Group Q.C.S.C. Mr. Halleux is the Chief Officer Cargo of Qatar Airways Group Q.C.S.C. The business address of each of the foregoing entities and individual is Qatar Airways Tower 1, P.O. Box. 22550, Doha, State of Qatar.

(12)
Represents Freightos Ordinary Shares held by FedEx Logistics, a subsidiary of FedEx Corporation. Mr. Lange is President and Chief Executive Officer of FedEx Logistics and in such capacity possesses the voting power and dispositive power on behalf of FedEx Logistics with respect to these shares. The business address of each of the foregoing entities and individual is 145 Lt. George W Lee Ave, Memphis, Tennessee 38103.

(13)
Represents Freightos Ordinary Shares held by Annox Capital LLC. Mr. Robert J. Mylod, Jr. serves as the Managing Member of Annox Capital LLC and in such capacity possesses the voting power and dispositive power on behalf of Annox Capital LLC. The business address of each of the foregoing entities and individual is 40701 Woodward Ave., Suite 101, Bloomfield Hills, Michigan 48304.

(14)
Represents Freightos Ordinary Shares held by Israel Cleantech Ventures II, L.P. and by Israel Cleantech Ventures II (Israel), L.P. which entities are controlled by their general partner, Israel Cleantech Partners II, L.P., which is controlled by its general partner, Israel Cleantech G.P. II, Ltd. Mr. Schwaber is a director of Israel Cleantech G.P. II, Ltd. and may be deemed to have shared power to vote and dispose of the shares held by each of these entities. The business address of each of the foregoing entities and individual is Israel Cleantech Management Ltd., 34 Derech Jerusalem, Gamla Tower-building B, Ra’anana, Israel.

(15)
Consists of 5,990,000 Freightos Ordinary Shares and 2,995,000 Freightos Ordinary Shares underlying the Freightos Warrants owned by The Prudential Assurance Company Limited and its affiliate, M&G Investment Management Limited, that will be exercisable within 60 days of the date hereof. The business address of the foregoing entities is 10 Fenchurch Avenue, London, EC3M 5BN, England.

FREIGHTOS ORDINARY SHARES ELIGIBLE FOR FUTURE SALE
We have 350,000,000 Freightos Ordinary Shares authorized and, as of March 20, 2023, we had 47,435,357 Freightos Ordinary Shares issued and outstanding. All of the Freightos Ordinary Shares issued to the Gesher shareholders in connection with the Business Combination are freely transferable by persons other than by the Sponsor and Freightos affiliates without restriction or further registration under the Securities Act. Sales of substantial amounts of the Freightos Ordinary Shares in the public market could adversely affect prevailing market prices of the Freightos Ordinary Shares.
Lock-up Agreements
Sponsor Holders
Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor Holders entered into the Sponsor Lock-Up Agreements. Pursuant to the Sponsor Lock-Up Agreements, each Sponsor Holder agreed not to sell, hypothecate, pledge, hedge, grant any option to purchase or otherwise dispose of, directly or indirectly, establish or increase certain derivative provisions with respect to the Restricted Securities, or transfer economic ownership of the Restricted Securities, or make a public announcement of the intention to effect any such transaction, for the duration of the Sponsor Lock-Up Period (the “Sponsor Lock-Up Restrictions”). However, (i) at each nine-month anniversary of the closing date, 25% of the Restricted Securities attributable to each Sponsor Holder will cease to be deemed Restricted Securities and (ii) if prior to the end of the Sponsor Lock-Up Period, a change of control of Freightos occurs, then all of the then Restricted Securities will cease to be deemed Restricted Securities. When Restricted Securities cease to be Restricted Securities, such released securities may be transferred without regard to the Sponsor Lock-Up Restrictions.
Freightos Shareholders
Simultaneously with the execution and delivery of the Business Combination Agreement, the Freightos Holders entered into the Freightos Lock-Up Agreements. The Freightos Lock-Up Agreements are substantially similar to the Sponsor Lock-Up Agreements, except that (i) Restricted Securities includes only Freightos Ordinary Shares and Freightos Ordinary Shares underlying options to acquire Freightos Ordinary Shares and (ii) the Freightos Holders are prohibited from transferring the Restricted Securities for the duration of the Freightos Lock-Up Period; provided, however, that (a) at each six month anniversary of the date on which closing occurs, 25% of the Restricted Securities attributable to each Freightos Holder will cease to be deemed Restricted Securities and (b) if at any time after the closing but prior to the end of the Freightos Lock-Up Period, a change of control occurs, then all of the then Restricted Securities will cease to be deemed Restricted Securities. The Freightos Lock-Up Agreement with Asian Gateway Investments Pte. Ltd. permits Asian Gateway Investments Pte. Ltd. to make certain transfers that are not conducted on Nasdaq, subject to certain conditions.
In addition, Freightos has imposed a lock-up on its employees and former employees who may acquire or have acquired Freightos Ordinary Shares pursuant to the Freightos Stock Plan. Such holders are also prohibited from transferring their Restricted Securities during the Freightos Lock-Up Period; provided, however, that (a) at each six-month anniversary of the date on which the Closing occurs, 25% of the Restricted Securities attributable to each such holder will cease to be deemed Restricted Securities. Freightos has imposed a blackout period prohibiting the resale of Freightos Ordinary Shares issued pursuant to grants made under the 2022 LTIP until July 26, 2023.
Registration Rights
Pursuant to the PIPE Agreement, the Forward Purchase Agreement and the Backstop Agreement, Freightos agreed to file a registration statement registering up to 7,000,000 Freightos Ordinary Shares (which amount includes the 2,000,000 shares that may be purchased by the Forward Purchaser and Backstop Investor) held by the PIPE Investor, the Forward Purchaser and, if applicable, the Backstop Investor, within 30 days after the consummation of the Business Combination.

Concurrently with the Gesher IPO, Gesher entered into the Registration Rights Agreement with Sponsor and EarlyBird (the “Sponsor Registration Rights Agreement”) which, pursuant to the Business Combination Agreement, was amended at Closing to, among other things, have Freightos assume the obligations of Gesher under the agreement. Additionally, the Business Combination Agreement provided for Freightos to enter into a Registration Rights Agreement with certain pre-business combination shareholders of Freightos. Pursuant to the registration rights agreements, Freightos agreed to file a registration rights agreement on behalf of the parties to the agreements, and granted the holders customary demand and piggyback rights. Additionally, pursuant to the registration rights agreements, the parties thereto may demand to sell their registrable securities in an underwritten takedown provided that Freightos shall only be obligated to effect an underwritten takedown if such underwritten offering shall include registrable securities proposed to be sold by the holders making the demand with a total offering price reasonably expected to exceed, in the aggregate, $40,000,000; provided further that Freightos shall not be obligated to effect more than two underwritten takedowns within any 12 month under each registration rights agreement. Freightos will bear all costs and expenses incurred in connection with the filing of any such registration statements, other than all incremental selling expenses relating to the sale of registrable securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Holders.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted Freightos Ordinary Shares or Freightos Warrants for at least six months would be entitled to sell their securities, subject to the restrictions noted in the section below; provided that (i) such person is not deemed to have been one of Freightos’ affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Freightos is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Freightos Ordinary Shares or Freightos Warrants for at least six months but who are Freightos’ affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of Freightos Ordinary Shares then issued and outstanding; or

•
the average weekly reported trading volume of the Freightos Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Freightos’ affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Freightos.

SELLING SECURITYHOLDERS
On January 25, 2023, we consummated the Business Combination.
The Selling Securityholders may offer and sell, from time to time, any or all of the Freightos Ordinary Shares and Freightos Warrants being offered for resale by this prospectus.
In addition, this prospectus relates to the issuance and sale of up to 14,850,000 Freightos Ordinary Shares underlying the Freightos Warrants that are issuable by us upon the exercise of the Freightos Warrants, which were previously registered.
The term “Selling Securityholders” includes the shareholders listed in the table below and their permitted transferees.
The table below provides, as of March 20, 2023, information regarding the beneficial ownership of Freightos Ordinary Shares and Freightos Warrants of each Selling Securityholder, the number of Freightos Ordinary Shares (including Freightos Ordinary Shares underlying Freightos Warrants) and, separately, the number of Freightos Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 47,435,357 Freightos Ordinary Shares outstanding as of March 20, 2023.
Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering and will retain beneficial ownership of the securities not covered by this prospectus. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
	Freightos Ordinary Shares(1)				Freightos Warrants
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Zvi Schreiber(2)	4,342,605	4,608,659	—	—	—	—	—	—
Aleph, L.P.(3)	3,223,694	3,223,694	—	—	—	—	—	—
Aleph-Aleph, L.P.(3)	320,700	320,700	—	—	—	—	—	—
Alshaffafia Trading W.L.L.(4)	4,166,571	4,166,571	—	—	—	—	—	—
Annox Capital LLC(5)	1,576,630	1,576,630	—	—	—	—	—	—
Asian Gateway Investments Pte. Ltd.(6)	4,749,856	4,749,856	—	—	—	—	—	—
Joseph Lipsey, III(7)	1,100,000	1,100,000	—	—	100,000	100,000	—	—
FedEx Logistics, Inc.(8)	1,504,122	1,504,122	—	—	—	—	—	—
Gesher I Sponsor LLC(9)	8,775,549	8,775,549	—	—	5,950,549	5,950,549	—	—
Israel Cleantech Ventures II, L.P.(10)	3,702,727	3,702,727	—	—	—	—	—	—
M&G Investment Management Limited(11)	2,985,000	1,500,000	1,485,000	*	995,000	500,000	495,000	*
The Prudential Assurance Company Limited(12)	6,000,000	6,000,000	—	—	2,000,000	2,000,000	—	—
Qatar Airways Group Q.C.S.C.	213,723	213,723	—	—	—	—	—	—

*
Less than 1%

(1)
Includes Freightos Ordinary Shares underlying Freightos Warrants.

(2)
Includes, solely with respect to the “Number Registered for Sale Hereby” column, 266,054 Freightos Ordinary Shares over which Dr. Zvi Schreiber has the right to acquire sole voting and dispositive power upon the exercise of options exercisable after 60 days from March 20, 2023. Dr. Zvi Schreiber is the Chief Executive Officer and Chairman of the Board of Freightos. The business address of the foregoing individual is c/o Freightos Limited, 1 Derech Agudat Sport, HaPo’el Jerusalem, Israel 9695102.

(3)
Mr. Michael Eisenberg is a director of Aleph EP, Ltd., the general partner of Aleph Equity Partners, L.P., which is the general partner of Aleph, L.P. and Aleph-Aleph, L.P. Mr. Eisenberg is also a director of Freightos Limited. The business address of each of the foregoing entities and individual is 32 Rothschild Blvd., Tel Aviv, Israel 61291.

(4)
Alshaffafia Trading W.L.L. is a wholly owned subsidiary of Qatar Airways Group Q.C.S.C. Mr. Guillaume Halleux is a director of Freightos Limited and is the Chief Officer Cargo of Qatar Airways Group Q.C.S.C. The business address of each of the foregoing entities and individual is Qatar Airways Tower 1, P.O. Box. 22550, Doha, State of Qatar.

(5)
Mr. Robert J. Mylod, Jr. is a director of Freightos and also serves as the Managing Member of Annox Capital LLC. The business address of each of the foregoing entity and individual is 40701 Woodward Ave., Suite 101, Bloomfield Hills, Michigan 48304.

(6)
Mr. William Chin is a director of Freightos and also serves as a director of Asian Gateway Investments Pte. Ltd. The registered office of Asian Gateway Investments Pte. Ltd. is 2 Shenton Way, #02-02 SGX Centre 1, Singapore 068804.

(7)
Consists of 1,000,000 Freightos Ordinary Shares and 100,000 Freightos Warrants purchased pursuant to the Backstop Agreement and 100,000 Freightos Ordinary Shares underlying the Freightos Warrants owned by Mr. Lipsey that will be exercisable within 60 days of the date hereof. The address of Mr. Lipsey is 1701 Oakbrook Drive, Suite D Norcross, Georgia 30093.

(8)
Mr. Udo Lange is a director of Freightos and is President and Chief Executive Officer of FedEx Logistics. The business address of each of the foregoing entities and individuals is 145 Lt. George W Lee Ave, Memphis, Tennessee 38103.

(9)
Consists of 2,825,000 Freightos Ordinary Shares and 5,950,549 Freightos Warrants held by the Sponsor and 5,950,549 Freightos Ordinary Shares underlying the Freightos Warrants owned by the Sponsor that will be exercisable within 60 days of the date hereof. Mr. Ezra Gardner is a director of Freightos and also serves as a managing member of the Sponsor. The business address of each of the foregoing entity and individual is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(10)
Mr. Glen Schwaber is a director of Freightos and a director of Israel Cleantech G.P. II, Ltd., the general partner of Israel Cleantech Partners II, L.P., which is the general partner of Israel Cleantech Ventures II, L.P. and Israel Cleantech Ventures II (Israel), L.P. The business address of each of the foregoing entities and individual is Israel Cleantech Management Ltd., 34 Derech Jerusalem, Gamla Tower-building B, Ra’anana, Israel.

(11)
Consists of 1,000,000 Freightos Ordinary Shares and 500,000 Freightos Warrants purchased pursuant to the FPA Backstop Commitment of the Forward Purchase Agreement, and 500,000 Freightos Ordinary Shares underlying the Freightos Warrants owned by M&G Investment Management Limited that will be exercisable within 60 days of the date hereof. The address of M&G Investment Management Limited is c/o M&G Investment Management Limited 10 Fenchurch Avenue, London, EC3M 5AG, England United Kingdom.

(12)
Consists of 4,000,000 Freightos Ordinary Shares and 2,000,000 Freightos Warrants purchased pursuant to the Forward Purchase Agreement, and 2,000,000 Freightos Ordinary Shares underlying the Freightos Warrants owned by The Prudential Assurance Company Limited that will be exercisable within 60 days of the date hereof. The address of The Prudential Assurance Company Limited is 10 Fenchurch Avenue, London, EC3M 5BN, England.

Certain Relationships with Selling Securityholders
Sponsor Holders
Sponsor Lock-Up Agreements
Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor Holders entered into the Sponsor Lock-Up Agreements. Pursuant to the Sponsor Lock-Up Agreements, each Sponsor Holder agreed not to sell, hypothecate, pledge, hedge, grant any option to purchase or otherwise dispose of, directly or indirectly, establish or increase certain derivative provisions with respect to the Restricted Securities, or transfer economic ownership of the Restricted Securities, or make a public announcement of the intention to effect any such transaction, for the duration of the Sponsor Lock-Up Period. However, (i) at each nine-month anniversary of the closing date, 25% of the Restricted Securities attributable to each Sponsor Holder will cease to be deemed Restricted Securities and (ii) if prior to the end of the Sponsor Lock-Up Period, a change of control of Freightos occurs, then all of the then Restricted Securities will cease to be deemed Restricted Securities. When Restricted Securities cease to be Restricted Securities, such released securities may be transferred without regard to the Sponsor Lock-Up Restrictions.
Freightos Shareholders
Freightos Lock-Up Agreements
Simultaneously with the execution and delivery of the Business Combination Agreement, the Freightos Holders entered into the Freightos Lock-Up Agreements. The Freightos Lock-Up Agreements are substantially similar to the Sponsor Lock-Up Agreements, except that (i) Restricted Securities includes only Freightos Ordinary Shares and Freightos Ordinary Shares underlying options to acquire Freightos Ordinary Shares and (ii) the Freightos Holders are prohibited from transferring the Restricted Securities for the duration of the Freightos Lock-Up Period; provided, however, that (a) at each six month anniversary of the date on which closing occurs, 25% of the Restricted Securities attributable to each Freightos Holder will cease to be deemed Restricted Securities and (b) if at any time after the closing but prior to the end of the Freightos Lock-Up Period, a change of control occurs, then all of the then Restricted Securities will cease to be deemed Restricted Securities. The Freightos Lock-Up Agreement with Asian Gateway Investments Pte. Ltd. permits Asian Gateway Investments Pte. Ltd. to make certain transfers that are not conducted on Nasdaq, subject to certain conditions.
In addition, Freightos has imposed a lock-up on its employees and former employees who may acquire or have acquired Freightos Ordinary Shares pursuant to the Freightos Stock Plan. Such holders are also prohibited from transferring their Restricted Securities during the Freightos Lock-Up Period; provided, however, that (a) at each six-month anniversary of the date on which the Closing occurs, 25% of the Restricted Securities attributable to each such holder will cease to be deemed Restricted Securities. Freightos has imposed a blackout period prohibiting the resale of Freightos Ordinary Shares issued pursuant to grants made under the 2022 LTIP until July 26, 2023.
Following the completion of the Business Combination, the Freightos shareholders subject to lock-up agreements collectively own approximately 83% of the outstanding Freightos Ordinary Shares.
Investment History
The PIPE Investor, the Forward Purchaser, the Backstop Investor and the Sponsor acquired their Freightos Ordinary Shares in connection with the Business Combination. Subject to certain limited exceptions, the Freightos Ordinary Shares (or other Freightos securities that converted into Freightos Ordinary Shares in connection with the Recapitalization) held by the other Selling Securityholders were originally acquired in various private placement transactions that occurred between the inception of Freightos through December 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of certain related party transactions in effect as of the date of this prospectus with any of our executive officers, directors or their affiliates and holders of more than 10% of any class of our voting securities in the aggregate, which we refer to as related parties, other than employment, compensation and indemnification arrangements which are described under “Management,” which are incorporated by reference herein.
Registration Rights Agreement
On the Closing, we entered into the Freightos Registration Rights Agreement pursuant to which we granted certain registration rights to certain Freightos shareholders with respect to the Freightos Ordinary Shares. The Freightos Registration Rights Agreement provides, among other things, certain Freightos shareholders with demand registration rights in the event of an underwritten offering (no more than two in any twelve-month period), as well as piggyback registration rights in the event Freightos or any holder of Freightos equity securities conducts a registered offering. Furthermore, the Freightos Registration Rights Agreement provides that Freightos will pay certain expenses relating to such registrations and indemnify the securityholders party to the Freightos Registration Rights Agreement against certain liabilities.
Agreements with Directors and Officers
Employment Agreements
We entered into written employment agreements with each of our executive officers. The agreements provide the terms of each individual’s employment with Freightos. Each employment agreement contains provisions regarding non-competition, non-solicitation, confidentiality of information and assignment of inventions. The enforceability of the non-competition covenants is subject to limitations. Either we or the executive officer may terminate the applicable executive officer’s employment by giving advance written notice to the other party. We may also terminate an executive officer’s employment agreement for cause (as defined in the applicable employment agreement).
Options
We have granted options to purchase Freightos Ordinary Shares to all of our employees, including our executive officers under our equity incentive plans. For more information about our equity incentive plans, please refer to the section of this prospectus entitled “Management — Equity Incentive Plans.”
Indemnification and Insurance
We entered into indemnification agreements with each of our directors and officers and purchased directors’ and officers’ liability insurance. The indemnification agreements and the Freightos A&R Articles contain provisions limiting the liability of directors and officers, require us to indemnify each of its directors and officers to the fullest extent permitted under applicable law and permit us to purchase and maintain directors’ and officers’ liability insurance.
Relationship with Qatar Airways
Strategic Agreement
Freightos and Qatar Airways entered into a strategic agreement, dated March 17, 2021, pursuant to which, among other things, we agreed to provide certain electronic booking services at discounted rates, as well as to offer certain SaaS license discounts, to Qatar Airways. In connection with the execution of the PIPE Agreement, Freightos and Qatar Airways entered into an amended and restated strategic agreement, dated May 31, 2022, pursuant to which, among other adjustments, the term of the arrangement between us and Qatar Airways was extended for five years following the Closing, subject to early termination based on the ownership level of Qatar Airways, together with its affiliates, in Freightos.

PIPE Agreement
Concurrently with the execution of the Business Combination Agreement, Gesher, Freightos and the PIPE Investor, an affiliate of Qatar Airways, entered into the PIPE Agreement pursuant to which the PIPE Investor committed to the PIPE Financing. Each of the PIPE Investor and Qatar Airways is a shareholder of Freightos. The PIPE Agreement provides certain resale registration rights to the PIPE Investor with respect to the Freightos Ordinary Shares held by the PIPE Investor and Qatar Airways and acquired in connection with the PIPE Financing and the Recapitalization.
DACC
We established a Digital Air Cargo Council (the “DACC”) with the intent of bringing together cargo airline groups committed to pioneering digital air cargo and driving industry digitalization efforts to improve airline cargo efficiency and air cargo customer experience for forwarders and end-customers. As of the date of this prospectus, three airline groups, including Qatar Airways, have joined the DACC. We may invite up to two more airlines to join the DACC. We issued 94,988 Freightos Ordinary Shares to each airline group upon establishment of the DACC. We issued a total of 296,837 Freightos Ordinary Shares to the three airline groups, including 118,735 Freightos Ordinary Shares to Qatar Airways for attaining certain ebooking targets. The airline groups are eligible to receive 843,016 additional Freightos Ordinary Shares upon attaining certain ebooking targets in the future. Each of those airline groups negotiated and entered into a rates and ebookings transmission agreement with us, which established fees charged which, in some cases, are more favorable than terms generally available to a third-party under the same or similar circumstances.
Commercial Agreements
We entered into certain commercial agreements with subsidiaries of Singapore Exchange Limited (“SGX”) in connection with certain ocean cargo indexes. The Baltic Exchange, a subsidiary of SGX, serves as benchmark administrator for the indexes, and Freightos serves as the calculating agent of these indexes. In addition, the parties share the revenue from the sale of certain data used in calculating the indexes. Asian Gateway Investments Pte. Ltd. is a subsidiary of SGX and a shareholder of Freightos.
We entered into certain commercial agreements with subsidiaries of FedEx Corporation for SaaS licenses, customs brokerage services and data services. Those agreements were negotiated between the parties and, in some cases, contain terms more favorable than those generally available to a third-party under the same or similar circumstances. One of FedEx Corporation’s subsidiaries, which is not a party to the aforementioned commercial agreements, is a shareholder of Freightos.
Procedures for Related Person Transactions
Our Board of Directors adopted a written code of business conduct and policy with respect to related person transactions. Under the code of ethics and policy, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for Freightos, unless such transaction has been specifically authorized by the appropriate persons within Freightos. In addition, the policy requires that potential conflicts of interest, including related person transactions, be reported to the appropriate persons within Freightos for review. Pursuant to the policy, our audit committee is required to approve any related person transactions (as defined in the policy), including those transactions involving our directors or officers. In approving or rejecting such proposed transactions, the audit committee is required to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including the material terms of the transactions, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. The audit committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, Freightos’ best interests, as the audit committee determines in the good faith exercise of its discretion.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax considerations of the ownership and disposition of Freightos Ordinary Shares and Freightos Warrants. This discussion applies only to U.S. Holders of Freightos Ordinary Shares and/or Freightos Warrants, as the case may be, that are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 the Code.
The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposition of Freightos Ordinary Shares and Freightos Warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax considerations and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, regulations promulgated by the U.S. Department of the Treasury thereunder (“Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Freightos has not sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take, or a court will not sustain, a contrary position regarding the tax considerations discussed below.
This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances. In addition, it does not address considerations relevant to holders subject to special rules, including, without limitation:
•
persons that are not U.S. Holders;

•
the Sponsor and its direct and indirect owners, and officers or directors of Gesher;

•
banks, insurance companies, and certain other financial institutions;

•
regulated investment companies and real estate investment trusts;

•
brokers, dealers or traders in securities;

•
traders in securities that elect to mark to market;

•
tax-exempt organizations or governmental organizations;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding Freightos Ordinary Shares and/or Freightos Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Freightos Ordinary Shares and/or Freightos Warrants, as the case may be, being taken into account in an applicable financial statement;

•
persons that actually or constructively own 5% or more (by vote or value) of the outstanding Freightos Ordinary Shares;

•
“controlled foreign corporations,” PFICs and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•
U.S. Holders having a functional currency other than the U.S. dollar;

•
persons subject to the “base erosion and anti-abuse” tax;

•
persons who hold or received Freightos Ordinary Shares and/or Freightos Warrants, as the case may be, pursuant to the exercise of any employee share option or otherwise as compensation; and

•
pension plans and tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of Freightos Ordinary Shares and/or Freightos Warrants, as the case may be, that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Freightos Ordinary Shares and/or Freightos Warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THE U.S. FEDERAL INCOME TAX TREATMENT OF OWNING FREIGHTOS ORDINARY SHARES AND FREIGHTOS WARRANTS TO ANY PARTICULAR U.S. HOLDER WILL DEPEND ON THE U.S. HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF FREIGHTOS ORDINARY SHARES AND FREIGHTOS WARRANTS.
U.S. Federal Income Tax Considerations of Ownership and Disposition of Freightos Ordinary Shares and Freightos Warrants
Distributions on Freightos Ordinary Shares.
Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules”, if Freightos makes distributions of cash or property on the Freightos Ordinary Shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of Freightos’ current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Freightos does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:
•
either (a) the shares are readily tradable on an established securities market in the United States, or (b) Freightos is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•
Freightos is neither a PFIC (as discussed below under below under the subsection titled “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Freightos’ taxable year in which the dividend is paid or the preceding taxable year;

•
the U.S. Holder satisfies certain holding period requirements; and

•
the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

It is not expected that Freightos will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. In addition, the Freightos Ordinary Shares are listed on Nasdaq (which is an established securities market in the United States), but there can be no assurance that they will be “regularly traded” for purposes of these rules. Furthermore, Freightos will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the subsection titled “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Freightos Ordinary Shares.
Subject to certain exceptions, dividends on Freightos Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Freightos with respect to the Freightos Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”
Sale, Exchange, Redemption or Other Taxable Disposition of Freightos Ordinary Shares and Freightos Warrants.
Subject to the discussion below under the subsection titled “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Freightos Ordinary Shares or Freightos Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Freightos Ordinary Shares and/or Freightos Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Freightos Ordinary Shares or Freightos Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Freightos Ordinary Shares and/or Freightos Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any non-U.S. tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the potential application of a U.S. tax treaty to such U.S. Holder’s particular circumstances.
Exercise or Lapse of a Freightos Warrant
A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Freightos Ordinary Share on the exercise of a Freightos Warrant for cash. A U.S. Holder’s initial tax basis in its Freightos Ordinary Shares received upon exercise of the Freightos Warrant generally should equal the sum of (X) either (i) if the holder of the Freightos Warrant received it in exchange for a Gesher Warrant, its tax basis in the Gesher Warrant exchanged therefor or (ii) if the holder of the Freightos Warrant purchased the Freightos Warrant, the amount paid for the Freightos Warrant and (Y) the exercise price. The U.S. Holder’s holding period for an Freightos Ordinary Share received upon exercise of the Freightos Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Freightos Warrant and will not include the period during which the U.S. Holder held the Freightos Warrant. If a Freightos Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Freightos Warrant.
The tax consequences of a cashless exercise of a Freightos Warrant are unclear under current tax law. Subject to the PFIC rules discussed under “— Passive Foreign Investment Company Rules” below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Freightos Ordinary Shares received generally would equal the U.S. Holder’s basis in the

Freightos Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Freightos Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Freightos Warrants and will not include the period during which the U.S. Holder held the Freightos Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Freightos Ordinary Shares would include the holding period of the Freightos Warrants exercised therefor.
It is also possible that a cashless exercise of a Freightos Warrant should be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Freightos Ordinary Shares and Freightos Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants having an aggregate fair market value equal to the aggregate exercise price for the total number of warrants to be exercised. Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss with respect to the Freightos Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Freightos Ordinary Shares that would have been received in a regular exercise of the Freightos Warrants deemed surrendered, net of the aggregate exercise price of such Freightos Warrants and (ii) the U.S. Holder’s tax basis in such Freightos Warrants. In this case, a U.S. Holder’s aggregate tax basis in the Freightos Ordinary Shares received would equal the sum of (i) the U.S. Holder’s tax basis in the Freightos Warrants deemed exercised and (ii) any gain recognized by such U.S. Holder in the exchange. A U.S. Holder’s holding period for the Freightos Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Freightos Warrants and would not include the period during which the U.S. Holder held the Freightos Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to any Freightos Ordinary Shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Freightos Warrants.
Possible Constructive Distributions
The terms of each Freightos Warrant provide for an adjustment to the number of Freightos Ordinary Shares for which the Freightos Warrant may be exercised or to the exercise price of the Freightos Warrant in certain events, as discussed under the section titled “Description of Freightos Share Capital.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Freightos Warrant would, however, be treated as receiving a constructive distribution from Freightos if, for example, the adjustment increases the holder’s proportionate interest in Freightos’ assets or earnings and profits (for instance, through an increase in the number of Freightos Ordinary Shares that would be obtained upon exercise of such warrant), which is taxable to the U.S. Holders of such shares as described under the subsection titled “— Distributions on Freightos Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Freightos Warrant received a cash distribution from Freightos equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of Freightos Ordinary Shares could be materially different from that described above, if Freightos is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:
•
at least 75% of its gross income for such year is passive income; or

•
at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Freightos will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Freightos owns, directly or indirectly, 25% or more (by value) of the stock.
Freightos believes it is not currently, and has never been, a PFIC. However, there can be no assurances in this regard, nor can there be any assurances that Freightos will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Freightos can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
Whether Freightos or any of its respective subsidiaries are treated as a PFIC is determined on an annual basis. The determination of whether Freightos or any of its respective subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Freightos’ income and assets, and the market value of it and its subsidiaries’ shares and assets. Changes in the composition of Freightos’ or any of its subsidiaries’ income or composition of Freightos’ or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Freightos were considered a PFIC at any time that a U.S. Holder owns Freightos Ordinary Shares or Freightos Warrants, Freightos would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Freightos Ordinary Shares or Freightos Warrants at their fair market value on the last day of the last taxable year in which Freightos is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Freightos Ordinary Shares or Freightos Warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Freightos subsequently becomes a PFIC.
PFIC Rules — Ownership and Disposition of Freightos Ordinary Shares and Freightos Warrants by U.S. Holders
For any taxable year that Freightos is treated as a PFIC with respect to a U.S. Holder’s Freightos Ordinary Shares or Freightos Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Freightos Ordinary Shares or Freightos Warrants (collectively, the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Freightos Ordinary Shares or Freightos Warrants will be treated as excess distributions. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Freightos Ordinary Shares and/or Freightos Warrants;

•
the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Freightos is a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Freightos Ordinary Shares or Freightos Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Freightos Ordinary Shares or Freightos Warrants as capital assets.
Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Freightos may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that Freightos does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Freightos’ subsidiaries.
If Freightos is a PFIC, a U.S. Holder of Freightos Ordinary Shares (but not Freightos Warrants) may avoid taxation under the Excess Distribution Rules described above by making a QEF election. However, a U.S. Holder may make a QEF election with respect to its Freightos Ordinary Shares only if Freightos provides U.S. Holders on an annual basis certain financial information specified under applicable U.S. Treasury Regulations. Freightos will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Freightos Ordinary Shares in the event Freightos is treated as a PFIC for any taxable year. There can be no assurance, however, that Freightos will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of Freightos Warrants will not be able to make a QEF election with respect to their warrants.
In the event Freightos is a PFIC, a U.S. Holder that makes a QEF election with respect to its Freightos Ordinary Shares would generally be required to include in income for each year that Freightos is treated as a PFIC the U.S. Holder’s pro rata share of Freightos’ ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Freightos Ordinary Shares. Any net deficits or net capital losses of Freightos for a taxable year would not be passed through and included on the tax return of the U.S. Holder. However, a U.S. Holder’s basis in its Freightos Ordinary Shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on its Freightos Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in its Freightos Ordinary Shares by a corresponding amount.
If Freightos owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Freightos providing the relevant tax information for each Lower-Tier PFIC on an annual basis.
U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.
A U.S. Holder of Freightos Ordinary Shares (but not Freightos Warrants) may also avoid taxation under the Excess Distribution Rules by making a mark-to-market election. The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. The Freightos Ordinary Shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that they will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Freightos.
If a U.S. Holder makes a valid mark-to-market election with respect to its Freightos Ordinary Shares, such U.S. Holder will include in income for each year that Freightos is treated as a PFIC with respect to such Freightos Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Freightos Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Freightos Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Freightos Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Freightos Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Freightos Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Freightos Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Freightos Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Freightos Ordinary Shares previously included in income. A U.S. Holder’s basis in the Freightos Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Freightos makes generally would be subject to the rules discussed above under “— Distributions on Freightos Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Freightos Warrants will not be able to make a mark-to-market election with respect to their Freightos Warrants. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Freightos.
A U.S. Holder that is eligible to make a mark-to-market election with respect to its Freightos Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.
A U.S. Holder of a PFIC generally is required to file an IRS Form 8621 on an annual basis. U.S. Holders are strongly encouraged to consult their own tax advisors regarding the application of the PFIC rules and the associated reporting requirements to their particular circumstances.
Information Reporting and Backup Withholding
Information reporting requirements may apply to cash received in dividends received by U.S. Holders of Freightos Ordinary Shares, and the proceeds received on sale or other taxable disposition of Freightos Ordinary Shares or Freightos Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any proceeds from the sale, exchange, redemption or other disposition of Freightos Ordinary Shares or Freightos Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.
The preceding discussion of certain material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of Freightos Ordinary Shares or Freightos Warrants. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of Freightos Ordinary Shares or Freightos Warrants, including the consequences of any proposed change in applicable law.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS
Since Freightos is treated as an Israeli resident company for tax purposes pursuant to a tax ruling we received from the ITA, Freightos is subject to Israeli tax as if it is an Israeli company and holders of our ordinary shares and warrants may be subject to Israeli tax. In addition, our subsidiary, Freightos Ltd, is incorporated in Israel. The following is a brief summary of certain material Israeli tax laws applicable to us, and certain Israeli government programs that may benefit us. This section also contains a discussion of material Israeli tax consequences concerning the purchase, ownership and disposition of our ordinary shares and warrants purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor or particular investment circumstances or to certain types of investors subject to special treatment under Israeli law. Examples of such investors include Israeli residents, partnerships, trusts or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that this discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the ITA or the courts will accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with a retroactive effect.
THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE MERGER AND OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR WARRANTS, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.
Taxation of our Company
Corporate Tax
Israeli companies are generally subject to corporate tax. The current corporate tax rate is 23%. However, the corporate tax rate applicable to a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Beneficiary Enterprise or a Preferred Technological Enterprise (as discussed below) may be considerably lower. Real Capital Gains (as defined below) derived by an Israeli resident company are generally subject to the prevailing corporate tax rate. Under the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), a company will be considered as an “Israeli resident” if: (a) it was incorporated in Israel; or (b) the control and management of its business are operated from Israel.
Law for the Encouragement of Industry (Taxes), 5729-1969
The Law for the Encouragement of Industry (Taxes), 5729-1969 (the “Industry Encouragement Law”), provides several tax benefits for “Industrial Companies.” The Industry Encouragement Law and the regulations promulgated thereunder provide that an “Industrial Company” is an Israeli resident-company incorporated in Israel, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, dividends and interest and linkage differentials, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” as defined in the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.
The following corporate tax benefits, among others, are available to Industrial Companies:
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amortization of the cost of purchased patents, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing with the year in which the Industrial Company began to use them;

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under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

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expenses related to a public offering are deductible in equal amounts over three years commencing in the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority. There can be no assurance that our Israeli subsidiary has qualified or will continue to qualify as an Industrial Company or that the benefits described above will be available in the future.
Tax Benefits and Grants for Research and Development
Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, related to scientific research and development for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects if:
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the expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

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the research and development are for the benefit of the company; and

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the research and development are carried out by or on behalf of the company.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. Under these research and development deduction rules, no deduction is allowed for any expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that do not qualify for this special deduction are deductible in equal amounts over three years.
From time to time, our Israeli subsidiary may apply to the Israel Innovation Authority (“IIA”) for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such request will be granted.
Law for the Encouragement of Capital Investments, 5719-1959
The Law for the Encouragement of Capital Investments, 5719-1959 (the “Investment Law”) provides certain incentives for capital investments in production facilities (or other eligible assets) by “Industrial Enterprises” (as defined under the Investment Law). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Social Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits based upon, among other things, the geographic location in Israel of the facility in which the investment is made. To qualify for these incentives, we have to comply with the requirements of the Investment Law.
The Investment Law was significantly amended effective as of April 1, 2005, as of January 1, 2011 (the “2011 Amendment”), and as of January 1, 2017 (the “2017 Amendment”). The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. The 2017 Amendment introduced new benefits for Technological Enterprises, alongside the existing tax benefits.
The Preferred Enterprise Incentives Regime — the 2011 Amendment
The 2011 Amendment introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law). The definition of a Preferred Company includes a company incorporated in Israel that is not wholly owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its Preferred Income derived by its Preferred Enterprise, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 7.5%. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a specified development zone. Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to Israeli tax at the following rates: (i) Israeli resident corporations — 0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, a tax rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply), (ii) Israeli resident individuals — 20%, (iii) non-Israeli residents (individuals and corporations) — 20%, subject to a reduced tax rate as may be provided under the provisions of an applicable tax treaty (in each case, subject to the receipt in advance of a valid certificate from the ITA allowing for such 20% rate or such lower treaty tax rate).
The Technological Enterprise Incentives Regime — the 2017 Amendment
The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.
The 2017 Amendment applies to “Preferred Technological Enterprises” that meet certain conditions, including: (1) the research and development, or R&D, expenses in the three years preceding the relevant tax year were at least 7% on average of the company’s annual turnover or exceeded NIS 75 million in each such year, and (2) one of the following: (a) at least 20% of the workforce (or at least 200 employees) are employees whose full salary has been paid and reported in the company’s financial statements as R&D expenses; (b) a venture capital investment approximately equivalent to at least NIS 8 million was previously made in the company and the company did not change its line of business; (c) growth in sales by an average of 25% or more over the three years preceding the relevant tax year, provided that the turnover was at least NIS 10 million in the relevant tax year and in each of the preceding three years; or (d) growth in workforce by an average of 25% or more over the three years preceding the relevant tax year, provided that the company employed at least 50 employees in the relevant tax year and in each of the preceding three years. A “Special Preferred Technological Enterprise” is an enterprise that meets conditions 1 and 2 above, and in addition belongs to a “Group” with annual consolidated revenues above NIS 10 billion.
Preferred Technological Enterprises enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefited Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefited Intangible Assets were acquired from a foreign company after January 1, 2017, for at least NIS 200 million, and the sale received prior approval from the IIA.
“Special Preferred Technological Enterprises” enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, Special Preferred Technological Enterprises enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefited Intangible Assets” to a related foreign company if the Benefited Intangible Assets were either developed by the Special Preferred Technological Enterprise or acquired from a foreign company after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefited Intangible Assets from a foreign company for more than NIS 500 million should be eligible for these benefits for at least 10 years, subject to certain approvals as specified in the Investment Law.
Dividends distributed out of Preferred Technological Income to individuals or non-Israeli shareholders by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty, which, in each case, will be withheld at source (non-Israeli shareholders are required to present, in advance of payment, a valid certificate from the ITA allowing for such 20% rate or lower treaty rate). However, dividends distributed to an Israeli company are not subject to tax (although, if such dividends are subsequently distributed to individuals or non-Israeli shareholders, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty, would apply). If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the tax rate will be 4% or such lower rate as may be provided in an applicable tax treaty (in either case, subject to the receipt in advance of a valid certificate from the ITA allowing for such 4% rate or lower treaty tax rate).
We believe that our Israeli subsidiary is eligible for the tax benefits under the 2017 Amendment as a Preferred Technological Enterprise. In January 2019, our Israeli subsidiary received a tax ruling from the

ITA regarding its entitlement to tax benefits as a Preferred Technological Enterprise subject to compliance with the conditions set forth in such tax ruling and in the Investment Law. The tax ruling is valid from 2018 until the tax year ending in 2022.There is no assurance that our Israeli subsidiary will meet all the terms and conditions required under the tax ruling and the Investment Law that will allow it to enjoy any tax benefits under the Investment Law.
Taxation of Holders of our Shares and Warrants — General
Capital Gains Tax Applicable to Non-Israeli Resident Holders
Israeli capital gains tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available under Israeli domestic law or under an applicable tax treaty between Israel and the seller’s country of residence. The Ordinance distinguishes between “Real Capital Gain” and “Inflationary Surplus.” The Inflationary Surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary Surplus is currently not subject to tax in Israel. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, Real Capital Gain accrued by individuals on the sale of our ordinary shares or warrants will be taxed at the rate of 25%. However, if the holder is a “substantial shareholder” at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relatives or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or the power to direct the actions of someone who holds any of the aforesaid rights, regardless of the source of such right. Real Capital Gain derived by corporations generally is subject to tax at the prevailing corporate tax rate, which is currently 23%.
A non-Israeli resident that derives capital gains from the sale of shares or warrants of an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from such Israeli capital gains tax if, among other conditions, the shares or warrants were not held through or attributable to a permanent establishment that the non-resident maintains in Israel (and certain other conditions are met). However, a non-Israeli “Body of Persons” (as defined in the Ordinance, and includes corporate entities, partnerships, and other entities) will not be entitled to the foregoing exemption if Israeli residents: (i) have, directly or indirectly, alone or together with such person’s relatives or another person who, according to an agreement, collaborates with such person on a permanent basis regarding material affairs of the company, or with another Israeli tax resident, a controlling interest of more than 25% in any of the means of control of such non-Israeli Body of Persons or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli Body of Persons, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares or warrants are deemed to be business income.
Additionally, a sale of securities by a non-Israeli resident may be exempt from such Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “U.S.-Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a U.S. resident (for purposes of the treaty) holding the shares as a capital asset and who is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty (a “Treaty U.S. Resident”) is generally exempt from such Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from such sale, exchange or disposition is attributable (as determined under the U.S.-Israel Tax Treaty) to a permanent establishment that such Treaty U.S. Resident has in Israel; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital of such company during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions; or (v) such Treaty

U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares by the Treaty U.S. Resident would be subject to Israeli taxes (unless exempt under Israeli domestic law as described above).
Regardless of whether or not non-Israeli holders may be liable for Israeli capital gains tax on the sale of our ordinary shares or warrants, the payment of the consideration may be subject to the withholding of Israeli tax at source. Holders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, the ITA may require holders who are not liable for Israeli capital gains tax on such a sale to sign declarations in forms prescribed by the ITA, provide documents (including, for example, a certificate of residency) or obtain a specific exemption from the ITA to confirm their status as non-Israeli residents (and, in the absence of such declarations or exemptions, the ITA may require the purchaser of the shares to withhold tax at source).
Capital Gains Tax Applicable to Israeli Resident Holders
Generally, an Israeli resident corporation that derives capital gains from the sale of shares or warrants of an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be subject to tax on the Real Capital Gains generated on such sale at the corporate tax rate (currently 23%). An Israeli resident individual will generally be subject to capital gains tax at the rate of 25%. However, if the individual holder is claiming a deduction of interest expenditures or is a “substantial shareholder” (as defined above) at the time of the sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.
Individual holders dealing in securities in Israel for whom the income from the sale of shares or warrants is considered “business income” as referred to in section 2(1) of the Ordinance will be taxed at the marginal tax rates applicable to business income (up to 47% in 2022). Certain Israeli institutions that are exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance (such as exempt trust funds and pension funds) may be exempt from capital gains tax from the sale of the shares or warrants.
Taxation of Non-Israeli Shareholders on Dividends
Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source unless relief is provided in an applicable tax treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” (as defined above) at the time of receiving the dividend or at any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether or not the recipient is a “substantial shareholder”), and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Preferred Technological Enterprise, or such lower rate as may be provided under an applicable tax treaty (provided that a certificate from the ITA allowing for such 20% withholding tax rate or lower treaty rate is obtained in advance).
For example, under the U.S.-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of 12.5% applies to withholding tax on dividends that are paid by an Israeli corporation to a United States corporation holding 10% or more of the outstanding voting capital of an Israeli corporation throughout the tax year in which the dividend is distributed as well as during the previous tax year, provided that not more than 25% of the gross income of the Israeli corporation for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Enterprise are not entitled to such reduction under the U.S.-Israel Tax Treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to the company’s gross income for the previous year (as discussed in the previous sentence) is met. If the dividend is attributable partly to income derived from a Preferred Enterprise or Preferred Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident that receives dividends from an Israeli resident from which the full tax was deducted will generally be exempt from filing a tax return in Israel with respect to such income, provided that (i) such income was not generated from a business conducted in Israel by the non-Israeli resident; (ii) the non-Israeli resident has no other taxable sources of income in Israel; and (iii) the non-Israeli resident is not subject to surtax (as explained below).
Taxation of Israeli Shareholders on Dividends
An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid from ordinary income at the rate of 25%. With respect to a person who is a “substantial shareholder” (as defined above) at the time of receiving the dividend or at any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether or not the recipient is a “substantial shareholder”), and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Preferred Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation, such dividend income will be exempt from tax provided that the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is generally exempt from tax on such dividend.
Surtax
Subject to the provisions of an applicable tax treaty, individuals who are subject to income tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) are subject to an additional tax at a rate of 3% on annual income (including, but not limited to, income derived from dividends, interest and capital gains) exceeding NIS 663,240 for 2022, which amount is linked to the annual change in the Israeli consumer price index.
Estate and Gift Tax
Israeli law currently does not impose estate or gift taxes.

CERTAIN MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Freightos Ordinary Shares and Freightos Warrants and should not be construed as legal or professional tax advice. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.
Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Tax Considerations
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of Freightos. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.
No stamp duty is payable in respect of the issue of Freightos Ordinary Shares or on an instrument of transfer in respect of such shares.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions
In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Freightos Limited (the “Company”):
1.   That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
2.   In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
2.1   On or in respect of the shares, debentures or other obligations of the Company; or
2.2   by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).
These concessions shall be for a period of 20 years from the date hereof.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 14,850,000 Freightos Ordinary Shares underlying the Freightos Warrants that may be issued upon exercise of Freightos Warrants to purchase Freightos Ordinary Shares.
We are registering the resale of up to 8,550,549 Freightos Ordinary Shares underlying the Freightos Warrants that may be issued upon exercise of such Freightos Warrants to purchase Freightos Ordinary Shares. We are also registering the resale by the Selling Securityholders of up to 33,891,682 Freightos Ordinary Shares and 8,550,549 Freightos Warrants. We will receive proceeds from Freightos Warrants exercised in the event that such Freightos Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Freightos Ordinary Shares or Freightos Warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Freightos Ordinary Shares and Freightos Warrants (including Freightos Ordinary Shares underlying such Freightos Warrants once issued upon the exercise of such warrants) on any stock exchange, market or trading facility on which the Freightos Ordinary Shares or Freightos Warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of Freightos Ordinary Shares or Freightos Warrants:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Freightos Ordinary Shares or Freightos Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Freightos Ordinary Shares or Freightos Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Freightos Ordinary Shares or Freightos Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of Freightos Ordinary Shares or Freightos Warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions,

which may in turn engage in short sales of Freightos Ordinary Shares or Freightos Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell Freightos Ordinary Shares or Freightos Warrants short and deliver these securities to close out their short positions, or loan or pledge Freightos Ordinary Shares or Freightos Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Freightos Ordinary Shares or Freightos Warrants offered by this prospectus, which Freightos Ordinary Shares or Freightos Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Freightos Ordinary Shares or Freightos Warrants to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of Freightos Warrants by payment of cash, however, we will receive the exercise price of the warrants.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.
To the extent required, the Freightos Ordinary Shares or Freightos Warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Freightos Ordinary Shares or Freightos Warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Freightos Ordinary Shares or Freightos Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Freightos Ordinary Shares or Freightos Warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
A holder of Freightos Warrants may exercise its Freightos Warrants in accordance with the applicable governing warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Freightos Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Freightos Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the applicable warrant agreement.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Freightos Ordinary Shares or Freightos Warrants offered by this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the Freightos Ordinary Shares or Freightos Warrants covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS
The legality of the Freightos Ordinary Shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for Freightos by Conyers Dill & Pearman LLP. The legality of the Freightos Warrants offered by this prospectus and certain legal matters relating to U.S. law will be passed upon for Freightos by DLA Piper LLP (US).
EXPERTS
The consolidated financial statements of Freightos Cayman at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, appearing in this prospectus and registration statement have been audited by Kost Forer Gabbay & Kasierer (“EY Israel”), a member firm of Ernst & Young Global Limited in Israel, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
During 2020 through May 2022, a member firm of Ernst & Young Global Limited in Spain (“EY Spain”) provided tax advisory services under a contingent fee arrangement to Web Cargo SLU, the Company’s wholly-owned Spanish subsidiary. This fee arrangement is permissible under the International Ethics Standards Board for Accountants Code of Ethics and Israel home country independence rules, but is inconsistent with the U.S. Securities and Exchange Commission and Public Company Accounting Oversight Board (United States) independence rules. The services provided under the contingent fee arrangement were completed prior to EY Israel becoming engaged as the Company’s auditor under PCAOB standards. Web Cargo SLU is not audited by EY Spain, and EY Spain does not participate in the audit of the Company’s consolidated financial statements. Total fees received by EY Spain under the contingent fee arrangement were not material to the respective parties.
After careful consideration of the facts and circumstances and the applicable independence rules, EY Israel has concluded that (i) the aforementioned matter does not impact EY Israel’s ability to exercise objective and impartial judgment in connection with its audits of the Company’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion. After considering this matter, management and the Board of Directors concurred with EY Israel’s conclusions.
The financial statements of Gesher I Acquisition Corp. as of September 30, 2022 and 2021 and for the year ended September 30, 2022 and for the period from February 23, 2021 (inception) through September 30, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Gesher I Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Freightos Ordinary Shares and Freightos Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.freightos.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2022
IN U.S. DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
FREIGHTOS LIMITED AND ITS SUBSIDIARIES
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated financial position of Freightos Limited (a Cayman Islands company) and its subsidiaries (“the Company”) as of December 31, 2022 and 2021 and the related consolidated statements of profit or loss and other comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2022 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits we are required to obtain an understanding of internal controls over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
March 30, 2023	/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global
We have served as the Company’s auditors since 2012.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
U.S. dollars in thousands
	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,492	$25,079
User funds	3,328	9,201
Trade receivables, net (Note 7)	1,936	1,667
Other receivables and prepaid expenses (Note 8)	1,215	884
	12,971	36,831
NON-CURRENT ASSETS:
Property and equipment, net (Note 9)	767	702
Right-of-use assets, net (Note 10)	1,384	1,983
Intangible assets, net (Note 11)	9,465	5,296
Goodwill (Note 11)	15,628	8,021
Deferred taxes (Note 23)	573	577
Other long-term assets (Note 12)	1,018	667
	28,835	17,246
Total assets	$41,806	$54,077
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short-term bank loan and credit (Note 14)	$2,505	$—
Trade payables	3,234	587
User accounts	3,328	9,201
Current maturity of lease liabilities (Note 10)	613	655
Accrued expenses and other payables (Note 13)	7,400	5,550
	17,080	15,993
LONG TERM LIABILITIES:
Lease liabilities (Note 10)	395	1,088
Employee benefit liabilities, net (Note 16)	1,294	1,390
Other long-term liabilities (Note 15)	1,377	687
	3,066	3,165
EQUITY: (Note 17)
Share capital	*)	*)
Share premium	140,229	129,056
Reserve from remeasurement of defined benefit plans	137	(132)
Accumulated deficit	(118,706)	(94,005)
Total equity	21,660	34,919
Total liabilities and equity	$41,806	$54,077

*)
Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS
U.S. dollars in thousands, except share and per share data
	Year ended December 31,
	2022	2021	2020
Revenue	$19,085	$11,117	$8,509
Cost of revenue (Note 21)	7,859	4,596	4,273
Gross profit	11,226	6,521	4,236
Operating expenses:
Research and development (Note 21)	10,217	7,822	6,910
Selling and marketing (Note 21)	12,749	8,774	5,807
General and administrative (Note 21)	9,645	6,273	4,562
Reorganization (Note 22)	—	—	891
Transaction-related costs (Note 1d)	2,887	—	—
Total operating expenses	35,498	22,869	18,170
Operating loss	(24,272)	(16,348)	(13,934)
Finance income	194	150	193
Finance expenses	(454)	(156)	(172)
Finance income (expenses), net	(260)	(6)	21
Loss before income taxes	(24,532)	(16,354)	(13,913)
Income taxes (Note 23)	169	4	259
Loss	$(24,701)	$(16,358)	$(14,172)
Other comprehensive loss (net of tax effect):
Remeasurement profit (loss) from defined benefit plans	269	(81)	(51)
Total components that will not be reclassified subsequently to profit or loss	269	(81)	(51)
Total comprehensive loss	$(24,432)	$(16,439)	$(14,223)
Basic and diluted loss per Ordinary share (Note 24)	$(4.25)	$(3.94)	$(3.48)
Weighted average number of shares outstanding used to compute basic and diluted loss per share	7,930,928	6,242,946	5,945,888
The accompanying notes are an integral part of the consolidated financial statements.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
U.S. dollars in thousands
	Share capital		Share premium	Reserve from re-measurement of defined benefit plan	Accumulated deficit	Total
Balance as of January 1, 2020	$	*)	$95,304	$—	$(63,475)	$31,829
Loss		—	—	—	(14,172)	(14,172)
Total other comprehensive loss		—	—	(51)	—	(51)
Total comprehensive loss		—	—	(51)	(14,172)	(14,223)
Exercise of options		*)	46	—	—	46
Share-based compensation		—	822	—	—	822
Balance as of December 31, 2020		*)	96,172	(51)	(77,647)	18,474
Loss		—	—	—	(16,358)	(16,358)
Total other comprehensive loss		—	—	(81)	—	(81)
Total comprehensive loss		—	—	(81)	(16,358)	(16,439)
Issuance of Ordinary shares		*)	4,417	—	—	4,417
Issuance of Preferred C shares, net		*)	27,499	—	—	27,499
Exercise of options		*)	33	—	—	33
Share-based compensation		—	935	—	—	935
Balance as of December 31, 2021		*)	129,056	(132)	(94,005)	34,919
Loss		—	—	—	(24,701)	(24,701)
Total other comprehensive income		—	—	269	—	269
Total comprehensive income (loss)		—	—	269	(24,701)	(24,432)
Issuance of Ordinary shares		*)	9,194	—	—	9,194
Exercise of options		*)	73	—	—	73
Share-based compensation		—	1,906	—	—	1,906
Balance as of December 31, 2022	$	*)	$140,229	$137	$(118,706)	$21,660

*)
Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Year ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Loss	$(24,701)	$(16,358)	$(14,172)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments to profit or loss items:
Depreciation and amortization	2,413	1,098	1,271
Changes in the fair value of contingent consideration	(1,037)	—	—
Share-based compensation	1,906	935	822
Operating expense settled by issuance of shares (see Note 17d.4)	2,621	1,952	—
Finance expenses, net	362	6	(21)
Taxes on income	169	4	259
	6,434	3,995	2,331
Changes in asset and liability items:
Decrease (increase) in user funds	5,841	(9,201)	—
Increase (decrease) in user accounts	(5,841)	2,790	6,411
Decrease (increase) in other receivables and prepaid expenses	(142)	(530)	274
Decrease (increase) in trade receivables	58	(613)	743
Increase (decrease) in trade payables	1,783	403	(501)
Increase in accrued severance pay, net	187	296	158
Increase other long-term assets	(5)	(264)	(73)
Increase (decrease) in accrued expenses and other payables	1,807	2,223	(3,019)
	3,688	(4,896)	3,993
Cash paid during the year for:
Interest paid, net	(162)	(3)	(9)
Taxes paid	(167)	(62)	(417)
	(329)	(65)	(426)
Net cash used in operating activities	(14,908)	(17,324)	(8,274)
Cash flows from investing activities:
Purchase of property and equipment	(251)	(181)	(56)
Proceeds from sale of property and equipment	5	2	14
Acquisition of a subsidiary, net of cash acquired (a)	(4,183)	(4,367)	—
Payment of payables for an acquisition of a subsidiary	(156)	—	—
Proceeds from receivables for an acquisition of a subsidiary	163	—	—
Decrease in other long-term assets	—	—	108
Investment in short-term bank deposits	(200)	—	—
Investment in long-term assets	(353)	—	—
Net cash provided by (used in) investing activities	$(4,975)	$(4,546)	$66
The accompanying notes are an integral part of the consolidated financial statements.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
U.S. dollars in thousands
	Year ended December 31,
	2022	2021	2020
Cash flows from financing activities:
Proceeds from issuance of Preferred C shares, net	$—	$26,131	$—
Repayment of lease liabilities	(688)	(574)	(657)
Receipt of short-term bank loan and credit	2,505	—	—
Receipt from a long-term bank loan	—	—	338
Repayment of a long-term bank loan	—	(364)	—
Exercise of options	73	33	46
Net cash provided by (used in) financing activities	1,890	25,226	(273)
Exchange differences on balances of cash and cash equivalents	(594)	(167)	121
Increase (decrease) in cash and cash equivalents	(18,587)	3,189	(8,360)
Cash and cash equivalents at the beginning of the period	25,079	21,890	30,250
Cash and cash equivalents at the end of the period	$6,492	$25,079	$21,890
(a) Acquisition of an initially consolidated subsidiary:
Working capital (excluding cash and cash equivalents)	$(992)	$23	$—
Other receivables	163	—	—
Property and equipment	12	4	—
Intangible assets	5,734	2,613	—
Goodwill	7,607	5,723	—
Other payables	—	(156)	—
Shares issued	(6,573)	(2,465)	—
Contingent consideration	(1,768)	(1,375)	—
Acquisition of a subsidiary, net of cash acquired	$4,183	$4,367	$—
(b) Significant non-cash transactions:
Purchase of intangible assets paid with Preferred C shares (see Note 11c)	$—	$1,368	$—
Right-of-use asset recognized with corresponding lease liability (see Note 10)	$74	$354	$719

The accompanying notes are an integral part of the consolidated financial statements.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 1: — GENERAL
a.
Freightos Limited (the “Company” or “Freightos Cayman”, and together with its subsidiaries — “Freightos” or the “Group”) was incorporated on April 12, 2022 under the laws of the Cayman Islands. The Company is an exempted company limited by shares.

On May 27, 2022, Freightos Hong Kong Limited (formerly: Freightos Limited) (“Freightos-HK”), a Hong-Kong entity, completed a series of share swap transactions with its shareholders by which the shareholders of Freightos-HK exchanged their shares in Freightos-HK for an equivalent number and class of shares of the newly-created Freightos Cayman (the “Group Restructuring”). As of that date, Freightos-HK became a wholly-owned subsidiary of the Company. On September 30, 2022 Freightos-HK distributed the shares of several of its subsidiaries to the Company. Prior to that, in August 2022, as part of the distribution of shares of its subsidiaries, Freightos-HK increased its retained earnings by reducing its share premium for the same amount.
Freightos-HK has filed for, and obtained, a ruling from the Israel Tax Authority to confirm there is no current tax event for its Israeli shareholders arising out of these restructuring transactions. The ruling provides the Company, Freightos-HK and their subsidiaries certain tax benefits regarding the exchange of shares and distribution of the shares of Group’s subsidiaries, and includes a condition pursuant to which the Company registered for tax purposes in Israel.
The restructuring transaction was accounted for as a transaction between entities under common control under the pooling of interests method. Accordingly, the transaction was retrospectively applied to the financial statements of prior periods, such that the financial information of Freightos-HK is presented in these financial statements, except share capital that was retrospectively adjusted based on the equivalent number and class of shares of the Company. Since the number and class of the Company’s shares are similar to the number and class of Freightos-HK’s shares, per share data in these financial statements did not retrospectively change due to the Group Restructuring. The share capital of Freightos-HK does not have par value, and was retrospectively adjusted to reflect the Company’s share capital which has par value of $0.00001 per share for all classes of shares.
b.
Freightos operates a leading, vendor-neutral booking and payment platform for international freight. Freightos’ Platform supports supply chain efficiency and agility by enabling real-time procurement of ocean and air shipping across more than ten thousand importers/exporters, thousands of forwarders, and dozens of airlines and ocean carriers.

Freightos operates its business through two segments — Platform and Solutions. The Platform segment provides digitalized price quoting, booking and payments while considering actual capacity among global freight participants. The Solutions segment provides software tools and data to help industry participants automate their pricing, sales, and procurement processes.
c.
The Group has the following subsidiaries as of December 31, 2022:

Freightos HK, a wholly-owned subsidiary of the Company following the Group Restructuring (see Note 1a), was incorporated in Hong-Kong on January 10, 2012. Through September 30, 2022 Freightos-HK still served as the holding company of the rest of the group entities and on that date distributed the shares of several of its subsidiaries to the Company. Freightos-HK is principally engaged in the provision of business interface and fronting services to its Israeli affiliate.
Freightos Ltd, a wholly-owned subsidiary of Freightos-HK through September 30, 2022, and a wholly-owned subsidiary of the Company since then, was incorporated in Israel on August 8, 2012 and started its operation on that date (the “Israeli subsidiary”). Currently, the Israeli subsidiary owns the technology and intellectual property of the Group and Freightos-HK provides business interface and fronting services to the Israeli subsidiary.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 1: — GENERAL (continued)
Freightos Software Development and Data Services Ltd., a wholly-owned subsidiary of Freightos-HK through September 30, 2022, and a wholly-owned subsidiary of the Company since then (whose shares are partially held in trust for the Company), was registered on January 18, 2012 in Ramallah, within the Palestinian Authority (the “Palestinian subsidiary”). The Palestinian subsidiary’s main activity is the development of certain software and know-how related to the Group’s offering of software and services, and customer and technical support.
Freightos Inc., a wholly-owned subsidiary of the Freightos-HK through September 30, 2022, and a wholly-owned subsidiary of the Company since then, was incorporated in Delaware in the United States on May 28, 2015 (the “US subsidiary”). The US subsidiary is engaged in rendering billing services and holds the membership interests of 9T Technologies, LLC (see below).
Web Cargo, S.L.U., a wholly-owned Spanish subsidiary of Freightos-HK through September 30, 2022, and a wholly-owned subsidiary of the Company since then, was acquired in August 2016 (“WebCargo”) (see also Note 11b). WebCargo is a software company that seeks to provide a competitive edge to air freight forwarders by optimizing rate management tasks. Currently, WebCargo operates as a low-risk distributor for certain of the Group’s products and services, as well as a contracted research and development service provider for the Israeli subsidiary.
Freightos Information Technology (Shanghai) Co., Ltd., a wholly-owned subsidiary of Freightos-HK, was established on January 17, 2018, in the People’s Republic of China (the “China subsidiary”). The China subsidiary engages in providing certain customer and technical support services to the Group.
Freightos India Private Limited, a wholly-owned subsidiary of Freightos-HK, was established on March 13, 2019, in India, to act as a low-risk distributor of certain of the Group’s products and services in India.
9T Technologies LLC. (“7LFreight”), a wholly-owned subsidiary of the US subsidiary, incorporated in the US, was acquired through a business combination closed on December 30, 2021 (see Note 5b). 7LFreight is a software company that seeks to provide a competitive edge to air freight forwarders by optimizing rate management tasks.
Clearit Customs Brokers Inc. (formerly: 13096351 Canada Inc.), a wholly-owned subsidiary of Freightos-HK through September 30, 2022, and a wholly-owned subsidiary of the Company since then, was established in June 2021 in Canada to acquire certain assets as part of a business combination signed on November 3, 2021 and completed on February 16, 2022 (see Note 5a.).
Clearit Customs Services Inc. (“Clearit-US”), a wholly-owned subsidiary of the US subsidiary, incorporated in the US, was acquired through a business combination closed on February 16, 2022 (see Note 5a). Clearit-US is engaged in the business of providing online customs clearance and brokerage services in the US.
Freightos Merger Sub I and Freightos Merger Sub II, wholly owned subsidiaries of the Company incorporated in the Cayman Islands in 2022 for the purpose of consummating the BCA entered into by the Company, Freightos Merger Sub I and Freightos Merger Sub II (see Note 1d).
d.
Business Combination Agreement

On May 31, 2022, the Company entered into a business combination agreement (the “BCA”) with Gesher I Acquisition Corp., a Cayman Islands exempted company limited by shares (“Gesher”), Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct, wholly-owned subsidiary of the Company (“Merger Sub I”), and Freightos Merger Sub II, a

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 1: — GENERAL (continued)
Cayman Islands exempted company limited by shares and a direct, wholly-owned subsidiary of Freightos (“Merger Sub II”). The BCA was closed on January 25, 2023 (the “Closing Date”).
Pursuant to the BCA, on the Closing Date Merger Sub I merged with and into Gesher, with Gesher being the surviving entity. Then, Gesher merged with and into Merger Sub II with Merger Sub II surviving as a wholly-owned subsidiary of Freightos (collectively, the “Transactions”). Upon consummation of the Transactions, Freightos became a publicly traded company listed on the Nasdaq Capital Market under the symbols “CRGO” and “CRGOW” and the former equity holders of Gesher became equity holders of Freightos.
On the Closing Date, in connection with the closing of the Transactions Freightos also consummated private placements contemplated by a forward purchase agreement and a backstop agreement, each assigned from Gesher to the Company. Pursuant to these agreements a Forward Purchaser, as defined in the forward purchase agreement, purchased 4,000,000 Freightos Units for a purchase price of $40,000 and additionally fulfilled a $10,000 backstop commitment in exchange for 1,000,000 Freightos Ordinary shares and 500,000 Freightos newly issued warrants. In addition, a Backstop Investor, as defined in the backstop agreement, fulfilled the $10,000 backstop commitment in exchange for 1,000,000 Freightos Ordinary share and 100,000 newly issued Freightos Warrants. In addition, pursuant to a PIPE Agreement, an investor purchased 1,000,000 Freightos Ordinary shares for a purchase price of $10,000.
On the Closing Date, in connection with the closing of the Transactions the Company and its shareholders recapitalized the Company’s equity securities whereby each share of the Company’s Preferred shares was converted into one Ordinary share. In addition, and immediately following that conversion each Ordinary share was converted into 3.51806 Ordinary shares (the “Share Split”). At the same time, and as part of the Share Split each outstanding option to purchase an Ordinary share was converted into an option to purchase 3.51806 Ordinary shares and the exercise price of such option was reduced by dividing the exercise price by 3.51806. As a result of the Share Split the Ordinary shares, Preferred shares, options for Ordinary shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented in these consolidated financial statements as if the Share Split had been in effect as of the date of these consolidated financial statements.
e.
These consolidated financial statements have been prepared on a going concern basis, which contemplates that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. As of December 31, 2022, the Company had an accumulated deficit of $118,706. During the year ended December 31, 2022, the Company incurred a loss of $24,701 and negative cash flow from operating activities of $14,908. Subsequent to the reporting date the Company raised approximately $82,439 as part of the closing of the BCA and the related transactions (see Note 1d). The Company’s management concluded that the Company has sufficient funds to continue its operations and meet its obligations for a period of at least twelve months from the date the financial statements were authorized for issuance.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES
The following accounting policies have been applied consistently in the consolidated financial statements for all periods presented, unless otherwise stated.
a.
Basis of presentation of the financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
The Company’s financial statements have been prepared on a cost basis, except for certain financial instruments presented at fair value through profit or loss and certain employee benefit liabilities, net.
The Company has elected to present the profit or loss items using the function of expense method.
b.
Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Potential voting rights are considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.
The financial statements of the Company and of the subsidiaries are prepared on the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group. Intragroup balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.
c.
Functional currency, presentation currency and foreign currency:

1.
Functional currency and presentation currency:

The consolidated financial statements are presented in U.S. dollar (“USD”), which is the Company’s functional currency. For each subsidiary, the Group determines the functional currency and items included in the financial statements of each subsidiary are measured using that functional currency. The functional currency of all the Group’s subsidiaries is the USD.
2.
Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Non-monetary assets and liabilities denominated in foreign currency are translated using exchange rates at the date of the transaction. Exchange rate differences are recognized in profit or loss.
d.
Cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of investment or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of Freightos’ cash management. The balance of cash equivalents also includes certain cash amounts held in accounts with third party payment service providers which are already earned and available for disbursement by the Company.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
e.
User funds and User accounts:

In 2021 the Company entered into arrangements with third party payment service providers to hold funds on behalf of buyers and sellers (“users”) on its Freightos.com and WebCargo eBooking platforms (See Note 2j).
User funds consist of buyers’ prepayments, including the Company’s transaction and service fees that would be earned when an order is completed, credits issued upon cancellations and seller fees that have not yet been withdrawn. User accounts represent the corresponding liability to the users.
The Company does not have ownership over the funds and does not have the right to direct the funds to be used at will or for its own benefit other than those funds related to transaction and service fees owed to the Company after control has been obtained by the customers.
f.
Property and equipment:

Property and equipment are measured at cost, including directly attributable costs, less accumulated depreciation, accumulated impairment losses and excluding day-to-day servicing expenses, if any.
Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:
%
Computers and hardware	15 – 33
Office furniture and equipment	6 – 20
Leasehold improvements	See below
Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term (including reasonably certain options periods) and the estimated useful life of the improvements.
The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate.
An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal.
g.
Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date.
Direct acquisition costs are carried to the statement of profit or loss as incurred.
Contingent consideration is recognized at fair value on the acquisition date and classified as a financial asset or liability in accordance with International Accounting Standard (“IAS”) 39. Subsequent changes in the fair value of the contingent consideration are recognized in profit or loss. If the contingent consideration is classified as an equity instrument, it is measured at fair value on the acquisition date without subsequent remeasurement.
Goodwill is initially measured at cost which represents the excess of the acquisition consideration over the net identifiable assets acquired and liabilities assumed. If the resulting amount is negative, the acquirer recognizes the resulting gain on the acquisition date.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
h.
Leases:

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
The Company recognizes a right-of-use asset and a lease liability at the lease commencement date, excluding leases whose term is up to 12 months and leases for which the underlying asset is of low value. For these excluded leases, the Company has elected to recognize the lease payments as an expense in profit or loss on a straight-line basis over the lease term. In measuring the lease liability, the Company has elected to apply the practical expedient in IFRS 16 and does not separate the lease components from the non-lease components included in a single contract.
The Company has contracts that are, or contain, leases, for the buildings and offices used for its operations. Leases which entitle employees to a company car as part of their employment terms are accounted for as employee benefits in accordance with the provisions of IAS 19 and not as subleases.
The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. After the commencement date, the Company measures the lease liability using the effective interest rate method.
On the commencement date, the right-of-use asset is recognized in an amount equal to the lease liability plus lease payments already made on or before the commencement date and initial direct costs incurred. The right-of-use asset is measured applying the cost model and depreciated over the shorter of its useful life and the lease term.
The periods of depreciation of the right-of-use buildings and offices assets are 2.5-3 years.
The Company tests for impairment of the right-of-use asset whenever there are indications of impairment pursuant to the provisions of IAS 36.
Lease liability is re-measured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.
When the lease liability is re-measured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.
Lease extension and termination options:
A non-cancelable lease term includes both the periods covered by an option to extend the lease when it is reasonably certain that the extension option will be exercised and the periods covered by a lease termination option when it is reasonably certain that the termination option will not be exercised.
In the event of any change in the expected exercise of the lease extension option or in the expected non-exercise of the lease termination option, the Company remeasures the lease liability based on the revised lease term using a revised discount rate as of the date of the change in expectations. The total change is recognized in the carrying amount of the right-of-use asset until it is reduced to zero, and any further reductions are recognized in profit or loss.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
i.
Impairment of non-financial assets:

The Company evaluates the need to record an impairment of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable. If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit or loss.
An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.
Goodwill in respect of subsidiaries:
The Company reviews goodwill for impairment once a year, on December 31, or more frequently if events or changes in circumstances indicate that there is an impairment.
Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill has been allocated. An impairment loss is recognized if the recoverable amount of the cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is less than the carrying amount of the cash-generating unit (or group of cash-generating units). Any impairment loss is allocated first to goodwill. Impairment losses recognized for goodwill cannot be reversed in subsequent periods.
j.
Revenue:

Revenue from contracts with customers is recognized when the control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties (such as taxes).
In determining the amount of revenue from contracts with customers, the Company evaluates whether it is a principal or an agent in the arrangement. The Company is a principal when the Company controls the promised goods or services before transferring them to the customer. In these circumstances, the Company recognizes revenue for the gross amount of the consideration. When the Company is an agent, it recognizes revenue for the net amount of the consideration, after deducting the amount due to the principal.
The Company’s revenue is derived from several sources:
•
transaction fees and ancillary services fees on its global freight booking and payments (transactional) platforms — Freightos.com and WebCargo eBooking (the “Platform”), as well as fees for providing customs brokerage services.

•
subscriptions and professional services fees from its Solutions offerings.

Platform offerings:
In its Platform, Freightos provides digitalized price quoting, booking and payments while considering actual capacity among global freight participants. Platform revenue is generated from

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
specific freight-service transactions booked between buyers and sellers on Freightos’ Platform. Platform revenue includes buyer platform fees, seller transaction fees (flat or a percentage of transaction value), fees related to payments or payment terms, and fees related to sales of ancillary services like third party insurance and customs brokerage. The Company’s customers are users of its platform, such as international shippers, freight forwarders, third-party ancillary services providers and air and ocean carriers.
Fees are mainly remitted from a third-party payment provider who collects up-front from users and facilitates the payments from buyers to sellers, or are collected directly from carriers. Any prepaid amounts from buyers are recorded simultaneously as an asset under “user funds” and as a corresponding liability to users under “user accounts.” Revenue recognition is deferred until the order is completed.
In some cases, the Company offers credit terms to certain buyers on the Freightos.com marketplace.
The Company’s revenue generated by the Platform is primarily related to facilitating and enabling sellers and buyers to contract for international freight. The Company only has one distinct performance obligation in connect with its transactional platforms. The Company earns the transaction fees and service fees, and recognizes revenue, once the user obtains control of the service, which occurs at a point in time upon completion of each order.
The Company recognizes revenue on a net basis since the Company acts as an agent on its Platform. The Company does not take responsibility for the sellers’ services, and therefore the Company does not obtain control on the services before they are transferred to the customer.
Solutions offerings:
Freightos provides software tools and data to help industry participants automate their pricing, sales and procurement processes. The Company generates revenue from recurring subscriptions for SaaS and data and recognizes revenue over time when the service is rendered to the customer. The Company also receives revenue from certain non-recurring engineering and customization services associated with SaaS so the Company recognizes this revenue over the subscription period.
Costs of obtaining a contract:
In order to obtain certain contracts with customers, the Company incurs incremental costs in obtaining the contract (such as sales commissions which are contingent on making binding sales). Costs incurred in obtaining the contract with the customer which would not have been incurred if the contract had not been obtained and which the Company expects to recover are recognized as an asset and amortized on a systematic basis that is consistent with the provision of the services under the specific contract.
The Company has elected to apply the practical expedient allowed by IFRS 15 according to which incremental costs of obtaining a contract are recognized as an expense when incurred if the amortization period of the asset is one year or less.
k.
Employee benefit liabilities:

The Company has several employee benefit plans:
1.
Short-term employee benefits:

Short-term employee benefits are benefits that are expected to be settled before twelve months after the end of the annual reporting period in which the employees render the related

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
services. These benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability for a cash bonus is recognized when the Company has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.
2.
Post-employment benefits:

The Company has defined contribution plans for almost all of the employees of the Israeli subsidiary that elected to be included under Section 14 of the Severance Compensation Act, 1963 (“Section 14”). According to Section 14 the Company makes monthly deposits to pension funds or insurance policies in the name of each employee. Once deposits are made, the Israeli subsidiary is released from future severance obligation with respect to these employees, and hence no accrual is recorded, and the aforementioned deposits are not recorded as an asset on the Company’s statements of financial position.
The company also operates a defined benefit plan for one employee of the Israeli subsidiary that did not elect to be included under Section 14, and for employees of other subsidiaries that are entitled according to their respective domicile’s laws to severance pay upon dismissal or retirement. The Company measured this liability for termination of employment using the projected unit credit method. The actuarial assumptions include expected salary increases and rates of employee turnover based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to market yields at the reporting date on high quality corporate bonds with a term that is consistent with the estimated term of the severance pay obligation.
In respect of its severance pay obligation to certain of its employees, the Company makes current deposits in pension funds and insurance companies (the “plan assets”). Plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Company’s own creditors and cannot be returned directly to the Company. The liability for employee benefits shown in the statement of financial position reflects the present value of the defined benefit obligation less the fair value of the plan assets. Remeasurements of the net liability are recognized in other comprehensive income in the period in which they occur.
3.
Termination benefits:

Termination benefits are created as a result of the Group’s decision to dismiss employees before the normal retirement age or as a result of the employee decision to accept early retirement. A liability for a termination benefit is recognized at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognizes any related restructuring costs.
l.
Intangible assets:

Intangible assets acquired separately are measured on initial recognition at cost. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
A summary of the useful economic lives of the intangible assets purchased by the Company is as follows:
Years
Technology	6 – 7
Trade Name	5.33
Customer relationships	5 – 10.33
Intangible assets with finite lives are amortized on a straight-line basis over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each year end.
Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit or loss in the expense category that is consistent with the function of the intangible assets.
Research and development expenditures:
Research expenditures are recognized in profit or loss when incurred.
Costs incurred in an internal development project are recognized as an intangible asset only if the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the intangible asset and use or sell it; the ability to use or sell the intangible asset; how the intangible asset will generate future economic benefits; the availability of adequate technical, financial and other resources to complete the intangible asset; and the ability to measure reliably the expenditures attributable to the intangible asset during its development.
For all the reporting periods, the above criteria have not been met and therefore all development costs have been recognized as an expense in profit or loss.
m.
Taxes on income:

Current or deferred taxes are recognized in profit or loss, except to the extent that they relate to items which are recognized in other comprehensive income or equity.
1.
Current taxes:

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability in respect of previous years.
2.
Deferred taxes:

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes. Deferred taxes are measured at the tax rate that is expected to apply when the asset is realized or the liability is settled, based on tax laws that have been enacted or substantively enacted by the reporting date.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is not probable that they will be utilized. Deductible carryforward losses and temporary differences for which deferred tax assets had not been recognized are reviewed at each reporting date and a respective deferred tax asset is recognized to the extent that their utilization is probable.
The taxes that would apply in the event that the investments in subsidiaries were realized were not taken into account in the calculation of the deferred taxes, since the Company intends to hold and develop these investments. In addition, the deferred taxes on the distribution of earnings by subsidiaries as dividends were not taken into account, since the dividends are not taxable or since a decision has been made not to distribute taxable dividends in the foreseeable future.
Deferred taxes are offset if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpayer and the same taxation authority.
3.
Uncertain tax positions:

Uncertain tax positions arise from tax treatments applied by the Company which may be challenged by the tax authorities due to the complexity of the transaction or different interpretation of the tax laws, a claim for rectification brought by the Company, an appeal for a refund claimed from the tax authorities related to additional assessments or a tax investigation by the tax authorities. The Company recognizes its uncertain tax positions in the consolidated financial statements in accordance with IAS 12 Income Taxes. The income tax asset is recognized if a tax refund is probable for taxes paid and levied by the tax authority, and the amount to be paid as a result of the tax investigation and others is recognized as a current tax payable.
n.
Financial instruments:

1.
Financial assets:

Financial assets are measured upon initial recognition at fair value plus transaction costs that are directly attributable to the acquisition of the financial assets, except for financial assets measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.
The Company classifies and measures debt instruments in the financial statements based on the following criteria:
•
The Company’s business model for managing financial assets; and

•
The contractual cash flow terms of the financial asset.

Debt instruments are measured at amortized cost when the Company’s business model is to hold the financial assets in order to collect their contractual cash flows, and the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. After initial recognition, the instruments in this category are measured according to their terms at amortized cost using the effective interest rate method, less any provision for impairment.
On the date of initial recognition, the Company may irrevocably designate a debt instrument as measured at fair value through profit or loss if doing so eliminates or significantly reduces a

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
measurement or recognition inconsistency, such as when a related financial liability is also measured at fair value through profit or loss.
2.
Impairment of financial assets:

The Company has short-term financial assets such as trade receivables in respect of which the Company applies the simplified approach in IFRS 9 and measures the loss allowance in an amount equal to the lifetime expected credit losses.
3.
Derecognition of financial assets:

A financial asset is derecognized only when:
•
The contractual rights to the cash flows from the financial asset have expired; or

•
The Company has transferred substantially all the risks and rewards deriving from the contractual rights to receive cash flows from the financial asset or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset; or

•
The Company has retained its contractual rights to receive cash flows from the financial asset but has assumed a contractual obligation to pay the cash flows in full without material delay to a third party.

4.
Financial liabilities:

a)
Financial liabilities measured at amortized cost:

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability.
After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest rate method, except for:
•
Financial liabilities measured at fair value through profit or loss;

•
Financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies;

•
Contingent consideration recognized by an acquirer in a business combination to which IFRS 3 applies.

b)
Financial liabilities measured at fair value through profit or loss:

At initial recognition, the Company designates a financial liability in respect of contingent consideration in a business combination as measured at fair value through profit or loss.
At initial recognition, the Company measures these financial liabilities at fair value. Transaction costs are recognized in profit or loss. After initial recognition, changes in fair value are recognized in profit or loss.
5.
Derecognition of financial liabilities:

A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or canceled or expires. A financial liability is extinguished

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.
6.
Extinguishing financial liabilities with equity instruments:

Equity instruments issued to replace a debt are measured at the fair value of the equity instruments issued if their fair value can be reliably measured. If their fair value cannot be reliably measured, the equity instruments are measured based on the fair value of the financial liability extinguished on the date of extinguishment. The difference between the carrying amount of the financial liability extinguished and the fair value of the equity instruments issued is recognized in profit or loss.
o.
Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.
The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.
All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:
Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2 — inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3 — inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).
p.
Provisions:

A provision in accordance with IAS 37 is recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is expected to require the use of economic resources to settle the obligation and a reliable estimate can be made of it. As of December 31, 2022 and 2021 the Company did not recognize any provisions on its consolidated statements of financial position.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
q.
Loss per share:

Loss per share is calculated by dividing the loss attributable to the Company’s shareholders by the weighted number of Ordinary shares outstanding during the period.
Potential Ordinary shares are only included in the computation of diluted loss per share when their conversion increases loss per share or decreases income per share. Potential Ordinary shares that are converted during the period are included in diluted loss per share only until the conversion date.
r.
Share-based payment transactions:

From time to time, the Company grants to its employees and service providers remuneration in the form of equity-settled share-based instruments, mainly options to purchase Ordinary shares. In addition, the Company settled certain transactions, such as in an acquisition of a certain technology asset, by transferring Ordinary or Preferred shares.
Equity-settled transactions:
The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using an acceptable option pricing model.
With respect to other service providers, the cost of the transactions is measured at the fair value of the goods or services received as consideration for equity instruments. In cases where the fair value of the goods or services received as consideration of equity instruments cannot be measured, they are measured by reference to the fair value of the equity instruments granted.
The cost of equity-settled transactions is recognized in profit or loss, together with a corresponding increase in equity, during the period which the performance or service conditions are to be satisfied, ending on the date on which the relevant employees become fully entitled to the award (“the vesting period”).
No expense is recognized for awards that do not ultimately vest.
With respect to acquisition of assets settled by issuing and transferring of equity instruments the cost of the transactions is measured at the fair value of the equity instruments transferred and is recognized as the cost basis of the acquired assets.
NOTE 3: — DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION
a.
Amendment to IAS 1, “Presentation of Financial Statements”:

In January 2020, the IASB issued an amendment to IAS 1 (the “IAS 1 Amendment”) regarding the criteria for determining the classification of liabilities as current or non-current.
The IAS 1 Amendment includes the following clarifications:
•
What is meant by a right to defer settlement;

•
That a right to defer must exist at the end of the reporting period;

•
That classification is unaffected by the likelihood that an entity will exercise its deferral right;

•
That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 3: — DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION  (continued)
The IAS 1 Amendment is effective for annual periods beginning on or after January 1, 2023 and must be applied retrospectively. Early application is permitted. The Company estimates that the application of the IAS 1 Amendment is not expected to have a material impact on its consolidated financial statements.
b.
Amendment to IAS 8, “Accounting Policies, Changes to Accounting Estimates and Errors”:

In February 2021, the IASB issued an amendment to IAS 8 (the “IAS 8 Amendment”), in which it introduces a new definition of accounting estimates. Accounting estimates are defined as monetary amounts in financial statements that are subject to measurement uncertainty. The IAS 8 Amendment clarifies the distinction between changes in accounting estimates and changes in accounting policies and the correction of errors.
The IAS 8 Amendment is to be applied prospectively for annual reporting periods beginning on or after January 1, 2023 and is applicable to changes in accounting policies and changes in accounting estimates that occur on or after the start of that period. Early application is permitted. The Company estimates that the application of the IAS 8 Amendment is not expected to have a material impact on its consolidated financial statements.
c.
Amendment to IAS 12, “Income Taxes”:

In May 2021, the IASB issued an amendment to IAS 12, which narrows the scope of the initial recognition exception under IAS 12.15 and IAS 12.24 (the “IAS 12 Amendment”).
According to the recognition guidelines of deferred tax assets and liabilities, IAS 12 excludes recognition of deferred tax assets and liabilities in respect of certain temporary differences arising from the initial recognition of certain transactions. This exception is referred to as the “initial recognition exception”. The IAS 12 Amendment narrows the scope of the initial recognition exception and clarifies that it does not apply to the recognition of deferred tax assets and liabilities arising from transactions that are not a business combination and that give rise to equal taxable and deductible temporary differences, even if they meet the other criteria of the initial recognition exception.
The Amendment applies for annual reporting periods beginning on or after January 1, 2023, with earlier application permitted. In relation to leases and decommissioning obligations, the Amendment is to be applied commencing from the earliest reporting period presented in the financial statements in which the Amendment is initially applied. The cumulative effect of the initial application of the Amendment should be recognized as an adjustment to the opening balance of retained earnings (or another component of equity, as appropriate) at that date. The Company estimates that the initial application of the Amendment is not expected to have a material impact on its financial statements.
NOTE 4: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS
In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 4: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS (continued)
a.
Judgments:

•
Determining the fair value of share-based payment transactions:

The fair value of share-based payment transactions is determined upon initial recognition by an acceptable option pricing model. The inputs to the model include share price, exercise price and assumptions regarding expected volatility, expected life of share option and expected dividend yield.
•
Discount rate for a lease liability:

When the Company is unable to readily determine the discount rate implicit in a lease in order to measure the lease liability, the Company uses an incremental borrowing rate. That rate represents the rate of interest that the Company would have to pay to borrow over a similar term and with similar security, the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment. When there are no financing transactions that can serve as a basis, the Company determines the incremental borrowing rate based on its credit risk, the lease term and other economic variables deriving from the lease contract’s conditions and restrictions. In certain situations, the Company is assisted by an external valuation expert in determining the incremental borrowing rate.
b.
Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenue and expenses. Changes in accounting estimates are reported in the period of the change in estimate.
The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates determined by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
•
Impairment of goodwill:

The Group reviews goodwill for impairment at least once a year. This requires management to make an estimate of the projected future cash flows from the continuing use of the cash-generating unit (or a group of cash-generating units) to which the goodwill is allocated and also to choose a suitable discount rate for those cash flows.
•
Deferred tax assets:

Deferred tax assets are recognized for unused carryforward tax losses and deductible temporary differences to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the timing and level of future taxable profits, its source and the tax planning strategy.
•
Pension and other post-employment benefits:

The liability in respect of post-employment defined benefit plans is determined using actuarial valuations. The actuarial valuation involves making assumptions about, among others, the discount rate, rate of salary increase and employee turnover rate. The carrying amount of the liability may be significantly affected by changes in these estimates.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 4: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS (continued)
•
Lease extension and/or termination options:

In evaluating whether it is reasonably certain that the Company will exercise an option to extend a lease, the Company considers all relevant facts and circumstances that create an economic incentive for the Company to exercise the option to extend such as: significant amounts invested in leasehold improvements, the significance of the underlying asset to the Company’s operation and whether it is a specialized asset, the Company’s past experience with similar leases, etc.
After the commencement date, the Company reassesses the term of the lease upon the occurrence of a significant event or a significant change in circumstances that affects whether the Company is reasonably certain to exercise an option to previously included in the determination of the lease term, such as significant leasehold improvements that had not been anticipated on the lease commencement date, sublease of the underlying asset for a period that exceeds the end of the previously determined lease period, etc.
•
Uncertain tax positions:

The assessment of amounts of current and deferred taxes requires the Group’s management to take into consideration uncertainties that its tax position will be accepted and of incurring any additional tax expenses. This assessment is based on estimates and assumptions based on interpretation of tax laws and regulations, and the Group’s past experience. It is possible that new information will become known in future periods that will cause the final tax outcome to be different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.
•
Intangible assets acquired in a business combination — estimating the fair value:

The fair value of intangible assets purchased is determined upon initial recognition by an acceptable valuation model and a purchase price allocation model. The fair value of share-based, and future contingent, consideration, as well as the allocation of the purchase price to the different assets acquired, are estimated based on models that include various inputs and assumptions.
NOTE 5: — BUSINESS COMBINATIONS
a.
In February 2022, the Group acquired all of the shares of Clearit Customs Services, Inc., a US company, and the digital customs brokerage business assets from its related Canadian company. In consideration, the Group paid the sellers at closing a total amount of $5,000 in cash (which was subject to working capital adjustment and price reduction of $163) and issued 959,907 Ordinary shares of Freightos-HK valued at closing at a total amount of $6,573. In addition, it was agreed at closing that the Group may pay contingent consideration up to an additional $3,500 in cash subject to the business achieving certain operating and financial milestones over the period between 2022 and 2024. The parties are treating the sale and acquisition of the shares of the US company as a sale and purchase of assets pursuant to Section 338(h)(10) of the US Internal Revenue Code.

The fair value of the contingent consideration as of the acquisition date was $1,768, and was estimated using a valuation method based mainly on certain management estimations of current and forecasted financial results of operations of the acquired business. No payment was made on account of the contingent consideration during 2022 and the first milestone was not met. As of

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 5: — BUSINESS COMBINATIONS (continued)
December 31, 2022, the estimated fair value of the contingent consideration based on the remaining milestones over the period between 2023 and 2024 up to an amount of $2,250, was $1,377, and was recorded under long-term liabilities.
The following table summarizes the fair value at closing of the consideration transferred:
Cash paid	$4,837
Shares issued	6,573
Fair value of contingent consideration	1,768
$13,178
The following table summarizes the fair value of the acquired assets and assumed liabilities and the resulting goodwill as of the acquisition date:
Cash	$817
Current assets	559
Property and equipment	12
Customer relations	1,972
Technology	3,762
Goodwill	7,607
Current liabilities	(1,551)
$13,178
Acquisition related costs in the amount of $135, that were directly attributable to the transaction, were carried as an expense to the consolidated statement of profit or loss and other comprehensive loss, under general and administrative expenses.
Following are the supplemental consolidated financial results of the Group on an unaudited pro forma basis, as if the Clearit Business acquisition had been consummated on January 1, 2022:
Year ended December 31, 2022
(unaudited)
Proforma revenue	$19,322
Proforma loss	(25,027)
Proforma loss per Ordinary share	$(3.11)
These proforma results are based on estimates and assumptions, which the Company believes are reasonable. They are not necessarily the results that would have been realized had the Company and the Clearit business been a combined company during the periods presented and are not necessarily indicative of the Company’s consolidated results of operations in future periods. The pro forma results include adjustments related to purchase accounting, primarily the amortization of intangible assets.
b.
In December 2021, the Group acquired all of the membership interests of 9T Technologies LLC (“7LFreight”), a US company engaged in the business of freight rate management SaaS.

At closing, the Group paid the sellers of 7LFreight $4,500 in cash, subject to a working capital adjustment, and issued the sellers 359,968 Ordinary shares of Freightos-HK, valued at closing at

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 5: — BUSINESS COMBINATIONS (continued)
an amount of $2,465. In addition, the Group agreed at closing to pay up to $600 in cash and issue up to an additional 143,988 Ordinary shares of the Company subject to the 7LFreight business achieving certain operating and financial milestones over the years 2022 and 2023. The fair value of the contingent consideration as of the acquisition date was $1,375, and was estimated using a valuation method based mainly on the current fair value and standard deviation of Freightos-HK’s Ordinary share, as well as on certain other management estimations of the probability of meeting certain performance indicators. The first milestone was partially met and the Company will pay $136 and issue 32,739 Ordinary shares to satisfy the first contingent consideration payout. As of December 31, 2022, the remaining amount of the contingent consideration consisted of the Group’s liability to pay for the partially met first milestone and for the remaining milestone for 2023, up to an additional $150 in cash and issue up to an additional 35,997 Ordinary shares of the Company. The fair value of the contingent consideration as of December 31, 2022 in the amount of $729 was recorded under current liabilities.
The following table summarizes the fair value at closing of the consideration transferred:
Cash paid	$4,650
Shares issued	2,465
Fair value of contingent consideration	1,375
$8,490
The following table summarizes the fair value of the acquired assets and assumed liabilities and the resulting goodwill as of the acquisition date:
Cash	$127
Current assets	52
Property and equipment	4
Customer relations	850
Technology	1,763
Goodwill	5,723
Current liabilities	(29)
$8,490
Acquisition related costs in the amount of $42, that were directly attributable to the transaction, were carried as an expense to the consolidated statement of profit or loss and other comprehensive loss, under general and administrative expenses.
NOTE 6: — FINANCIAL INSTRUMENTS
a.
Financial risk management objectives and policies:

The Company’s operations are exposed to various financial risks, such as market risk (mainly foreign currency risk), credit risk and liquidity risk. The Company’s comprehensive risk management plan focuses on measures to minimize possible negative effects on the financial performance of the Company.
Risk management is performed by the Company’s Board. The Board identifies, measures and manages financial risks in collaboration with the Company’s operating units. The Company’s Board

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 6: — FINANCIAL INSTRUMENTS (continued)
of Directors has provided guidelines for risk management, and specific policies for various risk exposures, such as foreign currency risk and excess-liquidity investments.
1.
Foreign currency risk:

Transactional foreign currency exposures represent risks associated with financial assets or liabilities denominated in currencies other than the functional currency of the transacting entity.
The Company operates primarily in Israel, Spain and the Palestinian Authority and has an exchange rate risk as it earns revenue in EURO (“EUR”) and incurs fixed expenses in New Israeli Shekel (“NIS”) and EUR, which differs from its functional currency.
As of December 31, 2022, the Company has excess financial and lease liabilities over financial assets denominated in currencies other than USD in total amount of $600 (as of December 31, 2021 — $1,242). Transaction exposures arise in the normal course of business.
The Company monitors transactional foreign currency risks, including currency position and future expected exposures. The Company uses non-designated hedges to mitigate the risks, mainly associated with foreign currency risk of changes in NIS for the Israeli Subsidiary.
The impact on the Company’s loss before taxes on income due to changes in the carrying amount of monetary assets and liabilities resulting from a reasonably possible changes in NIS and EUR exchange rates, with all other variables held constant, is not material.
2.
Credit risk:

The Company holds cash and cash equivalents and user funds with various financial institutions and third-party payment service providers. Its policy is to spread its investments among various institutions. In accordance with this policy, the Company invests its funds with stable financial institutions.
The Company consistently monitors trade balances that are past due, and accordingly has recognized specifically allocated provision for doubtful accounts in an amount equal to the lifetime expected credit loss associated with each outstanding past due balance.
3.
Liquidity risk:

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations arising from its financial liabilities that are settled by delivering cash or other financial assets.
Liquidity risk is managed on a group-wide basis. The Company’s approach to managing liquidity is to ensure it will have sufficient liquidity to meet its financial liabilities when due, including obtaining additional capital from investors and credit lines from banks and financial institutions.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 6: — FINANCIAL INSTRUMENTS (continued)
The table below summarizes the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments (including interest payments):
December 31, 2022
	Less than one year	1 to 2 years	2 to 3 years	Total
Trade payables	$3,234	$—	$—	$3,234
User accounts	3,328	—	—	3,328
Accrued expenses and other payables	4,750	—	—	4,750
Short-term bank loan and credit	2,505	—	—	2,505
Lease liabilities	657	422	2	1,081
Contingent consideration	286	1,250	1,000	2,536
	$14,760	$1,672	$1,002	$17,434
December 31, 2021:
	Less than one year	1 to 2 years	2 to 3 years	Total
Trade payables	$587	$—	$—	$587
User accounts	9,201	—	—	9,201
Accrued expenses and other payables	2,873	—	—	2,873
Lease liabilities	702	658	467	1,827
Contingent consideration	300	300	—	600
	$13,663	$958	$467	$15,088
Changes in liabilities arising from financing activities:
	Long-term bank loan	Lease liabilities	Contingent consideration	Short-term bank loan and credit	Total liabilities arising from financing activities
Balance as of December 31, 2020	$368	$2,020	$—	$—	$2,388
New leases	—	305	—	—	305
Modification	—	49	—	—	49
Contingent payment for a business combination	—	—	1,375	—	1,375
Cash flows	(364)	(574)	—	—	(938)
Currency revaluations	(4)	(57)	—		(61)
Balance as of December 31, 2021	—	1,743	1,375	—	3,118
New leases	—	74	—	—	74
Contingent payment for a business combination	—	—	1,768	—	1,768
Changes in the fair value of contingent consideration	—	—	(1,037)	—	(1,037)
Cash flows	—	(688)	—	2,505	1,817
Currency revaluations	—	(121)	—	—	(121)
Balance as of December 31, 2022	$—	$1,008	$2,106	$2,505	$5,619

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 6: — FINANCIAL INSTRUMENTS (continued)
b.
Fair value:

The carrying amounts of cash and cash equivalents, user funds, trade receivables, other receivables, other long-term assets, trade payables, user accounts and other payables approximate their fair values due to the short-term maturities of such instruments.
The fair value of the contingent payments recorded as part of the acquisition of 7LFreight and Clearit (see Note 5) was estimated using a valuation method based mainly on the current fair value and standard deviation of the Company’s Ordinary share, as well as on certain other management estimations of the probability of meeting certain performance indicators.
The following table presents the fair value measurement hierarchy for the Company’s financial instruments assets and liabilities carried at fair value:
As of December 31, 2022:
	Fair value hierarchy
	Level 1	Level 2	Level 3	Total
Assets measured at fair value:
Other current receivables – hedge instruments	$12	$—	$—	$12
Liabilities measured at fair value:
Other current liabilities – contingent payment for a business combination	—	—	(729)	(729)
Other current payables – hedge instruments	(66)	—	—	(66)
Other long-term liabilities – contingent payment for a business combination	$—	$—	$(1,377)	$(1,377)
As of December 31, 2021:
	Fair value hierarchy
	Level 1	Level 2	Level 3	Total
Assets measured at fair value:
Other current receivables – hedge instruments	$19	$—	$—	$19
Liabilities measured at fair value:
Other current liabilities – contingent payment for a business combination	—	—	(688)	(688)
Other current payables – hedge instruments	(10)	—	—	(10)
Other long-term liabilities – contingent payment for a business combination	$—	$—	$(687)	$(687)
There were no transfers from Level 1 to Level 2 during the reporting periods.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 6: — FINANCIAL INSTRUMENTS (continued)
The changes in level 3 in the period of twelve months ended December 31, 2022 were as follows:
	Accrued expenses and other payables	Other long- term liabilities	Total
Fair value as of December 31, 2021	$688	$687	$1,375
Business combination (see Note 5a)	—	1,768	1,768
Change in fair value	(263)	(774)	(1,037)
Classification of current maturity	304	(304)	—
	$729	$1,377	$2,106
NOTE 7: — TRADE RECEIVABLES, NET
a.
Trade receivables, net:

	December 31,
	2022	2021
Open accounts	$2,025	$1,762
Less – allowance for doubtful accounts	(89)	(95)
Trade receivables, net	$1,936	$1,667

b.
Movement in allowance for doubtful accounts:

Balance as of January 1, 2021	$107
Provision for the year	133
Derecognition of bad debts	(64)
Reversal in respect of collected doubtful accounts	(78)
Currency revaluations	(3)
Balance as of December 31, 2021	95
Provision for the year	252
Derecognition of bad debts	(248)
Reversal in respect of collected doubtful accounts	(25)
Initially consolidated subsidiary	15
Balance as of December 31, 2022	$89

c.
Following is information about the credit risk exposure of the Company’s trade receivables:

December 31, 2022:
		Past due trade receivables
	Not past due	<30 days	31 – 60 days	61 – 90 days	91 – 120 days	>120 days	Total
	$in thousands
Gross carrying amount	$1,130	$533	$120	$27	$71	$144	$2,025
Allowance for doubtful accounts	$6	$8	$18	$11	$6	$40	$89

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 7: — TRADE RECEIVABLES, NET (continued)
December 31, 2021:
		Past due trade receivables
	Not past due	<30 Days	31 – 60 days	61 – 90 days	91 – 120 days	>120 days	Total
	$in thousands
Gross carrying amount	$729	$650	$146	$77	$93	$67	$1,762
Allowance for doubtful accounts	$—	$1	$7	$8	$15	$64	$95
NOTE 8: — OTHER RECEIVABLES AND PREPAID EXPENSES
	December 31,
	2022	2021
Prepaid expenses	$449	$718
Government authorities	536	128
Short-term investments	200	—
Other	30	38
	$1,215	$884
NOTE 9: — PROPERTY AND EQUIPMENT, NET
December 31, 2022:
	Computer equipment	Office furniture and equipment	Leasehold Improvements	Total
Cost:
Balance at January 1, 2022	$656	$288	$953	$1,897
Initially consolidated subsidiary	1	7	4	12
Additions	173	64	14	251
Deductions	(42)	(38)	(34)	(114)
Balance at December 31, 2022	788	321	937	2,046
Accumulated depreciation:
Balance at January 1, 2022	426	195	574	1,195
Additions	109	17	67	193
Deductions	(37)	(38)	(34)	(109)
Balance at December 31, 2022	498	174	607	1,279
Depreciated cost at December 31, 2022	$290	$147	$330	$767

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 9: — PROPERTY AND EQUIPMENT, NET (continued)
December 31, 2021:
	Computer equipment	Office furniture and equipment	Leasehold Improvements	Total
Cost:
Balance at January 1, 2021	$523	$286	$950	$1,759
Initially consolidated subsidiary	4	—	—	4
Additions	176	2	3	181
Deductions	(47)	—	—	(47)
Balance at December 31, 2021	656	288	953	1,897
Accumulated depreciation:
Balance at January 1, 2021	381	174	459	1,014
Additions	90	21	115	226
Deductions	(45)	—	—	(45)
Balance at December 31, 2021	426	195	574	1,195
Depreciated cost at December 31, 2021	$230	$93	$379	$702
NOTE 10: — LEASES
a.
Information on leases:

The Company has lease agreements that include mainly leases of buildings or offices that are used to maintain the Company’s ongoing operations. The weighted average lease term as of December 31, 2022 and 2021 is 1.8 and 2.8 years, respectively. Some of these lease agreements include extension options.
	December 31,
	2022	2021
Interest expense on lease liabilities	$49	$51
Total cash outflow for leases	$737	$625
The Company has leases that include extension options. These options provide flexibility in managing the leased assets and align with the Company’s business needs.
The Company exercises significant judgment in deciding whether it is reasonably certain that the extension options will be exercised.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 10: — LEASES (continued)
b.
Disclosures in respect of right-of-use assets:

	Right-of-use leased offices	Accumulated depreciation	Right-of-use assets, net
Balance as of January 1, 2021	$2,570	$(416)	$2,154
Addition	305	(519)	(214)
Modification	49	—	49
Rent deposits	(6)	—	(6)
Balance as of December 31, 2021	2,918	(935)	1,983
Addition	74	(655)	(581)
Rent deposits	(18)	—	(18)
Balance as of December 31, 2022	$2,974	$(1,590)	$1,384
The discount rates used at inception of new leases are based on the estimated rate of the Company’s incremental borrowing in each lease, depending on the amount of the lease, its average life and the quality of the leased property. The discount rates range between 0.4% and 6.1%.
c.
For an analysis of maturity dates of lease liabilities, see Note 6.

NOTE 11: — GOODWILL AND INTANGIBLE ASSETS, NET
a.
Composition and changes:

2022:
	Goodwill	Technology	Trade Name	Customer relationships	Customer database	Total
Cost:
Balance as of January 1, 2022	$8,021	$3,509	$85	$3,508	$200	$15,323
Initially consolidated company	7,607	3,762	—	1,972	—	13,341
Balance as of December 31, 2022	15,628	7,271	85	5,480	200	28,664
Accumulated amortization and impairment:
Balance as of January 1, 2022	—	378	85	1,372	171	2,006
Amortization recognized in the year	—	764	—	772	29	1,565
Balance as of December 31, 2022	—	1,142	85	2,144	200	3,571
Amortized cost at December 31, 2022	$15,628	$6,129	$—	$3,336	$—	$25,093

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 11: — GOODWILL AND INTANGIBLE ASSETS, NET (continued)
2021:
	Goodwill	Technology	Trade Name	Customer relationships	Customer database	Total
Cost:
Balance as of January 1, 2021	$2,298	$378	$85	$2,658	$200	$5,619
Initially consolidated company	5,723	1,763	—	850	—	8,336
Purchases	—	1,368	—	—	—	1,368
Balance as of December 31, 2021	8,021	3,509	85	3,508	200	15,323
Accumulated amortization and impairment:
Balance as of January 1, 2021	—	378	69	1,115	91	1,653
Amortization recognized in the year	—	—	16	257	80	353
Balance as of December 31, 2021	—	378	85	1,372	171	2,006
Amortized cost at December 31, 2021	$8,021	$3,131	$—	$2,136	$29	$13,317

b.
In August 2016, the Company purchased all of WebCargo’s shares. Total deal consideration was $5,293. The goodwill acquired in the amount of $2,298 was allocated to the Company’s Solutions operating segment and is tested since acquisition annually for impairment, on December 31st of each year. No impairment was recorded during the years ended December 31, 2022 and 2021.

c.
In December 2021, the Company acquired the interlining technology and other assets of a major airline group pursuant to a purchase agreement entered into in September 2021. In consideration for the purchase the Company issued 158,327 Series C Preferred shares to the seller at closing, valued at a total amount of $1,368. The seller may also earn up to 316,658 Ordinary shares subject to the Company achieving certain commercial milestones using the acquired interlining platform. The seller agreed to use exclusively the Company’s interlining platform for a period of time and will be entitled to a revenue share participation in connection with the commercialization of the interlining technology acquired by the Company.

d.
In December 2021, the Company acquired all of the membership interests of 7LFreight, a US company engaged in the business of freight rate management SaaS. For details on acquired intangible assets and goodwill see Note 5b.

e.
In February 2022, the Company acquired all of the shares of Clearit Customs Services, Inc., a US company, and the digital customs brokerage business assets from its related Canadian company. For details on acquired intangible assets and goodwill see Note 5a.

f.
Amortization expenses of technology assets for the year ended December 31, 2022 in the amount of $764 was included as part of the cost of revenue in the consolidated statements of profit or loss. Amortization expenses of trade name, customer relationship and customer database for the years ended December 31, 2022 and 2021 in the amounts of $801 and $353, respectively, were included as part of sales and marketing expenses in the consolidated statements of profit or loss.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 12: — OTHER LONG-TERM ASSETS
	December 31,
	2022	2021
Deposits(*)	$1,012	$658
Other	6	9
	$1,018	$667

(*)
Deposits mainly to secure payments to an airline and to support currency hedging activity, a bank guarantee and credit cards.

NOTE 13: — ACCRUED EXPENSES AND OTHER PAYABLES
	December 31,
	2022	2021
Employees and payroll accruals	$1,560	$1,807
Accrued expenses	2,993	725
Deferred revenues	1,921	1,989
Advances from customers	—	70
Contingent consideration (see Note 5)	729	688
Other	197	271
	$7,400	$5,550
NOTE 14: — SHORT-TERM BANK LOAN AND CREDIT
	December 31,
	2022	2021
Short-term bank loan (*)	$2,500	$—
Other	5	—
	$2,505	$—

(*)
In October 2022, the Israeli subsidiary entered into a term loan agreement with an Israeli bank, pursuant to which the Israeli subsidiary borrowed $2,500, to be repaid no later than March 31, 2023. The term loan bore an interest at Term SOFR rate plus 6.0% per annum payable monthly. The term loan was repaid in full in January 2023.

On April 12, 2022, the Israeli subsidiary entered into a loan agreement and related agreements with an Israeli bank, by which the Israeli subsidiary could have borrowed up to $6,000 based on the Company’s monthly recurring revenue generated by its SaaS business. The Israeli subsidiary pledged for the benefit of the bank the following: (1) a first ranking floating charge, unlimited in amount, over all the assets of the Israeli subsidiary and a fixed charge over the Israeli subsidiary’s registered and unissued share capital; (2) a first ranking fixed charge, unlimited in amount, over the Israeli subsidiary’s intellectual property rights; (3) a first ranking fixed charge, unlimited in amount, over contractual rights to amounts owed to the Israeli subsidiary by either of the US subsidiary, Freightos Limited, or WebCargo. The Israeli subsidiary did not make any borrowings under this loan facility, and the loan facility was terminated in February 2023.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 15: — OTHER LONG TERM LIABILTIES
	December 31,
	2022	2021
Contingent consideration (see Note 5)	$1,377	$687
	$1,377	$687
NOTE 16: — EMPLOYEE BENEFIT LIABILITIES, NET
Post-employment benefits:
According to the labor laws and Severance Pay Law in Israel, the Company is required to pay compensation to an employee upon dismissal or retirement or to make current contributions in defined contribution plans pursuant to Section 14. According to laws in some of the other countries the company employs in, the Company is required to pay compensation to an employee upon dismissal or the employee leaving on its own will.
The Company’s liability is accounted for as a post-employment benefit. The computation of the Company’s employee benefit liability is made according to the current employment contract based on the employee’s salary and employment term which establish the entitlement to receive the compensation.
In Israel, the post-employment employee benefits are normally financed by contributions classified as defined benefit plan or as defined contribution plan, as detailed below.
a.
Defined contribution plans:

Almost all of the employees in Israel are subject to Section 14 pursuant to which the fixed contributions paid by the Company into pension funds and/or policies of insurance companies release the Company from any additional liability to employees for whom said contributions were made. These contributions and contributions for benefits represent defined contribution plans.
	Year ended December 31,
	2022	2021	2020
Expenses – defined contribution plan	$461	$544	$429

b.
Defined benefit plans:

The Company has defined benefit plan for employees in Israel that are not under Section 14, and for employees in other countries that are entitled according to their respective domicile’s laws to severance pay upon dismissal or retirement. For defined benefit plan an employee benefit liability is recognized, and for employees of the Israeli subsidiary the Group also deposits amounts in pension funds and qualifying insurance policies.
Changes in the defined benefit obligation and fair value of plan assets:
	2022	2021
Defined benefit obligation:
Balance as of January 1,	$1,474	$1,080
Current service cost	296	321
Payments	(142)	(46)
Net interest expense	38	26
Total expenses recognized in profit or loss for the period	192	301

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 16: — EMPLOYEE BENEFIT LIABILITIES, NET (continued)
	2022	2021
Loss (profit) from remeasurement in other comprehensive loss – actuarial loss, net	(275)	85
Effect of changes in foreign exchange rates	(25)	8
Balance as of December 31,	1,366	1,474
Fair value of plan assets:
Balance as of January 1,	(84)	(71)
Net interest income	(2)	(2)
Loss (gain) from remeasurement in other comprehensive gain, net	8	(4)
Effect of changes in foreign exchange rates	10	(3)
Contributions	(4)	(4)
Balance as of December 31,	(72)	(84)
Net defined liability:
Balance as of January 1,	1,390	1,009
Current service cost	296	321
Payments	(142)	(46)
Net interest expense	36	24
Total expenses recognized in profit or loss for the period	190	299
Loss (gain) from remeasurement in other comprehensive loss – actuarial loss, net	(267)	81
Effect of changes in foreign exchange rates	(15)	5
Contributions	(4)	(4)
Balance as of December 31,	$1,294	$1,390

The principal assumptions underlying the defined benefit plan:
	2022	2021
	%
Discount rate(*)	4.9 – 5.2	2.5 – 2.9
Expected rate of salary increase	5	5
Number of years
Life expectation at the age of 65	8.3 – 13.2	9.4 – 14.2

(*)
The discount rate is based on high-quality CPI-linked corporate bonds for the defined benefit obligation in Israel or high-quality USD corporate bonds for other countries.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 17: — EQUITY
a.
The Group Restructuring (see Note 1a) was accounted for as a transaction between entities under common control under the pooling of interests method. Accordingly, the transaction was retrospectively applied to the financial statements of prior periods, such that the financial information of Freightos-HK is presented in these financial statements, except share capital that was retrospectively adjusted based on the equivalent number and class of shares of the Company (the number and class of the Company’s shares prior to January 25, 2023, were similar to the number and class of Freightos-HK’s shares).

The share capital of Freightos-HK does not have a par value, and was retrospectively adjusted to reflect the Company’s share capital, which has a par value of $0.00001 per share for all classes of shares.
b.
Composition of share capital:

	Authorized(*)	Issued and outstanding
	December 31, 2022
Ordinary shares of $0.00001 per share	16,232,651	8,478,437
Series Seed Preferred shares of $0.00001 per share	698,000	2,455,606
Series A1 Preferred shares of $0.00001 per share	1,314,285	4,623,734
Series A2 Preferred shares of $0.00001 per share	264,983	932,227
Series B Preferred shares of $0.00001 per share	2,352,445	8,276,043
Series C Preferred shares of $0.00001 per share	5,232,616	11,372,541
	26,094,980	36,138,588

(*)
In January 2023 the authorized Ordinary share capital was increased to 350,000,000.

Authorized shares amounts were not adjusted retrospectively to reflect the effect of the Share Split (see Note 1d). All other Ordinary shares and Preferred shares amounts were adjusted retrospectively for all periods presented in these consolidated financial statements to reflect the Share Split.
Issued and outstanding
December 31, 2021
Ordinary shares	6,946,638
Series Seed Preferred shares	2,455,606
Series A1 Preferred shares	4,623,734
Series A2 Preferred shares	932,227
Series B Preferred shares	8,276,043
Series C Preferred shares	11,372,541
34,606,789

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 17: — EQUITY (continued)
c.
Movement in issued and outstanding share capital:

Number of shares
Balance as of January 1, 2021	29,514,698
Issuance of Preferred shares (see Notes 17d.1 and 17d.3)	4,336,421
Issuance of Ordinary shares (see Notes 17d.2 and 17d.4)	644,932
Exercise of employees’ options into Ordinary shares	110,738
Balance as of December 31, 2021	34,606,789
Issuance of Ordinary shares (see Notes 17d.4 and 17d.5)	1,256,744
Exercise of employees’ options into Ordinary shares	275,055
Balance as of December 31, 2022	36,138,588

d.
Issuance of Preferred and Ordinary shares:

1.
In March 2021 Freightos-HK entered into an agreement for the issuance of 4,178,094 Series C Preferred shares in consideration of an aggregate amount of $26,389. Direct expenses related to the issuance were $258 (net amount — $26,131).

2.
In December 2021, as part of a business combination to acquire 7LFreight (see Note 5b) Freightos-HK issued 359,968 Ordinary shares (valued at $2,465).

3.
In December 2021, as part of the acquisition of the interlining technology and other assets of a major airline group (see Note 11c) Freightos-HK issued 158,327 Series C Preferred shares to the seller at closing (valued at $1,368).

4.
In December 2021, Freightos launched the Digital Air Cargo Council (“DACC”) with three founding airline group members. Upon launch, Freightos-HK issued to each of the three airline groups 94,988 Ordinary shares. The Ordinary shares issued, valued at the time of issuance at $1,952, were recorded as an operating expense in profit and loss. In December 2022, the Company issued to each of two of the airline groups an additional amount of 118,735 Ordinary shares and to the third airline group an additional amount of 59,367 Ordinary shares. These additional Ordinary shares issued, valued at the time of issuance at $2,621, were recorded as an operating expense in profit and loss. Each of two of the airline groups is eligible to receive up to 261,216 additional Ordinary shares, and the third airline group is eligible to receive up to 320,584 additional Ordinary shares, over the next several years upon the airline meeting certain performance criteria related to the adoption and utilization of the Company’s digital booking tools.

5.
In February 2022, as part of a business combination to acquire Clearit (see Note 5a) Freightos-HK issued 959,907 Ordinary shares (valued at $6,573).

e.
Rights attached to shares:

1.
The holders of Ordinary shares are entitled to receive dividends only when, as and if declared by the Board of Directors and are entitled to one vote per share at meetings of the Company. All Ordinary shares rank equally with regard to the Company’s residual assets.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 17: — EQUITY (continued)
2.
The holders of the “Series Seed”, “Series A-1”, “Series A-2”, “Series B” and “Series C” Preferred shares (together, the “Preferred shares”) were entitled to receive dividends prior to the holders of Ordinary shares but only when, as and if declared by the Board of Directors, at the rate of 6% per annum of the original issue price. On liquidation of the Company, the assets of the Company available for distribution would have been applied, in priority to any payment to the holders of Ordinary shares, on a pro-rata basis. The holder of Preferred shares had the right to one vote for each Ordinary share into which such Preferred shares could have been converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder has full voting rights and powers equal to the voting rights and powers of the holders of Ordinary shares. Certain matters were subject to the approval of holders of each of the classes of Preferred shares.

3.
Conversion of Preferred shares into Ordinary shares:

In connection with the Closing of the Transactions contemplated by the BCA, all outstanding Preferred shares were converted into Ordinary shares. When the Preferred shares were outstanding, a holder of Preferred shares could have converted Preferred shares into Ordinary shares at any time at a conversion ratio of one Ordinary share for each Preferred share, subject to customary adjustments, and the Preferred shares would have converted into Ordinary shares under certain circumstances.
f.
Capital management:

Capital comprises share capital and reserves as stated in the statement of financial position. The Company’s objective when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for the shareholders.
NOTE 18: — SHARE-BASED COMPENSATION
In May 2022 as part of the Group Restructuring, the Company established the Freightos 2022 Long-term Incentive Plan (the “2022 Plan”), which is intended to be a successor to the Company’s 2012 Global Incentive Option Scheme (the “2012 Plan”), such that no additional stock awards will be granted under the 2012 Plan. Any shares that otherwise remained available for future grants under the 2012 Plan ceased to be available under the 2012 Plan and will not be available for grants under the 2022 Plan. In addition, Freightos-HK assigned to the Company all rights, obligations and liabilities under the 2012 Plan and all options to purchase Freightos-HK Ordinary shares that were granted under the 2012 Plan, whether vested or unvested, have been converted into and became options to purchase an identical number of Ordinary shares of the Company under the 2022 Plan.
As of December 31, 2022, the Company’s Board of Directors approved an aggregate amount of 8,026,159 share options for grant to employees and consultants of the Group. Out of this amount, an aggregate amount of 1,531,105 share options were exercised into the Company’s Ordinary shares through December 31, 2022. The unallocated pool as of December 31, 2022, December 31, 2021 and December 31, 2020 consisted of 1,208,170, 295,897 and 101,722 share options, respectively.

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 18: — SHARE-BASED COMPENSATION (continued)
The fair value of share-based awards, granted in 2022, 2021 and 2020, was estimated using the Black-Scholes option-pricing model with the following assumptions:
Year ended December 31
	2022	2021	2020
Weighted average expected term (years)	5.59 – 7.23	5.00 – 6.11	5.95 – 6.11
Interest rate	1.89% – 4.25%	0.64% – 1.34%	0.38% – 1.71%
Volatility	51% – 54%	51% – 52%	45% – 51%
Dividend yield	—	—	—
The expected life of the share options is based on the midpoints between the available exercise dates (the end of the vesting periods) and the last available exercise date (the contracted expiry date), as adequate historical experience is still not available to provide a reasonable estimate.
The share-based compensation expense was recorded in the statement of profit or loss and other comprehensive loss as follows:
	Year ended December 31,
	2022	2021	2020
Cost of revenue	$290	$98	$95
Research and development	349	184	208
Selling and marketing	524	348	262
General and administrative	743	305	257
	$1,906	$935	$822
The changes in outstanding share options were as follows:
	Year ended December 31,
	2022		2021		2020
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
		$		$		$
Options at beginning of year	3,854,974	1.61	3,456,165	1.07	3,332,160	0.92
Granted	2,092,904	5.76	786,636	3.75	1,158,058	1.32
Exercised	(275,055)	0.77	(110,738)	0.91	(426,575)	0.44
Forfeited	(385,939)	2.82	(277,089)	1.24	(607,478)	1.15
Options outstanding at end of year	5,286,884	3.21	3,854,974	1.61	3,456,165	1.07
Options exercisable at end of year	2,457,312	1.34	2,246,011	1.00	1,834,542	0.90
Based on the above inputs, the weighted average fair value of the options granted in the years ended December 31, 2022 and 2021, was determined at $3.05 and $1.93 per option, respectively.
The weighted average remaining contractual life for the share options outstanding as of December 31, 2022 was 7.28 years (as of December 31, 2021: 6.88 years).

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 18: — SHARE-BASED COMPENSATION (continued)
The range of exercise prices for share options outstanding as of December 31, 2022 was $0.00 — $8.30 (as of December 31, 2021 was $0.00 — $4.17).
NOTE 19: — CONTINGENT LIABILITIES, GUARANTEES, COMMITMENTS AND CHARGES
As of December 31, 2022 the Group issued one bank guarantee to secure certain obligations it has in respect of a lease agreement of its offices in Jerusalem, for total secured amount of $56.
A certain short-term investment in the amount of $200 and a certain long-term deposit in the amount of $55 were pledged by the Israeli Subsidiary in favor of Israeli banks to secure certain activity with the bank, mainly the Group’s hedging activity
NOTE 20: — OPERATING SEGMENTS
a.
General:

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated and assess its performance. Accordingly, for management purposes, the Group is organized into two operating segments based on the products and services of the business units and has operating segments as follows:
1.
Solutions segment.   Freightos provides software tools and data to help the industry participants automate their pricing, sales and procurement processes. Revenue includes recurring subscriptions for SaaS or data and certain non-recurring revenue from professional services that enable a user to implement and use the SaaS solution.

2.
Platform segment.   Freightos provides digitalized price quoting, booking and payments while considering actual capacity among global freight participants (the users). The transactional platforms enable freight forwarding companies to procure capacity from carriers, and enable importers and exporters to procure services from freight forwarders, or occasionally, directly from carriers. Revenue is transactional type fees generated from specific freight-service transactions booked between buyers and sellers on Freightos’ Platform. In 2022, the Platform segment revenue includes also the transactional type revenue from digital customs brokerage services provided by Clearit (see Note 5).

Each segment’s performance is determined based on operating loss reported in the financial statements. The results of a segment reported to the CODM include items attributed directly to a segment, as well as other items, which are indirectly attributed using reasonable assumptions and exclude share-based compensation charges as they are not considered in the internal operating plans and measurement of the segment’s financial performance.
b.
The following table presents revenue and operating loss per segments:

	Solutions	Platform	Unallocated	Total
For the year ended December 31, 2022
Subscriptions	$11,674	$—	$—	$11,674
SaaS related professional services	754	—	—	754
Transactional Platforms fees	—	6,657	—	6,657
Total revenue	12,428	6,657	—	19,085
Operating profit (loss)	$2,261	$(10,250)	$(16,283)	$(24,272)

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 20: — OPERATING SEGMENTS (continued)
	Solutions	Platform	Unallocated	Total
For the year ended December 31, 2021
Subscriptions	$7,259	$—	$—	$7,259
SaaS related professional services	574	—	—	574
Transactional Platforms fees	—	3,284	—	3,284
Total revenue	7,833	3,284	—	11,117
Operating loss	$(667)	$(10,231)	$(5,450)	$(16,348)
	Solutions	Platform	Unallocated	Total
For the year ended December 31, 2020
Subscriptions	$5,900	$—	$—	$5,900
SaaS related professional services	521	—	—	521
Transactional Platforms fees	—	2,088	—	2,088
Total revenue	6,421	2,088	—	8,509
Operating loss	$(451)	$(8,784)	$(4,699)	$(13,934)
Unallocated includes corporate expenses (including in 2022 transaction-related costs and costs associated with the Group Restructuring, see Note 1) and share-based compensation.
For the years ended December 31, 2022, 2021 and 2020, no single Solutions customer or Platform user accounted for 10% or more of the Group’s consolidated income.
c.
The Group’s geographic information on revenue is as follows:

	Solutions	Platform	Total
For the year ended December 31, 2022
Europe	$4,618	$—	$4,618
Hong Kong	460	3,441	3,901
United States	6,449	1,939	8,388
Other	901	1,277	2,178
	$12,428	$6,657	$19,085
	Solutions	Platform	Total
For the year ended December 31, 2021
Europe	$4,322	$—	$4,322
Hong Kong	198	3,284	3,482
United States	2,725	—	2,725
Other	588	—	588
	$7,833	$3,284	$11,117

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 20: — OPERATING SEGMENTS (continued)
	Solutions	Platform	Total
For the year ended December 31, 2020
Europe	$3,724	$—	$3,724
Hong Kong	234	2,088	2,322
United States	1,952	—	1,952
Other	511	—	511
	$6,421	$2,088	$8,509
The Group’s revenue from its Solutions segment is classified based on the location of the customers.
The Group’s revenue from its Platform segment is classified to its business in Hong Kong, except for revenue earned by Clearit or 7LFreight which is classified based on the location of the billing entity. This classification is independent of where the user resides or where the user is physically located while using the Company’s services.
As of December 31, 2022, the carrying amounts of non-current assets (property and equipment, right-of-use assets, and intangible assets) are mainly in Canada and US due to acquisitions (see note 5) and also in Israel, Hong Kong and Spain. As of December 31, 2021 the carrying amounts of non-current assets are mainly in the US due to the acquisition of 7LFreight (see Note 5b) and also in Israel, Hong Kong, and Spain.
NOTE 21: — SELECTED STATEMENTS OF PROFIT OR LOSS DATA
a.
Cost of revenue:

	Year ended December 31,
	2022	2021	2020
Labor	$4,163	$2,307	$2,101
Promotion	—	35	314
Credit card fees	1,209	1,182	677
Servers	874	651	657
Services and tools	284	169	114
Travel	52	10	45
Depreciation and amortization	920	107	164
Share-based compensation	290	98	95
Other	67	37	106
	$7,859	$4,596	$4,273

b.
Research and development:

Labor	$8,809	$6,828	$5,746
Servers	295	257	264
Software	222	199	282
Travel	114	25	41
Depreciation and amortization	387	296	252
Share-based compensation	349	184	208
Other	41	33	117
	$10,217	$7,822	$6,910

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 21: — SELECTED STATEMENTS OF PROFIT OR LOSS DATA (continued)
c.
Selling and marketing:

Labor	$5,170	$4,953	$4,032
Marketing and Promotion(*)	2,621	1,952	—
Digital Advertising	2,276	535	509
Travel	243	78	44
Software tools	185	165	106
Communication and PR	12	21	15
Depreciation and amortization	980	536	755
Share-based compensation	524	348	262
Other	738	186	84
	$12,749	$8,774	$5,807

(*)
expense related to share issuance for the DACC (see Note 17d.4).

d.
General and administrative:

	Year ended December 31,
	2022	2021	2020
Labor	$4,716	$3,821	$2,270
Rent and related	682	373	485
Consulting	2,312	516	536
Office expenses	492	145	285
Software tools	494	233	191
Travel	147	30	18
Depreciation & Amortization	126	159	100
Share-based compensation	743	305	257
Human resources	459	269	70
Bad debt	227	55	174
Changes in the fair value of contingent consideration	(935)	—	—
Other	182	367	176
	$9,645	$6,273	$4,562
NOTE 22: — REORGANIZATION
During 2020 as part of measures taken to cope with the COVID-19 global crisis, the Company decided to reorganize its business units, including a certain workforce reduction. Reorganization expenses comprised mostly of severance payments to employees.
NOTE 23: — TAXES ON INCOME
a.
Tax rates:

There is no corporate income tax in the Cayman Islands. As part of the tax ruling obtained from the Israel Tax Authority with respect to the Group Restructuring (see Note 1a) the Company

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 23: — TAXES ON INCOME (continued)
registered for tax purposes in Israel. The statutory corporate income tax rate for the years 2022, 2021 and 2020 in Israel was 23%.
The statutory Israeli corporate income tax rate applicable to the Israeli subsidiary, and based on the Company’s assessment that the Israeli subsidiary is eligible for the Preferred Technological Enterprise regime as per Israeli law was 7.5% for the years 2022, 2021 and 2020.
Preferred Technological Enterprise, as defined in the Law for the Encouragement of Capital Investments, 1959 (the “Encouragement Law”) in Israel, will be subject to tax at a rate of 7.5% on profits deriving from intellectual property which meets the conditions of being treated as “Preferred Technological Income”, and based on the Israeli subsidiary located in Preferred Area A.
Any dividends distributed to “foreign companies”, as defined in the Encouragement Law, deriving from income from the technological enterprise is subject to reduced Israeli withholding tax rate of 20% or lower rates under a relevant tax treaty, if applicable, or 0% if distributed to an Israeli corporation.
Other Group’s subsidiaries are separately taxed under the domestic tax laws and rates of the jurisdiction of incorporation of each entity.
b.
Tax assessments:

Other than the Israeli subsidiary, none of the Group companies received final assessments since their incorporation.
The Israeli subsidiary received final tax assessment through tax year 2018.
c.
Carryforward losses for tax purposes:

As of December 31, 2022, the Group had carryforward operating tax losses and carryforward capital tax losses of $87,546 and $5, respectively. Deferred tax assets of approximately $573 relating to other deductible temporary differences (mainly employee benefits and share-based compensation), were recognized in the financial statements.
Deferred tax assets of approximately $6,871 and $1,503 relating to carryforward operating losses and other temporary differences (mainly research and development, employee benefits and share-based compensation), respectively, were not recognized because their utilization in the foreseeable future is not probable.
d.
Deferred income taxes:

	Statements of financial position		Statements of profit or loss
	December 31,		Year ended December 31,
	2022	2021	2022	2021	2020
Deferred tax assets:
Carryforward tax losses	$—	$41	$(41)	$(8)	$(18)
Employee benefits and other liabilities	216	199	17	46	25
Share-based compensation	357	337	20	69	58
Deferred tax income (expenses)			$(4)	$107	$65
Deferred tax assets	$573	$577

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 23: — TAXES ON INCOME (continued)
e.
Taxes on income (tax benefit) included in profit or loss:

	Year ended December 31,
	2022	2021	2020
Current taxes	$134	$97	$28
Deferred taxes, see also Note 23d above	4	(107)	(65)
Taxes in respect of previous years	31	14	296
	$169	$4	$259

f.
Theoretical tax:

As Freightos-HK and the Israeli subsidiary incurred operating losses during the years ended December 31, 2022, 2021 and 2020 for which deferred income taxes were not recorded, as mentioned in Note 23c, the reconciliation between the tax expense, assuming that all the income and expenses, gains and losses in the statement of income were taxed at the statutory tax rate, and the taxes on income recorded in profit or loss, does not provide significant information and therefore is not presented.
NOTE 24: — LOSS PER ORDINARY SHARE
Details of the number of shares and loss used in the computation of basic and diluted loss per share:
	Number of shares
	2022	2021	2020
Weighted number of Ordinary shares(*)	7,930,928	6,242,946	5,945,888
	Year ended December 31,
	2022	2021	2020
Loss	$24,701	$16,358	$14,172
Preferred shares dividend (see Note 17e.2)	9,038	8,211	6,498
For the computation of basic and diluted loss per share	$33,739	$24,569	$20,670

(*)
The computation of diluted loss per share did not take into account potential Ordinary shares (detailed below) due to their anti-dilutive effect:

a.
5,286,884 options to employees and consultants outstanding as of December 31, 2022 under the share-based compensation plan (3,854,974 and 3,456,165 as of December 31, 2021 and 2020, respectively).

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 24: — LOSS PER ORDINARY SHARE (continued)
b.
1,228,410 Ordinary shares to be issued contingent upon future conditions, as part of a consideration in a business combination (see Note 5b), as part of the acquisition of a technology asset (see Note 11c) and as part of the launch of the DACC (see Note 17d.4) (1,600,499 and nil as of December 31, 2021 and 2020, respectively).

c.
27,660,151 Preferred shares outstanding as of December 31, 2022 (27,660,151 and 23,323,730 as of December 31, 2021 and 2020, respectively) (see Note 17).

NOTE 25: — RELATED PARTIES
a.
Related parties consist of 9 directors (including the CEO, who is also a shareholder) serving on the Company’s Board of Directors and 7 key officers.

b.
Related party transactions:

The Group entered into a number of commercial agreements with a subsidiary of one of its investors in connection with a number of ocean cargo indexes. The investor’s subsidiary serves as a benchmark administrator for the indexes and the Company serves as the calculating agent of these indexes. In addition, the parties share the revenue from the sale of certain data used in calculating the indexes. The total expense incurred by the Company during the years ended December 31, 2022, 2021 and 2020 was $147, $53 and $4, respectively. The expense was included under sales and marketing in the consolidated statements of profit or loss. As of December 31, 2022 an outstanding prepaid balance of $31 was included under other receivables and prepaid expenses. As of December 31, 2021 an outstanding balance of $55 was included under accrued expenses and other payables.
Certain of the Group’s investors also conduct business on the Group’s transactional platforms through other of the investors’ respective group members. Fees charged for these users are no more favorable than terms available to a third party under the same or similar circumstances.
c.
Benefits to directors:

	Year ended December 31,
	2022	2021	2020
Compensation to directors not employed by the Company or on its behalf	$60	$—	$—
Number of directors that received the above compensation by the Company	2	—	—

d.
Compensation of key management personnel of the Group recognized as an expense during the reporting period:

	Year ended December 31,
	2022	2021	2020
Short-term employee benefits	$1,872	$1,736	$1,211
Share-based payments	758	275	218
Post-employment benefits	22	29	20
	$2,652	$2,040	$1,449
Number of key officers	7	7	6

FREIGHTOS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 26: — EVENTS AFTER THE REPORTING DATE
a.
On January 25, 2023 the Company closed the Transactions contemplated by the BCA (see Note 1d).

b.
At the end of January 2023, the Israeli subsidiary fully repaid a term loan borrowed in October 2022 from an Israeli bank (see Note 14).

In February 2023, the Israeli subsidiary terminated a loan facility established with an Israeli bank in April 2022 (see Note 14). The pledges for the benefit of the bank in respect of this facility are in process of removal.
– – – – – – – – – – – – – –

GESHER I ACQUISITION CORP.
CONDENSED BALANCE SHEETS
	December 31, 2022	September 30, 2022
	(Unaudited)	(Audited)
Assets:
Current assets:
Cash	$59,182	$183,019
Prepaid expenses	173,663	238,002
Total current assets	232,845	421,021
Marketable securities held in Trust Account	117,801,424	116,823,042
Total assets	$118,034,269	$117,244,063
Liabilities and Shareholders’ Deficit
Current liabilities:
Accrued offering costs and expenses	$1,863,146	1,745,589
Working Capital Loans	1,420,945	1,264,945
Due to related party	145,000	115,000
Total current liabilities	3,429,091	3,125,534
Deferred underwriting commissions	4,025,000	4,025,000
Total liabilities	7,454,091	7,150,534
Commitments and Contingencies (Note 6)
Ordinary shares subject to possible redemption, 11,500,000 shares at December 31, 2022 and September 30, 2022.	117,801,424	116,823,042
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 3,075,000 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) at December 31, 2022 and September 30, 2022.	308	308
Additional paid-in capital	—	—
Accumulated deficit	(7,221,554)	(6,729,821)
Total shareholders’ deficit	(7,221,246)	(6,729,513)
Total Liabilities and Shareholders’ Deficit	$118,034,269	$117,244,063
The accompanying notes are an integral part of these unaudited condensed financial statements.

GESHER I ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
	Three Months Ended December 31,
	2022	2021
Formation and operating costs	$491,733	$216,576
Loss from operations	(491,733)	(216,576)
Other income:
Change in fair value of over-allotment units	—	44,550
Interest income earned on Trust Account	978,382	2,462
Total other income	978,382	47,012
Net income (loss)	$486,649	$(169,564)
Basic and diluted weighted average shares outstanding, ordinary shares subject to redemption	11,500,000	9,777,174
Basic and diluted net income (loss) per ordinary share subject to possible redemption	$0.03	$(0.01)
Basic and diluted weighted average shares outstanding, nonredeemable ordinary shares	3,075,000	2,997,554
Basic and diluted net income (loss) per nonredeemable ordinary share	$0.03	$(0.01)
The accompanying notes are an integral part of these unaudited condensed financial statements.

GESHER I ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE THREE MONTHS ENDED DECEMBER 31, 2022
	Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount
Balance as of October 1, 2022	3,075,000	$308	$—	$(6,729,821)	$(6,729,513)
Re-measurement of redeemable shares to redemption value			—	(978,382)	(978,382)
Net income	—	—	—	486,649	486,649
Balance as of December 31, 2022	3,075,000	$308	$—	$(7,221,554)	$(7,221,246)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2021
	Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Equity (Deficit)
	Shares	Amount
Balance as of October 1, 2021	3,075,000	$308	$24,692	$(14,946)	$10,054
Proceeds allocated to Public Warrants	—	—	8,165,000	—	8,165,000
Proceeds allocated to Private Placement Warrants	—	—	5,000,000	—	5,000,000
Incentives to anchor investors and forward purchasers	—	—	4,073,565	—	4,073,565
Offering costs allocated to warrants	—	—	(956,456)	—	(956,456)
Re-measurement of redeemable shares to redemption value	—	—	(16,306,801)	(3,048,576)	(19,355,377)
Net loss	—	—	—	(169,564)	(169,564)
Balance as of December 31, 2021	3,075,000	$308	—	$(3,233,086)	$(3,232,778)
The accompanying notes are an integral part of these unaudited condensed financial statements.

GESHER I ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
	Three Months Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$486,649	$(169,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(978,382)	(2,462)
Changes in current assets and liabilities:
Prepaid assets	64,339	(401,274)
Due to related party	30,000	25,000
Accrued offering costs and expenses	117,557	8,617
Net cash used in operating activities	(279,837)	(539,683)
Cash Flows from Investing Activities:
Principal deposited in Trust Account	—	(116,150,000)
Net cash used in investing activities	—	(116,150,000)
Cash Flows from Financing Activities:
Proceeds from initial public offering, net of costs	—	112,655,450
Proceeds from private placement	—	5,000,000
Proceeds from issuance of Working Capital Loans	156,000	—
Payment of promissory note to related party	—	(182,127)
Payment of deferred offering costs	—	(336,757)
Net cash provided by financing activities	156,000	117,136,566
Net Change in Cash	(123,837)	446,883
Cash – Beginning	183,019	—
Cash – Ending	$59,182	$446,883
Non-cash investing and financing activities:
Deferred underwriting commissions payable charged to additional paid in capital	$—	$4,025,000
Deferred offering costs paid by Sponsor loan	$—	$6,300
Remeasurement of Class A ordinary share subject to redemption	$978,382	$—
Incentives to anchor investors and forward purchasers	$—	$4,073,565
The accompanying notes are an integral part of these unaudited condensed financial statements.

GESHER I ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2022
Note 1 — Organization and Business Operation
Gesher I Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 23, 2021. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). On May 31, 2022, the Company entered into a Business Combination Agreement (see Note 6).
As of December 31, 2022, the Company has neither engaged in any operations nor generated any revenues. All activity for the period from February 23, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering described below and searching for a Business Combination and in connection therewith entered into the Business Combination Agreement. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (the “IPO”).
On October 12, 2021, the Company changed its fiscal year end from December 31 to September 30.
The Company’s sponsor is Gesher I Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
The registration statement for the Company’s IPO was declared effective on October 12, 2021 (the “Effective Date”). On October 14, 2021, the Company’s consummated the IPO of 10,000,000 units at $10.00 per unit (the “Units”), which is discussed in Note 4 (the “IPO”), generating gross proceeds to the Company of $100,000,000. Each Unit consists of one ordinary share (the “Public Shares”) and one-half of one warrant (the “Public Warrants”). Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share.
Simultaneously with the consummation of the IPO, the Company consummated the private placement of 4,550,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement, generating gross proceeds to the Company of $4,550,000, which is described in Note 4.
On October 20, 2021, the Company issued an additional 1,500,000 Units in connection with the full exercise by the underwriters of their over-allotment option, generating gross proceeds of $15,000,000, which is discussed in Note 4. Simultaneously with the closing of the underwriters’ full exercise of the over-allotment option, the Company sold an additional 450,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, in a private placement (together with the Private Placement, the “Private Placements”) generating gross proceeds of $450,000, which is discussed in Note 4.
Transaction costs amounted to $10,949,821 consisting of $2,300,000 of underwriting commissions, $4,025,000 of deferred underwriting commissions, $4,073,565 of incentives to Anchor Investors (see Note 3) and Forward Purchase Investors (see Note 6), and $551,256 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.
The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company

Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.
Following the closing of the IPO on October 14, 2021 and underwriters’ full exercise of their over-allotment option on October 20, 2021, $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units and the sale of the Private Placement Warrants was deposited into a trust account (the “Trust Account”), invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations as described in the IPO, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination within the time required time period.
The Company will either (1) give the shareholders the opportunity to vote on the Business Combination or (2) provide the public shareholders with the opportunity to sell their ordinary shares to the Company in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less taxes.
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association.
In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with FASB ASC 470-20. The Public Shares are subject to FASB ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately.
The ordinary shares subject to redemption were recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company’s ordinary shares are not considered a “penny stock” upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have 18 months from the closing of the IPO to complete the initial Business Combination. If the Company does not consummate an initial Business Combination within 18 months from the closing of the IPO (the “Combination Period”) and the Company’s shareholders do not amend the Certificate of Incorporation to provide the Company with more time to consummate a Business Combination, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to the Company but net of taxes payable (and less up to $50,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed (a) to waive its redemption rights with respect to the founder shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the amended and restated memorandum and articles of association that would affect a public shareholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. The Company’s independent registered public accounting firm, and the underwriters of the IPO, will not execute agreements with the Company waiving such claims to the monies held in the Trust Account. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.
On January 25, 2023, the parties to the Business Combination Agreement, as more fully described in Note 6, consummated the Business Combination (See Note 10).
On January 26, 2023, the Company filed Form 25, Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934.
Liquidity and Going Concern
As of December 31, 2022, the Company had $59,182 in cash and working capital deficit of $3,196,246.
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the founder shares to cover certain offering costs. The promissory note was paid in full on October 18, 2021. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account and Working Capital Loans (as defined below in Note 5). As of December 31, 2022, there were $1,420,945 outstanding under Working Capital Loans.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until April 14, 2023, to consummate an initial business combination. On January 25, 2023, the Company consummated its Business Combination and subsequently delisted. As results the Company no longer exists and has met its objection. Therefore the going concern matter has been alleviated.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States of America, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) for financial information and pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three months ended December 31, 2022 are not necessarily indicative of the results that may be expected through September 30, 2023.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on December 29, 2022.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $59,182 and $183,019 of cash as of December 31, 2022 and September 30, 2022, respectively, and no cash equivalents.
Marketable Securities Held in Trust Account
At December 31, 2022, the assets held in the Trust Account were held in treasury funds. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest income in the accompanying statements of operations. The estimated fair value of investments held in Trust Account are determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2022 and September 30, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Ordinary Shares Subject to Possible Redemption
All of the 11,500,000 ordinary shares sold as part of the Units contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all 11,500,000 ordinary shares were classified outside of permanent equity as of December 31, 2022.
The Company recognized changes in redemption value immediately as they occur upon the IPO and will adjust the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the IPO that were directly related to the IPO. The Company incurred offering costs amounting to $10,949,821 as a result of the IPO consisting of $2,300,000 of underwriting commissions, $4,025,000 of deferred underwriting commissions, $4,073,565 of incentives to Anchor Investors (see Note 4) and Forward Purchase Investors (see Note 6), and $551,256 of other offering costs.
Net Loss Per Ordinary Share
The Company has two categories of shares, which are referred to as redeemable ordinary shares and non-redeemable ordinary shares. Earnings and losses are shared pro rata between the two categories of shares.
The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) the private placement, as described in Note 4, since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 10,300,000 ordinary shares in the aggregate. As of December 31, 2022 and September 30, 2022, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.
The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each category:
	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Numerator
Allocation of net loss	$383,977	$102,672	$(129,776)	$(39,788)
Denominator
Weighted average shares outstanding	11,500,000	3,075,000	9,777,174	2,997,554
Basic and diluted net loss per share	$0.03	$0.03	$(0.01)	$(0.01)
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants to be issued in the IPO meet the requirements for equity classification.

Income Taxes
The Company accounts for income taxes under FASB ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company is subject to potential Israeli income tax and filing requirements due to its presence in Tel Aviv. Income of the Israeli company will be taxable at corporate tax rate of 23%.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on February 23, 2021. Adoption of the ASU did not impact the Company’s financial statements.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statement.
Note 3 — Initial Public Offering
On October 14, 2021, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one-half of one warrant. Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial Business Combination and will expire on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation.
Following the closing of the IPO on October 14, 2021, $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was deposited into the Trust Account. The net proceeds deposited into the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Prior to the IPO, five members of the Sponsor and one institutional investor (collectively, the “Anchor Investors”) have each expressed an interest to purchase units in the IPO at a level of up to and in no event exceeding 9.9% of the units subject to the IPO. As incentives for the Anchor Investors, upon consummation of the IPO, the Sponsor transferred 50,000 founder shares, with an aggregate fair value of $339,500, to one Anchor Investor for the same price originally paid for such shares. Five Anchor Investors received an aggregate of 250,000 membership interests in the Sponsor, with an aggregate fair value of $1,697,500, for no consideration. The excess of the fair value of the founder shares transferred over the original issuance price of $339,065 and the fair value of the membership interests transferred of $1,697,500 were accounted for as offering costs with an offset to additional paid-in capital upon the IPO.

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,500,000 Units to cover over-allotments. On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Units, at a purchase price of $10.00 per Unit, generating gross proceeds to the Company of $15,000,000.
As of December 31, 2022 and September 30, 2022, the ordinary shares reflected on the balance sheet are reconciled in the following table:
Gross proceeds from IPO	$115,000,000
Less:
Proceeds allocated to Public Warrants	(8,165,000)
Ordinary shares issuance costs	(10,037,915)
Plus:
Accretion of carrying value to redemption value	20,025,957
Ordinary shares subject to possible redemption, as of September 30, 2022	116,823,042
Plus:
Accretion of carrying value to redemption value	978,382
Ordinary shares subject to redemption, as of December 31, 2022	$117,801,424
Note 4 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor and EarlyBirdCapital, Inc., the representative of the underwriters, purchased an aggregate of 4,550,000 Private Placement Warrants, each exercisable to purchase one ordinary share at $11.50 per share, at a price of $1.00 per warrant, or $4,550,000 in the aggregate, in a private placement.
On October 20, 2021, simultaneous with the exercise of the over-allotment option in full, the Sponsor and EarlyBirdCapital, Inc., purchased an aggregate of 450,000 additional Private Placement Warrants, at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of $450,000.
The Private Placement Warrants are identical to the warrants included in the Units sold in the IPO.
Note 5 — Related Party Transactions
Founder Shares
Effective February 23, 2021, the Company issued 2,875,000 ordinary shares, par value $0.0001, to the Sponsor for $25,000, or approximately $0.009 per share, to cover certain offering costs. Up to 375,000 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Simultaneously, the Company issued to EarlyBirdCapital, Inc. and its designees the 200,000 representative shares.
Upon consummation of the IPO, the Sponsor transferred 50,000 founder shares, with an aggregate fair value of $339,500, to one Anchor Investor for the same price originally paid for such shares (see Note 3). The excess of the fair value of the founder shares transferred over the original issuance price of $339,065 was accounted for as an offering cost with an offset to additional paid-in capital upon the IPO.
On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Public Units. As a result, 375,000 founder shares were no longer subject to forfeiture.
On the date of the IPO, the founder shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) until 180 days following the date of the consummation of the initial Business Combination, or earlier, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property.
The founder shares are identical to the ordinary shares included in the Units being sold in the IPO. However, the initial shareholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed Business Combination, (B) not to convert any shares in connection with a shareholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination and (C) that the founder shares will not participate in any liquidating distributions from the Trust Account upon winding up if a Business Combination is not consummated.
Promissory Note — Related Party
On March 1, 2021, the Company entered into a promissory note of an aggregate of $150,000. The loan was to be payable without interest on the earlier to occur of July 31, 2021, the consummation of the IPO, or the abandonment of the IPO.
On August 9, 2021, the Company entered into a Promissory Note Extension Agreement with the Sponsor to extend the maturity date of the promissory note from July 31, 2021 to November 30, 2021. The loans will be payable without interest on the earlier to occur of November 30, 2021, the consummation of the IPO, or the abandonment of the IPO.
On September 20, 2021, the Company amended the promissory note to increase the principal to $201,000.
The Company had borrowed $182,127 under such promissory note upon IPO, which was paid in full on October 18, 2021.
Related Party Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company consummates an initial Business Combination, the Company would repay such loaned amounts; provided that up to $1,500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment.
On March 15, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $450,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On March 18, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of up to $64,945 for expenses paid by the Sponsor on behalf of the Company. As of December 31, 2022, the expenses paid by Sponsor on behalf of the Company totaled $53,609. On May 10, 2022, the Company borrowed an additional $11,336 under the promissory note. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”

On May 3, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $250,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On June 6, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $250,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On August 29, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $250,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On November 23, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $156,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
As of December 31, 2022 and September 30, 2022, the Company had $1,420,945 and $1,264,945 borrowings under the Working Capital Loans, respectively.
Administrative Service Fee
An affiliate of the Company’s Chief Operating Officer has agreed that, commencing on the effective date of the IPO through the earlier of the consummation of the initial Business Combination or the liquidation of the Trust Account, it will make available to the Company certain general and administrative services, including office space, utilities and administrative support, as the Company may require from time to time. The Company has agreed to pay $10,000 per month for these services. For the three months ended December 31, 2022 and December 31, 2021, the Company has incurred $30,000 and $25,000 in fees for these services, respectively. As of December 31, 2022 and September 30, 2022, the Company has accrued $145,000 and $115,000 of administrative service fees, which $145,000 and $115,000 is included in due to related party in the accompanying balance sheets, respectively.
Due to Related Party
For the three months ended December 31, 2022, the Company had incurred and paid $37,436 in related party transactions of which $22,500 and $14,936 is related to research and due diligence services provided and out of pocket expenses from the Sponsor, respectively. For the year ended September 30, 2022, the Company had incurred and paid $191,768 in related party transactions of which $35,000 is related to consulting services provided by an affiliate of the Company’s Chief Operating Officer and $87,500 and $69,268 is related to research and due diligence services provided and out of pocket expenses from the Sponsor, respectively.

Note 6 — Commitments and Contingencies
Registration Rights
The holders of the founder shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Placement Warrants and any warrants the Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on October 12, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the representative shares, Private Placement Warrants and warrants issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital, Inc. may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,500,000 units to cover over-allotments, if any.
On October 14, 2021, the Company paid cash underwriting commissions of 2.0% of the gross proceeds of the IPO, or $2,000,000.
The underwriters are entitled to a deferred underwriting commission of 3.5% of the gross proceeds of the IPO, or $3,500,000, which will be paid from the funds held in the Trust Account upon completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.
On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Public Units at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $15,000,000 (see Note 4), and were, in aggregate, paid a fixed underwriting discount of $300,000.
Representative Shares
Effective February 23, 2021, the Company issued to EarlyBirdCapital, Inc. and its designees the 200,000 representative shares. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial Business Combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.
The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the IPO or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
Forward Purchase Agreements
In connection with the consummation of the IPO, the Company entered into contingent forward purchase agreements (the “FPAs”) with certain members of the Sponsor (the “Forward Purchase Investors”), which provided for the purchase by the Forward Purchase Investors of an aggregate of up to 4,500,000 units for total gross proceeds of up to $45,000,000. On March 23, 2022, M&G (ACS) Japan Equity Fund, as managed by M&G Investment Management Limited, and the Company entered into an amended and restated FPA (the “M&G FPA”), pursuant to which the Company will issue and sell to M&G, and M&G committed to purchase, an aggregate of 4,000,000 units of the Company (or at the Company’s option, the ultimate parent company in a Business Combination), at a purchase price of $10.00 per forward purchase unit, or $40,000,000 in the aggregate. Additionally, pursuant to the M&G FPA, M&G agreed to provide up to $10,000,000 of committed capital to the Company in the event that, as of immediately prior to the Closing (as defined below), certain minimum cash conditions are not met after taking into account redemptions by the Company’s shareholders in connection with the Transaction (as defined below) and certain other investments. In exchange for providing the backstop commitment, M&G will receive from the Company (i) an additional amount of ordinary shares in the Company (or at the Company’s option, the ultimate parent company in a Business Combination) equal to the amount of the backstop commitment drawn, divided by $10.00 (rounded to the nearest whole number), and (ii) 500,000 warrants of the Company (or at the Company’s option, the ultimate parent company in a Business Combination). The closing of the M&G FPA will be on the same date and immediately prior to, or simultaneously with, the closing of a Business Combination. These units will be purchased, subject to certain conditions, in a private placement to close immediately prior to, or simultaneously with, the consummation of the Company’s Business Combination. The Company accounted for the FPAs in accordance with the guidance contained in ASC 815-40. Such guidance provides that the FPAs meet the criteria for equity treatment due to no circumstances under which the Company can be forced to net cash settle the FPAs.
As incentives for the FPAs, upon consummation of the IPO, the Forward Purchase Investors received an aggregate of 300,000 membership interests in the Sponsor, with an aggregate fair value of $2,037,000, for no consideration, which were accounted for as offering costs with an offset to additional paid-in capital upon the IPO.
Other than M&G, the other Forward Purchase Investors have elected not to exercise their forward purchase rights in connection with the Business Combination.
Backstop Subscription Agreement
On April 14, 2022, the Company entered into a backstop subscription agreement with Composite Analysis Group, Inc. (“Composite”), pursuant to which Composite has agreed to provide $10,000,000 of committed capital to the Company in the event that, as of immediately prior to the closing of an initial business combination, certain minimum cash conditions are not met after taking into account redemptions by Company shareholders in connection with the business combination and certain other investments. In exchange for providing the Backstop Commitment, the Company will issue and sell to Composite (a) 1,000,000 ordinary shares of the Company at a purchase price of $10.00 per share, and (b) 100,000 warrants of the Company.
The closing of the Composite backstop subscription will be on the same date and immediately prior to, or simultaneously with, the closing of the Business Combination.
Business Combination Agreement
On May 31, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Freightos Limited, a Cayman Islands exempted company limited by shares (“Freightos”), Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of Freightos (“Merger Sub I”), and Freightos Merger Sub II, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of Freightos (“Merger

Sub II”), pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, (i) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Freightos, and (ii) the Company will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, collectively, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Freightos.
The Business Combination
Pursuant to the Business Combination Agreement, at the closing (the “Closing”) of the transactions contemplated thereunder (collectively, the “Transaction”), among other things, (i) each ordinary share of Gesher, par value $0.0001 per share (“Gesher Ordinary Shares”), issued and outstanding immediately prior to the First Merger (and after giving effect to the Unit Separation (as defined below) and any redemptions), will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one ordinary share of Freightos, par value $0.00001 per share (“Freightos Ordinary Shares”), and (ii) each issued and outstanding warrant of Gesher (“Gesher Warrants”) will be assumed by Freightos and converted into a corresponding warrant exercisable for Freightos Ordinary Shares subject to substantially the same terms and conditions applicable to the Gesher Warrants (“Freightos Warrants”).
Immediately prior to the First Merger, the Gesher Ordinary Shares and the Gesher Warrants comprising each issued and outstanding unit of Gesher (“Gesher Unit”), consisting of one Gesher Ordinary Share and one-half of one Gesher Warrant, will be automatically detached (the “Unit Separation”) and the holder thereof will be deemed to hold one Gesher Ordinary Share and one-half of one Gesher Warrant. No fractional Gesher Warrants will be issued in connection with the Unit Separation such that if a holder of such Gesher Units would be entitled to receive a fractional Gesher Warrant upon such separation, the number of Gesher Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Gesher Warrants.
Immediately prior to the First Merger, Freightos and its shareholders will engage in a recapitalization of its outstanding equity securities (the “Recapitalization”) so that the only outstanding equity securities of Freightos will be Freightos Ordinary Shares and certain options to acquire Freightos Ordinary Shares that will remain outstanding following the Transaction. To effect the Recapitalization, (1) each preferred share of Freightos will automatically convert into Freightos Ordinary Shares in accordance with the Freightos organizational documents, and (2) immediately following such conversion, the Freightos Ordinary Shares will automatically convert into such number of Freightos Ordinary Shares equal to the quotient obtained by dividing 39,000,000 by the sum of (A) the number of Freightos Ordinary Shares then issued and outstanding (including as a result of the aforementioned conversion of each preferred share of Freightos) and (B) without duplication, the number of Freightos Ordinary Shares issuable upon the exercise of all options to acquire Freightos Ordinary Shares that either have vested prior to such time or are to vest pursuant to their terms on or prior to September 30, 2022. Following the Recapitalization, the Freightos Ordinary Shares shall be valued at $10.00 per share such that the total value of all Freightos Ordinary Shares equals $390,000,000, taking into account the options to acquire Freightos Ordinary Shares that either have vested prior to Closing or are to vest pursuant to their terms on or prior to September 30, 2022.
The Business Combination Agreement does not provide for any purchase price adjustments.
The Transaction has been unanimously approved by the boards of directors of both Gesher and Freightos.
Representations and Warranties
The Business Combination Agreement contains representations and warranties of Freightos and its subsidiaries, including Merger Sub I and Merger Sub II, that are customary for transactions of this nature, including with respect to, among other things: (i) corporate organization; (ii) Freightos’ subsidiaries; (iii) capitalization of Freightos and its subsidiaries; (iv) the authorization, performance and enforceability against Freightos of the Business Combination Agreement and the requisite shareholder approval; (v) absence of conflicts, and governmental consents and filings; (vi) compliance with laws, and the existence, effectiveness, and status of necessary licenses and permits; (vii) certain tax matters; (viii) financial statements and absence of changes; (ix) litigation; (x) absence of undisclosed liabilities; (xi) material contracts;

(xii) title to and sufficiency of assets; (xiii) real property; (xiv) Freightos’ intellectual property and data protection; (xv) labor relations and employee matters; (xvi) broker’s fees; (xvii) environmental matters; (xviii) insurance; (xix) related party transactions; (xx) supplied information for the Registration Statement on Form F-4 pertaining to the Transaction (the “Registration Statement”) and certain other filings; (xxi) foreign private issuer and emerging growth company status; and (xxii) certain matters related to the PIPE Financing (as defined below).
The Business Combination Agreement contains representations and warranties of Gesher that are customary for transactions of this nature, including with respect to, among other things: (i) corporate organization; (ii) capitalization and voting rights; (iii) Gesher’s subsidiaries; (iv) the authorization, performance, and enforceability against Gesher of the Business Combination Agreement; (v) governmental approvals; (vi) absence of conflicts; (vii) tax matters; (viii) financial statements; (ix) absence of changes; (x) litigation; (xi) broker’s fees; (xii) supplied information for the Registration Statement pertaining to the Transaction and certain other filings; (xiii) the trust account; (xiv) investment company and emerging growth company status; (xv) business activities; (xvi) Nasdaq quotation; (xvii) private placements; and (xviii) related party transactions.
The representations and warranties made in the Business Combination Agreement terminate as of, and will not survive, the Closing. There are no indemnification rights for another party’s breach of any representations and warranties.
Covenants
The Business Combination Agreement contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including those relating to: (i) the provision of access to their officers, directors, properties, offices, books and records and similar information by the parties; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Freightos to Gesher; (iv) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance; (v) notice of certain events; (vi) financial statements; (vii) no trading; (viii) Freightos’ efforts to call a meeting of its shareholders to approve the Transaction and related actions; (ix) approval and adoption of an equity plan of Freightos; (x) completion of a reorganization of Freightos’ subsidiaries; (xi) completion of the Recapitalization; (xii) Freightos efforts to obtain approval for listing of the Freightos Ordinary Shares and Freightos Warrants with the Nasdaq Stock Market LLC (“Nasdaq”) prior to the First Merger, (xiii) appointment of the post-Closing board of directors of Freightos; (xiv) amendment of the Freightos organizational documents; (xv) certain filings with the United States Securities and Exchange Commission (the “SEC”); (xvi) efforts to obtain all necessary antitrust approvals; (xvii) the preparation and filing of the Registration Statement by Freightos to register the Freightos Ordinary Shares, the Freightos Warrants and the Freightos Ordinary Shares underlying the Freightos Warrants; (xviii) support of transaction and lockup agreements; (xix) certain tax matters; (xx) shareholder litigation; (xxi) termination of an investor rights agreement; (xxii) efforts to consummate the private placement, forward purchase subscription and backstop arrangements with investors (as described further below, the “Subscriptions”); (xxiii) public announcements; and (xxiv) use of trust account proceeds.
Each party to the Business Combination Agreement also agreed during the Interim Period not to solicit, initiate or knowingly facilitate or assist the making, submission or announcement of or intentionally encourage alternative competing transactions with respect to itself, to notify the others as promptly as practicable (and in any event within two business days) in writing of the receipt of any bona fide inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information. The parties are also required to cease and terminate discussions regarding alternative transactions that may have been occurring prior to the Interim Period.
The parties to the Business Combination Agreement have agreed that after completion of the Transaction, the board of directors of Freightos shall be comprised of one designee of each of Gesher (Ezra Gardner, Chief Executive Officer of Gesher) and Freightos (Zvi Schreiber, Chief Executive Officer of

Freightos), and up to seven directors to be mutually agreed by Gesher and Freightos, each of whom must qualify as independent under the rules of the Nasdaq, regardless of whether such rules are applicable to Freightos.
The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreement will survive until fully performed. There are no indemnification rights for another party’s breach of any covenants.
Conditions to Closing
The Business Combination Agreement contains customary conditions to Closing, including, among other things: (i) receipt of the required approval by the Gesher shareholders; (ii) receipt of the required approval by the Freightos shareholders; (iii) receipt of required regulatory approvals, if any; (iv) the absence of any law or governmental order prohibiting or making illegal the consummation of the Transaction; (v) Gesher having at least $5,000,001 of net tangible assets immediately prior to Closing, or upon the consummation thereof; (vi) effectiveness of the Registration Statement; (vii) the approval for listing of Freightos Ordinary Shares, Freightos Warrants, and the Freightos Ordinary Shares underlying Freightos Warrants to be issued in connection with the Transaction on the Nasdaq, subject only to official notice of issuance thereof; and (viii) completion of the Recapitalization in accordance with the terms of the Business Combination Agreement and Freightos’ organizational documents.
The obligations of Freightos, Merger Sub I and Merger Sub II to consummate the Transaction are also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Gesher (subject to certain materiality standards set forth in the Business Combination Agreement); (ii) material compliance by Gesher with its pre-Closing covenants; (iii) the absence of any continuing event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (a “Gesher Material Adverse Effect”) on (x) the business, assets and liabilities, results of operations or financial condition of Gesher, or (y) Gesher’s ability to consummate the Transaction, subject to customary exceptions; (iv) the funds contained in Gesher’s trust account (after giving effect to the Gesher shareholder redemption), together with the aggregate amount of proceeds from any Subscriptions, equaling or exceeding $80,000,000; and (v) delivery of certain Closing deliverables.
The obligations of Gesher to consummate the Transaction is also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Freightos, Merger Sub I and Merger Sub II (subject to certain materiality standards set forth in the Business Combination Agreement); (ii) material compliance by Freightos, Merger Sub I and Merger Sub II with their respective pre-Closing covenants; (iii) the absence of any continuing event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (a “Freightos Material Adverse Effect”) on (x) the business, assets and liabilities of Freightos and its subsidiaries (taken as a whole) or the results of operations or financial condition of Freightos and its subsidiaries (taken as a whole), subject to customary exceptions; or (y) the ability of Freightos and its subsidiaries to consummate the Transaction; (iv) delivery of certain Closing deliverables; and (v) completion of a reorganization of Freightos’ subsidiaries.
Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Gesher and Freightos; (ii) by either Gesher or Freightos if a governmental authority has issued an order or taken any other action that has the effect of making the Closing illegal or otherwise preventing or prohibiting the Transaction, and such order or other action has become final and non-appealable; (iii) by Freightos if Gesher holds a meeting of its shareholders to approve the Business Combination Agreement and the related transactions and such approval is not obtained; (iv) by Gesher if Freightos holds a meeting of its shareholders to approve the Business Combination Agreement and related transactions and such approval is not obtained; (v) in the event of the other party’s uncured breach, if such breach would result in the failure of the related Closing condition (and so long as the terminating party is not in material breach of any of its representations, warranties, covenants or agreements under the Business Combination Agreement); (vi) by either Gesher or Freightos if the Closing has not occurred by February 28, 2023, as long as the terminating party’s breach did not cause or result in the failure of the Transaction to close by such date; (vii) by Gesher if there has been a Freightos Material Adverse Effect following the date of the Business Combination Agreement that is continuing; and (viii) by Freightos if there has been a Gesher Material Adverse Effect following the date of the Business Combination Agreement that is continuing.
If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud prior to termination. The Business Combination Agreement does not provide for any termination fees.
Trust Account Waiver
Freightos, Merger Sub I and Merger Sub II each agreed that they and their affiliates waived any past, present or future claim of any kind arising out of the Business Combination Agreement against, and any right to access, the trust account for any monies that may be owed to them by Gesher or any of its affiliates for any reason whatsoever.
Governing Law
The Business Combination Agreement is governed by the laws of the State of Delaware; provided, that the statutory and fiduciary duties of the Freightos board of directors, the Gesher board of directors, and the sole director of each of Merger Sub I and Merger Sub II, and the Mergers shall in each case be governed by the laws of the Cayman Islands. The parties are subject to exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, unless the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware.
PIPE Financing
Concurrently with the execution of the Business Combination Agreement, the Company, Freightos and Alshaffafia Trading W.L.L (the “PIPE Investor”), an affiliate of Qatar Airways Group Q.C.S.C. (“Qatar Airways”), entered into a PIPE Subscription Agreement (the “PIPE Agreement”) pursuant to which the PIPE Investor committed to purchase 1,000,000 Freightos Ordinary Shares at $10.00 per share for an aggregate purchase price of $10,000,000 (the “PIPE Financing”) immediately prior to the Closing. Each of the PIPE Investor and Qatar Airways are shareholders of Freightos. Under the PIPE Agreement the obligations of the parties to consummate the PIPE Financing are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, (i) all conditions precedent under the Business Combination Agreement having been satisfied or waived, (ii) the accuracy of representations and warranties of Freightos and the Company in the Business Combination Agreement, (iii) Freightos material compliance with covenants and agreements in the PIPE Agreement, (iv) the absence of a legal prohibition on consummating the PIPE Financing, and (v) the approval for listing of Freightos Ordinary Shares on Nasdaq.
Support Agreements
Simultaneously with the execution and delivery of the Business Combination Agreement, Gesher and Freightos entered into Support Agreements (collectively, the “Support Agreements”) with certain shareholders of Freightos (the “Freightos Supporting Shareholders”). Pursuant to the Support Agreements, each Freightos Supporting Shareholder agreed to vote all of such shareholder’s Freightos shares in favor of the Business Combination Agreement and any actions that Freightos proposes in connection with the Transaction and to vote its Freightos shares against any other business combination transaction, any material change in the capitalization or corporate structure of Freightos, or any other action or proposal that would reasonably be expected to prevent, delay or adversely affect the Transaction. The Support Agreements prevent transfers of the Freightos shares held by the Freightos Supporting Shareholders between the date of the Support Agreement and the Closing, except for certain permitted transfers where the recipients also agree to comply with the Support Agreement.

Lock-Up Agreements
Simultaneously with the execution and delivery of the Business Combination Agreement, certain members of the Sponsor (the “Sponsor Holders”) entered into a Lock-Up Agreement with Freightos, the Company and Sponsor (collectively, the “Sponsor Lock-Up Agreements”). Pursuant to the Sponsor Lock-Up Agreements, each Sponsor Holder agreed not to sell, hypothecate, pledge, hedge, grant any option to purchase or otherwise dispose of, directly or indirectly, establish or increase certain derivative provisions with respect to the Restricted Securities (as defined below), or transfer economic ownership of the Restricted Securities, or make a public announcement of the intention to effect any such transaction (collectively, “Transfer”) any Freightos Ordinary Shares, Freightos Warrants, or any Freightos Ordinary Shares issuable in respect of Freightos Warrants (collectively, the “Restricted Securities”) received by Sponsor and attributable to such Sponsor Holder, from and after the Closing until the 36 month anniversary (such period, the “Sponsor Lock-Up Period”) of the date on which Closing occurs (the “Sponsor Lock-Up Restrictions”). However, (i) at each nine month anniversary of the Closing date, 25% of the Restricted Securities attributable to each Sponsor Holder will cease to be deemed Restricted Securities and (ii) if prior to the end of the Sponsor Lock-Up Period, a Change of Control (as defined in the Sponsor Lock-Up Agreements) of Freightos occurs, then all of the then-Restricted Securities will cease to be deemed Restricted Securities. When Restricted Securities cease to be Restricted Securities, such released securities may be Transferred without regard to the Sponsor Lock-Up Restrictions.
Note 7 — Shareholders’ Deficit
Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and September 30, 2022, there were no preference shares issued or outstanding.
Ordinary shares — The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share. As of December 31, 2022 and September 30, 2022, there were 3,075,000 ordinary shares issued and outstanding, excluding 11,500,000 ordinary shares subject to possible redemption.
Warrants — Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional ordinary shares or equity-linked securities.
The warrants will become exercisable 30 days after the completion of an initial Business Combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption.
No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by

Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Company may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before the Company sends the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants. If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The Company accounted for the 10,750,000 warrants issued in connection with the IPO (including the 5,750,000 Public Warrants included in the Units and the 5,000,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants meet the criteria for equity treatment due to the existence of provisions whereby adjustments to the exercise price of the warrants is based on a variable that is an input to the fair value of a “fixed-for-fixed” option and no circumstances under which the Company can be forced to net cash settle the warrants.
The Company established the non-recurring fair value for the Public Warrants of $8,165,000 on October 14, 2021, the date of the Company’s Initial Public Offering, using the Monte Carlo Simulation. The Monte Carol Simulation is considered a Level 3 measurement.
The key inputs into the Monte Carlo Simulation for the Public Warrants as of October 14, 2021, were as follows:
October 14, 2021
Exercise price	$11.50
Stock price	$9.26
Volatility	30.0%
Term	5.00
Risk-free rate	0.93%
Dividend yield	0.0%
Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement.

Note 9 — Fair Value Measurements
The following tables presents information about the Company’s assets that are measured at fair value on December 31, 2022 and September 30, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable securities held in Trust Account	$117,801,424	$117,801,424	$—	$—
	$117,801,424	$117,801,424	$—	$—
	September 30, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable securities held in Trust Account	$116,823,042	$116,823,042	$—	$—
	$116,823,042	$116,823,042	$—	$—
The over-allotment option was accounted for as liabilities in accordance with ASC 815-40 and is presented within liabilities on the balance sheets. The over-allotment liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of over-allotment liability in the statements of operations.
The Company used a Black Scholes model to value the over-allotment option. The over-allotment option was classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the option. The expected life of the option is assumed to be equivalent to their remaining contractual term.
The key inputs into the Black Scholes model for the over-allotment liability was as follows at initial measurement:
Input	October 14, 2021
Risk-free interest rate	0.04%
Expected term (years)	0.12
Expected volatility	5.0%
Exercise price	$10.00
Unit price	$10.00
Input	October 20, 2021
Risk-free interest rate	0.04%
Expected term (years)	0.11
Expected volatility	5.0%
Exercise price	$10.00
Unit price	$10.00

The following table sets forth a summary of the changes in the fair value of the Level 3 over-allotment liability for the three months ended December 31, 2022:
Over-allotment Liability
Fair value as of October 1, 2021	$—
Initial fair value of over-allotment liability upon issuance at IPO	105,450
Change in fair value	(44,550)
Charged to shareholders’ (deficit) equity upon exercise	(60,900)
Fair value as of December 31, 2022	$—
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the condensed financial statements were issued. Based upon this evaluation, other than the below, the Company did not identify any other subsequent events that would have required adjustments or disclosure in the condensed financial statements.
On January 9, 2023, the Company entered into a promissory note agreement with the Sponsor in the amount of $100,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On January 18, 2023, the Company entered into a promissory note agreement with the Sponsor in the amount of $75,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On January 25, 2023 (the “Closing Date”), the parties to the Business Combination Agreement, as more fully described in Note 6, consummated the Business Combination (the “Closing”).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Gesher I Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Gesher I Acquisition Corp. (the “Company”) as of September 30, 2022 and 2021, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for year ended September 30, 2022 and the period from February 23, 2021 (inception) through September 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for year ended September 30, 2022 and the period from February 23, 2021 (inception) through September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of September 30, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions and others raise substantial doubt about the Company’s ability to continue as a going concern as further described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021
Boston, MA
December 29, 2022

GESHER I ACQUISITION CORP.
BALANCE SHEETS
	September 30,
	2022	2021
Assets:
Current assets
Cash	$183,019	$—
Prepaid expenses	238,002	—
Deferred offering costs	—	208,199
Total current assets	421,021	208,199
Marketable securities held in Trust Account	116,823,042	—
Total Assets	$117,244,063	$208,199
Liabilities and Shareholders’ (Deficit) Equity
Current liabilities
Accrued offering costs and expenses	$1,745,589	$22,318
Promissory note – related party	—	175,827
Working Capital Loans	1,264,945	—
Due to related party	115,000	—
Total current liabilities	3,125,534	198,145
Deferred underwriting commissions	4,025,000	—
Total Liabilities	7,150,534	198,145
Commitments and Contingencies (Note 6)
Ordinary shares subject to possible redemption, 11,500,000 and 0 shares at September 30, 2022 and September 30, 2021, respectively	116,823,042	—
Shareholders’ (Deficit) Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 3,075,000 shares issued and outstanding (excluding 11,500,000 and 0 shares subject to possible redemption) at September 30, 2022 and September 30, 2021, respectively	308	308
Additional paid-in capital	—	24,692
Accumulated deficit	(6,729,821)	(14,946)
Total Shareholders’ (Deficit) Equity	(6,729,513)	10,054
Total Liabilities and Shareholders’ (Deficit) Equity	$117,244,063	$208,199
The accompanying notes are an integral part of these financial statements.

GESHER I ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	Year Ended September 30, 2022	For the Period from February 23, 2021 (inception) through September 30, 2021
Formation and operating costs	$3,713,311	$14,946
Loss from operations	(3,713,311)	(14,946)
Other income:
Change in fair value of over-allotment units	44,550	—
Interest income earned on Trust Account	673,042	—
Total other income	717,592	—
Net loss	$(2,995,719)	$(14,946)
Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	11,065,753	—
Basic and diluted net loss per ordinary share subject to possible redemption	$(0.21)	$—
Basic and diluted weighted average shares outstanding, nonredeemable ordinary shares	3,055,479	2,700,000
Basic and diluted net loss per nonredeemable ordinary share	$(0.21)	$(0.01)
The accompanying notes are an integral part of these financial statements.

GESHER I ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED SEPTEMBER 30, 2022 AND THE PERIOD FROM
FEBRUARY 23, 2021 (INCEPTION)
THROUGH SEPTEMBER 30, 2021
	Ordinary shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Equity (Deficit)
	Shares	Amount
Balance as of February 23, 2021	—	$—	$—	$—	$—
Ordinary shares issued to Sponsor	2,875,000	288	24,712	—	25,000
Issuance of representative shares	200,000	20	(20)	—	—
Net loss	—	—	—	(14,946)	(14,946)
Balance as of September 30, 2021	3,075,000	308	24,692	(14,946)	10,054
Proceeds allocated to Public Warrants	—	—	8,165,000	—	8,165,000
Proceeds allocated to Private Placement Warrants	—	—	5,000,000	—	5,000,000
Incentives to anchor investors and forward purchasers	—	—	4,073,565	—	4,073,565
Offering costs allocated to warrants	—	—	(956,456)	—	(956,456)
Re-measurement of redeemable shares to redemption value	—	—	(16,306,801)	(3,719,156)	(20,025,957)
Net loss	—	—	—	(2,995,719)	(2,995,719)
Balance as of September 30, 2022	3,075,000	$308	$—	$(6,729,821)	$(6,729,513)
The accompanying notes are an integral part of these financial statements.

GESHER I ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
	Year Ended September 30, 2022	For the Period from February 23, 2021 (Inception) through September 30, 2021
Cash Flows from Operating Activities:
Net loss	$(2,995,719)	$(14,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by Sponsor in exchange for issuance of ordinary shares	—	6,827
Operating costs paid by Sponsor promissory note	—	8,119
Change in fair value of over-allotment units	(44,550)
Interest earned on marketable securities held in Trust Account	(673,042)	—
Changes in current assets and liabilities:
Prepaid assets	(238,002)	—
Due to related party	115,000	—
Accrued offering costs and expenses	1,723,271	—
Net cash used in operating activities	(2,113,042)	—
Cash Flows from Investing Activities:
Principal deposited in Trust Account	(116,150,000)	—
Net cash used in investing activities	(116,150,000)	—
Cash Flows from Financing Activities:
Proceeds from initial public offering, net of costs	112,700,000	—
Proceeds from private placement	5,000,000	—
Proceeds from issuance of related party loan	1,264,945	—
Payment of promissory note to related party	(182,127)	—
Payment of deferred offering costs	(336,757)	—
Net cash provided by financing activities	118,446,061	—
Net Change in Cash	183,019	—
Cash – Beginning	—	—
Cash – Ending	$183,019	$—
Non-cash investing and financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$—	$18,173
Deferred underwriting commissions payable charged to additional paid in capital	$4,025,000	$—
Deferred offering costs paid by Sponsor promissory note	$6,300	$167,708
Deferred offering costs included in accrued offering costs and expenses	$—	$22,318
Incentives to anchor investors and forward purchasers	$4,073,565	$—
Issuance of representative shares	$—	$20
Re-measurement of Class A ordinary share subject to possible redemption	$673,042	$—
The accompanying notes are an integral part of these financial statements.

Note 1 — Organization and Business Operation
Gesher I Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 23, 2021. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). On May 31, 2022, the Company entered into a Business Combination Agreement (see Note 6).
As of September 30, 2022, the Company has neither engaged in any operations nor generated any revenues. All activity for the period from February 23, 2021 (inception) through September 30, 2022 relates to the Company’s formation and the initial public offering described below and searching for a Business Combination and in connection therewith entered into the Business Combination Agreement. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (the “IPO”).
On October 12, 2021, the Company changed its fiscal year end from December 31 to September 30.
The Company’s sponsor is Gesher I Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
The registration statement for the Company’s IPO was declared effective on October 12, 2021 (the “Effective Date”). On October 14, 2021, the Company’s consummated the IPO of 10,000,000 units at $10.00 per unit (the “Units”), which is discussed in Note 3 (the “IPO”), generating gross proceeds to the Company of $100,000,000. Each Unit consists of one ordinary share (the “Public Shares”) and one-half of one warrant (the “Public Warrants”). Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share.
Simultaneously with the consummation of the IPO, the Company consummated the private placement of 4,550,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement, generating gross proceeds to the Company of $4,550,000, which is described in Note 4.
On October 20, 2021, the Company issued an additional 1,500,000 Units in connection with the full exercise by the underwriters of their over-allotment option, generating gross proceeds of $15,000,000, which is discussed in Note 3. Simultaneously with the closing of the underwriters’ full exercise of the over-allotment option, the Company sold an additional 450,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, in a private placement (together with the Private Placement, the “Private Placements”) generating gross proceeds of $450,000, which is discussed in Note 4.
Transaction costs amounted to $10,994,371 consisting of $2,300,000 of underwriting commissions, $4,025,000 of deferred underwriting commissions, $4,073,565 of incentives to Anchor Investors (see Note 3) and Forward Purchase Investors (see Note 6), and $595,806 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.
The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.
Following the closing of the IPO on October 14, 2021 and underwriters’ full exercise of their over-allotment option on October 20, 2021, $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of the Units and the sale of the Private Placement Warrants was deposited into a trust account (the “Trust

Account”), invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations as described in the IPO, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the redemption of 100% of the outstanding public shares if the Company has not completed a Business Combination within the time required time period.
The Company will either (1) give the shareholders the opportunity to vote on the Business Combination or (2) provide the public shareholders with the opportunity to sell their ordinary shares to the Company in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less taxes.
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association.
In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with FASB ASC 470-20. The Public Shares are subject to FASB ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately.
The ordinary shares subject to redemption were recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company’s ordinary shares are not considered a “penny stock” upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have 18 months from the closing of the IPO to complete the initial Business Combination. If the Company does not consummate an initial Business Combination within 18 months from the closing of the IPO (the “Combination Period”) and the Company’s shareholders do not amend the Certificate of Incorporation to provide the Company with more time to consummate a Business Combination, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to the Company but net of taxes payable (and less up to $50,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed (a) to waive its redemption rights with respect to the founder shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the amended and restated memorandum and articles of association that would affect a public shareholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. The Company’s independent registered public accounting firm, and the underwriters of the IPO, will not execute agreements with the Company waiving such claims to the monies held in the Trust Account. The Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.
Liquidity and Going Concern
As of September 30, 2022, the Company had $183,019 in cash and working capital deficit of $2,704,513.
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the founder shares to cover certain offering costs, and the loan under an unsecured promissory note from the Sponsor of $182,127 (see Note 5). The promissory note was paid in full on October 18, 2021. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account and Working Capital Loans (as defined below in Note 5). As of September 30, 2022, there were $1,264,945 outstanding under Working Capital Loans.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until April 14, 2023, to consummate an initial business combination. It is uncertain that the Company will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and the mandatory liquidation, should an initial business combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 14, 2023.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States of America, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $183,019 and $0 of cash as of September 30, 2022 and September 30, 2021, respectively, and no cash equivalents.
Marketable Securities Held in Trust Account
At September 30, 2022, the assets held in the Trust Account were held in treasury funds. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest income in the accompanying statements of operations. The estimated fair value of investments held in Trust Account are determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. At September 30, 2022 and September 30, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Ordinary Shares Subject to Possible Redemption
All of the 11,500,000 ordinary shares sold as part of the Units contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all 11,500,000 ordinary shares were classified outside of permanent equity as of September 30, 2022.
The Company recognized changes in redemption value immediately as they occur upon the IPO and will adjust the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the IPO that were directly related to the IPO. The Company incurred offering costs amounting to $10,949,821 as a result of the IPO consisting of $2,300,000 of underwriting commissions, $4,025,000 of deferred underwriting commissions, $4,073,565 of incentives to Anchor Investors (see Note 3) and Forward Purchase Investors (see Note 6), and $551,256 of other offering costs.

Net Loss Per Ordinary Share
The Company has two categories of shares, which are referred to as redeemable ordinary shares and non-redeemable ordinary shares. Earnings and losses are shared pro rata between the two categories of shares.
The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) the private placement, as described in Note 4, since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 10,300,000 ordinary shares in the aggregate. As of September 30, 2022 and 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.
The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each category:
	For the year ended September 30, 2022		For the Period from February 23, 2021 (Inception) Through September 30, 2021
	Redeemable	Non- redeemable	Redeemable	Non- redeemable
Numerator
Allocation of net loss	$(2,347,521)	(648,198)	$—	$(14,946)
Denominator
Weighted average shares outstanding	11,065,753	3,055,479	—	2,700,000
Basic and diluted net loss per share	$(0.21)	(0.21)	$—	$(0.01)
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants to be issued in the IPO meet the requirements for equity classification.
Income Taxes
The Company accounts for income taxes under FASB ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company is subject to potential Israeli income tax and filing requirements due to its presence in Tel Aviv. Income of the Israeli company will be taxable at corporate tax rate of 23%.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on February 23, 2021. Adoption of the ASU did not impact the Company’s financial statements.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.
Note 3 — Initial Public Offering
On October 14, 2021, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one-half of one warrant. Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial Business Combination and will expire on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation.
Following the closing of the IPO on October 14, 2021, $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was deposited into the Trust Account. The net proceeds deposited into the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Prior to the IPO, five members of the Sponsor and one institutional investor (collectively, the “Anchor Investors”) have each expressed an interest to purchase units in the IPO at a level of up to and in no event exceeding 9.9% of the units subject to the IPO. As incentives for the Anchor Investors, upon consummation of the IPO, the Sponsor transferred 50,000 founder shares, with an aggregate fair value of $339,500, to one Anchor Investor for the same price originally paid for such shares. Five Anchor Investors received an aggregate of 250,000 membership interests in the Sponsor, with an aggregate fair value of $1,697,500, for no consideration. The excess of the fair value of the founder shares transferred over the original issuance price of $339,065 and the fair value of the membership interests transferred of $1,697,500 were accounted for as offering costs with an offset to additional paid-in capital upon the IPO.
The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,500,000 Units to cover over-allotments. On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Units, at a purchase price of $10.00 per Unit, generating gross proceeds to the Company of $15,000,000.

As of September 30, 2022 and October 21, 2021 (IPO), the ordinary shares reflected on the balance sheet are reconciled in the following table:
Gross proceeds from IPO	$115,000,000
Less:
Proceeds allocated to Public Warrants	(8,165,000)
Ordinary shares issuance costs	(10,037,915)
Plus:
Accretion of carrying value to redemption value	19,352,915
Ordinary shares subject to possible redemption, at October 21, 2021 (IPO)	116,150,000
Plus:
Accretion of carrying value to redemption value	673,042
Ordinary shares subject to possible redemption, as of September 30, 2022	$116,823,042
Note 4 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor and EarlyBirdCapital, Inc., the representative of the underwriters, purchased an aggregate of 4,550,000 Private Placement Warrants, each exercisable to purchase one ordinary share at $11.50 per share, at a price of $1.00 per warrant, or $4,550,000 in the aggregate, in a private placement.
On October 20, 2021, simultaneous with the exercise of the over-allotment option in full, the Sponsor and EarlyBirdCapital, Inc., purchased an aggregate of 450,000 additional Private Placement Warrants, at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of $450,000.
The Private Placement Warrants are identical to the warrants included in the Units sold in the IPO.
Note 5 — Related Party Transactions
Founder Shares
Effective February 23, 2021, the Company issued 2,875,000 ordinary shares, par value $0.0001, to the Sponsor for $25,000, or approximately $0.009 per share, to cover certain offering costs. Up to 375,000 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Simultaneously, the Company issued to EarlyBirdCapital, Inc. and its designees the 200,000 representative shares.
Upon consummation of the IPO, the Sponsor transferred 50,000 founder shares, with an aggregate fair value of $339,500, to one Anchor Investor for the same price originally paid for such shares (see Note 3). The excess of the fair value of the founder shares transferred over the original issuance price of $339,065 was accounted for as an offering cost with an offset to additional paid-in capital upon the IPO.
On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Public Units. As a result, 375,000 founder shares were no longer subject to forfeiture.
On the date of the IPO, the founder shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions set forth below) until 180 days following the date of the consummation of the initial Business Combination, or earlier, if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property.
The founder shares are identical to the ordinary shares included in the Units being sold in the IPO. However, the initial shareholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed Business Combination, (B) not to convert any shares in connection with a shareholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination and (C) that the founder shares will not participate in any liquidating distributions from the Trust Account upon winding up if a Business Combination is not consummated.
Promissory Note — Related Party
On March 1, 2021, the Company entered into a promissory note of an aggregate of $150,000. The loan was to be payable without interest on the earlier to occur of July 31, 2021, the consummation of the IPO, or the abandonment of the IPO.
On August 9, 2021, the Company entered into a Promissory Note Extension Agreement with the Sponsor to extend the maturity date of the promissory note from July 31, 2021 to November 30, 2021. The loans will be payable without interest on the earlier to occur of November 30, 2021, the consummation of the IPO, or the abandonment of the IPO.
On September 20, 2021, the Company amended the promissory note to increase the principal to $201,000.
The Company had borrowed $182,127 under such promissory note upon IPO, which was paid in full on October 18, 2021. As of September 30, 2021, $175,827 was outstanding under such promissory note.
Related Party Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company consummates an initial Business Combination, the Company would repay such loaned amounts; provided that up to $1,500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment.
On March 15, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $450,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On March 18, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of up to $64,945 for expenses paid by the Sponsor on behalf of the Company. As of September 30, 2022, the expenses paid by Sponsor on behalf of the Company totaled $53,609. On May 10, 2022, the Company borrowed an additional $11,336 under the promissory note. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On May 3, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $250,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other

Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On June 6, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $250,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
On August 29, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $250,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”
As of September 30, 2022 and 2021, the Company had $1,264,945 and $0 borrowings under the Working Capital Loans, respectively.
Administrative Service Fee
An affiliate of the Company’s Chief Operating Officer has agreed that, commencing on the effective date of the IPO through the earlier of the consummation of the initial Business Combination or the liquidation of the Trust Account, it will make available to the Company certain general and administrative services, including office space, utilities and administrative support, as the Company may require from time to time. The Company has agreed to pay $10,000 per month for these services. For September 30, 2022 and 2021, the Company has incurred $115,000 and $0 in fees for these services, respectively. As of September 30, 2022 and 2021, the Company has accrued $115,000 and $0 of administrative service fees, which is included in due to related party in the accompanying balance sheets, respectively.
Due to Related Party
As of September 30, 2022, the Company had $191,768 in related party transactions of which $35,000 is related to consulting services provided by an affiliate of the Company’s Chief Operating Officer and $87,500 and $69,268 is related to research and due diligence services provided and out of pocket expenses from the Sponsor, respectively.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the founder shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Placement Warrants and any warrants the Sponsor, officers, directors or their affiliates may be issued in payment of Working Capital Loans made to the Company (and all underlying securities), will be entitled to registration rights pursuant to an agreement signed on October 12, 2021. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the representative shares, Private Placement Warrants and warrants issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EarlyBirdCapital, Inc. may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,500,000 units to cover over-allotments, if any.
On October 14, 2021, the Company paid cash underwriting commissions of 2.0% of the gross proceeds of the IPO, or $2,000,000.
The underwriters are entitled to a deferred underwriting commission of 3.5% of the gross proceeds of the IPO, or $3,500,000, which will be paid from the funds held in the Trust Account upon completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.
On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Public Units at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $15,000,000 (see Note 3), and were, in aggregate, paid a fixed underwriting discount of $300,000.
Representative Shares
Effective February 23, 2021, the Company issued to EarlyBirdCapital, Inc. and its designees the 200,000 representative shares. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of the initial Business Combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.
The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the IPO or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
Forward Purchase Agreements
In connection with the consummation of the IPO, the Company entered into contingent forward purchase agreements (the “FPAs”) with certain members of the Sponsor (the “Forward Purchase Investors”), which provided for the purchase by the Forward Purchase Investors of an aggregate of up to 4,500,000 units for total gross proceeds of up to $45,000,000. On March 23, 2022, M&G (ACS) Japan Equity Fund, as managed by M&G Investment Management Limited, and the Company entered into an amended and restated FPA (the “M&G FPA”), pursuant to which the Company will issue and sell to M&G, and M&G committed to purchase, an aggregate of 4,000,000 units of the Company (or at the Company’s option, the ultimate parent company in a Business Combination), at a purchase price of $10.00 per forward purchase unit, or $40,000,000 in the aggregate. Additionally, pursuant to the M&G FPA, M&G agreed to provide up to $10,000,000 of committed capital to the Company in the event that, as of immediately prior to the Closing (as defined below), certain minimum cash conditions are not met after taking into account redemptions by the Company’s shareholders in connection with the Transaction (as defined below) and certain other investments. In exchange for providing the backstop commitment, M&G will receive from the Company (i) an additional amount of ordinary shares in the Company (or at the Company’s option, the ultimate parent company in a Business Combination) equal to the amount of the backstop commitment drawn, divided by $10.00 (rounded to the nearest whole number), and (ii) 500,000 warrants of the Company (or at the Company’s option, the ultimate parent company in a Business Combination). The closing of the M&G FPA will be on the same date and immediately prior to, or simultaneously with, the closing of a Business Combination. These units will be purchased, subject to certain conditions, in a private placement to close immediately prior to, or simultaneously with, the consummation of the Company’s Business Combination. The Company accounted for the FPAs in accordance with the guidance contained in ASC 815-40. Such guidance provides that the FPAs meet the criteria for equity treatment due to no circumstances under which the Company can be forced to net cash settle the FPAs.
As incentives for the FPAs, upon consummation of the IPO, the Forward Purchase Investors received an aggregate of 300,000 membership interests in the Sponsor, with an aggregate fair value of $2,037,000, for no consideration, which were accounted for as offering costs with an offset to additional paid-in capital upon the IPO.
Other than M&G, the other Forward Purchase Investors have elected not to exercise their forward purchase rights in connection with the Business Combination.
Backstop Subscription Agreement
On April 14, 2022, the Company entered into a backstop subscription agreement with Composite Analysis Group, Inc. (“Composite”), pursuant to which Composite has agreed to provide $10,000,000 of committed capital to the Company in the event that, as of immediately prior to the closing of an initial business combination, certain minimum cash conditions are not met after taking into account redemptions by Company shareholders in connection with the business combination and certain other investments. In exchange for providing the Backstop Commitment, the Company will issue and sell to Composite (a) 1,000,000 ordinary shares of the Company at a purchase price of $10.00 per share, and (b) 100,000 warrants of the Company.
The closing of the Composite backstop subscription will be on the same date and immediately prior to, or simultaneously with, the closing of the Business Combination.
Business Combination Agreement
On May 31, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Freightos Limited, a Cayman Islands exempted company limited by shares (“Freightos”), Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of Freightos (“Merger Sub I”), and Freightos Merger Sub II, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of Freightos (“Merger Sub II”), pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, (i) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Freightos, and (ii) the Company will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, collectively, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Freightos.
The Business Combination
Pursuant to the Business Combination Agreement, at the closing (the “Closing”) of the transactions contemplated thereunder (collectively, the “Transaction”), among other things, (i) each ordinary share of Gesher, par value $0.0001 per share (“Gesher Ordinary Shares”), issued and outstanding immediately prior to the First Merger (and after giving effect to the Unit Separation (as defined below) and any redemptions), will no longer be outstanding and will automatically be converted into the right of the holder thereof to receive one ordinary share of Freightos, par value $0.00001 per share (“Freightos Ordinary Shares”), and (ii) each issued and outstanding warrant of Gesher (“Gesher Warrants”) will be assumed by Freightos and converted into a corresponding warrant exercisable for Freightos Ordinary Shares subject to substantially the same terms and conditions applicable to the Gesher Warrants (“Freightos Warrants”).
Immediately prior to the First Merger, the Gesher Ordinary Shares and the Gesher Warrants comprising each issued and outstanding unit of Gesher (“Gesher Unit”), consisting of one Gesher Ordinary Share and one-half of one Gesher Warrant, will be automatically detached (the “Unit Separation”) and the holder thereof will be deemed to hold one Gesher Ordinary Share and one-half of one Gesher Warrant. No fractional Gesher Warrants will be issued in connection with the Unit Separation such that if a holder of such Gesher Units would be entitled to receive a fractional Gesher Warrant upon such separation, the number of Gesher Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Gesher Warrants.
Immediately prior to the First Merger, Freightos and its shareholders will engage in a recapitalization of its outstanding equity securities (the “Recapitalization”) so that the only outstanding equity securities of Freightos will be Freightos Ordinary Shares and certain options to acquire Freightos Ordinary Shares that will remain outstanding following the Transaction. To effect the Recapitalization, (1) each preferred share of Freightos will automatically convert into Freightos Ordinary Shares in accordance with the Freightos organizational documents, and (2) immediately following such conversion, the Freightos Ordinary Shares will automatically convert into such number of Freightos Ordinary Shares equal to the quotient obtained by dividing 39,000,000 by the sum of (A) the number of Freightos Ordinary Shares then issued and outstanding (including as a result of the aforementioned conversion of each preferred share of Freightos) and (B) without duplication, the number of Freightos Ordinary Shares issuable upon the exercise of all options to acquire Freightos Ordinary Shares that either have vested prior to such time or are to vest pursuant to their terms on or prior to September 30, 2022. Following the Recapitalization, the Freightos Ordinary Shares shall be valued at $10.00 per share such that the total value of all Freightos Ordinary Shares equals $390,000,000, taking into account the options to acquire Freightos Ordinary Shares that either have vested prior to Closing or are to vest pursuant to their terms on or prior to September 30, 2022.
The Business Combination Agreement does not provide for any purchase price adjustments.
The Transaction has been unanimously approved by the boards of directors of both Gesher and Freightos.
Representations and Warranties
The Business Combination Agreement contains representations and warranties of Freightos and its subsidiaries, including Merger Sub I and Merger Sub II, that are customary for transactions of this nature, including with respect to, among other things: (i) corporate organization; (ii) Freightos’ subsidiaries; (iii) capitalization of Freightos and its subsidiaries; (iv) the authorization, performance and enforceability against Freightos of the Business Combination Agreement and the requisite shareholder approval; (v) absence of conflicts, and governmental consents and filings; (vi) compliance with laws, and the existence, effectiveness, and status of necessary licenses and permits; (vii) certain tax matters; (viii) financial statements and absence of changes; (ix) litigation; (x) absence of undisclosed liabilities; (xi) material contracts; (xii) title to and sufficiency of assets; (xiii) real property; (xiv) Freightos’ intellectual property and data protection; (xv) labor relations and employee matters; (xvi) broker’s fees; (xvii) environmental matters; (xviii) insurance; (xix) related party transactions; (xx) supplied information for the Registration Statement on Form F-4 pertaining to the Transaction (the “Registration Statement”) and certain other filings; (xxi) foreign private issuer and emerging growth company status; and (xxii) certain matters related to the PIPE Financing (as defined below).
The Business Combination Agreement contains representations and warranties of Gesher that are customary for transactions of this nature, including with respect to, among other things: (i) corporate organization; (ii) capitalization and voting rights; (iii) Gesher’s subsidiaries; (iv) the authorization, performance, and enforceability against Gesher of the Business Combination Agreement; (v) governmental approvals; (vi) absence of conflicts; (vii) tax matters; (viii) financial statements; (ix) absence of changes; (x) litigation; (xi) broker’s fees; (xii) supplied information for the Registration Statement pertaining to the Transaction and certain other filings; (xiii) the trust account; (xiv) investment company and emerging growth company status; (xv) business activities; (xvi) Nasdaq quotation; (xvii) private placements; and (xviii) related party transactions.
The representations and warranties made in the Business Combination Agreement terminate as of, and will not survive, the Closing. There are no indemnification rights for another party’s breach of any representations and warranties.

Covenants
The Business Combination Agreement contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including those relating to: (i) the provision of access to their officers, directors, properties, offices, books and records and similar information by the parties; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Freightos to Gesher; (iv) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance; (v) notice of certain events; (vi) financial statements; (vii) no trading; (viii) Freightos’ efforts to call a meeting of its shareholders to approve the Transaction and related actions; (ix) approval and adoption of an equity plan of Freightos; (x) completion of a reorganization of Freightos’ subsidiaries; (xi) completion of the Recapitalization; (xii) Freightos efforts to obtain approval for listing of the Freightos Ordinary Shares and Freightos Warrants with the Nasdaq Stock Market LLC (“Nasdaq”) prior to the First Merger, (xiii) appointment of the post-Closing board of directors of Freightos; (xiv) amendment of the Freightos organizational documents; (xv) certain filings with the United States Securities and Exchange Commission (the “SEC”); (xvi) efforts to obtain all necessary antitrust approvals; (xvii) the preparation and filing of the Registration Statement by Freightos to register the Freightos Ordinary Shares, the Freightos Warrants and the Freightos Ordinary Shares underlying the Freightos Warrants; (xviii) support of transaction and lockup agreements; (xix) certain tax matters; (xx) shareholder litigation; (xxi) termination of an investor rights agreement; (xxii) efforts to consummate the private placement, forward purchase subscription and backstop arrangements with investors (as described further below, the “Subscriptions”); (xxiii) public announcements; and (xxiv) use of trust account proceeds.
Each party to the Business Combination Agreement also agreed during the Interim Period not to solicit, initiate or knowingly facilitate or assist the making, submission or announcement of or intentionally encourage alternative competing transactions with respect to itself, to notify the others as promptly as practicable (and in any event within two business days) in writing of the receipt of any bona fide inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information. The parties are also required to cease and terminate discussions regarding alternative transactions that may have been occurring prior to the Interim Period.
The parties to the Business Combination Agreement have agreed that after completion of the Transaction, the board of directors of Freightos shall be comprised of one designee of each of Gesher (Ezra Gardner, Chief Executive Officer of Gesher) and Freightos (Zvi Schreiber, Chief Executive Officer of Freightos), and up to seven directors to be mutually agreed by Gesher and Freightos, each of whom must qualify as independent under the rules of the Nasdaq, regardless of whether such rules are applicable to Freightos.
The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreement will survive until fully performed. There are no indemnification rights for another party’s breach of any covenants.
Conditions to Closing
The Business Combination Agreement contains customary conditions to Closing, including, among other things: (i) receipt of the required approval by the Gesher shareholders; (ii) receipt of the required approval by the Freightos shareholders; (iii) receipt of required regulatory approvals, if any; (iv) the absence of any law or governmental order prohibiting or making illegal the consummation of the Transaction; (v) Gesher having at least $5,000,001 of net tangible assets immediately prior to Closing, or upon the consummation thereof; (vi) effectiveness of the Registration Statement; (vii) the approval for listing of Freightos Ordinary Shares, Freightos Warrants, and the Freightos Ordinary Shares underlying Freightos Warrants to be issued in connection with the Transaction on the Nasdaq, subject only to official notice of issuance thereof; and (viii) completion of the Recapitalization in accordance with the terms of the Business Combination Agreement and Freightos’ organizational documents.

The obligations of Freightos, Merger Sub I and Merger Sub II to consummate the Transaction are also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Gesher (subject to certain materiality standards set forth in the Business Combination Agreement); (ii) material compliance by Gesher with its pre-Closing covenants; (iii) the absence of any continuing event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (a “Gesher Material Adverse Effect”) on (x) the business, assets and liabilities, results of operations or financial condition of Gesher, or (y) Gesher’s ability to consummate the Transaction, subject to customary exceptions; (iv) the funds contained in Gesher’s trust account (after giving effect to the Gesher shareholder redemption), together with the aggregate amount of proceeds from any Subscriptions, equaling or exceeding $80,000,000; and (v) delivery of certain Closing deliverables.
The obligations of Gesher to consummate the Transaction is also conditioned upon, among other things: (i) the accuracy of the representations and warranties of Freightos, Merger Sub I and Merger Sub II (subject to certain materiality standards set forth in the Business Combination Agreement); (ii) material compliance by Freightos, Merger Sub I and Merger Sub II with their respective pre-Closing covenants; (iii) the absence of any continuing event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (a “Freightos Material Adverse Effect”) on (x) the business, assets and liabilities of Freightos and its subsidiaries (taken as a whole) or the results of operations or financial condition of Freightos and its subsidiaries (taken as a whole), subject to customary exceptions; or (y) the ability of Freightos and its subsidiaries to consummate the Transaction; (iv) delivery of certain Closing deliverables; and (v) completion of a reorganization of Freightos’ subsidiaries.
Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Gesher and Freightos; (ii) by either Gesher or Freightos if a governmental authority has issued an order or taken any other action that has the effect of making the Closing illegal or otherwise preventing or prohibiting the Transaction, and such order or other action has become final and non-appealable; (iii) by Freightos if Gesher holds a meeting of its shareholders to approve the Business Combination Agreement and the related transactions and such approval is not obtained; (iv) by Gesher if Freightos holds a meeting of its shareholders to approve the Business Combination Agreement and related transactions and such approval is not obtained; (v) in the event of the other party’s uncured breach, if such breach would result in the failure of the related Closing condition (and so long as the terminating party is not in material breach of any of its representations, warranties, covenants or agreements under the Business Combination Agreement); (vi) by either Gesher or Freightos if the Closing has not occurred by February 28, 2023, as long as the terminating party’s breach did not cause or result in the failure of the Transaction to close by such date; (vii) by Gesher if there has been a Freightos Material Adverse Effect following the date of the Business Combination Agreement that is continuing; and (viii) by Freightos if there has been a Gesher Material Adverse Effect following the date of the Business Combination Agreement that is continuing.
If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud prior to termination. The Business Combination Agreement does not provide for any termination fees.
Trust Account Waiver
Freightos, Merger Sub I and Merger Sub II each agreed that they and their affiliates waived any past, present or future claim of any kind arising out of the Business Combination Agreement against, and any right to access, the trust account for any monies that may be owed to them by Gesher or any of its affiliates for any reason whatsoever.
Governing Law
The Business Combination Agreement is governed by the laws of the State of Delaware; provided, that the statutory and fiduciary duties of the Freightos board of directors, the Gesher board of directors, and the sole director of each of Merger Sub I and Merger Sub II, and the Mergers shall in each case be governed by the laws of the Cayman Islands. The parties are subject to exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, unless the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware.
PIPE Financing
Concurrently with the execution of the Business Combination Agreement, the Company, Freightos and Alshaffafia Trading W.L.L (the “PIPE Investor”), an affiliate of Qatar Airways Group Q.C.S.C. (“Qatar Airways”), entered into a PIPE Subscription Agreement (the “PIPE Agreement”) pursuant to which the PIPE Investor committed to purchase 1,000,000 Freightos Ordinary Shares at $10.00 per share for an aggregate purchase price of $10,000,000 (the “PIPE Financing”) immediately prior to the Closing. Each of the PIPE Investor and Qatar Airways are shareholders of Freightos. Under the PIPE Agreement the obligations of the parties to consummate the PIPE Financing are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, (i) all conditions precedent under the Business Combination Agreement having been satisfied or waived, (ii) the accuracy of representations and warranties of Freightos and the Company in the Business Combination Agreement, (iii) Freightos material compliance with covenants and agreements in the PIPE Agreement, (iv) the absence of a legal prohibition on consummating the PIPE Financing, and (v) the approval for listing of Freightos Ordinary Shares on Nasdaq.
Support Agreements
Simultaneously with the execution and delivery of the Business Combination Agreement, Gesher and Freightos entered into Support Agreements (collectively, the “Support Agreements”) with certain shareholders of Freightos (the “Freightos Supporting Shareholders”). Pursuant to the Support Agreements, each Freightos Supporting Shareholder agreed to vote all of such shareholder’s Freightos shares in favor of the Business Combination Agreement and any actions that Freightos proposes in connection with the Transaction and to vote its Freightos shares against any other business combination transaction, any material change in the capitalization or corporate structure of Freightos, or any other action or proposal that would reasonably be expected to prevent, delay or adversely affect the Transaction. The Support Agreements prevent transfers of the Freightos shares held by the Freightos Supporting Shareholders between the date of the Support Agreement and the Closing, except for certain permitted transfers where the recipients also agree to comply with the Support Agreement.
Lock-Up Agreements
Simultaneously with the execution and delivery of the Business Combination Agreement, certain members of the Sponsor (the “Sponsor Holders”) entered into a Lock-Up Agreement with Freightos, the Company and Sponsor (collectively, the “Sponsor Lock-Up Agreements”). Pursuant to the Sponsor Lock-Up Agreements, each Sponsor Holder agreed not to sell, hypothecate, pledge, hedge, grant any option to purchase or otherwise dispose of, directly or indirectly, establish or increase certain derivative provisions with respect to the Restricted Securities (as defined below), or transfer economic ownership of the Restricted Securities, or make a public announcement of the intention to effect any such transaction (collectively, “Transfer”) any Freightos Ordinary Shares, Freightos Warrants, or any Freightos Ordinary Shares issuable in respect of Freightos Warrants (collectively, the “Restricted Securities”) received by Sponsor and attributable to such Sponsor Holder, from and after the Closing until the 36 month anniversary (such period, the “Sponsor Lock-Up Period”) of the date on which Closing occurs (the “Sponsor Lock-Up Restrictions”). However, (i) at each nine month anniversary of the Closing date, 25% of the Restricted Securities attributable to each Sponsor Holder will cease to be deemed Restricted Securities and (ii) if prior to the end of the Sponsor Lock-Up Period, a Change of Control (as defined in the Sponsor Lock-Up Agreements) of Freightos occurs, then all of the then-Restricted Securities will cease to be deemed Restricted Securities. When Restricted Securities cease to be Restricted Securities, such released securities may be Transferred without regard to the Sponsor Lock-Up Restrictions.

Note 7 — Shareholders’ (Deficit) Equity
Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2022 and 2021, there were no preference shares issued and outstanding.
Ordinary shares — The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share. As of September 30, 2022, there were 3,075,000 ordinary shares issued and outstanding, excluding 11,500,000 ordinary shares subject to possible redemption. As of September 30, 2021, there were 3,075,000 ordinary shares issued and outstanding, which includes an aggregate of up to 375,000 ordinary shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. On October 20, 2021, the underwriters exercised the over-allotment option in full to purchase 1,500,000 Public Units, which as a result, the 375,000 founder shares are no longer subject to forfeiture.
Warrants — Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional ordinary shares or equity-linked securities.
The warrants will become exercisable 30 days after the completion of an initial Business Combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption.
No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Company may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before the Company sends the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants. If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The Company accounted for the 10,750,000 warrants issued in connection with the IPO (including the 5,750,000 Public Warrants included in the Units and the 5,000,000 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants meet the criteria for equity treatment due to the existence of provisions whereby adjustments to the exercise price of the warrants is based on a variable that is an input to the fair value of a “fixed-for-fixed” option and no circumstances under which the Company can be forced to net cash settle the warrants.
The Company established the non-recurring fair value for the Public Warrants of $8,165,000 on October 14, 2021, the date of the Company’s Initial Public Offering, using the Monte Carlo Simulation. The Monte Carol Simulation is considered a Level 3 measurement.
The key inputs into the Monte Carlo Simulation for the Public Warrants as of October 14, 2021, were as follows:
October 14, 2021
Exercise price	$11.50
Stock price	$9.26
Volatility	30.0%
Term	5.00
Risk-free rate	0.93%
Dividend yield	0.0%
Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on September 30, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	September 30, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable securities held in Trust Account	$116,823,042	$116,823,042	$—	$—
	$116,823,042	$116,823,042	$—	$—
The over-allotment option was accounted for as liabilities in accordance with ASC 815-40 and is presented within liabilities on the balance sheets. The over-allotment liability is measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of over-allotment liability in the statements of operations.
The Company used a Black Scholes model to value the over-allotment option. The over-allotment option was classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. Inherent in pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary shares based on historical volatility that matches the expected remaining life of the option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the option. The expected life of the option is assumed to be equivalent to their remaining contractual term.
The key inputs into the Black Scholes model for the over-allotment liability was as follows at initial measurement:
Input	October 14, 2021
Risk-free interest rate	0.04%
Expected term (years)	0.12
Expected volatility	5.0%
Exercise price	$10.00
Unit price	$10.00
Input	October 20, 2021
Risk-free interest rate	0.04%
Expected term (years)	0.11
Expected volatility	5.0%
Exercise price	$10.00
Unit price	$10.00
The following table sets forth a summary of the changes in the fair value of the Level 3 over-allotment liability for the year ended September 30, 2022:
Over- allotment Liability
Fair value as of October 1, 2021	$—
Initial fair value of over-allotment liability upon issuance at IPO	105,450
Change in fair value	(44,550)
Charged to shareholders’ deficit upon exercise	(60,900)
Fair value as of September 30, 2022	$—
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. Based upon this evaluation, other than the below, the Company did not identify any other subsequent events that would have required adjustments or disclosure in the financial statements.
On November 23, 2022, the Company entered into a promissory note agreement with the Sponsor in the amount of $156,000. The promissory note would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. The conversion feature was analyzed under ASC 470-20, “Debt with Conversion or Other Options”, the note did not include any premium or discounts. The conversion option did not include elements that would require bifurcation under ASC 815-40, “Derivatives and Hedging.”